As filed with the Securities and Exchange Commission on December 23, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

RREEF Property Trust, Inc.

(Exact Name of Registrant as Specified in Governing Instruments)

345 Park Avenue, 26th Floor

New York, NY 10154

(212) 454-6260

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

James N. Carbone

Chief Executive Officer

345 Park Avenue, 26th Floor

New York, NY 10154

(212) 454-6260

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:

Rosemarie A. Thurston Jason W. Goode Alston & Bird LLP 1201 West Peachtree Street Atlanta, GA 30309 (404) 881-7000	Lauren B. Prevost Heath D. Linsky Morris, Manning & Martin, LLP 3343 Peachtree Road, NE Suite 1600 Atlanta, GA 30326 (404) 233-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Primary Offering, Class A, Class I, Class N and Class T Common Stock, par value $0.01 per share	$2,100,000,000	$0
Distribution Reinvestment Plan, Class A, Class I, Class N and Class T Common Stock, par value $0.01 per share	200,000,000	$0
Total Class A, Class I, Class N and Class T Common Stock, par value $0.01 per share	$2,300,000,000	$0

(1)	The registrant reserves the right to reallocate shares of common stock being offered between the primary offering and the distribution reinvestment plan.

(2)	As discussed below, pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement carries over $2,300,000,000 of unsold securities that have been previously registered, with respect to which the registrant paid a filing fee of $286,500. The filing fee previously paid with respect to the shares is carried forward to this Registration Statement. Accordingly, there is no registration fee due in connection with those securities.

Pursuant to Rule 415(a)(6) under the Securities Act, the securities registered pursuant to this Registration Statement include unsold securities previously registered for sale pursuant to the registrant’s registration statement on Form S-11 (File No. 333-180356) initially filed by the registrant on March 26, 2012 (the “Prior Registration Statement”). The Prior Registration Statement registered shares of the registrant’s common stock with a maximum aggregate offering price of $2,500,000,000 for sale pursuant to the registrant’s primary offering and distribution reinvestment plan. Approximately $2,300,000,000 of the aggregate shares of the registrant’s common stock registered on the Prior Registration Statement remain unsold. In connection with the registration of such unsold shares of common stock, the Registrant paid a registration fee of $286,500 which will continue to be applied to such unsold securities. The unsold shares of the registrant’s common stock registered on the Prior Registration Statement (and the associated filing fee previously paid by the registrant) are being carried forward to this Registration Statement and used to offset the filing fees which would otherwise be due in connection with this Registration Statement. Pursuant to Rule 415(a)(6), the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is declared effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION

PRELIMINARY PROSPECTUS DATED DECEMBER 23, 2015

Maximum Offering of $2,300,000,000

RREEF Property Trust, Inc. is a Maryland corporation formed to invest in a diversified portfolio of (i) high quality, income-producing commercial real estate properties, (ii) common and preferred stock of publicly traded REITs and other real estate companies, and (iii) debt backed principally by real estate. We are externally managed by our advisor, RREEF America L.L.C., or RREEF America, which has been actively managing commercial real estate portfolios since 1975 and is currently one of the largest real estate investment managers in the United States. We believe that our diversified investment strategy will allow us to achieve stable current income for our investors, along with the potential for long-term capital appreciation in our net asset value, or NAV. We have elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes commencing with the taxable year ending December 31, 2013. We are not a mutual fund and do not intend to register as an investment company under the Investment Company Act of 1940, as amended.

We commenced our initial public offering of up to $2,500,000,000 in our Class A shares and Class I shares of common stock on January 3, 2013. Our initial public offering will terminate on January 3, 2016, but will be extended for up to an additional 180 days from that date pursuant to the filing of the registration statement of which this prospectus forms a part. As of September 30, 2015, we had accepted investors’ subscriptions for, and issued, a total of 5,774,651 shares of our common stock in our initial public offering, including 188,191 shares of our common stock pursuant to our distribution reinvestment plan, resulting in offering proceeds of $72,422,977.

We intend to offer shares of our common stock on a continuous basis and for an indefinite period of time by filing a new registration statement before the end of each offering, subject to regulatory approval. We are offering up to $2,300,000,000 in shares of common stock, consisting of up to $2,100,000,000 in shares in our primary offering and up to $200,000,000 in shares pursuant to our distribution reinvestment plan. We are offering to sell any combination of four classes of shares of our common stock, Class A shares, Class I shares, Class N shares and Class T shares with a dollar value up to the maximum offering amount. Class N shares will only be sold pursuant to our distribution reinvestment plan and will not be sold in our primary offering. The share classes have different selling commissions and ongoing fees and expenses. The per share purchase price for shares of our common stock will vary from day-to-day and, on each day, will equal our NAV per share plus, for Class A shares and Class T shares only, applicable selling commissions and for Class T shares only, an up-front dealer manager fee (except that on the first day that Class T shares are sold, the Class T shares will be sold at a price equal to the NAV per share of our Class A shares on such day). A fund administration provider to our advisor, The Bank of New York Mellon Corporation, or BNY Mellon, will calculate our NAV per share reflecting several components, including (1) estimated values of each of our properties based upon individual appraisal reports provided periodically by an independent valuation advisor, (2) the value of our liquid assets for which third-party market quotes are available, (3) estimated values of our other real estate equity securities and real estate loan investments, (4) estimated accruals of our operating revenues and expenses and (5) estimated accruals for organization and offering costs. This is a “best efforts” offering, which means that SC Distributors, LLC, the dealer manager for this offering, will use its best efforts, but is not required to sell any specific amount of shares in this offering. The minimum initial investment in shares of our common stock that we will accept is $2,500.

Although we do not intend to list our shares of common stock for trading on an exchange or other trading market, in an effort to provide our stockholders with liquidity in respect of their investment in our shares, we have adopted a redemption plan whereby, subject to certain limitations, stockholders may request on a daily basis that we redeem all or any portion of their shares. The redemption price per share for each class of common stock will be equal to the NAV per share for such class on the date of redemption, less any short-term trading discount.

This investment involves a high degree of risk. You should purchase these securities only if you can afford the complete loss of your investment. See “Risk Factors” beginning on page 34 for risks to consider before buying our shares, including:

•	We have a limited operating history and there is no assurance that we will achieve our investment objectives.

•	Other than the investments identified in this prospectus, you will not have the opportunity to evaluate our investments before we make them.

•	Since there is no public trading market for shares of our common stock, redemption of shares by us will likely be the only way to dispose of your shares. Our redemption plan provides stockholders with the opportunity to redeem their shares on a daily basis, but redemptions are subject to available liquidity and other restrictions. Further, our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. As a result, our shares should be considered as having only limited liquidity and at times may be illiquid.

•	The amount of distributions we may make is uncertain. To date, expense support from our advisor has contributed to funding our distributions, which otherwise would not have been covered by our cash flow from operations. In the future, we may pay distributions and fund redemptions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

•	The purchase and redemption price for shares of our common stock is based on our NAV and is not based on any public trading market. Because the valuation of properties is inherently subjective, our NAV may not accurately reflect the actual price at which our assets could be liquidated on any given day. Our NAV does not reflect all payments made by our advisor pursuant to our expense support agreement. Such payments will be deducted from our NAV as and when they are reimbursed.

•	We are dependent on our advisor to conduct our operations. Our advisor faces conflicts of interest as a result of, among other things, allocation of investment opportunities and the substantial fees that we pay to our advisor based on our NAV which it is responsible for calculating.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, our ability to achieve our investment objectives could be adversely affected.

•	If we fail to maintain our status as a REIT and no relief provisions apply, our NAV and cash available for distribution to our stockholders could materially decrease.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences which may result from an investment in our common stock is prohibited.

		Less(1)
	Maximum Aggregate Price to Public	Maximum Selling Commissions	Maximum Up-Front Dealer Manager Fee	Net Proceeds to Us
Primary Offering
Class A Shares
Per Share(2)	$13.07	$0.38	$—	$12.69
Total Class A Shares	$840,000,000	$24,466,019	$—	$815,533,981
Class I Shares
Per Share(3)	$12.80	$—	$—	$12.80
Total Class I Shares	$630,000,000	$—	$—	$630,000,000
Class T Shares
Per Share(2)	$13.45	$0.38	$0.38	$12.69
Total Class T Shares	$630,000,000	$17,830,189	$17,830,189	$594,339,622
Total Maximum Offering	$2,100,000,000	$42,296,208	$17,830,189	$2,039,873,603
Distribution Reinvestment Plan(4)
Per Share(2)	$12.69	$—	$—	$12.69
Total Maximum	$200,000,000	$—	$—	$200,000,000

(1)	The table assumes that 40% of the gross offering proceeds from the primary offering are from the sale of Class A shares, 30% of the gross offering proceeds from the primary offering are from the sale of Class I shares and 30% of the gross proceeds from the primary offering are from the sale of Class T shares. We will pay selling commissions on Class A shares and Class T shares sold in the primary offering of up to approximately 3% of the NAV per share. We will pay the dealer manager (a) a dealer manager fee equal to 1/365th of 0.55% of our NAV for our Class A shares and Class I shares for each day, (b) for Class A shares only, a distribution fee equal to up to 1/365th of 0.50% of the portion of our NAV for the Class A shares for each day and (c) for Class T shares only, an up-front dealer manager fee on shares sold in the primary offering of up to 3% of the NAV of each Class T share sold. In addition, an annual distribution fee will be paid with respect to the Class T shares. Such distribution fee will accrue daily in an amount equal to 1/365th of 1% of the NAV of all outstanding Class T shares on such day. The total amount that will be paid over time for the dealer manager fee on the Class A and Class I shares, the distribution fee on the Class A shares, the distribution fee on the Class T shares and other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. During the indefinite life of our company, such amount in the aggregate from all sources could reach, but will never exceed, 10% of the aggregate amount of gross proceeds that we receive from our primary offering (i.e., excluding proceeds from sales of shares pursuant to our distribution reinvestment plan). This limit will not include any underwriting compensation received from any other public offerings and private placements. See “Plan of Distribution,” “Estimated Use of Proceeds” and “Compensation.”
(2)	The price per share shown reflects the NAV per Class A share as of November 30, 2015, and is used for illustrative purposes only.
(3)	The price per share shown reflects the NAV per Class I share as of November 30, 2015, and is used for illustrative purposes only.
(4)	Sales pursuant to the distribution reinvestment plan may include sales of Class A shares, Class I shares, Class N shares or Class T shares.

We are an emerging growth company as defined under the federal securities laws.

The date of this prospectus is December     , 2015

HOW TO SUBSCRIBE

Investors who meet the suitability standards described herein may purchase shares of our common stock. See “Suitability Standards” below. Investors seeking to purchase shares of our common stock must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•	Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix B.

•	Deliver a check or submit a wire transfer for the full purchase price of the shares of our common stock being subscribed for along with the completed subscription agreement to the participating broker-dealer. Your check should be made payable, or wire transfer directed, to “RREEF Property Trust, Inc.” or a recognizable contraction or abbreviation thereof, including, without limitation, “RPT.” After you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500, except that the minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•	By executing the subscription agreement and paying the total purchase price for the shares of our common stock subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms.

A sale of the shares may not be completed until at least five business days after the subscriber receives our final prospectus as filed with the Securities and Exchange Commission, or the SEC, pursuant to Rule 424(b) of the Securities Act of 1933, as amended, or the “Securities Act.” Within ten business days of our receipt of each completed subscription agreement, we will accept or reject the subscription. Any subscription may be canceled at any time before it has been accepted. Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased determined after the purchase order is received in proper form and processed, plus, for Class A and Class T shares only, any applicable selling commissions and dealer manager fees. If we accept the subscription, we will mail a confirmation within three days. If for any reason we reject the subscription, we will promptly return the subscription agreement and the check, without interest or deduction, within ten business days after rejecting it.

An approved trustee must process through, and forward to, us subscriptions made through individual retirement accounts (IRAs), Keogh plans and 401(k) plans. In the case of individual retirement accounts, Keogh plans and 401(k) plan stockholders, we will send the confirmation or, upon rejection, refund check to the trustee. If you want to purchase shares through an IRA, Keogh plan or 401(k) plan, First Trust Retirement has agreed to serve as IRA custodian for such purpose for an annual maintenance fee.

You have the option of placing a transfer on death, or TOD, designation on your shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.

i

SUITABILITY STANDARDS

Shares of our common stock are suitable only as a long-term investment for persons of adequate financial means who do not need immediate liquidity from their investment. Because we do not expect there to be a public market for our shares, it may be difficult for you to sell your shares. On a limited basis, you may be able to have your shares redeemed through our redemption plan. You should not buy shares of our common stock if you need to sell them quickly in the near future.

In consideration of these factors, we require that a purchaser of shares of our common stock have either:

•	a net worth of at least $250,000; or

•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

For purposes of determining whether you satisfy the standards above, your net worth is calculated excluding the value of your home, home furnishings and automobiles.

In addition to the minimum income and net worth standards above, an investor who is not an accredited investor under the federal securities laws may not invest more than 10% of his or her net worth in shares of our common stock.

Investors in Pennsylvania are cautioned to carefully evaluate our ability to fully accomplish our stated objectives, and to inquire as to the current dollar value of our subscriptions because the minimum offering amount is less than $150,000,000.

The income and net worth standards set forth above do not apply to participant-directed purchases under a 401(k) or other defined contribution plan where the authorized plan fiduciary has approved our shares of common stock as an available investment option under such plan. In addition, in the case of sales to fiduciary accounts, the suitability standards shall be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares of our common stock or by the beneficiary of the account.

RREEF America, our sponsor, and each person selling shares on our behalf, including the dealer manager and participating broker-dealers, must make every reasonable effort to determine that the purchase of shares of our common stock is a suitable and appropriate investment for each investor. In making this determination, our sponsor and the dealer manager will rely upon information provided by the investor to the participating broker-dealer as well as the suitability assessment made by each participating broker-dealer. Before you purchase shares of our common stock, your participating broker-dealer, authorized representative or other person placing shares on your behalf will determine that you:

•	meet the minimum income and net worth standards established in your state;

•	can reasonably benefit from an investment in our common stock based on your overall investment objectives and portfolio structure;

•	are able to bear the economic risk of the investment based on your overall financial situation; and

•	have an apparent understanding of the fundamental risks of the investment, the risk that you may lose your entire investment, the limited liquidity of our common stock, the restrictions on transferability of our common stock and the tax consequences of the investment.

Participating broker-dealers are required to maintain for six years records of the information used to determine that an investment in shares of our common stock is suitable and appropriate for a stockholder.

By signing the subscription agreement required for purchases of our common stock, you represent and warrant to us that you have received a copy of this prospectus and that you meet the net worth and annual gross income requirements described above. These representations and warranties help us to ensure that you are fully informed about an investment in our common stock and that all investors meet our suitability standards. In the event you, another stockholder or a regulatory authority attempt to hold us liable because stockholders did not receive copies of this prospectus or because we failed to adhere to each state’s suitability requirements, we will assert these representations and warranties made by you in any proceeding in which such potential liability is disputed in an attempt to avoid any such liability. By making these representations, you do not waive any rights that you may have under federal or state securities laws.

ABOUT THIS PROSPECTUS

Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

In this prospectus, the term “operating partnership” refers to RREEF Property Operating Partnership, LP, of which RREEF Property Trust, Inc. is the sole general partner. The words “we,” “us” and “our” refer to RREEF Property Trust, Inc. and our operating partnership, taken together, unless the context requires otherwise. The terms “advisor” and “sponsor” each refer to RREEF America L.L.C.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. Periodically, as we make material investments or other material developments occur, we will provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a subsequent prospectus supplement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC and any prospectus supplements, together with additional information described under “Where You Can Find More Information.”

As soon as reasonably practicable after the end of each day on which the New York Stock Exchange, or the NYSE, is open for unrestricted trading, which we refer to as a “business day,” after the close of the NYSE (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” we will (1) post our NAV per share for such day for each share class on our website and (2) make our NAV per share for each share class available on our toll-free, automated telephone line. Our website will also contain this prospectus and any prospectus supplements that have not been superseded by a subsequent supplement. In addition, following the last business day of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month. In order to avoid interruptions in the continuous offering of our shares of common stock, we will file an amendment to the registration statement with the SEC on or before such time as the most recent offering price per Class A, Class I, Class T or Class N share represents a 20% change from the per share price set forth in the registration statement filed with the SEC, as amended from time to time. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews any such amendment, until it is declared effective, if at all.

IMPORTANT NOTE FOR BROKER-DEALERS: This prospectus will be supplemented as soon as reasonably practicable following the last business day of each month with respect to the NAV per share for each share class for each business day in the preceding month and from time to time with respect to other information. All sales literature used in connection with this offering must be accompanied by the current prospectus and all prospectus supplements that have not been superseded by a subsequent supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this prospectus that are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are typically identified by the use of terms such as “may,” “might” “will,” “would,” “should,” “expect,” “could,” “intend,” “plan,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “seek,” “goal,” “objective,” “potential” or the negative of such terms and other comparable terminology. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this prospectus.

The forward-looking statements included herein are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to raise and effectively deploy proceeds from this offering;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	the effect of financial leverage, including changes in interest rates, availability of credit, loss of flexibility due to negative and affirmative covenants, refinancing risk at maturity and generally the increased risk of loss if our investments fail to perform as expected;

•	legislative or regulatory changes (including changes to the laws governing the taxation of REITs);

•	our ability to access sources of liquidity when we have the need to fund redemptions of common stock in excess of the proceeds from the sales of shares of our common stock in our offering and the consequential risk that we may not have the resources to satisfy redemption requests; and

•	changes to accounting principles generally accepted in the United States of America, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this prospectus. All forward-looking statements are made as of the date of this prospectus, and the risk that actual results will differ materially from the expectations expressed in this prospectus will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this prospectus, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this prospectus will be achieved.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Set forth below are some of the more frequently asked questions (and accompanying answers) related to our structure, our management and an offering of this type. They are not a substitute for disclosures elsewhere in this prospectus. You are strongly encouraged to read “Prospectus Summary,” “Risk Factors” and the remainder of this prospectus in their entirety for more detailed information about this offering before deciding to purchase shares of our common stock.

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate assets;

•	offers the benefits of a diversified real estate portfolio under professional management;

•	satisfies the various requirements of the Internal Revenue Code, or the Code, including a requirement to distribute to stockholders at least 90% of its taxable income each year; and

•	is generally not subject to federal corporate income taxes on its net income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation.

We have elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2013.

Q:	What is a non-listed, perpetual-life REIT?

A:	A non-listed REIT is a REIT whose shares are not listed for trading on a stock exchange or other securities market. Non-listed REITs traditionally have a finite life with a specified date by which the REIT would effect some type of “liquidity event” for the benefit of all stockholders. We use the term “perpetual-life REIT” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold and redeemed by the REIT daily on a continuous basis at a price equal to the REIT’s NAV per share. In our perpetual-life structure, the investor will determine when to purchase or liquidate an investment in shares of our common stock, and our charter does not require us to effect a liquidity event at any time in the future.

Q:	Why should I consider an investment in real estate?

A:	Our goal is to provide a professionally managed, diversified portfolio consisting primarily of high quality, income-producing commercial real estate properties to investors who generally have had very limited access to such investments in the past. Allocating a portion of your investment portfolio to high quality, income-producing commercial real estate may provide you with:

•	a reasonably predictable and steady source of income;

•	portfolio diversification by investing in an asset class that historically has had little correlation with the stock market, resulting in an attractive risk-adjusted return;

•	a hedge against inflation; and

•	the opportunity for capital appreciation.

Q:	What is your investment strategy?

A:	Our investment strategy is to acquire a diversified portfolio of (1) high quality, income-producing real estate properties, (2) common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as “real estate equity securities” and (3) debt backed principally by real estate, which we refer to as “real estate loans.” We refer to real estate loans and real estate equity securities collectively as “real estate-related assets.” We believe this strategy will enable us to achieve reasonably stable current income, which will provide a principal source of return for our stockholders, and the potential for capital appreciation in our net asset value, while at the same time maintaining sufficient liquidity to satisfy daily redemption requests.

Q:	What types of properties do you acquire?

A:	As of the date of this prospectus, our real estate portfolio consists of seven properties located in six states: three commercial office properties, two retail properties, one industrial property and one multi-family property. We intend to continue to build a diversified portfolio of properties located across the United States, primarily in the office, industrial, retail and multi-family sectors of the real estate industry. We believe that our advisor’s broad and deep experience acquiring and managing these property types will provide us with a competitive advantage as we invest across multiple property sectors to create a diversified real estate portfolio. As a perpetual-life REIT, we believe that our flexibility to acquire a variety of property types will enable us to benefit from compelling investment and disposition opportunities that arise in different sectors of the commercial real estate industry during various market cycles and economic conditions in order to achieve attractive risk-adjusted returns.

Q:	Why do you invest in real estate-related assets and other liquid investments in addition to real properties?

A:	We believe that investing in real estate-related assets affords us additional diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives throughout various economic cycles. Because varying economic conditions can create investment opportunities at different times across property sectors, we believe that investing in real estate-related assets provides us with additional flexibility to continuously reposition our portfolio and capitalize on these opportunities during each market cycle, particularly in times where these types of investments may provide greater potential for attractive risk-adjusted returns than investing in properties. We also believe that our strategy of investing in real estate-related assets will be greatly enhanced due to the in-house investment expertise that our advisor provides us through access to its real estate equity securities and debt investment platforms.

We believe that allocating a portion of our overall investment portfolio to liquid investments will allow us to maintain sufficient liquidity to satisfy daily redemption requests under our share redemption plan. A portion of our real estate-related assets may be of the type that can readily be liquidated. We expect that under normal circumstances, our portfolio will reflect an aggregate allocation to publicly traded equity securities, cash and cash equivalents and other short-term investments of at least 10% of our NAV. See the section of this prospectus captioned “Investment Objectives and Strategy” for a more detailed discussion of all of the types of investments we may make.

Q:	What is the experience of your advisor in managing commercial real estate?

A:

RREEF America L.L.C., or RREEF America, a Delaware limited liability company, is our sponsor and our advisor. Headquartered in New York, RREEF America has been acquiring and managing real estate investments in the United States on behalf of institutional investors since 1975. As a result, RREEF America has significant experience acquiring, managing and exiting real property investments across all commercial real estate property types in the United States and through multiple real estate cycles. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly

RREEF Real Estate) of Deutsche Asset & Wealth Management, a division of Deutsche Bank A.G, or Deutsche Bank. As part of the Alternatives and Real Assets platform, Deutsche Asset & Wealth Management’s real estate investment business, or Deutsche AWM, is one of the largest real estate investment managers globally with more than 405 professionals and staff located in 23 cities worldwide and approximately $51.1 billion in real estate and real estate-related assets under management as of September 30, 2015. Although the day-to-day management of our business will be performed by certain key personnel of RREEF America, our advisor will utilize the personnel and resources of Deutsche AWM as appropriate in performing services for us, including leveraging the capabilities and strengths of its broader platform. For more information regarding our advisor’s real estate investment management business, see “Management—Our Sponsor and Advisor” and “Investment Objectives and Strategy—Potential Competitive Strengths.”

Q:	Do you currently own any assets?

A:	Yes. As of the date of this prospectus, our real estate portfolio consists of seven properties located in six states, comprising 792,821 square feet of rentable space. As of September 30, 2015, we also owned a real estate equity securities portfolio consisting of publicly-traded common stock of 43 REITs with a value of $8,073,057. We believe that investing a portion of our proceeds from our offering into a diversified portfolio of common and preferred shares of REITs and other real estate operating companies will provide the overall portfolio some flexibility with near-term liquidity as well as potentially enhance our NAV over a longer period. As of the date of this prospectus, we did not own any real estate loans.

Other than the assets described in this prospectus, we have not yet identified the specific properties or other real estate-related assets we intend to acquire using the proceeds of this offering. As a result, you will not have the opportunity to evaluate future investments prior to purchasing shares of our common stock. If we are delayed or unable to find suitable investments, we may not be able to achieve our investment objectives. For more information on our portfolio of properties and real estate equity securities portfolio, see “Prospectus Summary—Our Real Estate Portfolio.”

Q:	How is an investment in shares of your common stock different from listed REITs?

A:	While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole; that is, there is a relatively close correlation between changes in the price of a listed REIT’s shares and changes in the value of the stock market generally. This close correlation suggests that the value of shares of listed REITs may be based on a variety of factors beyond the value of the listed REITs’ underlying real estate investments, such as the supply of available shares (number of sellers), the demand for shares (number of buyers), changes in investors’ short- or long-term financial market expectations and other market forces. By comparison, the change in price of a direct investment in commercial real estate historically has not been closely correlated with the value of the stock market generally. “Direct Investment” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

Our objective is to offer an alternative for the investing general public that represents an allocation to direct investments in commercial real estate, where the value of your investment will be based on our net asset value, or NAV per share. Our NAV per share will not fluctuate based on the number of shares available for purchase or the number of investors looking to purchase shares in a trading market. We intend to offer and redeem our shares on a continuous basis, and the offering price and redemption price will be based on the NAV per share for the applicable class of shares, regardless of the volume of redemption requests. As a result, we expect that changes in the value of our shares will be more closely correlated with changes in prices of direct investments in real estate, as compared to changes in trading prices for the common stock of listed REITs. Since direct investments in real estate are not highly correlated with stock market prices generally, we expect that an investment in our shares will provide an additional level of diversification to an investor’s portfolio that stocks traded on a stock exchange typically cannot provide.

In addition, historically, direct investments in real estate have typically exhibited significantly less volatility, or changes in value, than an investment in listed REITs. Since the price of our shares will be based on our NAV, which is primarily based on the underlying value of the real estate that we own, we expect that an investment in our shares will fluctuate in value, over time, less than an investment in a listed REIT.

Investors should also bear in mind that investing in our shares differs from investing in listed REITs in significant ways. An investment in our shares has limited liquidity and our redemption plan may be limited, modified or suspended. In contrast, an investment in a listed REIT is a liquid investment, as shares can be sold on an exchange at any time.

Q:	How is an investment in shares of your common stock different from investing in shares of a traditional non-listed REIT?

A:	An investment in shares of our common stock generally differs from a traditional non-listed REIT because:

•	The per share purchase and redemption price of our common stock is based on our NAV and varies from day to day. Traditional non-listed REITs sell shares at a fixed price throughout the offering period and typically do not value their common stock until approximately 18 months after the conclusion of their offering period. Beginning in April 2016, traditional non-listed REITs will be required to value their common stock no later than 150 days following the second anniversary of breaking escrow. The daily pricing of our shares at NAV per share enables our investors to participate in any appreciation of our NAV per share and to calculate a reasonable estimate of the total return on their investment as of any given time.

•	Contrary to traditional non-listed REITs, which typically limit redemptions to 5% or less of the weighted average number of shares outstanding during the trailing twelve-month period, our redemption plan is intended to provide significantly greater liquidity to our stockholders by generally allowing for redemptions of our common shares equal to 5% of NAV per calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter, subject to a maximum amount of redemptions during any quarter of 10% of NAV. Our board of directors may amend or suspend our redemption plan at any time.

•	Most traditional non-listed REITs typically provide for a three- to six-year offering period and a single “liquidity event,” such as a listing on a national exchange or a liquidation of their assets, within ten years of the end of the offering period. In contrast, as a perpetual-life REIT with no defined life, we will continuously offer and redeem shares of our common stock. Our perpetual-life structure will provide our stockholders with greater flexibility in determining when they want to make or liquidate their investment in our shares.

Q:	For whom is an investment in your shares appropriate?

A:	An investment in our shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with a broadly diversified portfolio of real estate and real estate-related assets;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your shares as a long-term investment and do not need liquidity from your investment quickly in the near future.

We cannot assure you that an investment in our shares will allow you to realize any of these objectives. An investment in our shares is only intended for investors who do not need the ability to sell their shares quickly in the future since the opportunity to have your shares redeemed under our redemption plan may not always be available. See “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations.”

Q:	What is the difference between the Class A, Class I, Class N and Class T shares of common stock being offered?

A:	We are offering to the public four classes of shares of our common stock: Class A shares, Class I shares, Class N shares and Class T shares. Class A and Class T shares are available to the general public. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. Class N shares are available only through our distribution reinvestment plan, following the conversion of a stockholder’s Class T shares into Class N shares.

In evaluating a potential purchase of shares of our common stock in this offering, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class A or Class T shares. Before making your investment decision, you should consult with your financial advisor regarding your account type and the classes of common stock you may be eligible to purchase.

The differences in commissions and fees among the share classes are summarized in the table below.

	Selling Commission	Dealer Manager Fee	Distribution Fee
Class A	3% up-front fee paid in addition to NAV per share as part of purchase price per Class A share.	Daily trailing fee equal to 1/365th of 0.55% of NAV per Class A share.	Daily trailing fee equal to 1/365th of 0.50% of NAV per Class A share.

Class I	No selling commission.	Daily trailing fee equal to 1/365th of 0.55% of NAV per Class I share.	No distribution fee.

Class N	No selling commission.	No dealer manager fee.	No distribution fee.

Class T	3% up-front fee paid in addition to NAV per share as part of purchase price per Class T share.	3% up-front fee paid in addition to NAV per share as part of purchase price per Class T share.	Daily trailing fee equal to 1/365th of 1% of NAV per Class T share.

Q:	What is the per share purchase price?

A:	Each class of shares is sold at the NAV per share for such class, plus, for Class A and Class T shares only, applicable selling commissions and for Class T shares only, the dealer manager fee. Each class of shares may have a different NAV per share because certain fees and expenses differ with respect to each class.

Q:	How is your NAV per share calculated?

A:	Our advisor has delegated responsibility for the calculation of our NAV to a fund administration provider, The Bank of New York Mellon, or BNY Mellon, which calculates our NAV daily under the supervision of our advisor, who retains ultimate responsibility for the calculation of our NAV. In order to calculate our NAV at the end of each business day, BNY Mellon allocates any change in our aggregate NAV (whether an increase or decrease) among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV will include, without limitation, daily accruals of our net portfolio income, interest expense, the advisory fee, the dealer manager fee, distributions, unrealized/realized gains and losses on assets and any expense reimbursements. The net portfolio income will be calculated and accrued on the basis of data extracted from (1) the quarterly budget for each property and at the company level, including organization and offering expenses and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the month. On an ongoing basis, based on information provided by our advisor and our independent valuation advisor, BNY Mellon will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available.

Pursuant to our advisory agreement, our advisor agreed to pay all of our organization and offering expenses on our behalf through the commencement of our initial public offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014. We began reimbursing our advisor for such organization and offering expenses ratably over the 60 months following January 3, 2014. The organization and offering expenses paid by our advisor prior to January 3, 2014 are deducted daily on an accrual basis beginning January 3, 2014 as they are reimbursed.

Pursuant to the terms of our expense support agreement with our advisor, our advisor has incurred, and will continue to incur, expenses related to our operations, which we refer to as expense payments. Expense payments may consist of offering, organization or operating expenses. Our advisor may incur these expense payments until the earlier of (1) the date we have surpassed $200,000,000 in aggregate gross proceeds from public offerings and private placements, which we refer to as the gross proceeds limit, or (2) the date the aggregate expense payments by our advisor exceed $9,200,000, which we refer to as the expense payment limit.

Commencing with the fourth calendar quarter of 2014, we, as opposed to our advisor, began to incur and pay certain operating expenses, which operating expenses will not be treated as expense payments and for which we will not be entitled to reimbursement from our advisor. The amount of operating expenses we incur during each calendar quarter will be limited to no more than 25% of an amount equal to the greater of (1) 2% of our average invested assets (as defined in our advisory agreement) or (2) 25% of our net income (as defined in our advisory agreement) over the four calendar quarters immediately prior. Any total operating expenses in excess of such limit will be incurred by our advisor and will be deemed expense payments, subject to the expense payment limit and the gross proceeds limit. In the fourth calendar quarter of 2014, we paid approximately $350,000 in organization and offering expenses, which payment will not be considered an expense payment and for which we will not be entitled to reimbursement from our advisor. We do not anticipate paying any additional organization and offering expenses during the term of our expense support agreement with our advisor, as described herein, and any organization and offering expenses not incurred and paid by us will be incurred and paid by our advisor and will be deemed expense payments, subject to the expense payment limit and the gross proceeds limit.

Commencing with the first calendar quarter of the calendar year immediately following the calendar year in which either the expense payment limit or the gross proceeds limit is reached, within the first 30 calendar days of such first calendar quarter and within the first 30 days of each subsequent calendar quarter, we will pay to our advisor an amount in cash calculated pursuant to the terms of our expense support agreement, which we refer to as a reimbursement payment, until we have reimbursed the aggregate of all expense payments. The amount of the reimbursement payment for any calendar quarter in which a reimbursement payment is required will equal the lesser of (1) $250,000, which we refer to as the maximum reimbursement, and (2) the aggregate amount of all expense payments made by our advisor prior to the last day of the previous calendar quarter that have not been previously reimbursed to our advisor, until we have reimbursed our advisor for the aggregate of all expense payments; provided, however, that the maximum quarterly reimbursement payment will be increased (1) from $250,000 to $325,000 per quarter commencing with the quarter immediately following the calendar quarter in which we surpass $850 million in gross proceeds from public offerings and private placements and (2) from $325,000 to $400,000 per quarter commencing with the quarter immediately following the calendar quarter in which we surpass $1.9 billion in gross proceeds from public offerings and private placements. Our payment of reimbursement payments to our advisor is subject to certain limitations, as set forth in our expense support agreement. For additional discussion of the terms of our expense support agreement, see “Management—The Advisory Agreement—Expense Support Agreement.” Amounts reimbursed to our advisor pursuant to our expense support agreement will be deducted from our NAV as and when they are reimbursed. Payments we make under the expense support agreement, for both organization and offering expenses and for operating expenses, will be allocated for purposes of our per share NAV calculation to all outstanding share classes of our common stock, on a pro rata basis.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, BNY Mellon will incorporate any class-specific adjustments to our NAV, including additional issuances and redemptions of our common stock and accruals of class-specific expenses such as the distribution fees. Our share classes may have different expense accruals associated with the advisory fee we will pay our advisor because the performance component of our advisory fee is calculated separately with respect to each class. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

The valuation of our properties is managed by our independent valuation advisor, Altus Group U.S., Inc., or Altus Group, a valuation firm selected by our advisor and approved by our board of directors, including a majority of our independent directors, to serve as our independent valuation advisor. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of approximately 70 offices around the world, including Asia Pacific, Canada, Europe and the United States. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with our advisor. At the beginning of each calendar year, our independent valuation advisor will prepare a schedule with the objective of having all of our consolidated properties valued each quarter by an appraisal. Although our independent valuation advisor will perform the majority of the appraisals, our valuation guidelines will require that on a rotating basis, approximately 25% of our properties in any particular quarter must be appraised by one or more appraisers who are not affiliated with us, our advisor or our independent valuation advisor. We believe our policy of rotating the appraisers of our properties will meaningfully enhance the accuracy of our NAV calculation. In addition, prior to the beginning of each quarter, our independent valuation advisor will develop an estimate of the quarter-end value for each property. This estimated value will be based on anticipated cash flows and, if applicable, anticipated property-specific events applied to the cash flow for the property. The difference, if any, between the estimated value for quarter-end and the latest appraised value will be amortized daily over the quarter, unless our advisor or our independent valuation advisor determines that an intra-quarter adjustment is appropriate.

See “Net Asset Value Calculation and Valuation Guidelines” for more information regarding the calculation of our NAV per share and how our properties and real estate-related assets will be valued.

Q:	Will the independent valuation advisor calculate or be responsible for the NAV per share?

A:	No. Our NAV per share is calculated by BNY Mellon under the supervision of our advisor. While our independent valuation advisor periodically provides estimated valuations of each of our real properties, our independent valuation advisor is not responsible for and will not calculate our daily NAV per share.

Q:	How exact will the calculation of the daily NAV per share be?

A:	Our goal is to provide a reasonable estimate of the market value of our shares through our daily NAV per share calculation. Our assets will consist principally of commercial real estate properties, the valuation of which is prepared by our independent valuation advisor in accordance with valuation guidelines approved by our board of directors, which are inherently subjective and subject to a number of judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate properties. The daily calculation of our NAV per share may not reflect the precise amount that might be paid for your shares in a market transaction. On any given day, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. Furthermore, rapidly changing market conditions may not be fully reflected in our daily NAV. Any resulting potential disparity in our NAV per share may inure to the benefit of redeeming stockholders, existing stockholders or stockholders who buy new shares. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation.”

Q:	Will I be charged selling commissions?

A:	If you purchase Class A shares or Class T shares, yes, subject to exceptions for certain categories of purchasers. Investors in Class A or Class T shares will generally pay selling commissions equal to 3% of our NAV per Class A or Class T share on the date of the purchase. Discounts are also available for certain volume purchases in the primary offering. See “Plan of Distribution.” Stockholders will not pay selling commissions on Class I shares or when purchasing shares of any class pursuant to our distribution reinvestment plan.

We will also pay the dealer manager a dealer manager fee with respect to our Class A, Class I and Class T shares and, with respect to our Class A and Class T shares, distribution fees. See “—What is the difference between the Class A, Class I, Class N and Class T shares of common stock being offered?” for more information on these fees.

Q:	Is there any minimum investment required?

A:	The minimum initial investment in shares of our common stock is $2,500, and the minimum subsequent investment in our shares is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, our board may elect to accept smaller investments in its discretion.

Q:	What is the expected term of this offering?

A:	We have registered $2,100,000,000 in shares of our common stock to be sold in our primary offering and up to $200,000,000 in shares to be sold pursuant to our distribution reinvestment plan. It is our intent, however, to conduct a continuous offering for an indefinite period of time, by filing for additional offerings of our shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our shares of common stock, including filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such amendment until it is declared effective, if at all.

Q:	Will I receive distributions and how often?

A:	We expect that our board of directors will declare distributions with a daily record date and pay distributions monthly in arrears. Any distributions we make will be at the discretion of our board of directors, considering factors such as our earnings, cash flow, capital needs, general financial condition and the requirements of Maryland law. Our board of directors’ discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the REIT requirements. While the distribution amount declared on each of our classes of common stock will be the same, the final amounts paid will be adjusted for class-specific expenses. Holders of shares of a class with a relatively higher trailing fee will receive relatively lower distribution amounts as compared to shares of a class with a lower trailing fee. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income determined without regard to the dividends-paid deduction and excluding net capital gains. See “Description of Capital Stock—Distributions” and “Federal Income Tax Considerations.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Generally, distributions that you receive, including distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower rates applicable to individuals for “qualified dividends” from taxable corporations.

We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from sales of assets. In addition, a portion of your distributions may be considered return of capital for tax purposes. These amounts will not be subject to tax but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your shares are redeemed, you sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you should consult with your tax advisor. See “Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:	Yes. We have adopted a distribution reinvestment plan whereby stockholders may elect to have their cash distributions automatically reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The purchase price for shares purchased under our distribution reinvestment plan will be equal to our NAV per share for that share class on the date that the distribution is payable, after giving effect to the distribution. Stockholders will not pay selling commissions when purchasing shares under our distribution reinvestment plan. See “Description of Capital Stock—Distribution Reinvestment Plan” for more information regarding the reinvestment of distributions you may receive from us.

Q:	Can I be certain that I will be able to liquidate my investment immediately at the time of my choosing?

A:

No. While stockholders may request on a daily basis that we redeem all or any portion of their shares pursuant to our redemption plan, our ability to fulfill redemption requests is subject to a number of limitations. As a result, redemptions may not be available at all times. The total amount of redemptions during a calendar quarter will be limited to shares of each class whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our total NAV for each such class of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for each class of shares as of the last day of the previous calendar quarter.

We expect that the majority of our assets will continue to consist of properties that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to satisfy redemption requests. In order to provide liquidity for redemptions, we intend to generally maintain under normal circumstances an aggregate allocation to publicly traded equity securities, cash, cash equivalents and other short-term investments of at least 10% of our overall NAV. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. If our board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events unrelated to our business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. See “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations.”

Q:	What is the redemption price?

A:	The redemption price per share on any business day will be equal to our NAV per share for the class of shares being redeemed. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption which will inure indirectly to the benefit of our remaining stockholders. See “Share Purchases and Redemptions—Redeeming Shares.”

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual IRS Form 1099-DIV or Form 1099-B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•	a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we will provide this information to you via U.S. mail or other courier, facsimile, electronic delivery, posting on our website, www.rreefpropertytrust.com, or some combination of the foregoing.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. If you do not elect to receive these materials via electronic delivery, we will mail to you only those materials which are required to be delivered to stockholders in hard copy form. We will not mail to you other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

In addition, on each business day our current NAV per share will be posted on our website and made publicly available on our toll-free, automated information line, (855) 285-0508, after it has been calculated at the end of each business day.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, your Form 1099-DIV tax information, if required, will be mailed by January 30 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or our transfer agent at:

DST Systems, Inc.

333 W. 11th Street

Kansas City, MO 64105

Phone: (816) 435-1000

PROSPECTUS SUMMARY

This prospectus summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. To fully understand this offering, you should carefully read this entire prospectus, including the “Risk Factors” section.

RREEF Property Trust, Inc.

We are a Maryland corporation formed to invest in a diversified portfolio of high quality, income-producing commercial real estate located primarily throughout the United States, including, without limitation, office, industrial, retail and multi-family properties. Although we invest primarily in real properties, we also invest in common and preferred stock of publicly traded REITs and other real estate companies, which we refer to as “real estate equity securities,” and we may acquire debt backed principally by real estate, such as senior mortgage loans, subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities, or CMBS, which we collectively refer to as “real estate loans.” We refer to real estate equity securities and real estate loans collectively as “real estate-related assets.” We seek geographic diversification of our property portfolio and for the properties underlying our investments in real estate-related assets principally in major metropolitan areas and secondary markets throughout the United States. We believe that our diversified investment strategy will allow us to achieve reasonably predictable and stable current income, which will provide a principal source of return for our investors, along with the potential for long-term capital appreciation in our net asset value, or NAV. An investment in our common stock will also provide investors with exposure to a major asset class (commercial real estate) that typically has not been correlated with the stock market, has demonstrated less volatility than listed stocks over time, may serve as a potential hedge against inflation and will provide diversification as part of an overall investment portfolio.

We are structured as a perpetual-life, non-listed REIT. This means that, subject to regulatory approval of our filings for additional offerings, we will sell shares of our common stock on a continuous basis and for an indefinite period of time. In addition, we will sell our shares at a price based on the NAV of our underlying assets, as calculated by our advisor. Although our common stock will not be listed for trading on a stock market or other trading exchange, we provide our investors with limited liquidity through a redemption plan that permits investors to request redemption of all or a portion of their shares on any business day at the daily NAV per share, subject to certain limitations described in this prospectus. As a perpetual-life, non-traded REIT, our investment strategy is not restricted by the need to provide, and our charter does not require that we provide our stockholders with, liquidity through a single terminal “liquidity event.” We believe that our targeted portfolio allocation to publicly traded real estate equity securities and other liquid assets will allow us under normal market conditions to satisfy daily redemption requests under our share redemption plan, and therefore enable our stockholders to obtain liquidity for their investment in us as needed.

We have elected to be taxed as a REIT for federal income tax purposes beginning with our taxable year ending December 31, 2013. We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are required to register as an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. We intend to hold all of our investments through our operating partnership, of which we are the sole general partner.

Our office is located at 345 Park Avenue, 26th Floor, New York, NY 10154 and our telephone number is (212) 454-6260. We maintain a toll-free, automated information line at (855) 285-0508 where you can obtain the daily determination of our NAV per share for each share class. You may find additional information about us at our website, www.rreefpropertytrust.com. The contents of our website are not incorporated by reference in, and are not otherwise a part of, this prospectus.

Class A, Class I, Class N and Class T Shares of Common Stock

On January 3, 2013, we commenced our initial public offering of up to $2,500,000,000 in shares of our Class A and Class I (formerly Class B) common stock, consisting of up to $2,250,000,000 in shares to be sold in our primary offering and up to $250,000,000 in shares to be sold pursuant to our distribution reinvestment plan. As of September 30, 2015, we had accepted investors’ subscriptions for, and issued 5,774,651 shares of our common stock in our initial public offering, including 188,191 shares of our common stock pursuant to our distribution reinvestment plan, resulting in gross offering proceeds of $72,422,977.

We are now offering to sell any combination of our Class A, Class I, Class N and Class T shares, with a dollar value up to the maximum offering amount of $2,300,000,000, consisting of $2,100,000,000 in the primary offering and $200,000,000 pursuant to our distribution reinvestment plan. Our Class N shares are available to be sold only pursuant to our distribution reinvestment plan.

The following summarizes the differences in fees and selling commissions among our classes of common stock offered hereby:

	Selling Commission	Dealer Manager Fee	Distribution Fee
Class A	3% up-front fee paid in addition to NAV per share as part of purchase price per Class A share.	Daily trailing fee equal to 1/365th of 0.55% of NAV per Class A share.	Daily trailing fee equal to 1/365th of 0.50% of NAV per Class A share.

Class I	No selling commission.	Daily trailing fee equal to 1/365th of 0.55% of NAV per Class I share.	No distribution fee.

Class N	No selling commission.	No dealer manager fee.	No distribution fee.

Class T	3% up-front fee paid in addition to NAV per share as part of purchase price per Class T share.	3% up-front fee paid in addition to NAV per share as part of purchase price per Class T share.	Daily trailing fee equal to 1/365th of 1% of NAV per Class T share.

We will cease paying all underwriting compensation, including selling commissions, the dealer manager fees, distribution fees and any other underwriting compensation, when total underwriting compensation paid with respect to this offering exceeds 10% of the gross proceeds from the primary portion of this offering.

With respect to our Class A shares, the selling commission is paid only on shares sold in our primary offering. The dealer manager fee and the distribution fee are paid on shares sold in both our primary offering and pursuant to our distribution reinvestment plan.

With respect to our Class I shares, the dealer manager fee is paid on shares sold in both our primary offering and pursuant to our distribution reinvestment plan.

With respect to our Class T shares, the selling commission and dealer manager fee are paid only on shares sold in our primary offering. The distribution fee is paid on shares sold in both our primary offering and pursuant to our distribution reinvestment plan. We will cease to pay underwriting compensation with respect to Class T shares sold in this offering in the following circumstances:

(i)	As noted above, we will cease to pay all underwriting compensation when total underwriting compensation with respect to this offering exceeds 10% of the gross proceeds from the primary portion of the offering.

(ii)	With respect to Class T shares held in a particular stockholder account, we will cease to pay underwriting compensation on those shares at the end of the month in which total underwriting compensation, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account would be in excess of 10% of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. We cannot predict when or if this will occur.

When the earlier of these foregoing events occurs, all of the Class T shares held in a stockholder’s account will automatically convert into Class N shares of our common stock as of the last calendar day of the month in which the limit is reached. The number of Class N shares derived in such conversion shall be determined by a conversion ratio, defined as the NAV per share of the Class T shares on the date of conversion divided by the NAV per share of the Class N shares on the date of conversion. In the case of a Class T share purchased in the primary offering at a daily NAV price equal to $12.69, an investor will pay an up-front selling commission of $0.38 and an up-front dealer manager fee of $0.38 (for a total purchase price of $13.45), and the maximum trailing distribution fee that may be paid over time with respect to that Class T share will equal $0.51. We anticipate that the distribution fee will be payable with respect to the Class T shares for approximately four years after the issuance of such shares, depending on the NAV per share.

See “Description of Capital Stock” and “Plan of Distribution” for a further discussion of the differences between our share classes.

Class D Shares of Common Stock

In addition to the Class A, Class I, Class N and Class T shares issued in connection with this offering, we may also issue Class D shares of our common stock in a continuous private placement. For a description of our Class D common stock, see “Description of Capital Stock—Common Stock—Class D Shares.”

Summary Risk Factors

An investment in shares of our common stock involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in shares of our common stock include those listed below.

•	We commenced operations on May 30, 2013 and have a limited operating history. There is no assurance that we will achieve our investment objectives.

•	Other than the investments identified in this prospectus, you will not be able to evaluate our investments before we make them.

•	Our shares should be considered as having only limited liquidity and at times may be illiquid. Because we do not expect that there will ever be a public trading market for shares of our common stock, redemption of shares by us will likely be the only way for you to dispose of your shares promptly. Because the vast majority of our assets will consist of properties that cannot generally be liquidated without impacting our ability to realize full value upon their disposition, we may not always have sufficient resources to satisfy redemption requests. As a result, our redemption plan contains limitations on the number of shares we will redeem in any calendar quarter. Our board of directors has the right to modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders.

•	The amount of distributions we may make, if any, is uncertain. We may pay distributions and fund redemptions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, offering proceeds or reimbursements from our advisor pursuant to the expense support agreement, and we have no limits on the amounts we may pay from such sources. Payment of distributions from sources other than cash flow from operations may reduce the amount of capital we ultimately invest in real estate, which may negatively impact the value of your investment and our daily NAV per share.

•	The purchase and redemption price for shares of our common stock is based on our NAV per share, as calculated by BNY Mellon (although our advisor retains ultimate responsibility for our NAV), and not on any public trading market. Because the valuation methodologies used to appraise our properties involve subjective judgments and estimates, our daily NAV may not accurately reflect the actual price at which these assets could be liquidated on any given day. Further, rapidly changing market conditions or material events may not be fully reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are redeemed or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated. In addition, our NAV does not reflect all payments made on our behalf by our advisor pursuant to our expense support agreement with our advisor, which we refer to as our expense support agreement. Such payments will be deducted from our NAV as and when they are reimbursed to our advisor.

•	We depend upon our advisor to select our investments and conduct our operations. Our advisor faces conflicts of interest as a result of, among other things, time constraints, allocation of investment opportunities and the fact that we will pay substantial fees to our advisor based on our NAV which it is responsible for calculating. Because the agreement governing these services was not negotiated on an arm’s-length basis, these fees may exceed what we would pay to an independent third party.

•	This is a “best efforts” offering. If we are not able to raise a substantial amount of capital in the near term, we may have difficulties investing in properties and our ability to achieve our investment objectives could be adversely affected.

•	Our investments in properties may be affected by an uncertain real estate market and general economic conditions, which could decrease the value of those assets and reduce our NAV.

•	Our use of financial leverage increases the risk of your investment and could hinder our ability to pay distributions to our stockholders.

•	Our board of directors may change certain of our investment and operational policies without stockholder approval, which could alter the nature of your investment.

•	If we fail to maintain our status as a REIT and no relief provisions apply, our NAV per share and cash available for distribution to our stockholders could materially decrease. Even if relief provisions allow us to maintain our REIT status, we may incur a material tax liability.

Our Sponsor and Advisor

RREEF America is our sponsor and our advisor. Headquartered in New York, RREEF America has been acquiring and managing real estate investments in the United States on behalf of institutional investors since 1975. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche Asset & Wealth Management, a division of Deutsche Bank. As part of the Alternatives and Real Assets platform, Deutsche AWM’s real estate investment business, or Deutsche AWM, is one of the largest real estate investment managers in the world with more than 405 professionals and staff located in 23 cities worldwide. The global business offers a diverse range of risk return and geographic real estate strategies, including stabilized, value-add and high yield properties and investments in real estate-related assets on behalf of its approximately 619 institutional clients, including public and corporate pensions, foundations and labor union plans. Our advisor employs a disciplined approach to investing and creates innovative investment solutions designed to meet specific client requirements. Regional research teams are complemented by locally focused investment and asset managers that provide proprietary perspectives on market opportunities, trends and risks. Our advisor combines this market intelligence with sophisticated portfolio construction and risk management in order to achieve superior long-term risk adjusted returns, preservation of capital and diversification for its clients. As of September 30, 2015, Deutsche AWM had approximately $51.1 billion in real estate and real estate-related assets under management, including approximately $42.5 billion of properties and $8.6 billion of real estate securities.

Pursuant to the advisory agreement, RREEF America is responsible for managing all of our day-to-day operations, including, subject to oversight by our board of directors, sourcing our investment opportunities and making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. See “Management—Our Sponsor and Advisor” and “Management—The Advisory Agreement.” Where appropriate, RREEF America will leverage the global resources of its affiliated platforms to achieve our investment goals and objectives. We believe that Deutsche AWM’s extensive hands-on real estate experience in target regional markets and in all aspects of the real estate life cycle are key competitive strengths for our diversified real estate investment and management activities. In addition, we believe that RREEF America’s experience in managing institutional real estate funds with similar NAV pricing structures and valuation processes is beneficial to the implementation of our daily NAV calculation methodologies.

Our Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. We have seven directors, four of whom are independent of us, our advisor and its affiliates. Our charter requires that a majority of our directors be independent of our advisor, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of such independent director’s successor. Our charter also provides that our independent directors are responsible for reviewing the performance of our advisor and approving the compensation paid to our advisor and its affiliates. Among its other responsibilities, our board of directors (including the independent directors) has adopted valuation guidelines for establishing our NAV on each business day and valuing our commercial real estate assets, related liabilities and notes receivable secured by real estate, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. Our directors are elected annually by our stockholders. The names and biographical information of our directors are provided under “Management—Directors and Executive Officers.”

The Dealer Manager

SC Distributors, LLC, or the dealer manager, coordinates the distribution of the shares of our common stock on a best efforts basis, manages our relationships with participating broker dealers and provides assistance in connection with compliance matters relating to marketing the offering. The dealer manager’s senior management team has significant experience in securities distribution and management, due diligence and product structuring. Patrick J. Miller, the president of the dealer manager, has over 25 years of experience in the financial services business, including extensive experience overseeing national sales and marketing. The dealer manager is a member of FINRA. The dealer manager is currently owned by RCS Capital Corporation, or RCAP, and has announced an agreement pursuant to which its principals will repurchase the dealer manager from RCAP. There can be no assurance that this transaction will close.

The Services Agreement

Our advisor has engaged Strategic Capital Advisory Services, LLC, which we refer to as SCAS, to provide certain administrative services to our advisor. SCAS, an affiliate of the dealer manager, employs operations and technology specialists with expertise in the financial services industry, including experience in the design, development, support and servicing of publicly offered, non-listed REITs. SCAS provides administrative services relating to communications with our stockholders, public relations activities, marketing services, technology support and various operational services, including, but not limited to, supervising the performance of our transfer and escrow agents and assisting in the administration of our distribution reinvestment plan and our redemption plan. All fees paid to SCAS for the services described above will be paid by our advisor. We have also agreed to reimburse SCAS for its out-of-pocket expenses in connection with providing services to us and will pay a $25.00 charge per subscription agreement for reviewing and processing subscription agreements. SCAS serves as a fiduciary under a services agreement with our advisor. Other than as described above, SCAS does not have a contractual relationship with us. See “Management—The Services Agreement.”

Relationship with the Dealer Manager and SCAS

The dealer manager provides distribution-related services to us on a contractual basis pursuant to the dealer manager agreement. Pursuant to a services agreement with our advisor, SCAS provides our advisor with administrative services relating to communications with our stockholders, public relations services, marketing services, technology support and various operational services. The dealer manager and SCAS exercise no control or influence over our investment, asset management or accounting functions or any other aspect of our board of directors, management or operations, and neither the dealer manager nor SCAS owns any equity interests in our advisor. No member of our board of directors serves as a director or executive officer of the dealer manager, SCAS or any of their affiliates.

Realty Capital Securities, LLC, or RCS LLC, a wholly owned subsidiary of RCAP, previously served as the dealer manager’s distribution agent pursuant to a wholesaling agreement by and among the dealer manager, RCS LLC, our operating partnership and us. Under the wholesaling agreement, RCS LLC assisted the dealer manager with recruiting participating broker-dealers for the sale of our common stock; providing training and education to the participating broker-dealers; administering the due diligence process and approval of the offering by participating broker-dealers; and providing marketing, sales and other support as necessary. On November 14, 2015, our operating partnership and we provided notice of termination of the wholesaling agreement, effective November 24, 2015.

Our Operating Partnership

We intend to own all of our assets through RREEF Property Operating Partnership, LP, or our operating partnership, in order to be organized as an umbrella partnership REIT, or UPREIT. An UPREIT is a REIT that holds all or substantially all of its assets through a partnership that the REIT controls as general partner. We have elected to use an UPREIT structure primarily to facilitate acquisitions of real estate properties and to facilitate investments in us by certain institutional investors. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests. Such an exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in our operating partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. We are the sole general partner of our operating partnership and initially contributed

$199,000 to our operating partnership in exchange for our general partner interest. RREEF Property OP Holder, LLC, our wholly owned subsidiary, is its initial limited partner and has contributed $1,000 to our operating partnership in exchange for its limited partnership interest.

Our Structure

The following chart shows our current ownership structure and our relationship with RREEF America, the dealer manager and their respective affiliates as of the date of this prospectus.

(1)	Deutsche Bank A.G. indirectly owns 100% of RREEF America L.L.C.
(2)	The principals of SC Distributors, LLC and Strategic Captial Advisory Services, LLC are pursuing a management buyout of SC Distributors, LLC and Strategic Captial Advisory Services, LLC from RCS Capital Corporation.

Estimated Use of Proceeds

After paying selling commissions and organization and offering expenses, we estimate that we will receive net proceeds from this offering in an amount equal to $2,018,873,603, or approximately 96% of the gross proceeds from the primary offering, assuming that we sell the maximum primary offering amount, and that 40% of the offering proceeds in the primary offering are from the sale of Class A shares, 30% are from the sale of Class I shares and 30% are from the sale of Class T shares. We expect to use the net proceeds of this offering to (1) make investments in accordance with our investment strategy and policies; (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into; and (3) fund redemptions under our redemption plan. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions. See “Estimated Use of Proceeds.” To date, we have funded distributions from cash generated by operations. Such cash flows are supported by expense support payments from our advisor pursuant to our expense support agreement. See “Management—Expense Support Agreement.” However, we may fund future distributions from borrowings under our line of credit or from the proceeds of our offerings.

Investment Objectives

Our primary investment objectives are to:

•	generate an attractive level of current income for distribution to our stockholders;

•	preserve and protect our stockholders’ capital investments;

•	achieve appreciation of our NAV; and

•	enable our stockholders to allocate a portion of their diversified, long-term investment portfolios to real estate as an alternative asset class.

See the “Investment Objectives and Strategy” section of this prospectus for a more complete description of our investment objectives, strategy and policies, as well as our investment restrictions. We may not achieve our investment objectives. See “Risk Factors” below.

Investment Strategy and Guidelines

Our investment strategy is to acquire a diversified portfolio of (1) high quality, income-producing commercial properties, (2) common and preferred stock of REITs and other real estate companies, which we refer to as “real estate equity securities,” and (3) debt backed principally by real estate, which we refer to as “real estate loans.” We refer to investments in real estate loans and real estate equity securities collectively as “real estate-related assets.” Our real property portfolio will be diversified in investable and target markets across the United States as selected by our advisor and will consist primarily of office, industrial, retail and multi-family property types. We intend to provide our investors with superior risk-adjusted long-term returns, including attractive and stable distributions of current income as well as capital preservation and appreciation in our NAV. In addition, we believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner because we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

Our board of directors has adopted investment guidelines which set forth, among other things, our portfolio allocation targets, guidelines for investing in our targeted property types and certain investment policies restricting certain types of investments. Our board of directors will formally review our investment guidelines on an annual basis and our portfolio on a quarterly basis or, in each case, more often as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. The investment guidelines delegate broad authority to our advisor to execute acquisitions and dispositions of investments in properties and real estate-related assets to the extent consistent with the investment guidelines. Our board of directors will at all times have ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. See “Investment Objectives and Strategy” for more details regarding our investment strategy and guidelines.

Competitive Strengths

We believe that we will be able to distinguish ourselves from other owners and operators of commercial real estate properties. We believe our long-term success in executing our investment strategy will be supported by the following competitive strengths:

•	Leading Global Real Estate Manager. Our advisor, RREEF America, has over 40 years of operating experience managing and implementing a diverse range of real estate strategies and solutions across the risk/return spectrum. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche AWM. As part of the Alternatives and Real Assets platform, Deutsche AWM is one of the world’s largest asset managers of institutional capital invested in real estate and real estate-related assets with a client base comprised predominantly of institutional investors, high net worth individuals and family offices. As of September 30, 2015, Deutsche AWM’s real estate investment business employed more than 405 professionals and staff and had approximately $51.1 billion in real estate and real estate-related assets under management.

•	Seasoned Global Investment Heritage with Strong Fiduciary Focus. RREEF Real Estate, the predecessor to Deutsche AWM’s real estate investment business, was founded by five real estate investment professionals in San Francisco, California in 1975 to invest in real estate on behalf of U.S. institutions by offering collective investment vehicles featuring the same hands-on real estate decision making that had previously been available primarily to owners of individual properties. Throughout its history, the organization has developed a set of core principles that comprise its fundamental approach to real estate investment management, including open and frequent communication with clients and maximizing alignment of interests.

•	Veteran Management Team with a History of Working Together. Our advisor’s senior management team includes executives with an established history of working together successfully, with an average of 15 years of tenure at our advisor and over 28 years of real estate industry experience. This team possesses significant operational and management experience in each of the property sectors in which we intend to invest.

•	Multi-Sector Direct Real Estate Investment Experience. Our advisor has significant experience acquiring, managing and exiting real property investments across all of our targeted property types in the U.S. real estate market. As of September 30, 2015, our advisor managed 309 properties in the Americas comprising approximately 91 million square feet in industrial, office, multi-family and retail properties.

•	In-House Real Estate Equity Securities Team. The combination of a leading direct property investment platform with a real estate equity securities platform makes Deutsche AWM one of the few global managers capable of providing in-house investment management services for both asset classes. Deutsche AWM is a leading global investment manager of real estate securities, with approximately $8.6 billion of actively managed listed real estate equity securities as of September 30, 2015.

•	Diversified Portfolio Strategy. Although we intend to invest primarily in a portfolio of high quality, income-producing properties, we also intend to acquire real estate-related assets. Our strategy is to provide investors with a portfolio of income-producing assets that is well-diversified across property type, geographic region and industry. We believe that a relatively predictable and stable current stream of income can be achieved from an appropriately diversified exposure to real estate as an asset class.

•	Portfolio Flexibility. Our advisor has strong expertise and capabilities across the real estate industry and in a wide variety of economic conditions throughout varying market cycles over the past 40 years. Because varying economic conditions can create investment opportunities at different times across property sectors, we believe that our flexible and diversified investment strategy will enable us to continuously reposition our portfolio and capitalize on these opportunities during each market cycle.

•	Extensive Sourcing Capabilities. Through our advisor, we have access to in-depth market knowledge and extensive network of longstanding relationships with real estate owners, developers, brokers, national and regional lenders and other market participants.

•	Research Driven Approach to Investing. Deutsche AWM has a 21-member investment research team located in seven offices worldwide that are dedicated to keeping its global real estate professionals at the forefront of the dynamic real estate investment management industry. The organization’s in-depth research capabilities allow our advisor’s real estate professionals to develop unique perspectives and insights into the real estate market based on changing economic factors.

•	Disciplined Investment Process. Our advisor’s management team places a premium on protecting and preserving investors’ capital by performing a comprehensive risk-reward analysis on each prospective investment it evaluates for our portfolio, with a prominent focus on relative values among target assets that are available in the market. Our advisor’s rigorous investment and risk management processes have been developed and refined over multiple real estate cycles throughout its operating history.

•	“Hands on” Active Asset Management Process. Our advisor actively manages our portfolio to mitigate investment risks and improve our portfolio’s efficiency and profitability through a “hands-on” approach to investment management. Our advisor has extensive, direct experience in local markets covering all aspects of the real estate investment life cycle. Its personnel are physically located in the markets where we will seek to make investments. In North America, our advisor has a 43-member team located in eight offices across the country.

Portfolio Allocation Targets

Following our ramp-up period, as further described below, we will seek to invest:

•	up to 80% of our net assets in properties;

•	up to 35% of our net assets in real estate equity securities;

•	up to 15% of our net assets in real estate loans; and

•	up to 10% of our net assets in cash, cash equivalents and other short-term investments.

During the period until we have raised substantial proceeds in our offerings and acquired a diversified portfolio of our target investments, which we refer to as our “ramp-up period,” we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities in order to maximize diversification and risk-adjusted returns. As a result, during our ramp-up period, the percentages of our net assets comprised of various categories of assets may fluctuate as we identify investment opportunities and make investments with a combination of proceeds from our offerings and proceeds from borrowings. See “Investment Objectives and Strategy—Investment Guidelines and Portfolio Allocation Targets.”

Leverage

We intend to use a conservative amount of financial leverage to provide additional funds to support our investment activities. We expect that after we have acquired a substantial portfolio of diversified investments, our leverage ratio will be approximately 40% of our gross assets, inclusive of property and entity level debt. Until we have acquired an initial substantial portfolio of diversified investments, we may employ greater leverage in order to more quickly build a diversified portfolio of assets. Our board of directors may from time to time modify our borrowing policy in light of then-current economic conditions, the relative costs of debt and equity capital, the market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our charter restricts the amount of indebtedness that we may incur to 300% of our net assets, which approximates 75% of the cost of our investments, but does not restrict the amount of indebtedness we may incur with respect to any single investment. Notwithstanding the foregoing, our aggregate indebtedness may exceed the limit set forth in our charter, but only if such excess is approved by a majority of our independent directors. See “Investment Objectives and Strategy—Borrowing Policies” for more details regarding our borrowing policies.

Our Investment Portfolio

Real Estate Portfolio

As of September 30, 2015, our real estate portfolio was comprised of six commercial properties comprising 690,806 rentable square feet of commercial space. The following table presents certain additional information about our properties:

Property	Location	Rentable Square Feet	Number of Leases/Units	Occupancy(1)
Office Property
Heritage Parkway	Woodridge, IL	94,233	1	100%
Anaheim Hills Office Plaza	Anaheim, CA	73,892	3	100

Total		168,125	4	100%

Retail Property
Wallingford Plaza(2)	Seattle, WA	30,761	5	100%
Terra Nova Plaza	Chula Vista, CA	96,114	2	100

Total		126,875	7	100%

Industrial Property
Commerce Corner	Logan Township, NJ	259,910	2	100%

Total		259,910	2	100%

Multi-family Property
The Flats at Carrs Hill	Athens, GA	135,896	138	100%

Total		135,896	138	100%

Grand total		690,806	13/138	100%

(1)	Occupancy is based on executed leases as of September 30, 2015.
(2)	Wallingford Plaza is ground floor retail plus two floors of office space. The retail portion comprises the majority of the rental revenue for the property.

Recent Acquisition

On December 21, 2015, we, through a wholly-owned subsidiary, acquired a fee-simple interest in a free-standing office building in Sterling, Virginia, which we refer to as Loudon Gateway I, from an unaffiliated seller for a purchase price of $21,950,000 in cash, exclusive of closing costs. Loudon Gateway I is a 102,015 square foot office building located on a 7.8 acre site at 45245 Business Court in Sterling, Virginia. As of December 21, 2015, Loudon Gateway I was leased to one tenant, which occupied 100% of the building’s net rentable area.

Equity Securities Portfolio

Our real estate equity securities portfolio consisted of publicly traded common stock of 43 REITs with a value of $8,073,057 as of September 30, 2015. We believe that investing a portion of our proceeds from our offering into a diversified portfolio of common and preferred shares of REITs and other real estate operating companies will provide the overall portfolio some flexibility with near-term liquidity as well as potentially enhance our NAV over a longer period. The portfolio is regularly reviewed and evaluated to determine whether the marketable securities held at any time continue to serve their original intention. We will likely have sales and reinvestments in any given period due to repositioning of the portfolio.

Daily Purchases of Shares at NAV per Share

The per share purchase price of shares of our common stock will vary from day-to-day, and will be equal to our NAV per share as of the close of business on such day, plus, for Class A and Class T shares only, applicable selling commissions and for Class T shares only, a dealer manager fee (except that on the first day that any Class T share is sold, such Class T share will be sold for an initial offering price equal to the daily NAV per share of our Class A shares on such day, plus applicable selling commissions and dealer manager fees).

After the close of business on each business day, and in any event no later than the opening of business on the immediately following business day, we will (1) post our NAV per share for such day for each share class on our website and (2) make that business day’s NAV per share for each share class available on our toll-free, automated telephone line. In addition, following the last business day of each month, we will file with the SEC a prospectus supplement disclosing our NAV per share for each share class for each business day in the preceding month. As disclosed in “Share Purchases and Redemptions—Buying Shares,” we will disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the principal valuation components of our NAV.

Any purchase orders that we receive prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern time) on any day the New York Stock Exchange is open for trading (a business day) will be executed at a price equal to our NAV per share for that day, as calculated after the close of business on that day. Purchase orders that we receive after the close of business (generally, 4:00 p.m. Eastern time) will be executed at a price equal to our NAV per share as of the close of business on the immediately following business day. Purchase orders placed on a day that is not a business day will be executed as if they were received prior to the close of business on the immediately following business day. See “Share Purchases and Redemptions—Buying Shares” for more details.

Daily Redemption of Shares at NAV Per Share

While you should view your investment as long term and with limited liquidity, we have adopted a redemption plan, whereby on any business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received before the close of business (generally, 4:00 p.m. Eastern time) will be effected at a redemption price equal to our NAV per share for the class of shares to be redeemed, calculated at the close of business on that day (that is, at the same price as any purchase orders received that day). Redemption requests received after the close of business (generally, 4:00 p.m. Eastern time) on any business day, or received on a day other than a business day, will be effected at our NAV per share as calculated of the close of business on the next business day. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the aggregate NAV per share of the shares being redeemed, which will inure indirectly to the benefit of our remaining stockholders. We expect that there will be no regular secondary trading market for shares of our common stock.

The total amount of redemptions in any calendar quarter will be limited to common shares of all classes whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for such classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for such classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a per stockholder allocation, instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of our NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of our NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter.

Although the vast majority of our assets will consist of properties which generally cannot be readily liquidated without impacting our ability to realize full value upon their disposition, we will maintain a number of sources of liquidity, including under normal circumstances, an aggregate allocation to liquid assets, including cash, cash equivalents, other short-term investments and publicly traded securities of at least 10% of our NAV. Despite these sources of liquidity, we may not always have sufficient liquid resources to satisfy redemption requests. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interests of our stockholders. If our board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events unrelated to our business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. See “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations.”

Distributions and Distribution Reinvestment Plan

In order to maintain our status as a REIT, we are required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income. For these purposes, REIT taxable income is determined without regard to the dividends-paid deduction and excludes net capital gain. Further, REIT taxable income does not necessarily equal net income as calculated in accordance with generally accepted accounting principles in the United States, or GAAP. Our board of directors may authorize distributions in excess of those required for us to maintain our REIT status depending on our financial condition and such other factors as our board may deem relevant. Generally, our policy will be to pay distributions from cash flow from operations. However, we are authorized to fund distributions from any other source, including, without limitation, the proceeds of our offerings, borrowings or the sale of properties or other investments, and we have not established a limit on the amounts we may pay from such sources. To date, we have funded distributions from cash generated by operations. Such cash flows are supported by expense support from our advisor pursuant to our expense support agreement. See “Management—Expense Support Agreement.” Without the expense support provided by our advisor, a greater portion of our distributions would have come from proceeds from our offerings or from additional borrowings. Distributions may constitute a return of capital. We have not established a minimum distribution level. The amount of any distributions will be determined by our board of directors and will depend on, among other things, current and projected cash requirements, tax considerations and other factors deemed relevant by our board.

We expect that our cash flow from operations available for distribution will be lower during our initial stages of operations until we have raised significant capital and made substantial investments. As a result, we expect that during the early stages of our operations, and from time to time thereafter, we may continue to declare distributions in anticipation of cash flow that we expect to receive during a later period. These distributions would be paid from the proceeds of our current or future offerings, borrowings or any other available source. Contrary to traditional non-listed REITs, however, the shares of which are typically sold and, on a limited basis, redeemed at, a fixed price that is not intended to reflect the value of the shares, our common stock will be sold and redeemed on a daily basis at a price based on NAV per share. As a result, the NAV per share of our common stock could be reduced to the extent that our distributions exceed cash flows from operations.

We have adopted a distribution reinvestment plan, whereby stockholders may elect to have their cash distributions automatically reinvested in additional shares of our common stock. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you own will be automatically invested in additional shares of the same class. The per-share price for shares purchased pursuant to our distribution reinvestment plan will be equal to the NAV per share applicable to the class of shares being purchased, calculated as of the distribution date. Stockholders will not pay selling commissions when purchasing shares pursuant to the distribution reinvestment plan. For the complete terms of the distribution reinvestment plan, see Appendix A to this prospectus.

Fees and Expenses

We will pay our advisor and the dealer manager the fees and expense reimbursements described below in connection with performing services for us. We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions or financings, although our charter authorizes us to do so. We will cease paying all underwriting compensation related to this offering, including selling commissions, the dealer manager fee, distribution fees and any other underwriting compensation, when total underwriting compensation paid with respect to this offering exceeds 10% of the gross proceeds from the primary portion of our offering. In addition, with respect to Class T shares held in a particular stockholder account, we will cease to pay underwriting compensation on those shares at the end of the month in which total underwriting compensation, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account would be in excess of 10% of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. The following estimates assume that (i) 40% of our offering proceeds are from the sale of Class A shares, 30% of our offering proceeds are from the sale of Class I shares and 30% of our offering proceeds are from the sale of Class T shares; (ii) the maximum selling commission is paid for each Class A and Class T share sold in our primary offering and (iii) we do not reallocate any shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage

Selling Commissions—The Dealer Manager

Class A and Class T Shares

We will pay the dealer manager selling commissions of up to 3% of the purchase price per Class A share and Class T share on the date of the purchase. All or a portion of the selling commissions may be waived or reallowed at the discretion of the dealer manager and may be reduced for volume purchases.

Class I and Class N Shares

We will not pay selling commissions with respect to purchases of Class I and Class N shares.

Distribution Reinvestment Plan Shares

We will not pay selling commissions with respect to purchases of shares of any class sold pursuant to our distribution reinvestment plan.

Class A and Class T Shares

The actual amount will depend on the number of Class A shares and Class T shares sold, the NAV per Class A and Class T share and any volume discounts given. Aggregate selling commissions will equal approximately $21,148,104 if we sell the midpoint primary offering amount and approximately $42,296,208 if we sell the maximum primary offering amount.

Dealer Manager Fee—The Dealer Manager

Class A and Class I Shares

We will pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of our NAV for our outstanding Class A and Class I shares for such day on a continuous basis from year to year for coordinating our marketing and distribution efforts. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and may pay services fees to registered investment advisor broker platforms. The dealer manager fee will be payable in arrears on a monthly basis. Because the dealer manager fee is calculated based on our NAV for all outstanding Class A and Class I shares, it reduces our NAV with respect to all outstanding Class A and Class I shares, including shares issued under our distribution reinvestment plan.

Class N Shares

We will not pay a dealer manager fee with respect to purchases of Class N shares.

Class A and Class I Shares

Actual amounts depend upon our daily NAV and when shares are purchased. The dealer manager fee will equal approximately $3,975,218 per year if we sell the midpoint primary offering amount and approximately $7,950,437 per year if we sell the maximum primary offering amount.

Class T Shares

Actual amounts depend upon on the NAV per Class T share. The dealer manager fee will equal approximately $8,915,094 per year if we sell the midpoint offering amount and approximately $17,830,189 per year if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

Class T Shares

With respect to our Class T shares, we will pay the dealer manager an up-front dealer manager fee equal to 3% of the purchase price per Class T share sold in this offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and may pay services fees to registered investment advisor broker platforms. We will not pay a dealer manager fee with respect to Class T shares sold pursuant to our distribution reinvestment plan.

Distribution Fee—The Dealer Manager

Class A Shares

We will pay the dealer manager a distribution fee that accrues daily in an amount equal to up to 1/365th of 0.50% of our NAV for our outstanding Class A shares for such day on a continuous basis from year to year. The distribution fee will be payable in arrears on a monthly basis. The dealer manager may reallow the distribution fee to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the Class A shares. Because the distribution fee is calculated based on our NAV for all outstanding Class A shares, it reduces the NAV with respect to all Class A shares, including shares issued under our distribution reinvestment plan.

Class I and Class N Shares

We will not pay a distribution fee with respect to Class I or Class N shares.

Class T Shares

We will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 1% of our NAV for our outstanding Class T shares for such day on a continuous basis from year to year. This distribution fee will be payable in arrears on a monthly basis. The dealer manager may reallow the distribution fee to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the Class T shares.

Class A Shares

Actual amounts depend upon our daily NAV, the number of Class A shares purchased and when shares are purchased. The distribution fee will equal approximately $2,038,835 per year if we sell the midpoint offering amount and approximately $4,077,670 per year if we sell the maximum offering amount.

Class T Shares

Actual amounts depend upon our daily NAV, the number of Class T shares purchased and when shares are purchased. The distribution fee will equal approximately $2,971,698 per year if we sell the midpoint offering amount and approximately $5,943,396 per year if we sell the maximum offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Because the distribution fee is calculated based on our NAV for all outstanding Class T shares, it reduces the NAV with respect to all Class T shares, including shares issued under our distribution reinvestment plan.

Organization and Offering Expense Reimbursement —Our Advisor

Pursuant to our advisory agreement, our advisor paid all of our organization and offering expenses on our behalf through the commencement of our initial public offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014, which we refer to as deferred organization and offering expenses or deferred O&O. In January 2014, we began reimbursing our advisor for these deferred organization and offering expenses (other than selling commissions, the dealer manager fee and distribution fees) ratably over the 60 months following January 3, 2014.

Pursuant to the terms of our expense support agreement with our advisor, our advisor has incurred, and will continue to incur, expenses related to our capital-raising efforts and operations, which we refer to as expense payments. Our advisor may incur these expense payments until the earlier of (1) the date we have surpassed $200,000,000 in aggregate gross proceeds from public offerings and private placements or (2) the date the aggregate expense payments by our advisor exceed $9,200,000. See “Management—The Advisory Agreement—Expense Support Agreement” for a detailed description of the expense support agreement.

We may reimburse the dealer manager for certain expenses that are deemed underwriting compensation. We expect that our organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees) in connection with this offering will be approximately 1% of the gross proceeds from this offering, assuming we raise the maximum offering amount.

We estimate our organization and offering expenses with respect to this offering to be between approximately $10,500,000 and $21,000,000, depending on the amount raised in this offering. In addition, as of September 30, 2015, $3,009,747 in deferred organization and offering expenses remained reimbursable to our advisor.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Acquisition Expense Reimbursement —Our Advisor	We do not intend to pay our advisor any acquisition, financing or other similar fees in connection with making investments, although our charter authorizes us to do so. We will reimburse our advisor for out-of- pocket expenses in connection with the selection and acquisition of properties and real estate-related assets, whether or not such investments are acquired, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Operational Stage

Operating Expense Reimbursement —Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals who are directly involved in the performance of services to us and are not our executive officers. The expense reimbursements that we will pay to our advisor include expenses incurred by SCAS on our behalf. See Management—The Advisory Agreement—Expense Support Agreement” below above for information on our expense support agreement with our advisor.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Advisory Fee— Our Advisor	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1% of our NAV for each class of shares we have issued for such day and (2) a performance component calculated on the basis of the total return of each class of shares in any calendar year, such that for any year in which our total return per share for such class exceeds 6% per annum, our advisor will receive 25% of the excess total return allocable to such class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. In the event our NAV per share decreases below $12.00 for any class, the performance	Actual amounts of the fixed component depend upon our daily NAV. The fixed component of the advisory fee will equal approximately $10,199,368 per year if we sell the midpoint offering amount and approximately $20,398,736 per year if we sell the maximum offering amount. Actual amounts of the performance component depend upon the appreciation of our NAV per share and our payment of distributions and, therefore, cannot be calculated at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
component will not be earned on any increase in NAV up to $12.00 with respect to that class, provided that we may decrease this threshold if (i) there has been a fundamental and unexpected change in the overall real estate market and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incentivize our advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Conflicts of Interest

Our advisor and its affiliates will experience conflicts of interests in connection with the management of our business, including those listed below.

•	Our advisor must determine which investment opportunities are allocated to us and the other real estate funds and separate accounts advised or managed by our advisor or its affiliates, some of which may have investment objectives and strategies comparable to ours.

•	Certain personnel of our advisor, acting on its behalf in its capacity as our advisor, will have conflicts of interest in allocating their time and services among us and other real estate programs or business activities in which they may be involved.

•	The compensation payable by us to our advisor may not be on terms that would result from arm’s-length negotiations between unaffiliated parties.

•	The advisory fee and performance fee that we pay to our advisor are based upon our NAV, and our advisor will be involved in calculation of our daily NAV.

Our charter contains provisions, and our advisor has adopted policies and procedures, that are designed to eliminate or mitigate many of the various conflicts of interest. Many investment opportunities that are suitable for us may also be suitable for other real estate funds and separate accounts managed or advised by our advisor and its affiliates, which we refer to together with our company as our “programs.” When our advisor identifies a real estate investment opportunity, it will present the opportunity to the program which it advises or manages that has the highest priority position on the rotating priority list, but only if the investment opportunity is suitable for the program. The criteria considered in determining whether an opportunity is suitable for a program include the program’s risk profile, portfolio diversification objectives and the intensity of management that the property will require. See “Conflicts of Interest.”

Investment Company Act of 1940

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly-owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly-owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority-owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3) or Section 3(c)(1) of the Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion.

We will continuously monitor our holdings on an ongoing basis to determine whether we are an investment company under Section 3(a)(1)(C) and, if so, whether we are in compliance with Rule 3a-1.

In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

A change in the value of any of our assets could cause us or one or more of our wholly- or majority-owned subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exception from regulation under the Investment Company Act. To avoid being required to register ourselves or any subsidiaries as an investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act” and “Investment Objectives and Strategy—Investment Company Act Considerations.”

Emerging Growth Company Status

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. Although these exemptions will be available to us, we do not believe they will have a material impact on our public reporting, our business or this offering. So long as we are externally managed by our advisor and we do not reimburse our advisor or our sponsor for the compensation they pay to our executive officers, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and “golden parachute” compensation arrangements. In addition, we are deemed a “non-accelerated filer” under the Securities Exchange Act of 1934, or the Exchange Act, and as a non-accelerated filer, we are permanently exempt from compliance with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. However, so long as we remain an emerging growth company, we will not be required to provide an auditor’s attestation report, even if we list our shares on a national securities exchange and meet the other conditions to becoming an “accelerated filer.”

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. As of our Annual Report for the year ended 2014, we no longer will take advantage of such an extended transition period. Such election is irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an emerging growth company until December 31, 2018, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

RISK FACTORS

An investment in shares of our common stock involves risks. You should specifically consider the following material risks in addition to the other information contained in this prospectus before you decide to purchase shares of our common stock. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and statements.

Risks Related to an Investment in Our Shares

We have a limited operating history and there is no assurance that we will be able to successfully achieve our investment objectives.

We have a limited operating history and may not be able to achieve our investment objectives. We cannot assure you that the past experiences of our advisor will be sufficient to allow us to successfully achieve our investment objectives. As a result, an investment in our shares of common stock may entail more risk than the shares of common stock of a REIT with a substantial operating history.

Because this is a blind pool offering, you will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

We have not yet acquired or identified all of the investments that we may make. Additionally, we will not provide you with information to evaluate our investments prior to our acquisition of the investments. We seek to invest substantially all of the net offering proceeds from this offering, after the payment of fees and expenses, in the acquisition of or investment in interests in properties and real estate-related assets. However, because you will be unable to evaluate the economic merit of our investments before we make them, you will have to rely entirely on the ability of our advisor to select suitable and successful investment opportunities. Furthermore, our advisor has broad discretion in implementing policies regarding tenant or mortgagor creditworthiness, and you will not have the opportunity to evaluate potential tenants or borrowers. These factors increase the risk that your investment may not generate returns comparable to other real estate investment alternatives.

There is no public trading market for shares of our common stock; therefore, your ability to dispose of your shares will likely be limited to redemption by us. If you do sell your shares to us, you may receive less than the price you paid.

There is no current public trading market for shares of our common stock, and we do not expect that such a market will ever develop. Therefore, redemption of shares by us will likely be the only way for you to dispose of your shares. We will redeem shares at a price equal to the NAV per share of the class of shares being redeemed on the date of redemption, and not based on the price at which you initially purchased your shares. Subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be subject to a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. As a result, you may receive less than the price you paid for your shares when you sell them to us pursuant to our redemption plan. See “Share Purchases and Redemptions—Redeeming Shares—Short-Term Trading Discounts.”

In addition, we may redeem your shares if you fail to maintain a minimum balance of $500 in shares, even if your failure to meet the minimum balance is caused solely by a decline in our NAV. Shares redeemed for this reason are subject to the short-term trading discount of 2% if redeemed within 365 days of the date of purchase. See “Share Purchases and Redemptions—Redeeming Shares—Minimum Account Redemptions.”

Our future reimbursement of certain expenses under the expense support agreement with our advisor will negatively affect our NAV.

Pursuant to the terms of the expense support agreement, our advisor has incurred, and may continue to incur, expenses related to our organization, public and private offerings, and operations, which we refer to as “expense payments.” Our advisor may incur these expenses until the earlier of (i) the date we have surpassed $200,000,000 in aggregate gross proceeds from public offerings and private placements, which we refer to as the gross proceeds limit, or (ii) the date the aggregate expense payments by our advisor exceed $9,200,000, which we refer to as the expense payment limit. We will continue to incur and pay certain fees and property level expenses (inclusive of acquisition related expenses and interest expense on borrowed funds secured by properties). In addition, commencing with the fourth calendar quarter of 2014, we, as opposed to our advisor, began to incur and pay certain operating expenses, which operating expenses will not be treated as expense payments and for which we will not be entitled to reimbursement from our advisor. In the fourth calendar quarter of 2014, we paid approximately $350,000 in organization and offering expenses, which payment will not be considered an expense payment and for which we will not be entitled to reimbursement from our advisor.

Pursuant to the expense support agreement, our advisor has agreed to defer reimbursement of expense payments until the earlier of (i) the date the gross proceeds limit is reached or (ii) the date the expense payment limit is reached within the first 30 days of the first calendar quarter of the first calendar year thereafter and within the first 30 days of each subsequent calendar quarter, we will reimburse our advisor in an amount equal to the lesser of (i) $250,000 and (ii) the aggregate amount of all expense payments made by our advisor prior to the last day of the previous calendar quarter that have not been previously reimbursed by us to our advisor, until the aggregate of all expense payments have been reimbursed by us. These payments will reduce our NAV and may negatively impact our ability to pay distributions and the value of your investment.

Our expense support agreement with our advisor may be terminated by us or our advisor at any time upon 30 days’ notice.

Pursuant to the terms of the expense support agreement with our advisor we or our advisor may terminate the expense support agreement at any time, without penalty, upon 30 days’ notice. If our advisor terminates the expense support agreement, we must then reimburse our advisor for all current unreimbursed expense payments on a quarterly basis as provided in the expense support agreement. If we terminate the expense support agreement, we must reimburse our advisor for all current unreimbursed expense payments within 30 days after such termination. At our discretion, such reimbursement may be in the form of cash, a non-interest bearing promissory note with equal monthly principal payments over a term of no more than five years, or any combination thereof.

Our ability to redeem your shares may be limited, and our board of directors may modify or suspend our redemption plan at any time.

The total amount of shares that we will redeem in any calendar quarter will be limited to common shares of all classes whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for all classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for all classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied pursuant to a per stockholder allocation instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of our NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of our NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter.

The majority of our assets will consist of properties which cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have a sufficient amount of cash to immediately satisfy redemption requests. Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our investment operations or pose a risk of having a material adverse impact on non-redeeming stockholders, then our board of directors may modify or suspend our redemption plan. If our board of directors materially amends or suspends the plan, other than a temporary suspension to address an external event unrelated to our business, any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. Because our board of directors is not required to authorize the recommencement of the redemption plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. As a result, your ability to have your shares redeemed by us may be limited and at times you may not be able to liquidate your investment. See “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations.”

Repurchases of shares under our share redemption plan may be dilutive to our remaining stockholders.

Under our advisory agreement and our expense support agreement, certain organization, offering and operating costs that have been and will be incurred by our advisor will be reimbursed by us to our advisor in future periods. We refer to these amounts as the deferred reimbursable amounts. The deferred reimbursable amounts are not immediately reflected in our NAV calculation and will not be reflected in our NAV calculation until such amounts are reimbursed to our advisor. As a result, repurchases of shares pursuant to our share redemption plan that occur before all deferred reimbursable amounts are reimbursed by us and reflected in our NAV calculation may be dilutive to our remaining stockholders.

Two prior programs of our sponsor, RREEF America REIT II, Inc., or RREEF America REIT II, and RREEF America REIT III, Inc., or RREEF America REIT III, temporarily suspended their share redemption plans in the past. We cannot guarantee that we will not suspend our share redemption plan in the future.

RREEF America REIT II was formed in January 1998 and commenced operations in July 1998. The program developed a redemption queue in the first quarter of 2008, when management of the program took defensive steps to maintain the program’s liquidity in the face of the rapidly developing financial crisis. The queued redemption requests which were not rescinded by investors peaked as a percentage of the program’s net asset value at approximately 10%, or approximately $432 million, in January 2010. The redemption queue subsequently was systematically reduced through redemption payments once liquidity began to return to the capital markets starting in May 2010. All of the queued redemption requests that were not rescinded were fully satisfied by February 2011.

RREEF America REIT III was formed in January 2003 and commenced operations in March 2003. The program suspended payments of redemption requests in the first quarter of 2008 as part of a comprehensive debt restructuring. The terms of the debt restructuring prohibited distributions in favor of adopting a strategic liquidation strategy. The redemption plan was restructured into a pro rata redemption program for all investors as assets in the program’s portfolio were liquidated. The queued redemption requests which were not rescinded by stockholders totaled approximately $200 million as of December 31, 2014, representing 35% of the program’s net asset value.

Our board of directors will not approve each investment selected by our advisor.

Our board of directors approved investment guidelines that delegate to our advisor the authority to execute acquisitions and dispositions of investment properties and real estate-related assets on our behalf, in each case so long as such investments are consistent with the investment guidelines. Our board of directors will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as it deems appropriate. The prior approval of our board of directors will be required only for the acquisition or disposition of assets that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our directors will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into on our behalf by our advisor may be costly, difficult or impossible to unwind when they are subsequently reviewed by our board of directors.

The amount and source of distributions we may make to our stockholders is uncertain, and we may be unable to generate sufficient cash flows from our operations to make distributions to our stockholders at any time in the future.

Our ability to make distributions to our stockholders may be adversely affected by a number of factors, including the risk factors described in this prospectus. Because we currently have only five properties and have not yet identified additional properties to acquire with the proceeds of this offering, we may not generate sufficient income to make distributions to our stockholders. Our board of directors will make determinations regarding distributions based upon, among other factors, our financial performance, debt service obligations, debt covenants and capital expenditure requirements. Among the factors that could impair our ability to make distributions to our stockholders are:

•	the limited size of our portfolio in the early stages of our development;

•	our inability to invest the proceeds from sales of our shares on a timely basis in income-producing properties, real estate equity securities and real estate loans;

•	our inability to realize attractive risk-adjusted returns on our investments;

•	unanticipated expenses or reduced revenues that reduce our cash flow or non-cash earnings;

•	defaults in our investment portfolio or decreases in the value of our investments; and

•	the fact that anticipated operating expense levels may not prove accurate, as actual results may vary from estimates.

As a result, we may not be able to make distributions to our stockholders at any time in the future, and the level of any distributions we do make to our stockholders may not increase or even be maintained over time, any of which could materially and adversely affect the value of your investment in our shares.

To date, expense support from our advisor has contributed to funding our distributions, and in the future we may pay distributions from sources other than our cash flow from operations, including, without limitation, the sale of assets, borrowings or offering proceeds, and we have no limits on the amounts we may pay from such sources.

Our organizational documents permit us to pay distributions from any source. While our long-term corporate strategy is to fund the payment of regular distributions to our stockholders entirely from cash flow from our operations, during the early stages of our operations, and from time to time thereafter, we may not generate sufficient cash flow from operations to fully fund distributions to stockholders. Therefore, particularly in the period before we have raised substantial proceeds from our offerings, we may choose to use cash flows from financing activities, which include borrowings (including borrowings secured by our assets), net proceeds of our offerings, cash flows from operations supported by expenses incurred by our advisor pursuant to the expense support agreement with our advisor and other sources, to fund distributions to our stockholders. We may be required to continue to fund our regular distributions from a combination of some of these sources if our investments fail to perform as anticipated, if expenses are greater than expected and due to numerous other factors. We have not established a limit on the amount of our distributions that may be paid from any of these sources.

To date, we have funded distributions from cash generated by operations as supported by the expense support provided by our advisor pursuant to the expense support agreement. Without the expense support provided by our advisor, the payment of distributions would have come from proceeds of our offerings or from additional borrowings.

Using borrowings to fund our distributions would result in a liability to us, which would require a future repayment. The ultimate repayment of any liabilities incurred to fund distributions could adversely impact our ability to pay distributions in future periods, decrease our NAV, decrease the amount of cash we have available for operations and new investments and adversely impact the value of your investment in our shares.

Valuations and appraisals of our properties and real estate-related assets are estimates of fair value and may not necessarily correspond to realizable value.

For the purposes of calculating our NAV after the close of business on each business day, our properties will initially be valued at cost, which we expect to represent fair value at that time. Thereafter, valuations of our properties will be based on appraisals of each of our properties by either our independent valuation advisor or other independent third-party appraisal firms that will be performed at least once during every calendar quarter after the respective calendar quarter in which such property was acquired and will be performed in accordance with valuation guidelines approved by our board of directors. Likewise, our investments in real estate-related assets will initially be valued at cost, and thereafter will be valued quarterly, or in the case of liquid securities, daily, as applicable, at fair value. See “Net Asset Value Calculation and Valuation Guidelines.” Quarterly valuations of each of our real properties will be performed by either our independent valuation advisor or other independent third-party appraisal firms. Such valuations are based on asset and portfolio level information provided by our advisor, including historical operating revenues and expenses of the properties, lease agreements on the properties, revenues and expenses of the properties, information regarding recent or planned capital expenditures and any other information relevant to valuing the real estate property, which information will not be independently verified by our independent valuation advisor. In addition, on an intra-quarter basis, our advisor is responsible for monitoring our properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor. Within the parameters of our valuation guidelines, the valuation methodologies used to value our properties will involve subjective judgments regarding such factors as comparable sales, rental and operating expense data, the capitalization or discount rate, and projections of future rent and expenses, and may not be accurate. Valuation methodologies will also involve assumptions and opinions about future events, which may or may not turn out to be correct. Valuations and appraisals of our properties and real estate-related assets will be only estimates of fair value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions beyond our control and the control of our advisor and independent valuation advisor. Further, valuations do not necessarily represent the price at which an asset would sell, since market prices of assets can only be determined by negotiation between a willing buyer and seller. Therefore, the valuations of our properties and our investments in real estate-related assets may not correspond to the timely realizable value upon a sale of those assets. There will be no retroactive adjustment in the valuation of such assets, the price of our shares of common stock, the price we paid to redeem shares of our common stock or NAV-based fees we paid to our advisor or the dealer manager for this offering to the extent such valuations prove to not accurately reflect the true estimate of value and are not a precise measure of realizable value. Because the price you will pay for shares of our common stock in this offering, and the price at which your shares may be redeemed by us pursuant to our redemption plan, are based on our estimated NAV per share, you may pay more than realizable value or receive less than realizable value for your investment.

Our NAV per share may suddenly change if the appraised values of our properties materially change from prior appraisals or the actual operating results for a particular month differ from what we originally budgeted for that month.

We anticipate that our quarterly appraisals of our properties will not be spread evenly throughout the calendar quarter, but instead will be received near the end of each calendar quarter. As such, when these appraisals are reflected in our NAV calculation, there may be a sudden change in our NAV per share for each class of our common stock. In addition, actual operating results for a given month may differ from what we originally budgeted for that month, which may cause a sudden increase or decrease in the NAV per share amounts. We will accrue estimated income and expenses on a daily basis based on quarterly budgets. As soon as practicable after the end of the last business day of each month, we will adjust the income and expenses we estimated for that month to reflect the income and expenses actually earned and incurred. We will not retroactively adjust the NAV per share of each class for each day of the previous month. Therefore, because the actual results from operations may be better or worse than what we previously budgeted for a particular month, the adjustment to reflect actual operating results may cause the NAV per share for each class of our common stock to increase or decrease, and such increase or decrease will occur on the day the adjustment is made.

It may be difficult to reflect, fully and accurately, material events that may impact our daily NAV.

The calculation of our daily NAV per share, which is performed by BNY Mellon under the supervision of our advisor, will be based in part on estimates of the values of each of our properties provided periodically by our independent valuation advisor and other independent third-party appraisal firms in individual appraisal reports in accordance with valuation guidelines approved by our board of directors. As a result, our published NAV per share on any given day may not fully reflect any or all changes in value that may have occurred since the most recent valuation. Our advisor will review appraisal reports and monitor our properties and real estate-related assets, and is responsible for notifying the independent valuation advisor of the occurrence of any property-specific or market-driven event it believes may cause a material valuation change in the real estate valuation, but it may be difficult to reflect fully and accurately rapidly changing market conditions or material events that may impact the value of our properties and real estate-related assets or liabilities between valuations, or to obtain quickly complete information regarding any such events. For example, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a property to change materially, yet obtaining sufficient relevant information after the occurrence has come to light and/or analyzing fully the financial impact of such an event may be difficult to do and may require some time. As a result, the NAV per share may not reflect a material event until such time as sufficient information is available and analyzed, and the financial impact is fully evaluated, such that our NAV may be appropriately adjusted in accordance with our valuation guidelines. Depending on the circumstance, the resulting potential disparity in our NAV may be in favor of either stockholders who redeem their shares, or stockholders who buy new shares, or existing stockholders.

NAV calculations are not governed by governmental or independent securities, financial or accounting rules or standards.

The method for calculating our NAV, including the components used in calculating our NAV, is not prescribed by rules of the SEC or any other regulatory agency. Further, there are no accounting rules or standards that prescribe which components should be used in calculating NAV, and our NAV is not audited by our independent registered public accounting firm. We calculate and publish NAV solely for purposes of establishing the daily price at which we sell and redeem shares of our common stock, and you should not view our NAV as a measure of our historical or future financial condition or performance. The components and methodology used in calculating our NAV may differ from those used by other companies now or in the future.

In addition, our NAV calculations, to the extent that they incorporate valuations of our assets and liabilities, are not prepared in accordance with United States generally accepted accounting principles, also known as GAAP. These valuations, which are based on market values that assume a willing buyer and seller, may differ from liquidation values that could be realized in the event that we were forced to sell assets. You should carefully review the disclosure of our valuation policies and how NAV will be calculated, including the illustrative hypothetical calculation of NAV, under “Net Asset Value Calculation and Valuation Guidelines.”

Due to daily fluctuations in our NAV, the price at which your purchase is executed could be higher than our NAV per share at the time you submit your purchase order, and the price at which your redemption is executed could be lower than our NAV per share at the time you submit your redemption request.

The purchase and redemption price for shares of our common stock is determined at the end of each business day based on our NAV and is not based on any established trading price. See “Net Asset Value Calculation and Valuation Guidelines.” Each accepted purchase order will be executed at a price equal to our NAV per share for the class of shares being purchased next determined after the purchase order is received in proper form and processed, plus, for Class A and Class T shares only, any applicable selling commissions and, for Class T shares only, a dealer manager fee. For example, if a purchase order is received and processed on a business day and before the close of business (4:00 p.m. Eastern time) on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on that day, plus, for Class A and Class T shares only, any applicable selling commissions and, for Class T shares only, a dealer manager fee. If a purchase order is received and processed on a business day, but after the close of business on that day, the purchase order will be executed at a purchase price equal to our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A and Class T shares only, any applicable selling commissions and, for Class T shares only, a dealer manager fee. See “Share Purchases and Redemptions—Buying Shares.” Similarly, received and processed redemption requests will be effected at a redemption price equal to the next-determined NAV per share for the class of shares being redeemed (subject to a 2% short-term trading discount for shares held less than 365 days). See “Share Purchases and Redemptions—Redeeming Shares—General.” As a result of this process, you will not know the purchase or redemption price at the time you submit your purchase order or redemption request. The purchase price per share at which your purchase order is executed could be higher than the NAV per share on the date you submitted your purchase order, and the redemption price per share at which your redemption request is executed could be lower than the NAV per share on the date you submitted your redemption request.

The U.S. real estate market has fully recovered from the recent recession and appears to have entered the growth phase of the cycle. As the cycle matures, real estate returns may lose momentum which could have a negative impact on the performance of our investment portfolio.

Based on expected moderate, but improved, future economic growth, and historically low levels of new supply in the commercial real estate pipeline, real estate fundamentals are forecast to improve for all property sectors during the next two years. Nevertheless, the ongoing competition for high quality real estate assets and resulting upward pressure on pricing may reduce anticipated returns. Furthermore, economic growth remains fragile, and could be slowed or halted by significant external events. A negative shock to the economy could result in reduced tenant demand, higher tenancy default and rising vacancy rates. There can be no assurance that our real estate investments will not be adversely affected by a severe slowing of the economy or renewed recession. Tenant defaults, fluctuations in interest rates, limited availability of capital and other economic conditions beyond our control could negatively affect our portfolio, and decrease the value of our investments.

Uncertainty and volatility in the credit markets may make it difficult for us to find debt financing on reasonable terms for property acquisitions or to fund tenant improvements.

During the great recession, U.S. and global credit markets experienced severe dislocations and liquidity disruptions. While debt availability has increased in recent years, credit spreads continue to be dynamic, and lenders are still reluctant to offer financing at higher leverage ratios. We currently rely on debt to finance our acquisitions of properties and future tenant improvements. Uncertainty in the credit markets may adversely impact our ability to access debt capital on reasonable terms, or at all, which may adversely affect investment returns on future acquisitions or our ability to make acquisitions or tenant improvements. Deferring necessary or desirable tenant improvements may make it more difficult for us to attract new tenants to our properties or reduce the amount of rent we can charge at such properties. A constrained debt market could cause us to use a greater proportion of the proceeds from our offerings to finance our acquisitions and fund tenant improvements, reducing the number of acquisitions we may otherwise make and potentially adversely affecting returns on future acquisitions. We cannot be certain that we will have readily available sources of available financing in the future.

We depend on our advisor and the dealer manager for this offering, and we may not be able to secure suitable replacements in the event that we fail to retain their services.

Our success depends in part upon our relationships with, and the performance of, the following parties:

•	our advisor and its key real estate professionals for the acquisition and management of our investment portfolio and our corporate operations; and

•	the dealer manager for capital raising in this offering.

Any of these parties may suffer or become distracted by adverse financial or operational problems in connection with their business and activities unrelated to us and over which we have no control. Should any of these parties fail to allocate sufficient resources to perform their responsibilities to us for any reason, we may be unable to achieve our investment objectives or to pay distributions to our stockholders. In the event that, for any reason, our advisory agreement or the agreement with the dealer manager is terminated, or our advisor is unable to retain its key personnel, it may be difficult to secure suitable replacements on acceptable terms, which would adversely impact the value of your investment in our shares.

If we internalize our management functions, the percentage of our outstanding common stock owned by our existing stockholders could be reduced, we could incur other significant costs associated with being self-managed, and any internalization could have other adverse effects on our business and financial condition.

At some point in the future, we may consider internalizing the functions performed for us by our advisor. The method by which we could internalize these functions could take many forms. We may hire our own group of executives and other employees or we may acquire a subsidiary or division of our advisor that has performed services for us pursuant to our advisory agreement, including its existing workforce. Any internalization transaction could result in significant payments to the owners of our advisor, including in the form of our stock which could reduce the percentage ownership of our then existing stockholders and concentrate ownership in the owner of our advisor. In addition, there is no assurance that internalizing our management functions will be beneficial to us and our stockholders. For example, we may not realize the perceived benefits because of the costs of being self-managed; we may not be able to properly integrate a new staff of managers and employees; or we may not be able to effectively replicate the services provided previously by our advisor or its affiliates. Internalization transactions have also, in some cases, been the subject of litigation. Even if these claims are without merit, we could be forced to spend significant amounts of money defending claims which would reduce the amount of funds available for us to invest in real estate assets or to pay distributions.

If we were to internalize our management or if another investment program, whether sponsored by our sponsor or otherwise, hires the employees of our advisor in connection with its own internalization transaction or otherwise, our ability to conduct our business may be adversely affected.

We rely on persons employed by our advisor to manage our day-to-day operations. If we were to effectuate an internalization by entering into an agreement with our advisor for the purpose of retaining the current members of our advisor’s management team who have performed services for us pursuant to our advisory agreement, we may not be able to retain all of the key employees of our advisor who have been performing these services. In addition, some of the employees of our advisor may provide services to one or more other investment programs. These programs or third parties may decide to retain some or all of our advisor’s key employees in the future. If this occurs, these programs could hire certain of the persons currently employed by our advisor who are most familiar with our business and operations, thereby potentially adversely impacting our business.

Economic events that may cause our stockholders to request that we redeem their shares may materially adversely affect our cash flow and our ability to achieve our investment objectives.

Economic events affecting the U.S. economy, such as the negative performance of the investment real estate sector, could cause our stockholders to seek to sell their shares to us pursuant to our redemption plan. The total amount of redemptions in any calendar quarter will be limited to common shares of all classes whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for all classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion will be carried over to the next quarter, except that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for all classes of shares as of the last day of the previous calendar quarter. Even if we are able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, if we determine to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our portfolio by property type and location, moderate financial leverage, conservative operating risk and an attractive and reasonably stable level of current income, could be materially adversely affected.

If we are unable to raise substantial funds, we will be limited in the number and type of investments we make, and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis, meaning that the dealer manager for this offering is only required to use its best efforts to sell our shares and does not have a firm commitment or obligation to purchase any shares. As a result, the amount of proceeds we raise in our offerings may be substantially less than the amount we would need to achieve a diversified portfolio of investments. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number, geography and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. There is a greater risk that you will lose money in your investment if we have less diversity in our portfolio. Further, we have certain fixed operating expenses, including expenses of being a public reporting company, regardless of whether we are able to raise substantial funds. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our portfolio may be subject to geographic or tenant risk, particularly if we are unable to raise substantial funds in our offerings.

If our portfolio is not sufficiently diversified, we may be subject to geographic or tenant risk, particularly if we do not raise substantial funds in our offerings. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the number of investments owned, the geographic regions in which our properties are located and the types of investments that we make. Even if we raise substantial funds, we may be unable to establish a sufficiently diversified portfolio that would eliminate geographic and tenant risk. In either case, the likelihood that any single investment’s performance would adversely affect our profitability will increase.

The success of our continuous public offering is dependent, in part, on the ability of the dealer manager to retain key employees and to successfully operate and maintain a network of participating broker-dealers.

Our continuous public offering is being conducted on a “best efforts” basis by SC Distributors, LLC, the dealer manager. The success of our offering and our ability to implement our business strategy is dependent upon the ability of the dealer manager to retain key employees and to operate and maintain a network of participating broker-dealers. If the dealer manager is unable to retain qualified employees or build and maintain a sufficient network of participating broker-dealers to distribute shares in our offering, we may not be able to raise adequate proceeds through our offering to implement our investment strategy. In addition, the dealer manager currently serves as dealer manager for other issuers. As a result, the dealer manager may experience conflicts of interest in allocating its time between our offering and such other issuers, which could adversely affect our ability to raise adequate proceeds through our offering and implement our investment strategy.

VEREIT, Inc., which was formerly known as American Realty Capital Properties, Inc., or VEREIT a publicly-traded real estate investment trust, made disclosures regarding accounting errors in October 2014. These errors have led to at least one pending regulatory investigation against Realty Capital Securities, LLC, or RCS, and RCS Capital Corporation, or RCAP, the parent of each of the dealer manager, RCS and SCAS, and at least one pending class-action stockholder lawsuit against RCAP. Separately, RCAP announced a settlement of an administrative complaint with the Securities Division of the Commonwealth of Massachusetts, or the Massachusetts Securities Division. These investigations and lawsuits may impact the ability of RCAP’s subsidiaries, including the dealer manager, to distribute our shares in our public offering and may result in the suspension of agreements with participating broker-dealers engaged in distributing our offering.

On October 29, 2014, VEREIT announced that its financial statements and other financial communications for certain periods should no longer be relied upon after discovering that employees “intentionally made” accounting mistakes which caused VEREIT to understate net losses during the first half of 2014. The SEC and the Federal Bureau of Investigation have announced that they have each opened criminal investigations into VEREIT’s accounting practices, in conjunction with an investigation by the U.S. Attorney’s Office for the Southern District of New York. In addition, the Massachusetts Securities Division has announced an ongoing investigation into RCAP and RCS, among others. RCAP is also the defendant in at least one class-action stockholder lawsuit.

On November 12, 2015, the Massachusetts Securities Division filed a complaint against RCS alleging that RCS fraudulently fabricated shareholder proxy votes. On December 2, 2015, RCAP announced that it had reached a settlement with the Massachusetts Securities Division pursuant to which RCS will pay a fine, and that RCS has decided to voluntarily withdraw its broker-dealer license in Massachusetts and all other state and federal jurisdictions. Our proxy voting process for all past annual meetings of stockholders has been conducted by a third-party firm completely separate and independent of RCS and RCAP.

The lawsuit against RCAP may impact the ability of RCAP’s subsidiaries, including the dealer manager, to perform its contractual obligations to us related to the distribution of our shares in our offering. If the issues described above have an adverse impact upon the operations and financial condition of RCAP, and as a consequence upon the operations and financial condition of the dealer manager, it could adversely affect our ability to raise adequate proceeds through our public offering and implement our investment strategy. In addition, participating broker-dealers could determine to suspend participation in our offering, which would make it more difficult for us to raise sufficient capital to meet our investment objectives and achieve a diversified portfolio. While the dealer manager has announced an agreement pursuant to which its principals will repurchase the dealer manager from RCAP, there can be no assurance that this transaction will close.

Our advisor relies on information technology networks and systems in providing services to us, and any material failure, inadequacy, interruption or security failure of that technology could harm our business.

Our advisor relies on information technology networks and systems, including the Internet, to process, transmit and store electronic information and to manage or support a variety of our business processes, including financial transactions and maintenance of records, which may include confidential information of tenants, lease data and information regarding our stockholders. Our advisor relies on commercially available systems, software, tools and monitoring to provide security for processing, transmitting and storing confidential information. Although our advisor has taken steps to protect the security of the data maintained in its information systems, it is possible that such security measures will not be able to prevent the systems’ improper functioning, or the improper disclosure of personally identifiable information, such as in the event of cyber-attacks. Security breaches, including physical or electronic break-ins, computer viruses, attacks by hackers and similar breaches, can create system disruptions, shutdowns or unauthorized disclosure of confidential information. In addition, any breach in the data security measures employed by the third party vendors upon which we rely, such as our transfer agent and SCAS, could also result in the improper disclosure of personally identifiable information. Any failure to maintain proper function, security and availability of information systems could interrupt our operations, damage our reputation, subject us to liability claims or regulatory penalties and could materially and adversely affect us.

Deutsche Bank is party to a settlement with the Department of Justice and other U.S. and U.K. regulators, as part of which a U.K.-based affiliate pleaded guilty to wire fraud for its conduct in relation to LIBOR, and Deutsche Bank agreed to pay financial penalties that amounted to approximately $2.5 billion. This settlement could negatively impact our advisor, upon which we are substantially dependent.

On April 23, 2015, Deutsche Bank entered into a settlement with the Department of Justice and other U.S. and U.K. regulators related to their investigations into anti-competitive and manipulative conduct with respect to LIBOR and other benchmark rates. As part of the settlement, Deutsche Bank entered into a deferred prosecution agreement, and a U.K.-based affiliate, DB Group Services (UK) Ltd., pleaded guilty to wire fraud. Deutsche Bank agreed to pay various U.S. and U.K. regulators approximately $2.5 billion to settle claims related to the same.

This settlement may impact our advisor’s ability to provide advisory services to various other funds and clients, which may adversely affect the reputation and financial health of our advisor. Any decline in our advisor’s financial health or ability to attract and retain personnel could adversely impact its ability to provide advisory services and expense support to us.

We may change our investment and operational policies without stockholder consent.

Except for changes to the investment restrictions contained in our charter, which require stockholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, operations, indebtedness, capitalization and distributions, at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier or more highly leveraged than, the types of investments contemplated by our current investment policies. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could materially affect our ability to achieve our investment objectives.

Risks Related to Conflicts of Interest

Our advisor may face a conflict of interest with respect to the allocation of investment opportunities and competition for tenants between us and other real estate programs that it advises.

Our advisor’s officers and key real estate professionals will identify potential investments in properties and other real estate-related assets which are consistent with our investment guidelines for our possible acquisition. However, our advisor may not acquire any investment in a property unless it has reviewed and approved presenting it to us in accordance with its allocation policies. Our advisor will advise other investment programs that invest in properties and real estate-related assets in which we may be interested and, therefore, could face conflicts of interest in determining which programs will have the opportunity to acquire and participate in such investments as they become available. As a result, other investment programs advised by our advisor may compete with us with respect to certain investments that we may want to acquire. See “Conflicts of Interest—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” for a description of our advisor’s investment opportunity allocation policy.

In addition, we may acquire properties in geographic areas where other investment programs advised by our advisor own properties. Therefore, our properties may compete for tenants with other properties owned by such investment programs. If one of such investment programs attracts a tenant that we are competing for, we could suffer a loss of revenue due to delays locating another suitable tenant.

Our advisor faces a conflict of interest because the fees it receives for services performed are based on our NAV, which is calculated by BNY Mellon under the supervision of our advisor.

Our advisor is paid a fee for its services based on our daily NAV, which is calculated by BNY Mellon under the supervision of our advisor in accordance with our valuation guidelines. The calculation of our NAV includes certain subjective judgments of our advisor with respect to estimating, for example, our accrued expenses, daily net portfolio income and liabilities, and therefore, our NAV may not correspond to realizable value upon a sale of those assets. Our advisor may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. If our NAV is calculated in a way that is not reflective of our actual NAV, then the purchase price of shares of our common stock on a given date may not accurately reflect the value of our portfolio, and your shares may be worth less than the purchase price.

Our advisor’s inability to retain the services of key real estate professionals could hurt our performance.

Our success depends to a significant degree upon the contributions of certain key real estate professionals employed by our advisor, each of whom would be difficult to replace. Neither we nor our advisor have employment agreements with these individuals and they may not remain associated with us. If any of these persons were to cease their association with us, our operating results could suffer. Our future success depends, in large part, upon our advisor’s ability to attract and retain highly skilled managerial, operational and marketing professionals. If our advisor loses or is unable to obtain the services of highly skilled professionals, our ability to implement our investment strategies could be delayed or hindered.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor face conflicts of interest related to their positions or interests in affiliates of our advisor, which could hinder our ability to implement our business strategy and to generate returns to our stockholders.

Our executive officers, our affiliated directors and the key real estate professionals acting on behalf of our advisor are also executive officers, directors, managers or key professionals of Deutsche AWM. Some of these persons also serve as managers and investment advisers to other funds and institutional investors in real estate and real estate-related assets. As a result, they owe fiduciary duties to each of these entities and their investors, which fiduciary duties may from time to time conflict with the fiduciary duties that they owe to us and our stockholders, and could face conflicts of interest in allocating their time among us and such other funds, investors and activities. Their loyalties to these other entities and investors could result in action or inaction that is detrimental to our business, which could harm the implementation of our investment strategy, and could cause these individuals to allocate less of their time to us than we may require, which may adversely impact our operations.

Payment of fees and expenses to our advisor and the dealer manager will reduce the cash available for distribution and will increase the risk that you will not be able to recover the amount of your investment in our shares.

Our advisor performs services for us in connection with the selection and acquisition of our investments, the management of our assets and certain administrative services. We pay our advisor advisory fees and expense reimbursements for these services, which reduce the amount of cash available for further investments or distribution to our stockholders. We also pay the dealer manager dealer manager fees and distribution fees based on our NAV. Additionally, to the extent that we are unable to invest the proceeds of this offering in assets that generate substantial returns to us, our payment of those fees will reduce our NAV over time. The fees we pay to our advisor and the dealer manager increase the risk that stockholders may receive a lower price when they sell their shares to us pursuant to our redemption plan than the purchase price they initially paid for their shares.

Risks Related to This Offering and Our Corporate Structure

Your interest in us will be diluted if we issue additional shares.

Holders of our common stock will not have preemptive rights to any shares we issue in the future. Our charter authorizes us to issue up to 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock and 50,000,000 are classified as preferred stock. Of the 1,000,000,000 shares that are classified as common stock, 200,000,000 are classified as Class A shares, 200,000,000 are classified as Class I shares, 50,000,000 are classified as Class D shares, 300,000,000 are classified as Class N shares and 250,000,000 are classified as Class T shares. Our board of directors may amend our charter from time to time to increase the aggregate number of authorized shares of capital stock or the number of authorized shares of capital stock of any class or series without stockholder approval. Our board of directors may elect, without stockholder approval, to: (1) sell additional shares in this or future public offerings; (2) issue additional equity interests in private offerings; (3) issue shares upon the exercise of the options we may grant to our independent directors or future employees; (4) issue shares to our advisor, or its successors or assigns, in payment of an outstanding obligation to pay fees for services rendered to us or to reimburse expenses paid on our behalf; or (5) issue shares to sellers of properties we acquire in connection with an exchange of limited partnership interests of our operating partnership. To the extent we issue additional shares after your purchase in this offering, your percentage ownership interest in us will be diluted.

The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders.

Our charter, with certain exceptions, authorizes our board of directors to take such actions as are necessary and desirable to preserve our qualification as a REIT. Unless exempted by our board of directors, no person may own more than 9.8% in value of our outstanding capital stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock. A person that did not acquire more than 9.8% of our shares may become subject to our charter restrictions if redemptions by other stockholders cause such person’s holdings to exceed 9.8% of our outstanding shares. Our 9.8% ownership limitation may have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium price for our stockholders.

Our charter permits our board of directors to issue stock with terms that may subordinate the rights of the holders of our common stock or discourage a third party from acquiring us in a manner that could result in a premium price to our stockholders.

Our board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption of any such stock without stockholder approval. Thus, our board of directors could authorize the issuance of preferred stock with terms and conditions that could have priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Such preferred stock could also have the effect of delaying, deferring or preventing a change in control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might otherwise provide a premium price to holders of our common stock.

Maryland law and our organizational documents limit our rights and the rights of our stockholders to recover claims against our directors and officers, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director will not have any liability as a director so long as he or she performs his or her duties in accordance with the applicable standard of conduct. In addition, Maryland law and our charter provide that no director or officer shall be liable to us or our stockholders for monetary damages unless the director or officer (1) actually received an improper benefit or profit in money, property or services or (2) was actively and deliberately dishonest as established by a final judgment as material to the cause of action. Moreover, our charter generally requires us to indemnify and advance expenses to our directors and officers for losses they may incur by reason of their service in those capacities unless their act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, they actually received an improper personal benefit in money, property or services or, in the case of any criminal proceeding, they had reasonable cause to believe the act or omission was unlawful. Further, we have entered into separate indemnification agreements with each of our officers and directors. As a result, you and we may have more limited rights against our directors or officers than might otherwise exist under common law, which could reduce your and our recovery from these persons if they act in a manner that causes us to incur losses. In addition, we are obligated to fund the defense costs incurred by these persons in some cases. However, our charter provides that we may not indemnify our directors, or our advisor and its affiliates, for any liability or loss suffered by them or hold our directors, our advisor and its affiliates harmless for any liability or loss suffered by us, unless they have determined that the course of conduct that caused the loss or liability was in our best interests, they were acting on our behalf or performing services for us, the liability or loss was not the result of negligence or misconduct by our non-independent directors, our advisor and its affiliates, or gross negligence or willful misconduct by our independent directors, and the indemnification or agreement to hold harmless is recoverable only out of our net assets or the proceeds of insurance and not from the stockholders. See “Management—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents.”

Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.

Certain provisions of the Maryland General Corporation Law applicable to us prohibit business combinations with: (1) any person who beneficially owns 10% or more of the voting power of our outstanding voting stock, which we refer to as an “interested stockholder;” (2) an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding stock, which we also refer to as an “interested stockholder;” or (3) an affiliate of an interested stockholder. These prohibitions last for five years after the most recent date on which the interested stockholder became an interested stockholder. Thereafter, any business combination with the interested stockholder or an affiliate of the interested stockholder must be recommended by our board of directors and approved by the affirmative vote of at least 80% of the votes entitled to be cast by holders of our outstanding voting stock, and two-thirds of the votes entitled to be cast by holders of our voting stock other than shares held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These requirements could have the effect of inhibiting a change in control even if a change in control were in our stockholders’ best interest. These provisions of Maryland law do not apply, however, to business combinations that are approved or exempted by our board of directors prior to the time that someone becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors.

Our UPREIT structure may result in potential conflicts of interest with limited partners in our operating partnership whose interests may not be aligned with those of our stockholders.

Our directors and officers have duties to our corporation and our stockholders under Maryland law and our charter in connection with their management of the corporation. At the same time, we, as general partner, will have fiduciary duties under Delaware law to our operating partnership and to the limited partners in connection with the management of our operating partnership. Our duties as general partner of our operating partnership and its partners may come into conflict with the duties of our directors and officers to our corporation and our stockholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our operating partnership provides that, for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or the limited partners will be resolved in favor of our stockholders.

Additionally, the partnership agreement expressly limits our liability by providing that we will not be liable or accountable to our operating partnership for losses sustained, liabilities incurred or benefits not derived if we acted in good faith. In addition, our operating partnership is required to indemnify us and our officers, directors, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our operating partnership, unless it is established that: (1) the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We intend to conduct our operations so that neither we, nor our operating partnership nor the subsidiaries of our operating partnership are investment companies under the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, no more than 45% of the value of its total assets, consolidated with the assets of any wholly-owned subsidiary (exclusive of U.S. government securities and cash items), consists of, and no more than 45% of its net income after taxes, consolidated with the net income of any wholly-owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than U.S. government securities, securities issued by employees’ securities companies, securities issued by certain majority-owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company. In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company businesses of these subsidiaries, namely the business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

A change in the value of any of our assets could cause us, our operating partnership or one or more of its subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exception from regulation under the Investment Company Act. To maintain compliance with this exception from the definition of investment company under the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. In addition, we may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forgo opportunities to acquire interests in companies that we would otherwise want to acquire and would be important to our investment strategy.

Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company.

We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy the exclusion in Rule 3a-1 under the Investment Company Act. However, if we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	restrictions or prohibitions on retaining earnings;

•	restrictions on leverage or senior securities;

•	restrictions on unsecured borrowings;

•	requirements that our income be derived from certain types of assets;

•	prohibitions on transactions with affiliates; and

•	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court required enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Registration with the SEC as an investment company would be costly, would subject our company to a host of complex regulations, and would divert the attention of management from the conduct of our business. In addition, the purchase of real estate that does not fit our investment guidelines and the purchase or sale of investment securities or other assets to preserve our status as a company not required to register as an investment company could materially adversely affect our NAV, the amount of funds available for investment and our ability to pay distributions to our stockholders.

Rapid changes in the values of potential investments in real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or our exception from the Investment Company Act.

If the market value or income potential of our real estate-related investments declines, including as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income or liquidate our non-qualifying assets in order to maintain our REIT qualification or our exception from registration under the Investment Company Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of any non-real estate assets that we may own. We may have to make investment decisions that we otherwise would not make absent REIT and Investment Company Act considerations.

General Risks Related to Investments in Real Estate

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general.

We are subject to risks generally attributable to the ownership of real property, including:

•	changes in global, national, regional or local economic, demographic or capital market conditions;

•	future adverse national real estate trends, including increasing vacancy rates, declining rental rates and general deterioration of market conditions;

•	changes in supply of or demand for similar properties in a given market or metropolitan area which could result in rising vacancy rates or decreasing market rental rates;

•	vacancies or inability to lease space on favorable terms;

•	increased competition for properties targeted by our investment strategy;

•	bankruptcies, financial difficulties or lease defaults by our tenants;

•	increases in interest rates and availability of financing; and

•	changes in government rules, regulations and fiscal policies, including increases in property taxes, changes in zoning laws, and increasing costs to comply with environmental laws.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders.

Adverse economic conditions in the regions and metropolitan markets where our assets are located may adversely affect our ability to lease our properties and our ability to increase lease prices.

In addition to our properties being subject to national economic real estate trends, our properties will also be subject to potential adverse conditions in the regions and metropolitan areas where our properties are located, which may reduce our ability to lease our properties, restrict our ability to increase lease prices and force us to lower lease prices or offer tenant incentives. As a result, adverse regional or city specific events or trends that occur may impact certain of our properties without impacting our entire portfolio, which could decrease our overall performance.

We may have difficulty selling our properties, which may limit our flexibility and ability to pay distributions.

Because real estate investments are relatively illiquid, it could be difficult for us to promptly sell one or more of our properties on favorable terms. This may limit our ability to change our portfolio quickly in response to adverse changes in the performance of any such property or economic or market trends. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our stockholders. These restrictions could adversely affect our ability to achieve our investment objectives.

We face risks associated with property acquisitions.

We intend to continue acquiring properties in accordance with our investment strategy. We may also acquire portfolios of properties, including large portfolios that could result in changes to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on commercially reasonable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•	acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

Competition in acquiring properties may reduce our profitability and the return on your investment.

We face competition from various entities for investment opportunities in properties, including other REITs, pension funds, insurance companies, investment funds and companies, partnerships and developers. Many of these entities may have greater access to capital to acquire properties than we have. Competition from these entities may reduce the number of suitable investment opportunities offered to us or increase the bargaining power of property owners seeking to sell. In addition, as the economy has recovered, the number of entities and the amount of funds competing for suitable investments has increased. In addition to third-party competitors, other programs sponsored by our advisor have raised additional capital and are seeking investment opportunities under our sponsor’s allocation policy. If we acquire properties and other investments at higher prices or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

Properties that incur vacancies could be difficult and costly to sell or re-lease.

A property may incur a vacancy either by the continued default of a tenant under its lease or the expiration of one of our leases. In addition, certain of the properties we acquire may have some level of vacancy at the time of acquisition. Certain other properties may be specifically suited to the particular needs of a tenant and may become vacant after we acquire them. Therefore, we may have difficulty obtaining a new tenant for any vacant space we have in our properties, and substantial expenditures may be necessary to customize the property to fit the needs of a successor tenant or prepare the property for sale. If the vacancy continues for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the property’s leases.

Potential losses or damage to our properties may not be covered by insurance.

We carry comprehensive liability, fire, extended coverage, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket policy, and plan to do so for any new properties added to the portfolio. Our advisor will select policy specifications and insured limits which it believes to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. Insurance policies on our properties may include some coverage for losses that are generally catastrophic in nature, such as losses due to terrorism, earthquakes and floods, but we cannot assure you that it will be adequate to cover all losses and some of our policies will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

Our properties face significant competition.

We face significant competition from owners, operators and developers of properties. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties. If one of our properties were to lose an anchor tenant, this could impact the leases of other tenants, who may be able to modify or terminate their leases as a result. Due to such competition, the terms and conditions of any lease that we enter into with our tenants may vary substantially.

Our properties may be leased at below-market rates under long-term leases.

In general, we seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. In addition, where appropriate, we seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. These leases may allow tenants to renew the lease with pre-defined rate increases. If we do not accurately judge the potential for increases in market rental rates, we may set the rental rates of these long-term leases at levels such that even after contractual rental increases, the resulting rental rates are less than then-current market rental rates. Further, we may be unable to terminate those leases or adjust the rent to then-prevailing market rates. As a result, our income and distributions to our stockholders could be lower than if we did not enter into long-term leases.

Our retail tenants will face competition from numerous retail channels.

Retailers leasing our properties will face continued competition from discount or value retailers, factory outlet centers, wholesale clubs, mail order catalogues and operators, television shopping networks and shopping via the Internet. Such competition could adversely affect our tenants and, consequently, our revenues and funds available for distribution.

Our industrial tenants may be adversely affected by a decline in manufacturing activity in the United States.

Fluctuations in manufacturing activity in the United States may adversely affect our industrial tenants and therefore the demand for and profitability of our industrial properties. Trade agreements with foreign countries have given employers the option to utilize less expensive foreign manufacturing workers. Outsourcing manufacturing activities could reduce the demand for U.S. workers, thereby reducing the profitability of our industrial tenants and the demand for and profitability of our industrial properties.

In the event we obtain options to acquire properties, we may lose the amount paid for such options whether or not the underlying property is purchased.

We may obtain options to acquire certain properties. The amount paid for an option, if any, is normally surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Any unreturned option payments will reduce the amount of cash available for further investments or distributions to our stockholders.

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on the financial condition of co-venturers and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Costs of complying with governmental laws and regulations may reduce our net income and the cash available for distributions to our stockholders.

Real estate and the operations conducted on properties are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety. We could be subject to liability in the form of fines or damages for noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges; air emissions; the operation and removal of underground and above-ground storage tanks; the use, storage, treatment, transportation and disposal of solid hazardous materials; the remediation of contaminated property associated with the disposal of solid and hazardous materials; and other health and safety-related concerns.

Our properties may be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation must meet federal requirements related to access and use by persons with disabilities. The ADA’s requirements could require removal of access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate properties. We will attempt to acquire properties that comply with the ADA and other similar legislation or place the burden on the seller or other third party, such as a tenant, to ensure compliance with such legislation. However, we cannot assure you that we will be able to acquire properties or allocate responsibilities in this manner. If we cannot, or if changes to the ADA mandate further changes to our properties, then our funds used for ADA compliance may reduce cash available for distributions and the amount of distributions to you.

We could become subject to liability for environmental contamination, regardless of whether we caused such contamination.

We could become subject to liability in the form of fines or damages for noncompliance with environmental laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions, the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid hazardous materials, the remediation of contaminated property associated with the disposal of solid and hazardous materials and other health and safety-related concerns. Some of these laws and regulations may impose joint and several liability on tenants, owners or managers for the costs of investigation or remediation of contaminated properties, regardless of fault or the legality of the original disposal. Under various federal, state and local environmental laws, ordinances, and regulations, a current or former owner or manager of real property may be liable for the cost to remove or remediate hazardous or toxic substances, wastes, or petroleum products on, under, from, or in such property. These costs could be substantial and liability under these laws may attach whether or not the owner or manager knew of, or was responsible for, the presence of such contamination. Even if more than one person may have been responsible for the contamination, each liable party may be held entirely responsible for all of the clean-up costs incurred.

In addition, third parties may sue the owner or manager of a property for damages based on personal injury, natural resources, or property damage and/or for other costs, including investigation and clean-up costs, resulting from the environmental contamination. The presence of contamination on one of our properties, or the failure to properly remediate a contaminated property, could give rise to a lien in favor of the government for costs it may incur to address the contamination, or otherwise adversely affect our ability to sell or lease the property or borrow using the property as collateral. In addition, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which the property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants. There can be no assurance that future laws, ordinances or regulations will not impose any material environmental liability, or that the current environmental condition of our properties will not be affected by the operations of the tenants, by the existing condition of the land, by operations in the vicinity of the properties. There can be no assurance that these laws, or changes in these laws, will not have a material adverse effect on our business, results of operations or financial condition.

We rely on third-party property managers to operate our properties and leasing agents to lease vacancies in our properties.

Our advisor has hired, and generally intends in the future to hire, third-party property managers to manage our properties and third-party leasing agents to lease vacancies in our properties. The third-party property managers have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed on a day-to-day basis may be limited because we engage third parties to perform this function. Thus, the success of our business may depend in large part on the ability of our third-party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties.

General Risks Related to Investments in Real Estate-Related Assets

The real estate equity securities in which we invest, or may invest, are subject to specific risks relating to the particular issuer of the securities and can be subject to the general risks of investing in real estate securities.

We invest in common and preferred stock of publicly traded real estate companies and may invest in the equity securities of private real estate companies. These types of investments involve a higher degree of risk than debt securities due to a variety of factors, including that such investments are subordinate to creditors and are not secured by the issuer’s properties. Our investments in real estate equity securities involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate common equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate discussed in this prospectus, including risks relating to rising interest rates.

The value of the real estate securities that we invest in may be volatile.

The value of real estate securities, including those of publicly traded REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry, the economic sector or geographic region, or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a publicly traded REIT’s equity securities can depend on the capital structure and amount of cash flow generated by the REIT.

Our investments in real estate-related assets are subject to the risks related to the underlying real estate.

Real estate loans secured by properties are subject to the risks related to underlying real estate. The ability of a borrower to repay a loan secured by a property typically is dependent upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Any default on the loan could result in our acquiring ownership of the property, and we would bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. In addition, foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed loan.

We will not know whether the values of the properties ultimately securing our loans will remain at the levels existing on the dates of origination of those loans. If the values of the underlying properties decline, our risk will increase because of the lower value of the security associated with such loans. In this manner, real estate values could impact the values of our loan investments. Our investments in mortgage-backed securities, collateralized debt obligations and other real estate-related investments may be similarly affected by property values.

The mezzanine loans in which we may invest would involve greater risks of loss than senior loans secured by income-producing real properties, which may result in losses to us.

We may invest in mezzanine loans that take the form of subordinated loans secured by second mortgages on the underlying real property or loans secured by a pledge of the ownership interests of either the entity owning the real property or the entity that owns the interest in the entity owning the real property. These types of investments involve a higher degree of risk than first-lien mortgage loans secured by income producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, we may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy our mezzanine loan. If a borrower defaults on debt senior to our loan, or in the event of a borrower bankruptcy, our mezzanine loan may be satisfied only after the senior debt. As a result, we may not recover some or all of our investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

Commercial mortgage-backed securities, or CMBS, in which we may invest, are subject to several types of risks that may adversely impact our performance.

CMBS are bonds that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest are subject to all the risks of the underlying mortgage loans, including the risks of prepayment or default.

In a rising interest rate environment, the value of CMBS may be adversely affected when repayments on underlying mortgage loans do not occur as anticipated, resulting in the extension of the security’s effective maturity and the related increase in interest rate sensitivity of a longer-term instrument. The prices of lower credit quality securities are generally less sensitive to interest rate changes than more highly rated assets but more sensitive to adverse economic downturns or individual issuer developments. A projection of an economic downturn, for example, could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying CMBS to make principal and interest payments or to refinance may be impaired. In this case, existing credit support in the securitization structure may be insufficient to protect us against loss of our principal on these securities. The value of CMBS also may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities markets as a whole. In addition, CMBS are subject to the credit risk associated with the performance of the underlying mortgage properties.

We may also invest in “non-investment grade” CMBS which have a higher risk of default than investment grade loans. Non-investment grade ratings for these loans typically result from the overall leverage of the loans, the lack of a strong operating history for the properties underlying the loans, the borrowers’ credit history, the properties’ underlying cash flow or other factors. If the borrowers in the underlying loans are unable to repay their loans at maturity, our revenues will decrease. If negative economic trends impact the real estate market, borrowers underlying CMBS may have difficulty repaying the principal of their loans at maturity.

We expect a portion of our portfolio of real estate-related assets to be illiquid, and we may not be able to adjust our portfolio in response to changes in economic and other conditions.

As of September 30, 2015, our portfolio of real estate-related assets consisted solely of publicly traded common stock of 43 REITs with a value of $8,073,057. In the future, we may also purchase real estate securities in connection with privately negotiated transactions that are not registered under the relevant securities laws, resulting in a prohibition against their transfer, sale, pledge or other disposition except in a transaction that is exempt from the registration requirements of, or is otherwise in accordance with, those laws. As a result, our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited. The mezzanine and bridge loans we may purchase will be particularly illiquid investments due to their short life, their unsuitability for securitization and the greater risk of our inability to recover loaned amounts in the event of a borrower’s default.

Interest rate and related risks may cause the value of our real estate-related assets to be reduced.

We will be subject to interest rate risk with respect to our investments in fixed income securities such as preferred equity and debt securities, and to a lesser extent dividend paying common stocks. Interest rate risk is the risk that these types of securities will decline in value because of changes in market interest rates. Generally, when market interest rates rise, the fair value of such securities will decline, and vice versa. Our investment in such securities means that our NAV may decline if market interest rates rise.

During periods of rising interest rates, the average life of certain types of securities may be extended because of slower than expected principal payments. This may lock in a below-market interest rate, increase the security’s duration and reduce the value of the security. This is known as extension risk. During periods of declining interest rates, an issuer may be able to exercise an option to prepay principal earlier than scheduled, which is generally known as call risk or prepayment risk. If this occurs, we may be forced to reinvest in lower yielding securities. This is known as reinvestment risk. Preferred equity and debt securities frequently have call features that allow the issuer to redeem the security prior to its stated maturity. An issuer may redeem an obligation if the issuer can refinance the debt at a lower cost due to declining interest rates or an improvement in the credit standing of the issuer. These risks may reduce the value of our securities investments.

If we liquidate prior to the maturity of our real estate-related assets, we may be forced to sell those investments on unfavorable terms or at a loss.

Our board of directors may choose to liquidate our assets, including our real estate-related assets. If we liquidate those investments prior to their maturity, we may be forced to sell those investments on unfavorable terms or at a loss. For instance, if we are required to liquidate mortgage loans at a time when prevailing interest rates are higher than the interest rates of such mortgage loans, we likely would sell such loans at a discount to their stated principal values.

Risks Related to Debt Financing

We have incurred mortgage indebtedness and other borrowings and expect to incur additional debt, which may increase our business risks, could hinder our ability to make distributions and could decrease the value of your investment in our shares.

We have financed a portion of the purchase price of each of the properties we currently own by borrowings, and we expect that we will borrow funds to finance a portion of the purchase price of properties we acquire in the future. Under our charter, we have a limitation on borrowing which precludes us from borrowing in excess of 300% of the value of our net assets. See “Investment Objectives and Strategy—Borrowing Policies.” We may obtain mortgage loans and pledge some or all of our properties as security for these loans to obtain funds to acquire additional properties or for working capital. We may also utilize a line of credit, such as the line of credit that we entered into on March 6, 2015, to provide a flexible borrowing source that will allow us to fund redemptions, to pay distributions or to use for other business purposes.

If there is a shortfall between the cash flow from a property and the cash flow needed to service mortgage loans on that property, then the amount of cash available for distributions to stockholders may be reduced. In addition, incurring mortgage debt increases the risk of loss of a property since defaults on indebtedness secured by a property may result in lenders initiating foreclosure actions. In that case, we could lose the property securing the loan that is in default, thus reducing the value of your investment in our shares. For tax purposes, a foreclosure on any of our properties will be treated as a sale of the property for a purchase price equal to the outstanding balance of the debt secured by the mortgage. If the outstanding balance of the loan secured by the mortgage exceeds our tax basis in the property, we will recognize taxable income on foreclosure, but we would not receive any cash proceeds. We may give full or partial guarantees to lenders of mortgage loans to the entities that own our properties. When we give a guaranty on behalf of an entity that owns one of our properties, we will be responsible to the lender for satisfaction of the loan if it is not paid by such entity. If any mortgage contains cross-collateralization or cross-default provisions, a default on a single property could affect multiple properties. If any of our properties are foreclosed upon due to a default, our ability to pay cash distributions to our stockholders will be adversely affected.

If we draw on a line of credit to fund redemptions or for any other reason, our financial leverage ratio could increase beyond our target.

We may utilize a line of credit, such as the line of credit that we entered into on March 6, 2015, in an effort to provide for a ready source of liquidity for any business purpose, including to fund redemptions of shares of our common stock in the event that redemption requests exceed the net proceeds from our offerings. If we borrow under a line of credit to fund redemptions of shares of our common stock, our financial leverage will increase and may exceed our target leverage ratio. Our leverage may remain at the higher level until we receive additional net proceeds from our offerings or sell some of our assets to repay outstanding indebtedness.

Increases in interest rates could increase the amount of our loan payments and adversely affect our ability to make distributions to our stockholders.

Interest we pay on our loan obligations will reduce cash available for distributions. If we obtain variable rate loans, increases in interest rates would increase our interest costs, which would reduce our cash flows and our ability to make distributions to you. In addition, if we need to repay existing loans during periods of rising interest rates, we could be required to liquidate one or more of our investments at times which may not permit realization of the maximum return on such investments.

Lenders may require us to enter into restrictive covenants relating to our operations or mandatory commitment reductions, which could reduce our available financing and limit our ability to make distributions.

When providing financing, a lender may impose restrictions on us that affect our distribution and operating policies and our ability to obtain additional loans. For example, loan documents we enter into may contain covenants that limit our ability to further mortgage the property or discontinue insurance coverage. Loan documents may limit our ability to enter into or terminate certain operating or lease agreements related to the property. In addition, revolving credit facilities, such as our current credit facility, may contain mandatory commitment reductions triggered by events that may be outside of our control. If we are unable to raise sufficient proceeds in our offering to meet this requirement or obtain new financing on favorable terms, our sources of liquidity would be restricted. These or other terms or limitations may adversely affect our flexibility, our ability to fund additional property acquisitions, redemptions and distributions, and our ability to achieve our investment objectives. These or other terms or limitations may adversely affect our flexibility, our ability to fund additional property acquisitions, redemptions and distributions, and our ability to achieve our investment objectives.

If we enter into financing arrangements involving balloon payment obligations, it may adversely affect our ability to make distributions to our stockholders.

Some of our financing arrangements may require us to make a lump-sum or “balloon” payment at maturity. Our ability to make a balloon payment is uncertain and may depend upon our ability to obtain replacement financing or our ability to sell particular properties. At the time the balloon payment is due, we may or may not be able to refinance the balloon payment on terms as favorable as the original loan or sell the particular property at a price sufficient to make the balloon payment. The effect of a refinancing or sale could affect the rate of return to stockholders and the projected time of disposition of our assets.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Subject to any limitations required to maintain qualification as a REIT, we may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our variable rate borrowings. This policy is set forth under “Investment Objectives and Strategy—Derivative Instruments and Hedging Activities.” Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives.

Federal Income Tax Risks

Failure to maintain our REIT status would have significant adverse consequences to us.

We are organized and operated in a manner intended to qualify as a REIT for U.S. federal income tax purposes. We first elected REIT status for our taxable year that ended December 31, 2013. Our on-going qualification as a REIT will depend upon our ability to meet on-going requirements regarding our organization and ownership, distributions of our income, the nature and diversification of our income and assets and other tests imposed by the Internal Revenue Code, or the Code. Our legal counsel does not review our compliance with the REIT qualification standards on an ongoing basis. Future legislative, judicial or administrative changes to the federal income tax laws could be applied retroactively, which could result in our disqualification as a REIT. If the IRS determines that we cannot maintain our REIT status, we will be subject to serious tax consequences that would cause a significant reduction in our cash available for distribution for each of the years involved because:

•	we would be subject to federal corporate income taxation on our taxable income, potentially including alternative minimum tax, and could be subject to higher state and local taxes;

•	we would not be permitted to take a deduction for dividends paid to stockholders in computing our taxable income; and

•	we could not elect to be taxed as a REIT for four taxable years following the year during which we failed to qualify (unless we are entitled to relief under applicable statutory provisions).

The increased taxes would cause a reduction in our NAV and cash available for distribution to stockholders. In addition, if we do not maintain our REIT status, we will not be required to make distributions to stockholders. As a result of all these factors, our failure to maintain our REIT status also could hinder our ability to raise capital and grow our business.

To maintain our REIT status, we may have to borrow funds on a short-term basis during unfavorable market conditions.

To maintain our status as a REIT, we generally must distribute annually to our stockholders a minimum of 90% of our net taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. We will be subject to regular corporate income taxes on any undistributed REIT taxable income each year. Additionally, we will be subject to a 4% nondeductible excise tax on any amount by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years. Payments we make to our stockholders under our redemption plan will not be taken into account for purposes of these distribution requirements. If we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year or to avoid taxation, we may be forced to borrow funds or sell assets even if the market conditions at that time are not favorable for these borrowings or sales.

Compliance with REIT requirements may cause us to forego otherwise attractive opportunities, which may hinder or delay our ability to meet our investment objectives and reduce your overall return.

To maintain our status as a REIT, we are required at all times to satisfy tests relating to, among other things, the sources of our income, the nature and diversification of our assets, the ownership of our stock and the amounts we distribute to our stockholders. Compliance with the REIT requirements may impair our ability to operate solely on the basis of maximizing profits. For example, we may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution.

Compliance with REIT requirements may force us to liquidate otherwise attractive investments.

To maintain our status as a REIT, at the end of each calendar quarter, at least 75% of our assets must consist of cash, cash items, government securities and qualified real estate assets. The remainder of our investments in securities (other than qualified real estate assets and government securities) generally cannot include more than 10% of the voting securities of any one issuer or more than 10% of the value of the outstanding securities of any one issuer. Additionally, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% (20% after 2017) of the value of our assets may be represented by securities of one or more taxable REIT subsidiaries. In order to satisfy these requirements, we may be forced to liquidate otherwise attractive investments.

Non-U.S. stockholders may be subject to FIRPTA tax upon their receipt of certain distributions from us or upon their disposition of shares of our common stock.

A non-U.S, stockholder (as such term is defined below under “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”) that recognizes gain on a disposition of a “U.S. real property interest,” or USRPI (which includes shares of stock of a U.S. corporation whose assets consist principally of USRPIs), or that receives a distribution from a REIT attributable to gains from disposition by the REIT of a USRPI, is generally subject to federal income tax under the Foreign Investment in Real Property Tax Act of 1980, as amended, or FIRPTA, on such gains. However, gains from the disposition of stock in a REIT that is “domestically controlled” generally are not subject to federal income tax a REIT is domestically controlled if less than 50% of its stock, by value, has been owned directly or indirectly by non-U.S. persons during a continuous five-year period ending on the date of disposition or, if shorter, during the entire period of the REIT’s existence. We cannot assure you that we will qualify as a domestically controlled REIT. If we were to fail to so qualify, amounts received by a non-U.S. stockholder on certain dispositions of shares of our common stock would be subject to FIRPTA tax, unless (i) our shares of common stock were regularly traded on an established securities market and (ii) the non-U.S. stockholder did not, at any time during a specified testing period, hold more than 5% of our common stock. Furthermore, certain distributions by us may be subject to FIRPTA tax unless the conditions in clauses (i) and (ii) of the immediately preceding sentence are satisfied. Our shares are not listed on an exchange and we have no current plans to list our shares. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders—Dispositions and Redemptions of Our Common Stock.”

The IRS may deem the gains from sales of our properties to be subject to a 100% prohibited transaction tax.

From time to time, we may be forced to sell assets to fund redemption requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements or for other purposes. The IRS may deem one or more sales of our properties to be “prohibited transactions.” If the IRS takes the position that we have engaged in a “prohibited transaction” (i.e., we sell a property held by us primarily for sale in the ordinary course of our trade or business), the gain we recognize from such sale would be subject to a 100% tax. The Code sets forth a safe harbor for REITs that wish to sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that our position will not be challenged by the IRS, especially if we make frequent sales or sales of property in which we have short holding periods.

We may be subject to tax liabilities that reduce our cash flow and our ability to make distributions to you even if we maintain our REIT status for federal income tax purposes.

•	We may be subject to federal and state taxes on our income or property even if we maintain our REIT status for federal income tax purposes, including, but not limited to, those described below.

•	In order to maintain our REIT status, we are required to distribute as dividends annually at least 90% of our REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains, to our stockholders. If we satisfy the distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to corporate income tax on the undistributed income.

•	If we file income tax returns in states that do not respect the dividends-paid deduction, we will be subject to state income tax.

•	We will be required to pay a 4% nondeductible excise tax on the amount, if any, by which the distributions we make to our stockholders in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from previous years.

•	If we have net income from the sale of foreclosure property that we hold primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be required to pay a tax on that income at the highest corporate income tax rate.

•	Any gain we recognize on the sale of a property, other than foreclosure property, that we hold primarily for sale to customers in the ordinary course of business, would be subject to the 100% “prohibited transaction” tax unless we qualify for a safe harbor exception.

Our board of directors is authorized to revoke our REIT election without stockholder approval, which may cause adverse consequences to our stockholders.

Our charter authorizes our board of directors to revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is not in our best interests to maintain our REIT status. In this event, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our stockholders, which may cause a reduction in the total return to our stockholders.

You may have current tax liability on distributions you elect to reinvest in our common stock.

If you participate in our distribution reinvestment plan, you will be deemed to have received, and for income tax purposes will be taxed on, the amount reinvested in shares of our common stock to the extent the amount reinvested was not a tax-free return of capital. Therefore, unless you are a tax-exempt entity, you may be forced to use funds from other sources to pay your tax liability on the reinvested dividends.

Generally, ordinary dividends payable by REITs do not qualify for reduced U.S. federal income tax rates.

The maximum U.S. federal income tax rate for “qualified dividends” payable by U.S. corporations to individual U.S. stockholders (as such term is defined under “Federal Income Tax Considerations” below) currently is 20%. However, ordinary dividends payable by REITs are generally not eligible for the reduced rates and generally are taxed at ordinary income rates (the maximum individual rate currently being 39.6%).

We may be subject to adverse legislative or regulatory tax changes.

At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

The failure of a mezzanine loan to qualify as a real estate asset could adversely affect our ability to maintain our REIT status.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. To the extent that any such loans do not satisfy all the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to maintain our REIT status.

If certain sale-leaseback transactions are not characterized by the IRS as “true leases,” we may be subject to adverse tax consequences.

We may purchase investments in properties and lease them back to the sellers of these properties. If the IRS does not characterize these leases as “true leases,” we could fail to maintain our REIT status.

Benefit Plan Risks

If the fiduciary of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or ERISA, fails to meet the fiduciary and other standards under ERISA, the Code or common law as a result of an investment in our stock, the fiduciary could be subject to criminal and civil penalties.

There are special considerations that apply to investing in our shares on behalf of a trust, pension, profit sharing or 401(k) plans, health or welfare plans, trusts, individual retirement accounts, or IRAs, or Keogh plans. If you are investing the assets of any of the entities identified in the prior sentence in our common stock, you should satisfy yourself that:

•	the investment is consistent with your fiduciary obligations under applicable law, including common law, ERISA and the Code;

•	the investment is made in accordance with the documents and instruments governing the trust, plan or IRA, including a plan’s investment policy;

•	the investment satisfies the prudence and diversification requirements of Sections 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA and the Code;

•	the investment will not impair the liquidity of the trust, plan or IRA;

•	the investment will not produce “unrelated business taxable income” for the plan or IRA;

•	our stockholders will be able to value the assets of the plan annually in accordance with ERISA requirements and applicable provisions of the plan or IRA; and

•	the investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA, the Code, or other applicable statutory or common law may result in the imposition of civil (and criminal, if the violation was willful) penalties, and can subject the fiduciary to equitable remedies. In addition, if an investment in our shares constitutes a prohibited transaction under ERISA or the Code, the fiduciary that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested.

As discussed below under “ERISA Considerations,” it is our current belief that our assets will not be deemed to constitute the “plan assets” of benefit plan investors. If, however, we were deemed to hold “plan assets” of benefit plan investors: (i) ERISA’s fiduciary standards may apply and might materially affect our operations and/or results, and (ii) our transactions could be deemed a transaction with each benefit plan investor and may cause transactions into which we might enter in the ordinary course of business to constitute prohibited transactions under ERISA and/or § 4975 of the Code, which also may materially affect operations and/or results.

ESTIMATED USE OF PROCEEDS

The following table presents information about the net proceeds raised in this offering, assuming that we sell (1) the midpoint primary offering amount of $1,050,000,000 and no shares under our distribution reinvestment plan and (2) the maximum primary offering amount of $2,100,000,000 and no shares under our distribution reinvestment plan. In both cases, the table assumes that 40% of our gross offering proceeds are from the sale of Class A shares, 30% of our gross offering proceeds are from the sale of Class I shares and 30% of our gross offering proceeds are from the sale of Class T shares. We may reallocate the shares of our common stock we are offering between the primary offering and our distribution reinvestment plan. We will only use the proceeds raised in this offering for the purposes set forth in this prospectus and in a manner approved by our board of directors, who serve as fiduciaries to our stockholders.

The actual amount of selling commissions will vary from the estimated amounts shown because (1) the number of Class I shares, for which no selling commissions are paid, that we will sell is uncertain, (2) our Class A, Class I and Class T shares will each be sold at a price that varies day by day based on our daily NAV per share for each such class of shares and actual selling commissions per Class A and Class T share will be a percentage of the purchase price, (3) our Class T shares are subject to a dealer manager fee that is a percentage of the purchase price per Class T share and (4) the selling commissions or fees may be reduced or eliminated in connection with certain categories of sales of Class A and Class T shares, such as sales for which a volume discount applies. Any reduction in selling commissions or fees will be accompanied by a corresponding reduction in the purchase price for the applicable share class(es), but will not affect the amounts available to us for investment. The tables do not reflect all of the expenses we expect to incur in connection with this offering and our operations, including the dealer manager fee for Class A and Class I shares, the distribution fee for Class A and Class T shares that we will pay to the dealer manager, and the advisory fee and acquisition expense reimbursements we will pay to our advisor. These fees are not intended to be a principal use of offering proceeds. Because amounts in these tables are estimates, they may not accurately reflect the actual receipt or use of the offering proceeds.

We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund redemptions under our redemption plan. Generally, our policy will be to pay distributions from cash flow from operations. However, our board of directors has the authority under our organizational documents, to the extent permitted by Maryland law, to fund distributions from other sources, including, without limitation, the sale of assets, borrowings, offering proceeds and the deferral of fees and expense reimbursements by our advisor in its sole discretion. We have not established a limit on the amount of proceeds we may use from this offering to fund distributions.

Prior to the end of the three-year period described in Rule 415 under the Securities Act, we intend to file a new registration statement in order to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period; however, in certain states this offering is, and any subsequent offering will be, subject to annual extensions. The amounts shown in the tables below relate only to this three-year offering.

	Class A Shares
	Midpoint Primary Offering of $1,050,000,000		Maximum Primary Offering of $2,100,000,000
	Amounts	Percent	Amounts	Percent
Gross Offering Proceeds	$420,000,000	100%	$840,000,000	100%
Less:
Selling Commissions(1)	12,233,010	3	24,466,019	3
Organization and Offering Expenses(2)	4,200,000	1	8,400,000	1

Net Proceeds	$403,566,990	96%	$807,133,981	96%

(1)	Actual dollar amounts of selling commissions are less than 3% of gross offering proceeds from the sale of Class A shares because selling commissions are calculated as 3% of the NAV per Class A share before selling commissions, while gross offering proceeds from the sale of Class A shares include selling commissions. The Class A shares will also pay a trailing dealer manager fee equal to 1/365th of 0.55% of the NAV for our Class A shares for each day and a trailing distribution fee equal to 1/365th of 0.50% of the NAV for our Class A shares for each day.
(2)	The organization and offering expense amounts set forth in the table above represent our estimates of the expenses that will be incurred in connection with our organization and our offerings (other than selling commissions, the dealer manager fee and the distribution fee), including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, formation services fees, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to our advisor for the portion of the salaries paid to its employees that are attributable to services rendered to our advisor in connection with preparing sales materials, holding our own educational conferences and attending retail seminars conducted by participating broker-dealers, if any. In addition to the organization and offering expenses set forth above, which are specific to this offering, our offering expenses associated with all of our offerings will be allocated to all outstanding share classes on a pro rata basis for purposes of calculating the NAV per share for each class of shares. See “Net Asset Value Calculation and Valuation Guidelines.”

Our advisor has incurred, and may continue to incur, expenses on our behalf pursuant to our advisory agreement and expense support agreement. See “Management—The Advisory Agreement.”

	Class I Shares
	Midpoint Primary Offering of $1,050,000,000		Maximum Primary Offering of $2,100,000,000
	Amounts	Percent	Amounts	Percent
Gross Offering Proceeds	$315,000,000	100%	$630,000,000	100%
Less:
Selling Commissions	—	0	—	0
Organization and Offering Expenses(1)	3,150,000	1	6,300,000	1

Net Proceeds	$311,850,000	99%	$623,700,000	99%

(1)	The Class I shares will also pay a trailing dealer manager fee equal to 1/365th of 0.55% of the NAV for our Class I shares for each day. See Note 2 to the table above regarding the estimated use of proceeds with respect to our Class A shares.

	Class T Shares
	Midpoint Primary Offering of $1,050,000,000		Maximum Primary Offering of $2,100,000,000
	Amounts	Percent	Amounts	Percent
Gross Offering Proceeds	$315,000,000	100%	$630,000,000	100%
Less:
Selling Commissions(1)	8,915,094	3	17,830,189	3
Dealer Manager Fee(2)	8,915,094	3	17,830,189	3
Organization and Offering Expenses(3)	3,150,000	1	6,300,000	1

Net Proceeds	$294,019,812	93%	$588,039,622	93%

(1)	Actual dollar amounts of selling commissions are less than 3% of gross offering proceeds from the sale of Class T shares because selling commissions are calculated as 3% of the NAV per Class T share before selling commissions and dealer manager fees, while gross offering proceeds from the sale of Class T shares include selling commissions and dealer manager fees. The Class T shares will also pay a trailing distribution fee equal to 1/365th of 1.00% of the NAV for our Class T shares for each day.

(2)	Actual dollar amounts of the dealer manager fee are less than 3% of gross offering proceeds from the sale of Class T shares because such fees are calculated as 3% of the NAV per Class T share before selling commissions and dealer manager fees, while gross offering proceeds from the sale of Class T shares include selling commissions and dealer manager fees. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and may pay services fees to registered investment advisor broker platforms.
(3)	See Note 2 to the table above regarding the estimated use of proceeds with respect to our Class A shares.

INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

•	to generate an attractive level of current income for distribution to our stockholders;

•	to preserve and protect our stockholders’ capital investments;

•	to achieve appreciation of our NAV; and

•	to enable stockholders to allocate a portion of their diversified, long-term investment portfolios to real estate as an alternative asset class.

We cannot assure you that we will attain our investment objectives. See the “Risk Factors” section of this prospectus.

Investment Strategy

Our investment strategy is to acquire a diversified portfolio of: (1) high quality, income-producing commercial properties, (2) common and preferred stock of REITs and other real estate companies, which we refer to as “real estate equity securities,” and (3) debt backed principally by real estate, which we refer to as “real estate loans.” We refer to investments in real estate loans and real estate equity securities collectively as “real estate-related assets.” Our real property portfolio will be diversified in investable and target markets across the United States as selected by Deutsche Asset & Wealth Management, or Deutsche AWM, and will consist primarily of office, industrial, retail and multi-family property types. The actual percentage of our portfolio that is invested in office, industrial, retail and multi-family property categories may fluctuate due to market conditions and investment opportunities. Deutsche AWM investable markets include those markets that have relatively high liquidity and lower relative supply risks, and have outperformed during certain stages of previous real estate investment cycles. Deutsche AWM target markets are a subset of the investable market universe in which Deutsche AWM forecasts strong economic and real estate fundamentals and Deutsche AWM believes are poised to outperform the overall U.S. real estate market during the next five years. We intend to provide our investors with superior risk-adjusted long-term returns, including attractive and stable distributions of current income as well as capital preservation and appreciation in our NAV. In addition, we believe that our structure as a perpetual-life REIT will allow us to acquire and manage our investment portfolio in a more active and flexible manner because we will not be limited by a pre-determined operational period and the need to provide a “liquidity event” at the end of that period.

We expect to maintain a level of liquid assets, primarily in real estate equity securities, as a source of funds to meet redemption requests, in addition to our revolving line of credit.

Real Estate as an Alternative Asset Class

Institutional investors have embraced real estate as a significant asset class for purposes of asset allocations within their investment portfolios for many years. We believe that individual investors can also benefit from adding a diversified real estate component to their investment portfolios. As such, our objective is to offer a similar investment option to a broad universe of investors through our offerings. Historically, real estate has offered attractive returns compared to bonds and lower volatility compared to equities, which makes it an attractive asset class to consider as a component of a diversified, long-term investment portfolio. Institutional investors include an allocation to real estate in their portfolios for a variety of reasons or goals, which generally include improving portfolio diversification, reducing overall portfolio risk and volatility, attempting to hedge against inflation or enhancing risk-adjusted returns. Survey data reported by the Pension Real Estate Association, or PREA, a non-profit trade association for the global institutional real estate investment industry, indicates that investment in real estate by institutional investors has been steadily increasing since 2000 with a significant percentage of institutional investors having a target allocation to real estate of approximately 10% or more of their overall investment portfolios. Furthermore, historical data suggests that an optimized portfolio combining a blend of private direct real estate and publicly traded REIT securities produces better risk-adjusted returns than either private direct real estate or publicly traded REIT securities alone.

While investing in REITs whose shares are listed on a national securities exchange is one alternative for investing in real estate, shares of listed REITs generally fluctuate in value with the stock market as a whole. Alternatively, a significant number of public and corporate pension plan sponsors as well as endowments, foundations and other institutions have allocated a portion of their portfolio to direct investments in real estate either through separate account arrangements or commingled funds. “Direct investment” refers to owning real estate through an investment vehicle that does not have its equity interests listed for trading on a national securities exchange.

Direct investments in real estate (particularly those held by institutional investors) generally differ from securities of listed REITs in that the value of direct real estate investments is typically based directly on professional assessments of the fair value of the real estate owned by the entity. In contrast, shares of listed REITs are priced by the public trading market, which generally causes a company’s stock price to fluctuate based on factors such as supply (number of sellers) and demand (number of buyers) of shares as well as other market forces. Investments in REIT shares have traditionally been easier to liquidate than direct investments in real estate. However, industry benchmarks that track the value of direct investments in real estate properties have demonstrated a low correlation with the benchmarks for traditional asset classes, such as publicly traded stocks and bonds. Academic and empirical studies have shown that utilizing lower correlated assets in a diversified, long-term investment portfolio can increase portfolio efficiency and may generate higher total returns while decreasing overall risk because the various asset classes may react to changing market conditions differently.

Potential Competitive Strengths

We believe that our long-term success in executing our investment strategy will be supported by the following competitive strengths:

•	Leading Global Real Estate Manager. Headquartered in New York, our advisor, RREEF America, has over 40 years of operating experience managing and implementing a diverse range of real estate strategies and solutions across the risk/return spectrum. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche AWM. As part of the Alternatives and Real Assets platform, Deutsche AWM is one of the world’s largest asset managers of institutional capital invested in real estate and real estate-related assets with a client base comprised predominantly of pension funds, endowments, foundations, corporations, sovereign wealth funds, insurance companies, high net worth individuals and family offices. As of September 30, 2015, Deutsche AWM’s real estate investment business employed more than 405 professionals and staff in 23 offices globally and had approximately $51.1 billion in real estate and real estate-related assets under management. Our advisor will utilize the personnel and resources of Deutsche AWM as appropriate in performing services for us, including leveraging the capabilities and strengths of its global platform.

•	Seasoned Global Investment Heritage with Strong Fiduciary Focus. RREEF Real Estate, the predecessor to Deutsche AWM, was founded by five real estate investment professionals in San Francisco, California in 1975 to invest in stabilized, unleveraged real estate on behalf of U.S. institutions by offering collective investment vehicles featuring the same hands-on real estate decision-making that had previously been available primarily to owners of individual properties. Throughout its history, the organization has developed a set of core principles that comprise its fundamental approach to real estate investment management, including open and frequent communication with clients and maximizing alignment of interests. We believe that our stockholders will benefit from this long tenured, institutional experience and strong fiduciary focus.

•	Veteran Management Team with a History of Working Together. Our advisor’s senior management team includes executives with an established history of working together successfully, with an average of 15 years of tenure at our advisor and over 28 years of real estate industry experience. This team has led the growth of our advisor’s investment management business to its current ranking as one of the largest in the country, and possesses significant operational and management experience in each of the office, industrial, retail and multi-family property sectors in which we intend to invest. Please see “Management—Directors and Executive Officers” for biographical information regarding these individuals. We believe our business will benefit from the knowledge and industry contacts these seasoned executives have gained through numerous real estate industry cycles.

•	Multi-Sector Direct Real Estate Investment Experience. Our advisor has significant experience acquiring, managing and exiting real property investments across all of our targeted property types in the U.S. real estate market. As of June 30, 2015, our advisor managed approximately $19.8 billion in real property in the Americas comprised of 319 properties and approximately 93 million square feet on behalf of nearly 550 institutional clients. As of June 30, 2015, these properties consisted of approximately 35% in industrial properties, 33% in office properties, 19% in multi-family properties, 20% in retail properties and 3% in other property types.

•	In-House Real Estate Equity Securities Team. The combination of a leading direct property investment platform with a real estate equity securities platform makes Deutsche AWM one of the few global managers capable of providing in-house investment management services for both asset classes. Deutsche AWM is a leading global investment manager of real estate securities, with approximately $8.6 billion of actively managed listed real estate securities under management as of September 30, 2015 on behalf of institutional and high net worth clients, of which approximately $4.0 billion represents global strategies, and approximately $4.6 billion represents domestic and regional strategies. With investment teams in Chicago, London, Sydney, Hong Kong and Tokyo, the securities division of Deutsche AWM manages a variety of investment strategies on behalf of both separate account and commingled fund clients, including global and domestic mandates. This securities investment approach focuses on active stock selection by local investment teams, with a global top-down overlay of strategic allocation and risk management.

•	Diversified Portfolio Strategy. Although we intend to invest primarily in a portfolio of high quality, income-producing properties, we also intend to acquire real estate-related assets. Our strategy is to provide investors with a portfolio of income-producing assets that is well-diversified across property type, geographic region and industry. Our geographic diversification will focus on investments in primary and secondary markets of the United States. See “—Investment Guidelines and Portfolio Allocation Targets” below. A relatively predictable and stable current stream of income can be achieved from an appropriately diversified exposure to real estate as an asset class. We believe our investment strategy will enable our investors to realize this benefit in their investment portfolios through our single diversified portfolio.

•	Portfolio Flexibility. Our advisor has strong expertise and capabilities across the real estate industry and in a wide variety of economic conditions, gained through significant experience in acquiring, managing and disposing of properties in our target real estate sectors throughout varying market cycles. Because varying economic conditions can create investment opportunities at different times across property sectors, we believe that our flexible and diversified investment strategy combined with the depth and breadth of our advisor’s expertise will enable us to continuously reposition our portfolio and capitalize on these opportunities during each market cycle.

•	Extensive Sourcing Capabilities. Through our advisor, we will have access to in-depth market knowledge and extensive network of longstanding relationships with real estate owners, developers, brokers, national and regional lenders and other market participants. We believe these relationships, together with the global infrastructure of our advisor and its affiliates, will provide us access to an ongoing pipeline of attractive investment opportunities, many of which may not be available to our competitors. We believe that access to our advisor’s extensive sourcing capabilities will benefit us in executing our investment strategy. In addition, we believe these relationships will facilitate broad access to attractive sources of financing and in implementing hedging strategies, if necessary.

•	Research Driven Approach to Investing. Deutsche AWM has a 21-member investment research team located in seven offices worldwide that are dedicated to keeping its global real estate professionals at the forefront of the dynamic real estate investment management industry. The organization’s in-depth research capabilities allow our advisor’s real estate professionals to develop unique perspectives and insights into the real estate market based on changing economic factors. In formulating a proprietary market outlook known as the “House View,” our advisor conducts extensive market analysis, synthesizing data and input received from its research team, independent third-party data providers and senior professionals across the firm. Our advisor’s implementation of our investment strategy will be influenced by the House View, as frequently updated and monitored by its investment research team.

•	Disciplined Investment Process. Our advisor’s management team places a premium on protecting and preserving investors’ capital by performing a comprehensive risk-reward analysis on each prospective investment it evaluates for our portfolio, with a prominent focus on relative values among target assets that are available in the market. Our advisor’s rigorous investment and risk management processes have been developed and refined over multiple real estate cycles throughout its operating history.

•	“Hands on” Active Asset Management Process. Our advisor actively manages our portfolio to mitigate investment risks and improve our portfolio’s efficiency and profitability through a “hands on” approach to investment management. Our advisor has extensive, direct experience in local markets covering all aspects of the real estate investment life cycle: acquisition, enhancement through active asset management and exit. Our advisor’s personnel are physically located in the markets where we will seek to make investments. In North America, our advisor has a 43-member team located in eight offices across the country, including Atlanta, Boston, Chicago, Costa Mesa, Dallas, Maryland, San Francisco and Seattle. Our advisor will carefully monitor and oversee the local property managers for all of our portfolio properties in order to enhance each property’s performance.

Investment Guidelines and Portfolio Allocation Targets

Our board of directors is comprised of four directors who are independent from us and three directors who are employees of our advisor or its affiliates. Our board of directors, including our independent directors, reviews our investment portfolio on a quarterly basis. In addition, our board of directors has adopted investment guidelines which set forth, among other things, our portfolio allocation targets, guidelines for investing in our targeted property types and investment policies restricting certain types of investments, all of which we describe in more detail below. Our board reviews the investment guidelines on an annual basis or more frequently as it deems appropriate. Changes to our investment guidelines must be approved by our board of directors, including a majority of our independent directors. Our board of directors may revise our investment guidelines without the concurrence of our stockholders. However, our board of directors will not amend our charter, including any investment policies that are provided in our charter, without the concurrence of holders of a majority of the outstanding shares entitled to vote, except for amendments that do not adversely affect the rights, preferences and privileges of our stockholders.

Our investment guidelines delegate to our advisor authority to execute acquisitions and dispositions of investments in properties and real estate-related assets, in each case so long as such acquisitions and dispositions are consistent with the investment guidelines adopted by our board. Our board of directors has ultimate oversight over our investments and may change from time to time the scope of authority delegated to our advisor with respect to acquisition and disposition transactions. The consideration we pay for each property acquired will ordinarily be based on the fair market value of the property. However, in connection with an acquisition of a property from RREEF America, as our sponsor and advisor, a director or any of their affiliates, and in connection with any other acquisition in which a majority of our independent directors determines to be appropriate, the fair market value of the property acquired will be determined by an independent appraiser selected by our independent directors.

During the period until we have raised substantial proceeds in our offerings and acquired a diversified portfolio of our target investments, which we refer to as our “ramp-up period,” we will balance the goal of achieving our portfolio allocation targets with the goal of carefully evaluating and selecting investment opportunities in order to maximize diversification and risk-adjusted returns. As a result, during our ramp-up period, the percentages of our net assets comprised of various categories of assets may fluctuate as we identify investment opportunities and make investments with a combination of proceeds from this offering, our initial public offering, any private placements and borrowings.

Following our ramp-up period, we will seek to invest:

•	up to 80% of our net assets in properties;

•	up to 35% of our net assets in real estate equity securities;

•	up to 15% of our net assets in real estate loans; and

•	up to 10% of our net assets in cash, cash equivalents and other short-term investments.

Following the end of the ramp-up period, we believe that the size of our portfolio of investments should be sufficient for our advisor to adhere more closely to our allocation targets, although we cannot predict how long our ramp-up period will last and cannot provide assurances that we will be able to raise sufficient proceeds in our offerings to accomplish this objective. Notwithstanding the foregoing, the actual percentage of our portfolio that is invested in each investment type may from time to time be outside the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements or redemption requests.

Investments in Properties

Commercial Real Estate Properties

We intend to invest up to 80% of our net assets in a diversified portfolio of high quality, income-producing commercial real estate properties diversified across office, industrial, retail and multi-family property types. As of the date of this prospectus, our real estate portfolio is comprised of six properties located in five states, comprising 690,806 square feet of rentable space. We believe that our advisor’s significant experience acquiring, managing and exiting real property investments across all of our targeted property types in various U.S. real estate markets will be beneficial to achieving our investment goals and objectives.

We generally invest in properties in large metropolitan areas that are well-leased with a stable tenant base and predictable income. However, we may make investments in properties with other characteristics if we believe that the investments have the potential to enhance portfolio diversification or investment returns, as further described under “—Value-Add Opportunities.”

Geographic Diversification

We generally invest in properties in the largest metropolitan areas in the United States, classified into our target and investable markets. Our advisor’s research group produces forecasts for all of the major real estate markets that pass a set of screening criteria used to define the most attractive target real estate investment markets. Research specialists for the office, industrial, retail and apartment sectors have designed appropriate models for assessing supply and demand in the major target submarkets for investment in these metropolitan areas. Demand models are based upon economic and employment forecasts provided by our advisor’s economists. The purpose of forecasting market behavior is to determine which of the target markets (and property sectors therein) are likely to outperform over the forecasted period in order to determine views on active tactical weighting of a portfolio.

Financing

We incur debt to acquire properties where our advisor determines that incurring such debt is in our best interest and in the best interest of our stockholders. We may finance our properties on our secured line of credit or obtain new property level debt. In addition, from time to time, we may acquire properties without financing and later incur mortgage debt secured by one or more of these properties if favorable financing terms are available. We will use the proceeds from the debt to acquire additional properties and maintain liquidity. See “—Borrowing Policies” below for a more detailed description of our borrowing intentions and limitations.

Description of Leases

In general, we seek a favorable mix of tenants in our properties to achieve greater economic diversification than is afforded by geographic and property type considerations alone. We will strive to maintain a stable blend of national credit worthy tenants and creditworthy regional and local tenants. Tenancy diversification criteria will be applied at the property level as well as at the portfolio level.

The length of tenancy generally will reflect local market conditions for each property. However, if possible, we will seek to negotiate longer-term leases to reduce the cash flow volatility associated with lease rollovers, provided that contractual rent increases are included. We intend to manage lease rollover risk on a portfolio basis. Where appropriate, we will also seek leases that provide for operating expenses, or expense increases, to be paid by the tenants. We may acquire properties under which the lease term has partially expired. We also may acquire properties with shorter lease terms if the property is in an attractive location, if the property is difficult to replace, or if the property has other favorable attributes.

Real Estate Underwriting Process

Our property acquisitions are sourced by our advisor’s real estate transactions group, which has offices strategically located in San Francisco, Chicago and New York. The acquisitions professionals of our advisor spend a majority of their time sourcing, evaluating, and closing transactions. These professionals are organized along regional lines with specific markets and regions of coverage.

Potential acquisitions are systematically screened in the investment process to select the most attractive opportunities. The transactions group applies a comprehensive, systematic, and in-depth process to the analysis of institutional real estate markets as well as to the future performance prospects of each potential investment. The criteria includes specifications such as transaction size, investment process (time frames), leverage, geographic location, property type, physical characteristics, return hurdles, and various other portfolio considerations.

After sourcing a potential acquisition and performing an initial analysis, the transactions group presents the potential transaction to the Americas Investment Committee. The Americas Investment Committee has responsibility for screening and approving each potential real property investment as well as investments in real estate loans. Once deal terms are agreed with a seller, the opportunity is first presented to the program or account that has the highest priority position on the rotation priority list. Please see “Conflicts of Interest—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” for further detail. If we have the highest priority position, and the acquisition is deemed appropriate for our portfolio and meriting future investigation, then the Americas Investment Committee, including our CEO, formally allocates the investment to us. At this point the acquisition is approved to move forward and due diligence is commenced.

Due Diligence

Our advisor performs a comprehensive due diligence review on each property that it proposes to purchase on our behalf. As part of this review, our advisor will obtain an environmental site assessment, which at a minimum includes a Phase I assessment, and structural condition reports. Our advisor will propose to purchase a property only if our advisor is satisfied with the physical and environmental status of the property as well as the property’s tenancy. Our advisor will also perform tax due diligence on the property to ensure that any purchased asset will not adversely affect our ability to maintain our REIT status for federal income tax purposes. In addition, our advisor will generally seek to condition our obligation to acquire the property on the delivery and verification of certain documents from the seller or developer, including, where appropriate:

•	plans and specifications;

•	surveys;

•	evidence of marketable title;

•	title and liability insurance policies;

•	asbestos, soil, physical, structural and engineering reports;

•	evidence of compliance with zoning, the Americans with Disabilities Act, and fair housing laws;

•	tenant leases and other relevant legal documents; and

•	financial statements covering recent operations of properties having operating histories.

Closing

The transactions group which sourced and evaluated the acquisition, negotiated the agreement and coordinated the due diligence process also takes responsibility for closing the transaction. Many resources are utilized during closing and may include engineering, finance, legal counsel, accounting, portfolio management, asset management and risk management personnel.

Disposition Policies

As of the date of this prospectus, we have not sold any of the properties that we have acquired since our inception. We anticipate that we will hold most of our properties for an extended period, including any properties we may acquire in the future. However, we may determine to sell a property before the end of its anticipated holding period. We will monitor each investment within the portfolio and the overall portfolio composition for appropriateness in meeting our investment objectives. Our advisor may determine to sell a property before the end of its anticipated holding period if:

•	an opportunity arises to enhance overall investment returns by reallocating capital through sale of the property to a more attractive investment;

•	there are diversification benefits associated with disposing of the property and rebalancing our investment portfolio;

•	in the judgment of our advisor, the value of the property might decline or the property may underperform;

•	the property was acquired as part of a portfolio acquisition and does not meet our investment guidelines;

•	we need to generate liquidity to satisfy redemption requests, to pay distributions to our stockholders or for working capital; or

•	in the judgment of our advisor, the sale of the property is otherwise in our best interest.

Generally, we will reinvest proceeds from the sale, financing or other disposition of properties in a manner consistent with our investment strategy, although we may be required to distribute such proceeds to the stockholders in order to comply with REIT requirements or in other instances.

Ownership Structure

In most cases, our operating partnership or one or more subsidiary entities controlled by our operating partnership will acquire properties on our behalf. We may also utilize qualified REIT subsidiaries or taxable REIT subsidiaries if such structures would provide an economic benefit to us. Generally, we will acquire the entire equity ownership interest in properties. However, we may also enter into joint ventures, general partnerships, co-tenancies and other participation arrangements with other investors to acquire properties. In most cases in which less than the entire equity ownership interest is acquired, we will seek critical elements of control. We will generally acquire fee simple interests for the properties (in which we own both the land and the building improvements) but may consider leased fee and leasehold interests if we believe the investment is consistent with our investment strategy and objectives.

Joint Venture Investments

In the future, we may co-invest with third parties through partnerships or other entities, which we collectively refer to as joint ventures, acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks related to the involvement of a third party, including the possibility that partners or co-venturers might become bankrupt or fail to fund their required capital contributions. Co-venturers may have economic or other business interests or goals that are inconsistent with our business interests or goals and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and directors from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Joint Venture with Affiliates

Subject to approval by our board of directors and the separate approval of our independent directors, we may invest in properties and assets jointly with affiliates of our advisor as well as third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer or co-investor may have the power to control the venture or co-investment and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture or co-investment, which could adversely impact the operations and profitability of the joint venture or co-investment and/or the amount and timing of distributions we receive from such joint venture or co-investment; and

•	under joint venture or other co-investment arrangements, each joint venturer or co-investor may have a buy/sell right and, as a result of the exercise of such a right, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our directors, including a majority of the independent directors, who are disinterested in the transaction must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Value-Add Opportunities

We may periodically seek to enhance investment returns through various value-add opportunities. Examples of potential value-add investments include properties with significant leasing risk, forward purchase commitments, renovation opportunities and other nontraditional property types. These investments generally have a higher risk and higher return profile than properties that fall within our primary investment strategy. Currently, value-add investments are capped at 15% of our gross asset value so long as, in the aggregate, they are not expected to materially change the risk profile of the overall portfolio. As of the date of this prospectus, none of the properties in our portfolio were acquired as value-add opportunities.

Development Opportunities

As of the date of this prospectus, we have not acquired any higher risk properties in need of significant renovation, redevelopment or repositioning, and we do not intend to acquire such properties in the future. However, we may invest in these types of properties if we believe that attractive risk-adjusted investment returns can be achieved through proactive management techniques or value-added programs. In addition, we may acquire vacant land parcels if such acquisitions are incidental to, and in concert with, the acquisition of core, well-leased investments. Further, we may acquire vacant land parcels adjacent to properties we already own if such vacant land parcels represent a value-add opportunity to enhance the returns of the adjacent investments. Consequently, we are permitted to undertake speculative development of such vacant land parcels. Investments in development assets are included in, and subject to, the 15% value-added cap described in “—Value-Add Opportunities” above.

Investments in Real Estate Equity Securities

Investing in Real Estate Equity Securities

We may invest up to 35% of our net assets in U.S. real estate equity securities. As of September 30, 2015, our real estate equity securities portfolio consisted of publicly traded common stock of 43 REITs with a value of $8,073,057. We believe the inclusion of an allocation to real estate equity securities allows us to improve the total return profile of our offering. We believe that our advisor’s ability to acquire real estate equity securities in conjunction with acquiring a diverse portfolio of properties and real estate loans affords us additional liquidity and diversification, which provides greater financial flexibility and discretion to construct an investment portfolio designed to achieve our investment objectives throughout various economic cycles.

We believe that execution of our strategy to include U.S. real estate equity securities in our overall investment portfolio will be greatly enhanced due to the expertise that our advisor provides us through its access to the in-house real estate equity securities platform of Deutsche AWM, or the Securities Group. As of September 30, 2015, the Securities Group was comprised of 21 professionals who manage approximately $8.6 billion of real estate securities globally, making it one of the largest managers of actively managed listed real estate securities in the world. The Securities Group’s investment approach focuses on active stock selection by local investment teams with a global top-down overlay of strategic allocation and risk management. The importance of underlying real estate fundamentals is emphasized in the selection and valuation of stocks.

Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we invest in equity securities of companies engaged in the real estate sector where such investment would be consistent with our investment policies and our status as a REIT. In any event, we do not intend that our investments in securities will require us to register as an investment company under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required.

Equity securities in the real estate sector include those issued by REITs and similar tax transparent entities; real estate operating companies, or REOCs, and other real estate related companies that, as their primary business, own, develop, operate or finance real estate in the United States. Equity securities issued by REITs, REOCs and other real estate related companies include any stapled security or any issued security of an equity nature of a unit trust company that derives the majority of its earnings from real estate activities. REOCs and other real estate related companies in which we invest typically will either have at least 50% of their assets in real estate or related operations, or derive at least 50% of their revenues from such sources. Our real estate equity securities portfolio may consist of securities investments of different types of REITs, such as equity or mortgage REITs. Equity REITs buy real estate and pay investors from the rents they receive and from any profits on the sale of their properties. Mortgage REITs lend money to real estate companies and pay investors from the interest they receive on those loans. Hybrid REITs engage in owning real estate and making real estate based loans. While our advisor expects that our assets will continue to be invested primarily in equity REITs, in changing market conditions we may invest more significantly in other types of REITs. We may also acquire exchange-traded funds and mutual funds focused on REITs and real estate companies. We intend to continue investing primarily in common stock but may also include other types of equities, such as preferred or convertible stock.

As of September 30, 2015, our real estate equity securities portfolio consisted solely of securities that are listed on one or more nationally recognized stock exchanges. In the future, subject to our ability to participate in such investments, we may also invest in securities that are not yet listed on a public stock exchange but which (i) the issuer has publicly announced its intention to list the securities on a public stock exchange within 180 days of the date of such announcement; or (ii) are issuances of a listed company and the securities are expected to list on a public stock exchange within 180 days of the date of issuance.

We may also invest in securities that our advisor has determined are not sufficiently marketable to be considered liquid securities, including securities that are eligible for resale in reliance on an exemption from registration with the SEC. We may also invest in exchange-traded funds, including those primarily designed to replicate or model the performance of securities market indices.

We may also invest in securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, or U.S. Government Securities; certificates of deposit, demand and time deposits and bankers’ acceptances; prime commercial paper, including master demand notes; and repurchase agreements secured by U.S. Government Securities (or other interim investments in foreign government and other non-U.S. short-term investments).

Our charter requires that any investment in equity securities (other than equity securities traded on a national securities exchange or included for quotation on an inter-dealer quotation system) must be approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as being fair, competitive and commercially reasonable.

We may neither acquire (1) securities of companies with a market capitalization of less than $50 million at the time of purchase nor (2) interests or equity securities in any entity either holding investments or engaging in activities prohibited by our charter. We also may not engage in the business of securities trading, underwriting or the agency distribution of securities issued by other persons.

Real Estate Equity Securities—Investment Decision Process

In evaluating prospective real estate equity securities investments, our advisor’s portfolio construction process encompasses a two-step investment strategy through a combination of bottom-up stock selection and top-down sector allocation.

Portfolio Construction Process

The Securities Group combines fundamental real estate analysis with detailed bottom-up company valuation to derive expected returns by company. Our advisor’s investment process begins with a top-down view of the real estate markets utilizing information from third party research providers and its in-house resources. The Securities Group has the ability to take advantage of accessing real-time property market information provided through our advisor’s direct property investment activities, which include research, transactions, portfolio management, asset management and capital markets expertise. In addition, the Securities Group has significant history and long-standing relationships with companies and their management teams.

Sector Allocations

Sector allocations are established at a minimum on a quarterly basis and reviewed by our advisor’s Real Estate Securities Strategic Investment Committee, whose membership consists of senior members from the chief investment officer, acquisitions, portfolio management and research teams of the advisor, as well as the Securities Group portfolio management team. Sector allocations are based on analyzing trends in each property sector, individual company performance and valuation and recommendations for property sector allocations for the upcoming quarter. Members of the committee from our advisor’s direct property investment business discuss views on trends within property sectors and geographic regions.

After discussing individual property sectors and geographic regions, specific property sector allocation recommendations are discussed with each Real Estate Securities Strategic Investment Committee member. The Securities Group coordinates comments on final allocations, which are stated as ranges within which the portfolio will be positioned. The keys to the property sector allocation process involve (1) discussing real-time trends and future expectations for property type sectors from the direct side participants, (2) comparing these to the public markets views, and (3) positioning the portfolio to take advantage of discrepancies.

Stock Selection

Once property sector weights have been determined, issuers within each sector are selected by using a valuation process in which the Securities Group forecasts total return utilizing our advisor’s proprietary valuation model. Sector specialists within the Securities Group forecast 10-year cash flows for each issuer by utilizing our advisor’s market level revenue forecasts and a detailed breakdown of each issuer’s portfolio. The Securities Group calculates a unique required return for each issuer based on the issuer’s market exposure and property quality. The Securities Group leverages information provided by our advisor’s property acquisition and disposition professionals to determine a net real estate value for the issuer’s portfolio. Net asset values for the issuers are adjusted for differences in operations and corporate strategy, management quality, liquidity, general and administrative expense and franchise value. Stocks are then selected and weights are identified based on our advisor’s review of total return potential for each issuer through this valuation process and through discussion of these expectations among the portfolio management team and the property sector analyst. Decisions on which securities to buy or sell are based on in-depth research of public and direct property markets, while taking a disciplined approach to managing risk. The stock valuation and portfolio construction process focuses not only on price/NAV but also considers price/cash flow and enterprise value/EBIDTA (or inversely, equity cash flow yield and implied capitalization rates).

Sale of Real Estate Equity Securities

Our advisor may choose to sell a security for a variety of reasons, including but not limited to the following:

•	the security is not fulfilling its investment purpose;

•	our advisor determines that the security has reached its optimum valuation; or

•	a particular company’s condition or general economic conditions have changed.

Investments in Real Estate Loans

Investing in and Originating Real Estate Loans

We may invest up to 15% of our net assets in real estate loans. The inclusion of an allocation to real estate loans allows us to add sources of income and further diversify our portfolio. The type of debt interests we will seek to acquire will be obligations backed principally by real estate of the type that generally meets our criteria for direct investment, including, without limitation, senior mortgage loans, subordinated mortgage loans, mezzanine loans and commercial mortgage-backed securities, or CMBS. We do not intend to invest in real estate loans until our total NAV reaches $100 million. As of September 30, 2015, our total NAV was $69,107,687 and we had not invested in any real estate loans. The criteria that our advisor will use in making or investing in loans on our behalf is substantially the same as those involved in acquiring our investments in properties. We expect that the average duration of real estate loans will typically be three to ten years.

We believe that execution of our strategy to include real estate loans in our overall investment portfolio will be greatly enhanced due to the expertise that our advisor provides us through its access to our advisor’s in-house real estate debt investment platform, or the Debt Investments Group. The Debt Investments Group is comprised of five professionals with extensive experience in originating, underwriting and investing in mezzanine loans, B-notes, preferred equity and mortgages secured by cash-flowing, or transitional, real estate and real estate-related assets across various property types.

Our real estate loans investment strategy is to originate or acquire well-structured, moderate loan-to-value, senior mortgage loans and subordinate real estate debt for institutionally desirable commercial real estate properties sponsored by experienced, financially sound borrowers that achieve strong risk-adjusted returns for investors.

We may originate or acquire interests in mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features described below. Normally, our mortgage loans will be secured by income-producing properties. They usually will be non-recourse, which means they will not be the borrower’s personal obligations. We expect that most will be first mortgage loans, with first priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.

We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable to qualification as a REIT. These participations will let us receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property above cost. We may also receive an option to buy an interest in the property securing the participating loan. If the nature of the underlying property is not consistent with the rules applicable to qualification as a REIT, we may assign participation rights to a taxable REIT subsidiary to avoid prohibited transaction exposure. We may invest in mezzanine loans, which are a type of subordinate loan where the loan is secured by one or more direct or indirect ownership interests in an entity that directly or indirectly owns real estate. Investors in mezzanine loans are compensated for the increased credit risk from a pricing perspective and still benefit from the right to foreclose on its security, in many instances more efficiently than first mortgage loans. Upon a default by the borrower under a mezzanine loan, the mezzanine lender generally can take control of the entity that owns the property on an expedited basis, subject to the rights of the holders of debt senior in priority on the property. Rights of holders of mezzanine loans are usually governed by an intercreditor agreement that provides the mezzanine lender with the right to cure defaults and limit certain decisions of holders of any senior debt secured by the same properties, which provides for additional downside protection and higher recoveries.

We also may invest in CMBS, which are securities that evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. As a result, these securities are subject to all of the risks of the underlying mortgage loans. In a typical CMBS transaction, many single mortgage loans of varying size, property type and location are pooled and transferred to a trust. The trust then issues multiple tranches of bonds that may vary in yield, duration and payment priority, thereby allowing an investor to select a credit level that suits its risk profile. Losses and other shortfalls from expected amounts to be received on the mortgage pool are borne by the most subordinate tranches, which receive payments only after the more senior tranches have received all principal and/or interest to which they are entitled.

The securitization process for CMBS is governed by one or more nationally recognized rating agencies, including Fitch, Moody’s and Standard & Poor’s, which determine the respective bond class sizes, generally based on a sequential payment structure commonly referred to as a “waterfall.” Bonds that are rated from AAA to BBB- by the rating agencies are considered “investment grade.” Bond classes that are subordinate to the BBB- class, including unrated bond classes, are considered below investment grade and are often collectively referred to as the “B-piece” of a CMBS securitization transaction. The respective bond class sizes are determined based on the review of the underlying collateral by the rating agencies. The payments received from the underlying loans are used to make the payments on the securities. Based on the sequential payment priority, the risk of nonpayment for the AAA securities is lower than the risk of nonpayment for the non-investment grade bonds. Accordingly, the AAA class is typically sold at a lower yield compared to the non-investment grade classes that are sold at higher yields. Due to its lower credit ratings and higher risk, successful investing in B-piece debt requires thorough and detailed loan-level due diligence (similar to loan origination), which we believe reduces the competition among potential buyers and presents an opportunity for us to benefit from the experience of our management team and the resources available to it. In addition, B-piece buyers generally have strong negotiating leverage in a CMBS securitization transaction, which may be utilized to favorably influence the structure of the transaction and reject undesirable loans. We may invest in CMBS which are rated AAA through BBB as well as CMBS that are considered below investment grade or are unrated.

Given the complexity of investments in CMBS and CMBS B-pieces and the infrastructure and skills required to successfully make such investments, we believe that the resources of our advisor provide us a competitive advantage in making these types of investments. Our advisor’s ability to evaluate CMBS based on the credit risk of the underlying collateral and the risk of the transactional structure is crucial in creating attractive risk-adjusted investment returns based on our expected performance of a CMBS investment.

We may not make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property, except for mortgage loans insured or guaranteed by a government or government agency. In cases where a majority of our independent directors determines the need and in all cases in which the transaction is with our advisor, any of our directors or any of their affiliates, an appraisal shall be obtained from an independent appraiser. We will maintain the appraisal in our records for at least five years, and it will be available for inspection and duplication by common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage.

We also may not make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, advisor or our advisor’s affiliates. Additionally, we may not make or invest in mortgage loans, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria.

Real Estate Loans—Investment Decision Process

In evaluating prospective real estate loan investments, our advisor will consider factors such as, but not limited to, the following:

•	conducting site visits;

•	understanding submarket, regional and property market trends as well as the general economic climate;

•	reviewing the reputation, track record and objectives of the deal sponsor and guarantor;

•	meeting key personnel of the deal sponsor;

•	performing property analysis and valuation, including:

•	current and projected cash flow,

•	expected levels of rental and occupancy rates,

•	potential for capital appreciation and

•	condition and use;

•	analyzing competition and business plan objectives;

•	determining the ratio of investment amount to the underlying property value;

•	evaluating the degree of liquidity of the investment;

•	in the case of mezzanine loans, determining the ability to acquire the underlying real property;

•	evaluating the legal, tax, regulatory and accounting aspects of the investment structure;

•	performing credit analysis;

•	developing an asset management plan; and

•	considering any additional factors our advisor deems relevant.

The factors considered, including the specific weight we place on each factor, will vary for each prospective loan investment. As a result, we do not, and are not able to, assign a specific weight or level of importance to any particular factor. We will seek to obtain a customary lender’s title insurance policy or commitment as to the priority of the mortgage or condition of the title. We will also consider the requirements of the REIT rules, which may limit our ability to make certain loan investments.

We may originate loans from mortgage brokers or personal solicitations of suitable borrowers or may purchase existing loans that were originated by other lenders. Our advisor will evaluate all potential real estate loans to determine if the security for the loan and the loan-to-value ratio, or LTV, meets our investment criteria and objectives. Most loans that we will consider for investment would provide for monthly payments of interest and some may also provide for principal amortization, although many loans of the nature that we will consider provide for payments of interest only and a payment of principal in full at the end of the loan term. We will not originate loans with negative amortization provisions.

Our loans may be subject to regulation by federal, state and local authorities and subject to various laws and judicial and administrative decisions imposing various requirements and restrictions, including, among other things, regulating credit granting activities, establishing maximum interest rates and finance charges, requiring disclosures to customers, governing secured transactions and setting collection, repossession and claims handling procedures and other trade practices. In addition, certain states have enacted legislation requiring the licensing of mortgage bankers or other lenders and these requirements may affect our ability to effectuate our proposed investments in loans. Commencement of operations in these or other jurisdictions may be dependent upon a finding of our financial responsibility, character and fitness. We may determine not to make loans in any jurisdiction in which the regulatory authority determines that we have not complied in all material respects with applicable requirements.

Sale of Real Estate Loans

Our primary investment objective is to hold our real estate loans until the date of maturity. However, in the event an opportunity arises, we may consider a sale of a loan before its maturity date.

Cash, Cash Equivalents and Other Short-Term Investments

We may invest up to 10% of our assets in cash, cash equivalents and other short-term investments. These types of investments may include the following, to the extent consistent with our qualification as a REIT:

•	money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest- bearing time deposits and credit rated corporate debt securities);

•	U.S. government or government agency securities; and

•	credit rated corporate debt or asset-backed securities of U.S. or foreign entities, or credit rated debt securities of foreign governments or multi-national organizations.

Derivative Instruments and Hedging Activities

In the normal course of business, we may be exposed to the effect of interest rate changes, price changes and currency fluctuations and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, we may use derivatives primarily to fix the interest rate on debt which is based on floating-rate indices and to manage the cost of borrowing obligations. We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars and floors. If we make investments outside the United States, we may use currency-based derivatives to hedge the income stream generated by those investments or to hedge the eventual proceeds from settlement of such investments. We intend to enter into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. We intend to conduct our hedging activities in a manner consistent with the REIT qualification requirements.

Other Investments

We had not, as of September 30, 2015, made investments other than as described above. We may, but do not presently intend to, make such investments in the future. At all times, we intend to make investments in such a manner consistent with maintaining our qualification as a REIT under the Code.

Borrowing Policies

We intend to use moderate financial leverage to provide additional funds to support our investment activities. This allows us to make more investments than would otherwise be possible, resulting in a more diversified portfolio. Our target leverage ratio after our ramp-up period is approximately 40% of our gross assets, inclusive of property-level and entity-level debt. During our ramp-up period, we may employ greater leverage in order to quickly build a diversified portfolio of assets. We may leverage our portfolio by assuming or incurring secured or unsecured property-level or entity-level debt. An example of property-level debt is a mortgage loan secured by an individual property or portfolio of properties incurred or assumed in connection with our acquisition of such property or portfolio of properties. An example of entity-level debt is a line of credit obtained by our operating partnership. In an effort to provide for a ready source of liquidity to fund redemptions of shares of our common stock in the event that redemption requests exceed net proceeds from our offerings, we may decide to seek to obtain a line of credit under which we would reserve borrowing capacity. We entered into a $75 million credit facility with Wells Fargo Bank, National Association, on March 6, 2015. Borrowings under the line of credit may be used not only to redeem shares, but also to fund acquisitions or for any other corporate purpose.

Our actual leverage level will be affected by a number of factors, some of which are outside our control. Significant inflows of proceeds from the sale of shares of our common stock will generally cause our leverage as a percentage of our net assets, or our leverage ratio, to decrease, at least temporarily. Significant outflows of equity as a result of redemptions of shares of our common stock will generally cause our leverage ratio to increase, at least temporarily. Our leverage ratio will also increase or decrease with decreases or increases, respectively, in the value of our portfolio. If we borrow under a line of credit to fund redemptions of shares of our common stock or for other purposes, our leverage would increase and may exceed our target leverage. In such cases, our leverage may remain at the higher level until we receive additional net proceeds from our offerings or sell some of our assets to repay outstanding indebtedness.

Our board of directors will review our aggregate borrowings at least quarterly. In connection with such review, our board of directors may determine to modify our financial leverage policy in light of then-current economic conditions, relative costs of debt and equity capital, fair values of our properties, general conditions in the market for debt and equity securities, growth and investment opportunities or other factors. If we obtain a line of credit to fund redemptions, we will consider actual borrowings when determining whether we are at our leverage target but not unused borrowing capacity. If, therefore, we are at our target leverage ratio of 40% and we borrow additional amounts under a line of credit, or if the value of our portfolio decreases, our leverage could exceed 40% of our gross assets. In the event that our leverage ratio exceeds our target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our target.

There is no limitation in our charter on the amount we may borrow against any single improved real property. However, we may not borrow more than approximately 75% of the sum of the cost of our investments (before non-cash reserves and depreciation), which is based upon the limit specified in our charter that borrowing may not exceed 300% of the cost of our net assets. “Net assets” is defined as our total assets other than intangibles valued at cost (prior to deducting depreciation, reserves for bad debts and other non-cash reserves) less total liabilities. However, we may temporarily borrow in excess of this amount if such excess is approved by a majority of our board, including a majority of our independent directors, and disclosed to stockholders in our next quarterly report, along with justification for such excess. In such event, we will review our debt levels at that time and take action to reduce any such excess as soon as practicable. In addition to the limitation in our charter regarding our borrowings, our advisor has adopted a guideline stating that the leverage on any single improved property divided by its value may not exceed 75% LTV at the time of acquisition. For this purpose, the LTV ratio will be measured at the time such leverage is committed (not giving effect to any subsequent reductions in the value of the properties at closing or thereafter).

Our charter prohibits us from obtaining loans from any of our directors, our advisor or any of their affiliates, unless approved by a majority of our board (including a majority of our independent directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and on terms and conditions not less favorable than comparable loans between unaffiliated parties under the same or similar circumstances.

Charter-Imposed Investment Limitations

Our charter places numerous limitations on us with respect to the manner in which we may invest our funds. We will not:

•	make investments in unimproved real property or indebtedness secured by a deed of trust or mortgage loans on unimproved real property in excess of 10% of our total assets. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year;

•	invest in commodities or commodity futures contracts, except for futures contracts when used solely for the purpose of hedging in connection with our ordinary business of investing in real property;

•	invest in real estate contracts of sale, otherwise known as land sale contracts, unless the contract is in recordable form and is appropriately recorded in the chain of title;

•	make or invest in individual mortgage loans (excluding any investments in mortgage pools, commercial mortgage-backed securities or residential mortgage-backed securities) unless an appraisal is obtained concerning the underlying property except for mortgage loans insured or guaranteed by a government or government agency. The appraisal shall be obtained from an independent appraiser in cases where a majority of our independent directors determines and in all cases in which the transaction is with our advisor, our sponsor, any of our directors or any of their affiliates. We will maintain the appraisal in our records for at least five years and it will be available for inspection and duplication by common stockholders. We will also obtain a mortgagee’s or owner’s title insurance policy as to the priority of the mortgage;

•	make or invest in mortgage loans that are subordinate to any lien or other indebtedness of any of our directors, our sponsor, our advisor or their affiliates;

•	issue (1) equity securities redeemable solely at the option of the holder (except that stockholders may offer their shares of our common stock to us pursuant to our redemption plan), (2) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is anticipated to be sufficient to properly service that higher level of debt, (3) equity securities on a deferred payment basis or under similar arrangements, or (4) options or warrants to the directors, our sponsor, our advisor, or any of their affiliates, except on the same terms as such options or warrants, if any, are sold to the general public; options or warrants may be issued to persons other than the directors, our sponsor, our advisor, or any of their affiliates, but not at exercise prices less than the fair value of the underlying securities on the date of grant and not for consideration (which may include services) that in the judgment of the independent directors has a fair value less than the value of the option or warrant on the date of grant;

•	make or invest in mortgage loans, including construction loans but excluding any investment in commercial mortgage-backed securities or residential mortgage-backed securities, on any one real property if the aggregate amount of all mortgage loans on such real property would exceed an amount equal to 85% of the appraised value of such real property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria;

•	engage in the business of securities trading, underwriting or the agency distribution of securities issued by other persons; or

•	acquire interests or equity securities in any entity holding investments or engaging in activities prohibited by our charter except for investments in which we hold a non-controlling interest or investments in any entity having securities listed on a national securities exchange or included for quotation on an interdealer quotation system.

In addition, our charter includes many other investment limitations in connection with transactions with affiliated entities or persons, which are described under “Conflicts of Interest—Certain Conflict Resolution

Measures—Certain Transactions with Affiliates.” Our charter also includes restrictions on roll-up transactions, which are described under “Description of Capital Stock—Restrictions on Roll-Up Transactions.”

Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor our operating partnership nor any subsidiary of our operating partnership is an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act. Section 3(a)(1)(A) of the Investment Company Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, are U.S. government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.

Rule 3a-1 under the Investment Company Act, however, generally provides that, notwithstanding Section 3(a)(1)(C) of the Investment Company Act, an issuer will not be deemed to be an “investment company” under the Investment Company Act provided that (1) it does not hold itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, and (2) on an unconsolidated basis except as otherwise provided, (x) no more than 45% of the value of its total assets, consolidated with the assets of any wholly-owned subsidiary, (exclusive of U.S. government securities and cash items) consists of, and (y) no more than 45% of its net income after taxes, consolidated with the net income of any wholly-owned subsidiary, (for the last four fiscal quarters combined) is derived from, securities other than (i) U.S. government securities, (ii) securities issued by employees’ securities companies, (iii) securities issued by majority-owned subsidiaries of such company that are not investment companies nor relying on the exclusion from the definition of investment company in Section 3(b)(3) or Section 3(c)(1) Investment Company Act and (iv) securities issued by companies that are controlled primarily by such company, are not investment companies and through which such company engages in a business other than that of investing, reinvesting or trading in securities. We believe that we, our operating partnership and the subsidiaries of our operating partnership will satisfy this exclusion. We will continuously monitor our holdings on an ongoing basis to determine whether we are an investment company under Section 3(a)(1)(C) and, if so, whether we are in compliance with Rule 3a-1.

In addition, we believe neither we nor our operating partnership will be considered an investment company under Section 3(a)(1)(A) of the Investment Company Act because neither we nor our operating partnership will engage primarily or hold ourselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, through our operating partnership’s wholly-owned or majority-owned subsidiaries, we and our operating partnership will be primarily engaged in the non-investment company business of purchasing or otherwise acquiring real property, mortgages and other interests in real estate.

A change in the value of any of our assets could cause us, our operating partnership or one or more of our subsidiaries to fall within the definition of “investment company” and negatively affect our ability to maintain our exception from regulation under the Investment Company Act.

Finally, to maintain compliance with the Investment Company Act exceptions, we or our operating partnership may be unable to sell assets that we would otherwise want to sell and may need to sell assets we would otherwise wish to retain. In addition, we or our operating partnership may have to acquire additional income- or loss-generating assets that we might not otherwise have acquired or may have to forego opportunities to acquire interests in companies that we would otherwise want to acquire and that may be important to our investment strategy. Our advisor will continually review our investment activity to attempt to ensure that we will not be regulated as an investment company. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon the definition of “investment company” and the exceptions to that definition, we may be required to adjust our investment strategy accordingly. Additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Your investment return may be reduced if we are required to register an investment company under the Investment Company Act.”

OUR REAL ESTATE AND REAL ESTATE EQUITY SECURITIES PORTFOLIO

Real Estate Investment Portfolio

As of September 30, 2015, we owned five commercial properties located in four states, comprising 554,910 rentable square feet of commercial space, and one multi-family residential property in Georgia with 135,896 rentable square feet. As of September 30, 2015, our properties were 100% leased. The following table sets forth certain additional information about the properties we owned as of September 30, 2015:

Property	Location	Rentable Square Feet	Number of Leases/Units	Occupancy(1)
Office Property
Heritage Parkway	Woodridge, IL	94,233	1	100%
Anaheim Hills Office Plaza	Anaheim, CA	73,892	3	100

Total		168,125	4	100%

Retail Property
Wallingford Plaza(2)	Seattle, WA	30,761	5	100%
Terra Nova Plaza	Chula Vista, CA	96,114	2	100

Total		126,875	7	100%

Industrial Property
Commerce Corner	Logan Township, NJ	259,910	2	100%

Total		259,910	2	100%

Multi-family Property
The Flats at Carrs Hill	Athens, GA	135,896	138	100%

Total		135,896	138	100%

Grand total		690,806	13/138	100%

(1)	Occupancy is based on executed leases as of September 30, 2015.
(2)	Wallingford Plaza is ground floor retail plus two floors of office space. The retail portion comprises the majority of the rental revenue for the property.

The following information generally applies to all of our properties: we own a fee simple interest in each of our properties; we believe all of the properties are adequately covered by insurance and are suitable for their intended purposes; we are aware of no plans for any material renovations, improvements or development with respect to any of our properties; and our properties face competition from similarly situated properties in and around their respective submarkets.

Lease Expirations

The following table summarizes the lease expirations for each of the next ten years and thereafter for the properties we owned as of September 30, 2015. As of September 30, 2015, the weighted average remaining lease term at our properties was 6.9 years.

Year of Expiration	Number of Leases Expiring	Leased Square Feet	Percent of Portfolio Square Feet Expiring	Annualized Rental Revenue(1)	Percent of Portfolio Annualized Rental Revenue Expiring
2015(2)	—	—	—%	$—	—%
2016	1	15,000	2.7	352,068	5.4
2017	2	10,004	1.8	284,933	4.4
2018	1	94,233	17.0	1,233,754	19.0
2019	3	63,160	11.4	1,473,342	22.6
2020	2	48,292	8.7	853,100	13.1
2021	1	159,627	28.8	818,772	12.6
2022	—	—	—	—	—
2023	—	—	—	—	—
2024	1	51,637	9.3	580,000	8.9
Thereafter	2	112,957	20.4	910,411	14.0

Total	13	554,910	100.0%	$6,506,380	100.0%

(1)	Annualized Rental Revenue represents the annualized monthly base rent of executed leases as of September 30, 2015.
(2)	Does not include 316 one-year leases totaling approximately 135,896 square feet and approximately $2.7 million in annualized base rent as of September 30, 2015 from our multi-family property, The Flats at Carrs Hill.

Tenant Information

The following table describes the tenants at our properties as of September 30, 2015.

Tenant(3)	Square Feet	% of Total Portfolio Square Feet	Annualized Rental Revenue(1)	% of Portfolio Annualized Rental Revenue	Lease Expiration
Gateway	50,000	9.0%	$1,228,080	18.9%	Jan. 2019
Allstate	94,233	17.0	1,233,754	19.0	Nov. 2018
Performance Food Group	159,627	28.7	818,772	12.6	Dec. 2021
The Sports Authority	44,477	8.0	754,864	11.6	Jan. 2020
Bed Bath & Beyond	51,637	9.3	580,000	8.9	Jan. 2024
Walgreens(2)	12,674	2.3	490,000	7.5	Mar. 2087
Mission Produce	100,283	18.1	420,411	6.5	Jan. 2029
Raytheon Applied Signal	15,000	2.7	352,068	5.4	Oct. 2016
AS Real Estate	8,892	1.6	256,620	3.9	Nov. 2017
Keller Williams	10,365	1.9	173,290	2.7	Aug. 2019
Pacsafe	3,815	0.7	98,236	1.5	Dec. 2020
Seattle Psychology	2,795	0.5	71,972	1.1	Jun. 2019
Seattle Healing	1,112	0.2	28,313	0.4	Nov. 2017

Total	554,910	100.0%	$6,506,380	100.0%

(1)	Annualized Rental Revenue represents the annualized monthly base rent of executed leases as of September 30, 2015.
(2)	Walgreens has termination options every ten years beginning in 2037. We have categorized this lease as an operating lease based on its non-cancelable period.
(3)	Does not include 316 one-year leases totaling approximately 135,896 square feet and approximately $2.7 million in annualized base rent as of September 30, 2015 from our multi-family property, The Flats at Carrs Hill.

The average occupancy rate and annual effective rent per square foot for each of the last five years, or a lesser period where five-year information is not available, for our properties is set forth in the table below:

	Occupancy Rate	Annual Effective Rent Per Square Foot
Terra Nova Plaza
2014	100.0%	$13.29
2013	100.0	12.70
2012	100.0	12.70
2011	100.0	12.70
2010	100.0	12.70
Anaheim Hills
2014	100.0%	$23.28
2013	100.0	21.18
2012	100.0	19.63
2011	93.0	13.03
2010	28.8	6.72
Commerce Corner
2014	100.0%	$4.47
2013	77.5	3.81
2012	61.4	4.69
2011	20.5	—
Heritage Parkway
2014	100.0%	$12.38
2013	100.0	13.08
2012	100.0	17.40
2011	100.0	19.15
2010	100.0	18.59
Wallingford Plaza
2014	100.0%	$27.09
2013	83.9	26.46
2012	65.2	26.30
2011	33.7	14.57
The Flats at Carrs Hill
2014	100.0%	$18.97

Valuation of Properties

The estimated market values of our 9022 Heritage Parkway, our Wallingford Plaza, our Commerce Corner, our Anaheim Hills Office Plaza and our Terra Nova Plaza properties as of September 30, 2015 were $13,800,000, $13,300,000, $21,300,000, $18,700,000 and $22,100,000, respectively.

Recent Acquisition of Loudoun Gateway I

On December 21, 2015, we, through a wholly-owned subsidiary, acquired a fee-simple interest in Loudoun Gateway I, from an unaffiliated seller for a purchase price of $21,950,000 in cash, exclusive of closing costs.

Loudoun Gateway I is a 102,015 square foot office building located on a 7.8 acre site at 45245 Business Court in Sterling, Virginia. The site is within the Loudoun Gateway Business Park, which is comprised of 14 buildings including Loudoun Gateway I. The property is approximately three miles north of Washington Dulles International Airport at the intersection of Route 28 and Old Ox Road (Route 606) providing vehicular access to a network of highways and other commuter thoroughfares that connect Northern Virginia with the broader Washington, DC metropolitan region. The greater Washington, DC metropolitan area can be accessed via four routes: Route 28, the Dulles Toll Road, Route 50, and Route 7. Dulles Town Center, Dulles Town Crossing,

Dulles 28 Centre, and Reston Town Center are all within short driving distances of the property, offering tenants a multitude of dining and entertainment options.

Loudoun Gateway I provides 480 surface parking spaces or 4.7 per 1,000 square feet. The property is 100% occupied and has an average effective annual rental per square foot rate of $25.18 as of the closing. The office building is leased to one tenant, Orbital ATK, Inc., or Orbital ATK. Information about this tenant is set forth in the table below:

Tenant	Type of Business	% of Net Rentable Area	Type of Lease	Lease Commencement Date(2)	Lease Expiration Date	Annual Base Rent(3)
Orbital ATK(1)	Space, Defense Aviation	100%	Modified Gross	Mar 2012	Aug 2023	$25.18

(1)	The initial lease commenced on March 1, 2012 for 18.7% of net rentable area. In July 2014, Orbital ATK executed an amendment to the existing lease providing for an expansion to an additional 52.7% of net rentable area commencing January 2015 and an option for the remainder of net rentable area. In October 2014, Orbital ATK exercised its option for the remaining 28.6% of net rentable area commencing May 2015.
(2)	Orbital ATK has one four-year renewal option at Fair Market Value (as defined in the Orbital ATK lease). The renewal option may be exercised by written notice no fewer than 12 months, and no more than 14 months, prior to expiration. Orbital ATK also has a one-time option to terminate the lease, either in its entirety or with respect to only one floor, which must be either the first or fourth floor. The effective date, should Orbital ATK exercise its termination option, is December 31, 2020, with notice to the landlord given no later than December 1, 2019. Notice to terminate the lease must be accompanied by a termination fee, which totals approximately 18 months of rental payments.
(3)	The lease contains annual rent increases.

The average occupancy rate and annual effective rent per square foot for each of the last 5 years is set forth in the table below:

	Occupancy Rate	Annual Effective Rent Per Square Foot
2014	18.7%	$25.07
2013	38.0	25.58
2012	54.1	25.35
2011	51.4	26.01
2010	66.0	25.59

Loudoun Gateway I’s capitalization rate at the time of acquisition was 7.8%. We calculate the capitalization rate for a real property by dividing “net operating income” of the property by the purchase price of the property, including acquisition related costs. Net operating income is calculated by deducting from gross operating revenues received from a property, all operating expenses of a property, including property taxes and management fees, but excluding operating expenses payable directly by tenants pursuant to net leases, debt service payments and capital expenditures. For purposes of this calculation, net operating income is determined using the projected net operating income of the property for the 12-month period after the acquisition based on in-place leases, potential rent increases or decreases and other revenues from late fees or services, adjusted for projected vacancies, tenant concessions, if any, and charges not collected.

We have no plans for material capital improvements in the near term, and we believe Loudoun Gateway I is adequately covered by insurance and suitable for its intended purposes as an office building. For federal income tax purposes, we estimate that the depreciable basis in Loudoun Gateway I will be approximately $20,000,000. We will depreciate the building based upon an estimated useful life of 40 years. At acquisition, the estimated annual real estate taxes on Loudoun Gateway I total approximately $319,000.

Loudoun Gateway I is located in Loudoun County in the Sterling office micro-market of Northern Virginia. Sterling is one of the few micro-markets in Northern Virginia with a positive year-to-date net absorption and a limited construction pipeline. With an 84% increase in population between 2010 and 2014, Loudoun County is the second fastest growing county in the Washington, DC metro area. Loudoun County is also the second most affluent county in the United States.

Financing of Loudoun Gateway I

The acquisition of Loudoun Gateway I was funded through a combination of proceeds from our initial public offering and $20,000,000 of borrowings under our credit facility with Wells Fargo. Of this borrowing amount, $7,975,091 is from existing borrowing capacity on previously acquired properties, while $12,024,909 is specific to Loudoun Gateway I. The credit facility bears interest at a variable per annum rate equal to the adjusted British Bankers Association LIBOR Rate plus 1.70%, payable monthly, which equated to 2.10% at the time of acquisition with respect to the aforementioned borrowings. With this borrowing, the property has a loan-to-cost ratio of approximately 55% post-acquisition.

Property Management

We have engaged Transwestern as the property manager for Loudoun Gateway I.

Real Estate Equity Securities Portfolio

As of September 30, 2015, our real estate equity securities portfolio consisted of publicly traded common stock of 43 REITs with a value of $8,073,057. We believe that investing a portion of our proceeds from our offering into a diversified portfolio of common and preferred shares of REITs and other real estate operating companies will provide the overall portfolio some flexibility with near-term liquidity as well as potentially enhance our NAV over a longer period. The portfolio is regularly reviewed and evaluated to determine whether the marketable securities held at any time continue to serve their original intended purposes.

The following chart summarizes our marketable securities by property type as of September 30, 2015:

As of September 30, 2015, our top ten holdings in our real estate equity securities portfolio were as follows:

Security	Percent of Securities Portfolio
Simon Property Group, Inc.	9.7%
Equity Residential	9.1
Welltower, Inc.	5.7
Vornado Realty Trust	5.6
Prologis, Inc.	4.7
Boston Properties, Inc.	4.3
Essex Property Trust, Inc.	4.2
Public Storage	4.2
Macerich Company	3.9
Kimco Realty Corporation	3.7

Total	55.1%

MANAGEMENT

Board of Directors

We operate under the direction of our board of directors, the members of which are accountable to us and our stockholders as fiduciaries. Our board of directors has retained our advisor to manage our day-to-day affairs and the acquisition and dispositions of our investments, subject to the board’s supervision.

We have a seven-member board. Our board of directors may change the number of directors, but not to fewer than three directors. Our charter provides that a majority of our directors must be independent directors, except for a period of up to 60 days after the death, removal or resignation of an independent director pending the election of a successor independent director. The North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, as revised and adopted on May 7, 2007, or the NASAA REIT Guidelines, requires our charter to define an independent director as a director who is not and has not for the last two years been associated, directly or indirectly, with our sponsor or our advisor. A director is deemed to be associated with our sponsor or our advisor if he or she owns any interest in, is employed by, is an officer or director of, or has any material business or professional relationship with our sponsor, our advisor or any of their affiliates, performs services (other than as a director) for us, or serves as a director or trustee for more than three REITs sponsored by our sponsor or advised by our advisor. A business or professional relationship will be deemed material per se if the gross revenue derived by the director from our sponsor, our advisor or any of their affiliates exceeds five percent of (1) the director’s annual gross revenue derived from all sources during either of the last two years or (2) the director’s net worth on a fair market value basis. An indirect relationship is defined to include circumstances in which the director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with us, our sponsor, our advisor or any of its affiliates. Our charter requires that at all times at least one of our independent directors must have at least three years of relevant real estate experience. Our charter and bylaws were ratified by our board of directors, including a majority of our independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified. Although the number of directors may be increased or decreased, a decrease may not shorten the term of any incumbent director. Any director may resign at any time or may be removed with or without cause by the stockholders upon the affirmative vote of at least a majority of all the votes entitled to be cast generally in the election of directors. The notice of a special meeting called to remove a director must indicate that the purpose, or one of the purposes, of the meeting is to determine if the director shall be removed. A vacancy created by an increase in the number of directors or by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled only by a vote of a majority of the remaining directors (in the case of election of an independent director, after nomination by a majority of the remaining independent directors). Any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

Our board will generally meet quarterly or more frequently if necessary, in addition to meetings of any committees of the board described below. Our directors are not required to devote all of their time to our business and are only required to devote the time to our business as their duties may require. Consequently, in the exercise of their fiduciary responsibilities, our directors will rely heavily on our advisor and on information provided by our advisor. Our directors have a fiduciary duty to our stockholders to supervise the relationship between us and our advisor. Our board is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

Our board of directors has adopted written policies on investments and borrowings the general terms of which are set forth in this prospectus. The board may revise these policies or establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. Our board of directors, including a majority of our independent directors, will review our investment policies with sufficient frequency and at least annually to determine that they are in the best interest of our stockholders.

Responsibilities of Our Board of Directors

The responsibilities of our board of directors include the following:

•	Review and adopt valuation guidelines to be used in connection with the calculation of our NAV, monitor compliance with the valuation guidelines and approve the selection of our independent valuation advisor;

•	Approve and oversee our overall investment strategy, including (1) the allocation percentages of capital to be invested in properties, real estate loans, real estate equity securities and cash, cash equivalents and other short-term investments, (2) diversification strategies, (3) investment selection criteria for real property, real estate loans and real estate equity securities and (4) asset acquisition and disposition strategies;

•	Establish investment guidelines that govern our property acquisitions and dispositions and limit the types of investments that may be purchased or sold and, depending on the type of transaction, the extent to which our advisor may execute acquisitions and dispositions without specific board approval;

•	Approve and oversee our debt financing strategies;

•	Review our fees and expenses on at least an annual basis and with sufficient frequency to determine that the expenses incurred are in the best interest of our stockholders;

•	Determine our distribution policy and authorize distributions from time to time; and

•	Oversee the redemption plan.

In order to address certain potential conflicts of interest, our charter requires that a majority of our board of directors (including a majority of the independent directors) not otherwise interested in the transaction approve any transaction with any of our directors, RREEF America, as our sponsor and advisor, or any of their affiliates. The independent directors are also responsible for reviewing the performance of our advisor and determining that the compensation to be paid to our advisor is reasonable in relation to the nature and quality of services performed and that the provisions of the advisory agreement are being carried out. For a list of the factors which may be considered by our board in making this determination, see “—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Board Leadership Structure

Our board has determined that since the Chairman of the Board is not an independent director, there should be a lead independent director appointed by a majority of our independent directors. Our independent directors have appointed Murray J. McCabe to serve as our lead independent director. Responsibilities of our lead independent director include, among others, presiding at executive sessions of independent directors, facilitating communications between the independent directors and the Chairman and Chief Executive Officer, and calling meetings of the independent directors, as necessary.

Committees of the Board of Directors

Our entire board of directors is responsible for supervising our entire business. However, pursuant to our charter, our board of directors may delegate some of its powers to one or more committees as deemed appropriate by the board, provided that each committee consists of at least a majority of independent directors.

Our board of directors has established an audit committee, which consists of Deborah H. McAneny, M. Peter Steil, Jr. and Charles H. Wurtzebach, each of whom is an independent director. Dr. Wurtzebach serves as the chairperson of the audit committee and qualifies as an “audit committee financial expert” as that term is defined by the SEC. The audit committee assists the board in overseeing our accounting and financial reporting processes, the integrity and audits of our financial statements, our compliance with legal and regulatory requirements, the qualifications and independence of our independent auditors and the performance of our internal and independent auditors. In addition, the audit committee selects the independent auditors to audit our annual financial statements and reviews with the independent auditors the plans and results of the audit engagement. The audit committee also approves the audit and non-audit services provided by the independent public accountants and the fees we pay for these services.

Directors and Executive Officers

Our directors and executive officers are set forth below.

Name	Age	Position
W. Todd Henderson	47	Director, Chairman of the Board
James N. Carbone	59	Chief Executive Officer, President and Director
Julianna S. Ingersoll	36	Chief Operating Officer and Executive Vice President
Eric M. Russell	50	Chief Financial Officer and Vice President
Vikram Mehra	41	Treasurer and Secretary
Marc L. Feliciano	45	Director
Murray J. McCabe	48	Lead Independent Director
Deborah H. McAneny	56	Independent Director
M. Peter Steil, Jr.	72	Independent Director
Charles H. Wurtzebach, Ph.D.	66	Independent Director

In February 2013, RREEF Real Estate was re-branded as Deutsche AWM. This change is reflected within the biographies of our executive officers and directors who are affiliated with our advisor.

W. Todd Henderson has served as our Chairman of the Board of directors since February 2012. Mr. Henderson has also served as a Managing Director and Head of Real Estate, Americas, Deutsche AWM since January 2012, where he has been responsible for all facets of the direct real estate investment management business in the Americas. From March 2009 to January 2012, Mr. Henderson served as the Chief Investment Officer of RREEF Real Estate, Americas. From June 2007 to March 2009, he supervised RREEF Real Estate’s Value-Added and Development team, managing a $4.5 billion real estate investment portfolio for multiple institutional investors. Mr. Henderson served as a Managing Director of RREEF Real Estate’s Acquisitions team from 2003 to June 2007. Prior to joining RREEF Real Estate in 2003, Mr. Henderson was Director of Acquisitions for The J.E. Robert Company in Washington, D.C., where he was involved in the sourcing, executing and financing of over $6 billion of real estate transactions. He began his career at First Gibraltar Bank in 1991, managing the restructuring and disposition of nonperforming real estate loans on behalf of the bank and the Resolution Trust Company. Mr. Henderson holds a B.A. in History from the University of North Texas and an M.B.A. from The Wharton School of the University of Pennsylvania. Our board of directors has determined that Mr. Henderson will be a valuable member of our board because of his experience as a real estate industry executive with extensive investment, capital markets and portfolio management expertise, all of which we expect to bring valuable insight to the board of directors.

James N. Carbone has served as our Chief Executive Officer and President and as one of our directors since February 2012. Mr. Carbone has also served as a Managing Director and Head of Real Estate Retail Products, Americas, Deutsche AWM since September 2012, where he is responsible for growing real estate retail offerings in the Americas. Mr. Carbone served as Managing Director and Head of Global Business Development for RREEF Real Estate from January 2009 to September 2012. During this period, Mr. Carbone also served as Global Head of RREEF Real Estate from January 2009 to July 2010. He led the Strategic Initiatives Group for RREEF Real Estate from 2006 to January 2009. Mr. Carbone served as Office Specialist of RREEF Real Estate, overseeing all of the firm’s investments in commercial office properties and managing acquisition and disposition transactions in the office sector, from 1999 to 2007. In 1997, Mr. Carbone was named a partner of RREEF Real Estate and in 1998 became a member of RREEF Real Estate’s Americas Investment Committee. From 1979 until he joined RREEF Real Estate in 1995, Mr. Carbone worked in various capacities in the commercial real estate business, gaining experience in the management, brokerage, development, disposition and acquisition of properties. He is affiliated with numerous industry groups, including the Urban Land Institute and the National Association of Industrial and Office Properties. Mr. Carbone holds a B.A. in Economics from the University of California, Davis. Our board of directors has determined that Mr. Carbone’s experience with real estate investment products, particularly alternative investments, experience in acquiring commercial real estate and oversight of a multi-billion dollar real estate portfolio will make him a valuable member of our board of directors.

Julianna S. Ingersoll has served as our Chief Operating Officer and Executive Vice President since February 2015. In this role, Ms. Ingersoll oversees business development, operations and finance, including external and internal sales, relations with third-party distributors, product development and strategy. Ms. Ingersoll previously served as our Chief Financial Officer and Vice President from February 2012 to February 2015. Ms. Ingersoll has also served as a Director, Real Estate Retail Products, Americas, of Deutsche AWM, a division of Deutsche Bank A.G. (“Deutsche Bank”), since February 2012. Prior to this position, Ms. Ingersoll was a Vice President of Business Development for RREEF Real Estate, currently RREEF America, our sponsor, which, together with its affiliates in Europe and Asia, comprises the global real estate investment business of Deutsche AWM, from November 2007 to February 2012, where she sourced, underwrote and executed strategic transactions. Prior to joining RREEF Real Estate, she held various positions with Deutsche Bank. From May 2006 to November 2007, Ms. Ingersoll served as Vice President of the Residential Mortgage-Backed Securities group of Deutsche Bank, where she was responsible for sourcing, underwriting and executing strategic acquisitions and joint ventures. From 2004 to 2006, she served as an Associate and Vice President of the Corporate Investments group of Deutsche Bank, where she was responsible for sourcing and executing strategic acquisitions and divestitures. From 2003 to 2004, she served as an Analyst for the Corporate Investments group of Deutsche Bank. Ms. Ingersoll joined Deutsche Bank in June 2001 as an analyst for the Technology Investment Banking team. Ms. Ingersoll holds a B.S. in Business Administration from Washington & Lee University.

Eric M. Russell has served as our Chief Financial Officer and Vice President since February 2015. Mr. Russell previously served as our Assistant Treasurer from May 2013 to February 2015. He has served as a Director and Controller, RREEF Real Estate Fund Finance, Americas, Deutsche AWM since 2011 and as Vice President and Controller, RREEF Real Estate Fund Finance since 2000. During his tenure, Mr. Russell oversaw RREEF Property Trust since November 2012 and previously presided over a large separate account with a peak size of USD 4.5 billion, a separate account focused on ground-up development and a private foreign investor owned REIT of approximately USD 1 billion in size. In these roles, Mr. Russell oversaw all financial reporting, fund accounting, tax compliance and loan compliance. Prior to joining RREEF Real Estate, Mr. Russell served as an Accounting Manager and Assistant Controller at iStar Financial, Inc., a publicly traded REIT, from 1996 to 2000. From 1994 to 1996, he worked as a Controller at Sierra National Home Warranty Corporation, a publicly traded company. Mr. Russell served as a Senior Auditor at Grant Thornton LLP from 1992 to 1994 and a Staff Auditor from 1991 to 1992. Mr. Russell holds a B.S. in Atmospheric Science from the University of California, Davis and is a certified public accountant (inactive).

Marc L. Feliciano has served as one of our directors since November 2012. Mr. Feliciano has also served as a Managing Director, Chief Investment Officer and Head of Real Estate Portfolio Management, Americas, Deutsche AWM since September 2012. As Chief Investment Officer, he works with portfolio managers in developing specific portfolio strategies for each account or fund as part of the annual investment plan process. Mr. Feliciano also serves as Chairman of Deutsche AWM’s Americas Investment Committee, which governs equity and debt investments and portfolios, a member of the Americas Leadership Committee and Co-Portfolio Manager of the RREEF Debt Investments Fund. From September 2010 to January 2012, he served as Global Head of Risk and Performance Analysis for RREEF Real Estate, where he was responsible for the development of allocation, risk and performance tools. In this role, he was a member of the Global Chief Investment Officer Group, which formulated global and regional house views and strategy and developed the House Portfolio for each region. From 2005 to September 2010, Mr. Feliciano was a Portfolio Manager and assisted in the restructuring of real estate debt. Prior to joining RREEF Real Estate in 2005, Mr. Feliciano worked in the private and public real estate industries in various positions for Morgan Stanley, Heitman Real Estate Securities LLC (formerly Heitman/PRA Securities Advisors) and INVESCO Realty Advisors, Inc. He holds a B.A. in Business Administration from the University of Texas at Austin and a M.B.A. from the University of Texas McCombs School of Business. Our board of directors has determined that Mr. Feliciano will be a valuable member of our board of directors because of his extensive experience with real estate investments and portfolio management.

Vikram Mehra has served as our Treasurer and Secretary since August 2015. He has also served as Director, Chief Operating Officer, Real Estate, Americas, for Deutsche AWM’s real estate business within Alternatives and Real Assets since July 2015. From 2011 to 2015, Mr. Mehra was Head of Strategic, Planning and Analysis for Deutsche AWM’s Alternatives and Real Assets business where he was responsible for leading the development of the annual strategic plan, overseeing all senior management reporting, as well as providing key support related to strategic decision making. Mr. Mehra joined Deutsche AWM in 2005 in the Strategic, Planning and Analysis group. Previously, Mr. Mehra was Controller for Finance Operations at JP Morgan Chase from 2002 to 2005, and he was Manager for Global Futures Trading at REFCO India Private Limited from 1997 to 2000. Mr. Mehra holds an M.B.A. from the University of Mumbai and received his Masters of Science in Finance from the Carroll School of Management, Boston College. Mr. Mehra is also a C.F.A. charterholder.

Deborah H. McAneny has served as one of our independent directors since November 2012. Ms. McAneny served as the Chief Operating Officer of Benchmark Assisted Living, LLC, or Benchmark, an owner and operator of senior living facilities in New England, from April 2007 to May 2009. Since April 2007, she has also served as a director (2007-2013) and member of the board of advisors (2013-present) of Benchmark and member of its audit committee. Prior to joining Benchmark, she was employed by John Hancock Financial Services, or John Hancock, for approximately 20 years, where she advanced to Executive Vice President and was responsible for a portfolio of structured and alternative investment businesses including John Hancock’s real estate, structured fixed-income, timber and agricultural investment business units. Prior to joining John Hancock in 1985, she was a senior auditor for Arthur Anderson & Co. for four years. Ms. McAneny serves on the board of directors of several other companies. Since January 2007, Ms. McAneny has served on the board of HFF, Inc., or HFF, a publicly traded provider of commercial real estate capital market services listed on the NYSE. She is currently the lead independent director of HFF, the Chairperson of its Nominating and Corporate Governance Committee and a member of its Audit Committee. Ms. McAneny has also served as a director of RREEF America REIT II, Inc., a private REIT sponsored by our sponsor, since May 2011. From 2005 to 2014, she served as a director of KKR Financial Holdings LLC, or KFN, a publicly traded specialty finance company listed on the NYSE. She was also the Chairperson of KFN’s Compensation Committee and a member of KFN’s Affiliated Transaction Committee and Nominating and Corporate Governance Committee. She has served as a trustee of the University of Vermont since 2004 and as a trustee of the Rivers School since 2004. From 2001 to 2004, she served as President of the CRE Finance Council, formerly known as the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate finance markets. Ms. McAneny holds a Masters Professional Director Certification from the American College of Corporate Directors and a B.S. in Business Management from the University of Vermont. Our board of directors has determined that Ms. McAneny will be a valuable member of our board because of her leadership positions on boards of public companies and experience with management of commercial real estate portfolios.

Murray J. McCabe has served as one of our independent directors since November 2012 and as our lead independent director since March 2013. In September 2012, Mr. McCabe joined Blum Capital Partners, L.P., or Blum Capital, an investment firm, as a Managing Partner, where he serves as a member of the Management Committee of the firm. He is responsible for overseeing and managing Blum Capital’s global real estate-related investment initiatives, focusing on distressed debt, opportunistic equity investments and structured investments in public securities. Prior to joining Blum Capital, Mr. McCabe worked at JPMorgan Chase & Co., or JPMorgan, from 1992 through August 2012. During his 20-year tenure at JPMorgan, Mr. McCabe held several positions in the Investment Banking Division, including Managing Director and Co-Head of Real Estate and Lodging Investment Banking, North America, from March 2007 to March 2008, and Global Head of Real Estate and Lodging Investment Banking, from March 2008 through his departure in August 2012. In addition, Mr. McCabe served as a member of JPMorgan’s Mergers and Acquisitions Fairness Opinion Committee from 2001 to 2002, the Investment Banking Coverage Management Committee from 2010 through his departure in August 2012 and on the board of JPMorgan Real Estate Advisors during the same period. Mr. McCabe is a member of the advisory board for the Fisher Center for Real Estate and Urban Economics at the University of California at Berkeley, and is also an executive council member of the Real Estate Finance and Investment Center and serves on the REIT Investment Funds advisory board for the McCombs School of Business at the University of Texas, Austin. He is a director of Monogram Residential Trust, Inc., a nationwide owner and operator of institutional multi-family properties, and also serves as a director of Special Diversified Opportunities Inc. He has served as a director of Columbia Property Trust, Inc. since September 2013. Mr. McCabe holds a B.A. in Finance from the University of Texas at Austin. Our board of directors has determined that Mr. McCabe’s extensive investment banking and transactional experience in the real estate industry will make him a valuable member of the board of directors.

M. Peter Steil, Jr. has served as one of our independent directors since November 2012. Mr. Steil has served as the Chief Executive Officer of the National Council of Real Estate Investment Fiduciaries, or NCREIF, an association of institutional real estate professionals, since July 2012. From January 2007 to July 2012, he served as a Managing Director of Prescott Capital Advisors, LLC, or Prescott, where he was responsible for Prescott’s real estate investment banking and advisory efforts and raising debt and equity capital for its principal investments. From 2001 to 2006, he served as a Managing Director of Wells Hill Partners, Ltd., a real estate investment banking firm based in New York. From 1998 to 2001, Mr. Steil served as a Managing Director of Putnam Lovell Securities, Inc., or Putnam Lovell, an investment bank that provides mergers and acquisitions advisory services to asset management firms. Prior to joining Putnam Lovell, he served in senior positions at several financial services firms, including Nesbitt Burns Securities, Inc. and KPMG Baymark Capital, LLC. Mr. Steil also serves as a Vice Chairman of the Global Exchange Council for the Urban Land Institute, is a member of PREA and serves on the Real Estate Advisory Committee of the Ontario Public Service Employees Union Pension Trust. Mr. Steil holds a B.A. in Political Science from Stanford University and an M.B.A. in International Business from the Harvard Business School. Our board of directors has determined that Mr. Steil will be a valuable member of our board of directors because of his extensive experience with investment banking, real estate advisory services and portfolio management.

Charles H. Wurtzebach, Ph.D., has served as one of our independent directors since November 2012. Dr. Wurtzebach is the Interim Chairman, Department of Real Estate; Interim Director, The Real Estate Center; and since January 2009, Dr. Wurtzebach has served as the George L. Ruff Professor in Real Estate Studies in the Department of Real Estate at DePaul University in Illinois, lecturing at the undergraduate and graduate levels, participating in research projects and providing support to the DePaul Real Estate Center. From 1999 to November 2008, Dr. Wurtzebach served as Managing Director and Property Chief Investment Officer of Henderson Global Investors (North America) Inc., or Henderson, an international investment management company headquartered in London, where he was responsible for the strategic portfolio planning and the overall management of Henderson’s North American business. He served as a member of Henderson’s Senior Management Team from 2001 to November 2008 and Chairman of Henderson’s North America Senior Management Committee from 1999 to November 2008. Dr. Wurtzebach served as President and Chief Executive Officer of Heitman Capital Management from 1994 to 1998 and President of JMB Institutional Realty from 1991 to 1994. His responsibilities included supervising the financial risk exposure, financial reporting and internal control procedures of each company. Since May 2009, Dr. Wurtzebach has served as a director of Inland Diversified Real Estate Trust, Inc., a public non-listed REIT. Since July 2014, he has served as an Independent Director of Kite Realty Group, a publicly-registered, publicly-traded REIT. He is also a founder, former president and former director of the Real Estate Research Institute, or RERI. Dr. Wurtzebach holds a B.S. in Finance from DePaul University in Illinois, an M.B.A. from Northern Illinois University and a Ph.D in finance from the University of Illinois at Urbana. Our board of directors has determined that Dr. Wurtzebach will be a valuable member of our board because of his academic experience as a real estate professor, his industry experience as an executive for investment management companies and his board experience with public non-listed REITs.

Although most of the services provided to us by the individuals who are executive officers are in their respective roles as executive officers of our advisor, they have certain duties as executive officers of our company arising from Maryland law, our charter and our bylaws. These duties include executing contracts and other instruments in our name and on our behalf and such other duties as may be prescribed by our board of directors from time to time.

Our executive officers will act as our agents, execute contracts and other instruments in our name and on our behalf, and in general perform all duties incident to their offices and such other duties as may be prescribed by our board of directors from time to time. Our officers will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Specifically, we expect that Mr. Carbone, our Chief Executive Officer and President, Ms. Ingersoll, our Chief Operating Officer and Executive Vice President, and Mr. Russell, our Chief Financial Officer and Vice President, will spend a significant amount of time on our behalf.

Compensation of Directors

We compensate each of our independent directors with an annual retainer of $50,000, plus an additional retainer of $7,500 to the Chairman of the audit committee. We also pay $1,000 for each board or board committee meeting a director attends in person and $250 for each meeting a director attends by telephone. In the event that there is a meeting of the board of directors and one or more committees thereof in a single day, the fees paid to any individual director will be limited to $1,250 per day.

In addition, our board of directors approved the grant of shares of restricted stock to each of our independent directors under our independent directors’ compensation plan, which operates as a sub-plan of our long-term incentive plan, as described below. Under our independent directors compensation plan and subject to such plan’s conditions and restrictions, each of our current independent directors will receive an initial grant of 5,000 Class I shares of restricted stock, which we refer to as the “initial restricted stock grant,” at the end of the first full calendar quarter following the date that we have issued 12,500,000 shares our initial public offering. Each new independent director that subsequently joins the board will receive the initial restricted stock grant on the date he or she joins the board. The initial restricted stock grant will generally vest in equal installments over a three-year period beginning on the first anniversary of the grant date; provided, however, that the restricted stock will become fully vested on the earlier occurrence of (1) the termination of the independent director’s service as a director due to his or her death or disability or (2) a change in control of our company. The board of directors may approve, at its discretion, an additional award of Class A or Class I shares of restricted stock upon an independent director’s subsequent re-election to the board, subject to such terms and conditions as provided by the board at such time.

All directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at board meetings. If a director is also one of our officers, we will not pay such director separate compensation for services rendered as a director.

Executive Compensation

We currently have no employees to whom we pay salaries, and we do not intend to pay any salaries to our officers for their services as officers. Each of our officers is also an employee of our advisor and receives compensation from our advisor or one of its affiliates.

Long-Term Incentive Plan

Our board of directors has adopted a long-term incentive plan, which we use to attract and retain directors, officers, employees and consultants. Our incentive plan offers qualified individuals an opportunity to participate in our growth through awards in the form of, or based on, our common stock. The incentive plan authorizes the granting of restricted stock, stock options, restricted or deferred stock units and other stock-based awards and cash-based awards to directors, employees and consultants of ours selected by the board of directors for participation in the plan. Stock options may not have an exercise price that is less than the fair market value of a share of our common stock on the date of grant and may not have a term in excess of ten years from the grant date.

Our board of directors or a committee appointed by our board of directors administers the incentive plan, with sole authority to determine all of the terms and conditions of the awards. No awards will be granted under the plan if the grant or vesting of the awards would jeopardize our status as a REIT under the Code or otherwise violate the ownership and transfer restrictions imposed under our charter. Unless otherwise determined by our board of directors, no award granted under the plan will be transferable except through the laws of descent and distribution.

Our board of directors has authorized and reserved an aggregate maximum number of 300,000 Class I shares for issuance under the incentive plan. However, no awards shall be granted under the incentive plan on any date on which the aggregate number of shares subject to awards previously issued under the incentive plan, together with the proposed awards to be granted on such date, exceeds 2% of the number of outstanding shares of common stock on such date. In the event of a transaction between our company and our stockholders that causes the per-share value of our common stock to change (including, without limitation, a stock dividend, stock split, spin-off, rights offering or large nonrecurring cash dividend), the share authorization limits under the plan will be adjusted proportionately and our board of directors will make adjustments to the long-term incentive plan and awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from the transaction. In the event of a stock split, a stock dividend or a combination or consolidation of the outstanding shares of common stock into a lesser number of shares, the authorization limits under the plan will automatically be adjusted proportionately and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price.

Our board of directors may, in its sole discretion at any time, determine that all or a portion of a participant’s awards will become fully vested. The board may discriminate among participants or among awards in exercising its discretion. The incentive plan will automatically expire on the tenth anniversary of the date on which it is approved by our board of directors and stockholders, unless extended or earlier terminated by the board of directors. Our board of directors may terminate the plan at any time. The expiration or other termination of the plan will not, without the participant’s consent, have an adverse impact on any award that is outstanding at the time the plan expires or is terminated. Our board of directors may amend the plan at any time, but no amendment will adversely affect any award without the participant’s consent and no amendment to the plan will be effective without the approval of our stockholders if such approval is required by any law, regulation or rule applicable to the plan.

Our board of directors is responsible for determining the form and amount of compensation that is paid to our independent directors. In addition, our executive officers may make recommendations regarding the compensation level for the independent directors and provide comparison data. Our board of directors periodically assesses the level of independent director compensation, taking into account the responsibilities and duties of the independent directors and the time required to perform those duties. In determining the level of independent director compensation, our board of directors attempts to be consistent with market practices, but does not set compensation at a level that would call into question the independent directors’ objectivity.

Our Sponsor and Advisor

RREEF America is our sponsor and our advisor. Headquartered in New York, RREEF America has been acquiring and managing real estate investments in the United States on behalf of institutional investors since 1975. RREEF America is 100% indirectly owned and controlled by Deutsche Bank. RREEF America, together with its affiliates in Europe and Asia, comprise the global real estate investment business (formerly RREEF Real Estate) of Deutsche AWM. As part of the Alternatives and Real Assets platform, Deutsche AWM is one of the largest real estate investment managers in the world with more than 405 professionals and staff located in 23 cities around the world as of September 30, 2015. Deutsche Bank is unaffiliated with RCS, the parent company of the dealer manager and SCAS and any affiliates of RCS. Neither RCS nor any of its affiliates have any control over the management of RREEF America and none of the officers or key employees of RREEF America and serve as officers or directors of RCS or its affiliates. The global business offers a diverse range of risk return and geographic strategies, including stabilized, value-add and high yield properties and investments in real estate-related assets on behalf of its approximately 619 institutional clients, including public and corporate pensions, foundations and labor union plans. Our advisor employs a disciplined approach to investing and creates innovative investment solutions designed to meet specific client requirements. Regional research teams complemented by locally focused investment and asset managers provide proprietary perspectives on market opportunities, trends and risks. Our advisor combines this market intelligence with sophisticated portfolio construction and risk management in order to achieve superior long-term risk adjusted returns, preservation of capital and diversification for its clients. As of September 30, 2015, Deutsche AWM had approximately $51.1 billion in real estate and real estate-related assets under management, including approximately $42.5 billion of properties and $8.6 billion of real estate securities.

We believe that the following attributes of our advisor’s investment platform and approach to real estate investing distinguish it from its peers:

•	Strong fiduciary focus. Our advisor’s culture is predicated upon acting as a fiduciary to its clients. Our advisor’s professionals pride themselves on their responsiveness and transparency in all aspects of managing clients’ investments.

•	Thought leadership in real estate research. Deutsche AWM takes a research-driven approach to investing with a dedicated 21-member research team focused on developing a unique market outlook known as the “House View.” The House View incorporates extensive market analysis, synthesizing proprietary data, independent third-party data and input from senior professionals across the firm to drive targeted, thoughtful real estate investing, and is regularly monitored and updated by its research team in an effort to keep the firm’s real estate professionals at the forefront of the commercial real estate industry.

•	Proven access to transaction flow. The size, scale, reputation and long standing relationships of Deutsche AWM often facilitate its ability to identify attractive investment opportunities for its clients before they are presented to the market and brokers.

•	Risk management. Our advisor’s rigorous lifecycle approach is designed to identify, implement and monitor investment themes and tactics to achieve superior, long-term, risk-adjusted returns for its clients.

•	Active “hands-on” asset management approach. Our advisor’s seasoned local teams and hands-on approach enables its real estate professionals to make better and more efficient real estate decisions, which increase property income returns and add long-term value for investors.

Pursuant to the advisory agreement, RREEF America has contractual and fiduciary responsibilities to us and our stockholders and is responsible for managing all of our day-to-day operations, including, subject to oversight by our board of directors, sourcing our investment opportunities and making decisions related to the acquisition, management and disposition of our assets, in accordance with our investment objectives, guidelines, policies and limitations. Where appropriate, RREEF America will leverage the resources of its affiliated platforms to achieve our investment goals and objectives. We believe that our advisor’s extensive hands-on real estate experience in target regional markets and in all aspects of the real estate life cycle are key competitive strengths for our diversified real estate investment and management activities. In addition, RREEF America’s experience in managing institutional real estate funds with similar NAV pricing structures and valuation processes is beneficial to the implementation of our daily NAV calculation methodologies. Our advisor’s role in our daily NAV per share valuation process includes (1) monitoring our real estate properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor and notifying our independent valuation advisor of such events, (2) providing estimates of our accrued revenues and expenses and information about our commercial real estate assets to our independent valuation advisor and (3) overseeing the calculation of our daily NAV per share by BNY Mellon.

The officers of our advisor and its affiliates who have significant management responsibility and authority with respect to the performance of services to us pursuant to the advisory agreement are as follows:

Name	Age	Position
W. Todd Henderson	47	Managing Director, Head of Real Estate, Americas, Deutsche AWM
James N. Carbone	59	Managing Director, Head of Real Estate Retail Products, Americas, Deutsche AWM
Julianna S. Ingersoll	36	Director, Real Estate Retail Products, Americas, Deutsche AWM
Vikram Mehra	41	Director, Chief Operating Officer, Real Estate, Americas, Deutsche AWM
Marc L. Feliciano	45	Managing Director, Chief Investment Officer and Head of Real Estate Portfolio Management, Americas, Deutsche AWM
Pierre Cherki	49	Managing Director, Head of Alternatives and Real Assets, Deutsche AWM
Adolfo J. Diaz	62	Managing Director, Head of Real Estate Asset Management, Americas, Deutsche AWM
Timothy E. Ellsworth	54	Managing Director, Head of Real Estate Transactions, Americas, Deutsche AWM
Joseph D. Fisher	36	Director, Co-Head of Real Estate Securities, Americas, Deutsche AWM
Andy Harper	40	Director, Real Estate Transactions, Americas, Deutsche AWM
Michael J. Nigro	41	Managing Director, Head of Real Estate Value Add & Development, Americas, Deutsche AWM
Joe P. Rado	57	Director, Co-Portfolio Manager, RREEF Debt Investments Fund, Deutsche AWM
Mark G. Roberts	54	Managing Director, Head of Research & Strategy, Alternatives and Real Assets, Deutsche AWM
John F. Robertson	52	Managing Director, Global Head of Liquid Real Assets, Deutsche AWM
Eric M. Russell	50	Director, Real Estate Retail Products, Americas, Deutsche AWM
John W. Vojticek	42	Managing Director, Chief Investment Officer of Real Estate & Infrastructure Securities and Global Portfolio Manager, Deutsche AWM
Kevin White	43	Director and Head of Investment Strategy for the Americas, Alternatives and Real Assets of Deutsche AWM
David W. Zonavetch	46	Director, Co-Head of Real Estate Securities, Americas, Deutsche AWM

For information concerning the background of Mr. Henderson, Mr. Carbone, Ms. Ingersoll, Mr. Russell, Mr. Mehra and Mr. Feliciano, see “—Directors and Executive Officers” above. Information concerning the background of the remainder of the individuals named in the chart above is set forth below.

In February 2013, RREEF Real Estate was re-branded as Deutsche AWM. This change is reflected within the biographies of the officers of our advisor and affiliates.

Pierre Cherki has served as a Managing Director and Head of Alternatives and Real Assets, Deutsche AWM since February 2013, where he is responsible for the management and strategic direction of the global real estate, infrastructure and commodities investment businesses. He served as Global Head of RREEF Real Estate from July 2010 to February 2013. Prior to his appointment as Global Head in July 2010, Mr. Cherki was a Managing Director and Head of RREEF Real Estate’s European and Asia Pacific investment management business since January 2010. From March 2007 to January 2010, Mr. Cherki was a Managing Director and Head of RREEF Real Estate’s business in Europe. Mr. Cherki joined RREEF Real Estate in 1997, where he completed numerous transactions in France, the United Kingdom and Belgium and was responsible for the development of RREEF Real Estate’s business in Central and Eastern Europe. Mr. Cherki holds a B.A. in Management and Economics from Tel Aviv University and an M.B.A. from the Kellogg School of Management of Northwestern University.

Adolfo J. Diaz has served as a Managing Director and Head of Real Estate Asset Management for the Americas, Deutsche AWM since June 2009 and is responsible for all facets of the asset management business in the Americas, including leading the firm’s transition from in-house to third-party property management. Prior to joining RREEF Real Estate in 1994, Mr. Diaz served as Vice President of Balcor Development Company and as Senior Vice President–Shopping Centers of Balcor Property Management Company from 1987 to 1994, both of which were affiliated with The Balcor Company, the real estate subsidiary of American Express Company. Mr. Diaz is a licensed real estate broker in Florida and was awarded the Senior Certified Leasing Specialist designation by the International Council of Shopping Centers. Mr. Diaz holds a B.A. in International Relations from Indiana University.

Timothy E. Ellsworth has served as a Managing Director and Head of Real Estate Transactions for the Americas, Deutsche AWM since September 2012. From February 2012 to October 2012, Mr. Ellsworth served as one of our directors. From June 2009 to September 2012, Mr. Ellsworth was Head of Portfolio Management for RREEF Real Estate in the Americas. From 2001 to May 2009, he served as Managing Director of Acquisitions for RREEF Real Estate, where he served on RREEF Real Estate’s Investment Committee and was responsible for acquiring commercial real estate in the Southeastern and Midwestern United States. From 1998 to 2001, he held various positions in the RREEF Real Estate Acquisitions group and was later responsible for RREEF Real Estate’s property dispositions in the Eastern United States. From 1996 until joining RREEF Real Estate in 1998, he served as Regional Vice President of Acquisitions for Cornerstone Real Estate Advisors, where he was responsible for the acquisition and development of commercial property in the Midwestern United States. Mr. Ellsworth was a Vice President at General Electric Capital, where he specialized in debt and equity finance, asset management and investment sales, from 1989 to 1996. He is currently a member of the Urban Land Institute, the National Association of Industrial and Office Properties and the National Association of Real Estate Investment Managers. Mr. Ellsworth holds a B.S. in Finance from Indiana University.

Joseph D. Fisher has served as Director and Co-Head of Real Estate Securities for the Americas and Co-Lead Portfolio Manager, Deutsche AWM since August 2013. He transferred to the securities team in July 2007 and is responsible for covering the Apartment, Industrial, and Hotel sectors. From 2004 to July 2007, Mr. Fisher was an Associate at RREEF Real Estate. His prior responsibilities with RREEF Real Estate have included the underwriting and analysis of potential structured debt investment opportunities, as well as assisting in the investment management responsibilities of RREEF Real Estate’s mezzanine debt funds. Mr. Fisher also draws upon his experience as an Analyst for the RREEF Venture Capital and Value-Added Funds, as well as CalTIA, a joint venture between CalWest and the Teacher’s Insurance and Annuity Association. Prior to joining RREEF Real Estate in 2004, Mr. Fisher held a position with Principal Real Estate Investors LLC in the real estate equity investment management group. Mr. Fisher holds a B.B.A. in Finance from the University of Iowa and an M.B.A. from the Kellogg School of Management at Northwestern University.

Andy Harper has served as a Director, Real Estate Transactions for the Americas, Deutsche AWM since February 2006. Prior to joining the firm in 2003, Mr. Harper worked in the Real Estate Valuation and Consulting Group at Arthur Andersen LLP. He is also a member of local and national chapters of NAIOP and the Urban Land Institute. Mr. Harper holds a B.A. in Finance and Real Estate from Indiana University Bloomington.

Michael J. Nigro serves as a Managing Director and Head of Real Estate Value Add and Development for the Americas, Deutsche AWM and is responsible for overseeing all value-add and development projects for the firm’s Americas real estate business. Prior to joining the firm in 2004, Mr. Nigro served as a Senior Manager at Mesirow Financial Real Estate, where he was responsible for large public-private partnership projects. He began his career as a Project Manager. Mr. Nigro holds a B.S. in Civil Engineering from University of Illinois at Urbana-Champaign, an M.B.A. in Finance (with Distinction) from DePaul University and is a licensed professional engineer.

Joe P. Rado has served as a Director in the Debt Investments team since 2006 and is currently director for Real Estate Debt Investments Fund, where he is responsible for managing all aspects of the fund, including credit, underwriting, due diligence, legal structuring and documentation, and closing and asset management for investments in the Debt Investments group. From 2002 until joining RREEF Real Estate in 2006, he was Senior Underwriter at CWCapital LLC, where he was responsible for the underwriting and closing of complex multiple-party capital stack mezzanine loans, B-Notes, junior participation and senior mortgage loans. From 1997 to 2002, Mr. Rado was Manager of Real Estate Investments at Nissho Iwai American Corporation, an international Fortune 500 company. At Nissho Iwai, he was responsible for the origination and structuring of U.S. real estate investments for the company’s U.S. high yield real estate portfolio. Prior to joining Nissho Iwai, Mr. Rado was Vice President, Portfolio Management and Underwriting in the Commercial Real Estate Group at Wachovia (formerly First Union National Bank) from 1986 to 1992 and from 1995 to 1997. Mr. Rado holds a B.A. in Urban Planning from Rutgers University.

Mark G. Roberts has served as a Managing Director and Head of Research & Strategy, Alternatives and Real Assets, Deutsche AWM since September 2012. In this role, he oversees the research teams that support the firm’s global real estate investment process, providing in-depth knowledge and unique perspectives on the markets, trends and landscape for global real estate investing. Prior to this position, Mr. Roberts was the Global Head of Research at RREEF Real Estate from June 2011 to September 2012. Mr. Roberts has more than 26 years of commercial real estate experience. From March 2009 until joining RREEF Real Estate in June 2011, he served as Global Head of Research of Invesco Real Estate, a division of Invesco Asset Management Limited. From 2003 to June 2011, Mr. Roberts was Chairman of the firm’s investment strategy group and also served as a member of various Executive and Investment Committees from 1996 to June 2011. From 1996 to February 2009, Mr. Roberts was Director of Investment Research. Prior to joining Invesco Real Estate in 1995, Mr. Roberts was Director of Construction/Development for Club Corp International Inc., a global hospitality company, in Dallas, Texas. He is the Chairman of the Board of NCREIF and was the former President of RERI, past Chairman of the NCREIF Research Committee and a member of the NCREIF Fund-Index Subcommittee which developed the NFI-ODCE Index, an index that reports the results of 18 active open-ended commingled funds that pursue a stable income investment strategy. He holds an M.S. in Real Estate from the Massachusetts Institute of Technology, a B.A. in Architecture from the University of Illinois at Urbana and attended the Graduate School of Management at the University of Dallas.

John F. Robertson has served as a Managing Director and Co-Head of Liquid Real Assets, Deutsche AWM since June 2008 and Global Head of Real Estate Securities, RREEF Real Estate since 2006. From 2005 to 2006, he was a Managing Director and the Head of U.S. Real Estate Securities, where he led the development of RREEF Real Estate’s global real estate securities organization. Mr. Robertson has been with RREEF Real Estate since 1997, having joined as a senior securities analyst until his appointment as Partner in 2002. From 2002 to 2006, Mr. Robertson was a Portfolio Manager and Co-Head of RREEF Real Estate Securities. Today, Mr. Robertson oversees a global securities team of more than 35 investment professionals, with offices in eight locations around the globe and assets under management of more than $26.5 billion. From 1993 until joining RREEF Real Estate in 1997, Mr. Robertson was with Lincoln Investment Management, Inc., where he was responsible for REIT research for the Delaware Pooled Trust Real Estate Fund and underwrote and managed commercial mortgage loans on office, industrial, retail, multi-family and hotel properties. From 1991 to 1993, he worked as a consultant with Ernst & Young LLP’s Special Services Group, where he specialized in the valuation of all types of income-producing real estate. Mr. Robertson received a B.A. in Psychology with a Business

Concentration from Wabash College and an M.B.A. from Indiana University and is a chartered financial analyst. He is also a member of the C.F.A. Institute and an associate member of NAREIT.

John W. Vojticek has served as a Managing Director and Co-Head of Real Estate Infrastructure Securities, Deutsche since February 2015. Mr. Vojticek has retained his role as Chief Investment Officer of Real Estate & Infrastructure Securities and Global Portfolio Manager, DeAWM since July 2011 and was Co-Head of Americas Real Estate Securities from 2006 to July 2011. Mr. Vojticek was responsible for launching the firm’s first listed infrastructure securities strategy in June 2008 and served as Head of the Listed Infrastructure Securities business from June 2008 until his appointment as Chief Information Officer in July 2011. Mr. Vojticek is an associate member of the National Association of Real Estate Investment Trusts. Mr. Vojticek holds a B.S. in Business Administration from the University of Southern California.

Kevin White has served as a member of our advisor’s Americas Investment Committee since June 2015. Mr. White joined Deutsche AWM as a Director and Head of Investment Strategy for the Americas region of the Alternatives and Real Assets business in February 2015. Prior to joining Deutsche AWM, Mr. White was a Senior Vice President at Cole Capital Corporation where he provided investment strategy and research. From September 2004 to November 2011, Mr. White was a Research Strategist at Property & Portfolio Research where he advised institutional clients on investment strategies. Previously, Mr. White served as an economist at International Data Corporation from September 2000 to September 2004 and a tax policy officer in the Department of Finance at the Government of Canada from September 1996 to September 2000. Mr. White received a B.A. in Economics from Queen’s University, an M.A. in Economics from University of British Columbia, and is also a C.F.A. Charterholder.

David W. Zonavetch has served as a Director and Co-Head of Real Estate Securities for the Americas and Co-Lead Portfolio Manager, Deutsche AWM, based in Chicago, since August 2013. From February 2007 to February 2012, Mr. Zonavetch was a Vice President and Securities Analyst at RREEF Real Estate. He has nine years of experience in accounting and finance. From 1998 to 2001, Mr. Zonavetch served as a Senior Accountant in Corporate Finance of RREEF Real Estate, and from 2001 to 2003, he served as Securities Accounting Coordinator with RREEF Real Estate’s Securities Group, covering the office and self-storage sectors. From 1995 until joining RREEF Real Estate in 1998, Mr. Zonavetch worked as an analyst for Cendant Mobility Services Corp., a corporate employee relocation company. Mr. Zonavetch holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and is a certified public accountant.

Investment Committees of the Advisor

Our advisor will utilize the internal committees described below to oversee the implementation of our investment strategy. Many of the investment committee members are not officers or directors of our company and therefore have no policy-making authority for our business.

Americas Investment Committee

Our advisor utilizes the Americas Investment Committee to govern multiple aspects of our portfolio. The committee monitors our strategy for portfolio allocations among real properties, real estate equity securities and real estate loans consistent with the target allocations approved by our board of directors. The committee is also responsible for (i) monitoring liquidity for compliance with our investment guidelines, (ii) reviewing our investment guidelines that will be implemented by our advisor and (iii) developing, monitoring and implementing financing strategies and material capital expenditures. The Americas Investment Committee monitors our investment strategy and portfolio performance and provides guidance to real estate professionals in order to assist them with meeting our investment objectives. In addition, the Americas Investment Committee evaluates direct investment opportunities in real properties for our portfolio and monitors individual investment exit strategies with respect to our real properties. The committee reviews and approves each potential real property investment before our advisor considers the opportunity for our portfolio. The Americas Investment

Committee also screens and approves investments in real estate loans, including the origination or purchase of debt instruments and the disposition, financing, re-financing, workout or material modification or restructuring of such investments. The members of the Americas Investment Committee are James N. Carbone, Pierre Cherki, Adolfo J. Diaz, Timothy E. Ellsworth, Marc L. Feliciano, Andy Harper, W. Todd Henderson, Michael J. Nigro, Mark G. Roberts, John F. Robertson, John W. Vojticek and Kevin White; provided, however, that Messrs. Robertson and Vojticek will only vote on matters relating to our investments in real estate securities. The members of the Americas Investment Committee are all employees of Deutsche Bank. No member of our Americas Investment Committee is a director, executive officer or employee of RCS, the dealer manager, SCAS or any of their affiliates.

For information concerning the background of Messrs. Carbone, Feliciano and Henderson, see “—Directors and Executive Officers” above. For information concerning the background of Messrs. Cherki, Diaz, Ellsworth, Harper, Nigro, Roberts, Robertson, Vojticek and White, see “—Our Sponsor and Advisor” above.

Americas Stock Selection and Portfolio Construction Committee

Our advisor will utilize the Americas Stock Selection and Portfolio Construction Committee to review and determine the appropriate stock selections and portfolio weightings for our real estate equity securities investments. The members of the Americas Stock Selection and Portfolio Construction Committee are Andrew W. Johns, Joseph D. Fisher, John W. Vojticek and David W. Zonavetch. Biographical information for each member of the committee is set forth below. The members of the Americas Stock Selection and Portfolio Construction Committee are all employees of Deutsche Bank. No member of our Americas Stock Selection and Portfolio Construction Committee is a director, executive officer or employee of RCS, the dealer manager, SCAS or any of their affiliates.

Andrew W. Johns has served as Vice President and Securities Analyst, Real Estate Securities, Deutsche AWM, based in Chicago, since March 2014. Mr. Johns covers the regional mall and retail sectors. Prior to joining Deutsche AWM in 2014, he was an equity research analyst at Green Street Advisors, Inc., where he covered the apartment and regional mall sectors. He holds a B.A. from University of Southern California and is a chartered financial analyst.

For information concerning the background of Messrs. Fisher, Vojticek and Zonavetch, see “—Our Sponsor and Advisor” above.

The Advisory Agreement

Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our company and our operating partnership. Pursuant to the advisory agreement, our board has delegated to our advisor the authority to manage our day-to-day business in accordance with our investment objectives, strategy, guidelines, policies and limitations. We believe that our advisor currently has sufficient staff and resources so as to be capable of fulfilling the duties set forth in the advisory agreement.

Services

Pursuant to the terms of the advisory agreement, our advisor has responsibility to, among other things:

•	consult with our board of directors in formulating our financial, investment, valuation and other policies, consistent with achieving our investment objectives;

•	find, evaluate, present and recommend to us investment opportunities consistent with our investment policies and objectives;

•	serve as our investment and financial advisor and provide research and economic and statistical data in connection with our assets and investment policies;

•	determine the proper allocation of our investments between properties, real estate loans, real estate equity securities and cash, cash equivalents and other short-term investments;

•	select a sub-advisor or similar entity, joint venture and strategic partners, and service providers for us such as our transfer agent and structure corresponding agreements;

•	calculate, at the end of each business day, the NAV per share for our classes of common stock in accordance with the valuation guidelines, and in connection therewith, obtain appraisals performed by the independent valuation advisor and other independent third-party appraisal firms concerning the value of the real properties, provided, however that effective February 2, 2015 BNY Mellon has, under the supervision of our advisor, calculated, at the end of each business day, the NAV per share of our classes of common stock in accordance with our valuation guidelines;

•	monitor our independent valuation advisor’s valuation process to ensure that it complies with our valuation guidelines and report on such compliance to our board of directors on a quarterly basis;

•	provide our independent valuation advisor with periodic asset and portfolio level information on our properties and real estate-related assets;

•	monitor our properties and real estate-related assets for events that may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor and notify our independent valuation advisor of such events;

•	provide the daily management and perform and supervise the various administrative functions reasonably necessary for our management and operations;

•	enter into leases of property and service contracts for assets and, to the extent necessary, perform all other operational functions for the maintenance and administration of such assets, including the servicing of mortgages and selecting, engaging and supervising the performance of third-party property managers and leasing agents for property management and leasing services;

•	hire, direct and establish policies for employees who will have direct responsibility for the operations of each property we acquire, which may include, but is not limited to, on-site managers and building and maintenance personnel;

•	investigate, select, and on our behalf, engage and conduct business with such third parties as the advisor deems necessary to the proper performance of the advisor’s obligations under the advisory agreement;

•	consult with, and provide information to, our officers and our board of directors and assist our board of directors in formulating and implementing our financial policies;

•	structure and negotiate the terms and conditions of our real estate acquisitions, sales or joint ventures;

•	review and analyze each property’s operating and capital budget;

•	acquire properties and make investments on our behalf in compliance with our investment objectives and policies;

•	arrange, structure and negotiate financing and refinancing of properties;

•	actively manage our real estate portfolio in accordance with our investment objectives, strategies and policies;

•	provide periodic reports to our board of directors on the performance of our investments and prepare and review on our behalf, with the participation of one designated principal executive officer and principal financial officer, all reports and returns required by the SEC, IRS and other state or federal governmental agencies; and

•	dispose of properties on our behalf in compliance with our investment objectives, strategies and policies.

The above summary is provided to illustrate the material functions which our advisor will perform for us and it is not intended to include all of the services which may be provided to us by our advisor or third parties. The advisory agreement provides that our advisor may engage one or more sub-advisors to assist our advisor in providing these services; provided, however, that each sub-advisor that performs substantially all of the management function will be deemed to have a fiduciary relationship with us and our stockholders. Our advisor has entered into a services agreement with SCAS, as described below under “—The Services Agreement.” In addition, on February 2, 2015, Deutsche AWM entered into a services agreement with BNY Mellon, pursuant to which BNY Mellon will provide real estate and infrastructure fund administration services to Deutsche AWM. Pursuant to the services agreement, BNY Mellon, which is unaffiliated with us, now provides the fund accounting and reporting, asset management accounting and fund administration services that were previously performed by our advisor; provided that our advisor remains ultimately responsible for the performance of all such services for us pursuant to the terms of the advisory agreement. As part of the services provided by BNY Mellon, under the supervision of our advisor, BNY Mellon calculates our daily NAV in accordance with the valuation guidelines established by our board of directors. For additional discussion, see “Net Asset Valuation and Calculation Guidelines.”

Term and Termination Rights

The initial term of the advisory agreement was for one year from the commencement of our initial public offering, subject to renewals by our board of directors for an unlimited number of successive one-year periods. Our independent directors will evaluate the performance of our advisor before renewing the advisory agreement. The advisory agreement may be terminated:

•	at the option of either party immediately upon a change of control;

•	immediately by us for “cause” or upon the bankruptcy of our advisor;

•	upon 60 days’ written notice by us without cause or penalty upon the vote of a majority of our independent directors; or

•	upon 60 days’ written notice by our advisor.

“Cause” is defined in the advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor in connection with performing its duties under the advisory agreement.

In the event the advisory agreement is terminated, our advisor will be entitled to receive its prorated advisory fee through the date of termination. In addition, upon the termination or expiration of the advisory agreement, our advisor will cooperate with us and take all reasonable steps requested to assist our board of directors in making an orderly transition of the advisory function.

Advisory Fee

As compensation for its services provided pursuant to the advisory agreement, we pay our advisor an advisory fee comprised of two separate components:

(1)	a fixed component in an amount equal to 1/365th of 1% of our NAV for each class of our common stock for each day, payable monthly in arrears; and

(2)	a performance component calculated based on our total return of each class of our common stock in any calendar year (defined for each class of our common stock as the change in NAV per share for such class plus distributions per share for such class), payable annually in arrears.

We accrue the fixed component of the advisory fee on a daily basis and the performance component of the advisory fee on a daily basis to the extent that it is earned. The fixed component was not earned and, therefore, did not begin to accrue, until the date on which our combined NAV for all classes of shares reached $50,000,000. Our combined NAV for all classes of shares first exceeded $50,000,000 in January 2015. The performance component is calculated such that for any calendar year in which the total return per share for a particular class exceeds 6% per annum, which we refer to as the “6% return,” our advisor will receive 25% of the excess total return above the 6% return; provided that in no event will the performance component exceed 10% of the aggregate total return for such year. The total return to stockholders is defined for each class of common stock as the change in NAV per share for such class plus distributions per share for such class. The NAV per share for a class calculated on the last trading day of a calendar year shall be the amount against which changes in NAV per share are measured during the subsequent calendar year. In the event our NAV per share decreases below $12.00 for any class, the performance component will not be earned on any increase in NAV up to $12.00 with respect to that class, provided that we may decrease this NAV threshold if (i) there has been a fundamental and unexpected change in the overall real estate market and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incent our advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders. The foregoing NAV thresholds for each class are also subject to adjustment by our board of directors to account for any stock dividend, stock split, recapitalization or any other similar change in our capital structure or any distributions we make that the board of directors deems to be a return of capital to the applicable class of stockholders. Therefore, for each class of our common stock, payment of the performance component of the advisory fee (1) is contingent upon our actual annual total return exceeding the 6% return, (2) will vary in amount based on our actual performance, (3) cannot cause our total return as a percentage of stockholders’ invested capital for the year to be reduced below 6% and (4) is payable to our advisor if our total return exceeds the 6% return in a particular calendar year, even if the total return to stockholders (or any particular stockholder) on a cumulative basis over any longer or shorter period has been less than 6% per annum. The performance component does not take into account any selling commissions or any short-term trading discounts, if applicable. Our advisor will not be obligated to return any portion of advisory fees paid based on our subsequent performance.

The performance component of the advisory fee is calculated from the total return to stockholders for each class of our common stock over a calendar year. As a result, our advisor may be entitled to receive the performance component with respect to one class of shares but not the other and may be entitled to receive compensation under the performance component of the advisory fee for a given year even if some of our stockholders who purchased shares during such year experienced a decline in NAV per share. Similarly, stockholders whose shares are redeemed during a given year may have their shares redeemed at a lower NAV per share as a result of an accrual for the estimated performance component of the advisory fee, even if no performance component is ultimately payable to the advisor at the end of such calendar year. In addition, if the NAV of our classes of common stock remains above the threshold levels described in the paragraph above, our advisor’s ability to earn the performance fee in any year will not be affected by poor performance in prior years.

Expense Reimbursements—General

Subject to certain limitations set forth in the advisory agreement and the terms of the expense support agreement with our advisor (as discussed below), we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to (1) organization and offering expenses, which include, legal, accounting and printing fees and expenses attributable to our organization, preparation of the registration statement for this offering and similar documents for future offerings or private placements, registration and qualification of our common stock for sale with the SEC and in the various states and filing fees incurred by our advisor, (2) the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities, (3) expenses of managing and operating our properties, whether payable to an affiliate or a non-affiliated person and (4) acquisition expenses related to the selection and acquisition of assets, whether or not a property is actually acquired. The expense reimbursements include the portion of the salaries wages, and other personnel-related expenses of all employees of our advisor that are attributable to services rendered by our advisor in connection with our operations, provided, however, that we will not reimburse our advisor for the salaries paid to our executive officers.

Reimbursement of Organization and Offering Expenses

Our advisor has paid all of our organization and offering expenses on our behalf through the commencement of our initial public offering on January 3, 2013 and the portion of our organization and offering expenses from January 3, 2013 through January 3, 2014 that were incurred in connection with sponsoring and attending industry conferences, preparing filings with the SEC under the Securities Act, membership dues for industry trade associations, broker-dealer due diligence and obtaining a private letter ruling from the IRS, which we collectively refer to as deferred O&O. Our advisor incurred $4,618,318 of deferred O&O on behalf of us or our operating partnership from our inception through January 3, 2014. We began to reimburse the deferred O&O to our advisor ratably in 60 equal monthly installments beginning on January 3, 2014. For the year ended December 31, 2014, we reimbursed our advisor $918,099 for deferred O&O. For the three months ended September 30, 2015 and 2014, we reimbursed our advisor $232,686 in each period. For the nine months ended September 30, 2015 and 2014, we reimbursed our advisor $690,472 and $685,413, respectively. Payment of these reimbursement payments is allocated for purposes of our per share NAV calculation across all classes of shares of our common stock on a pro rata basis.

Pursuant to the terms of the expense support agreement with our advisor (as discussed below), our advisor has agreed to defer the reimbursement of certain expenses, including organization and offering expenses incurred by our advisor on our behalf or on behalf of our operating partnership. Pursuant to the expense support agreement, following the date that the expense payment limit or the gross proceeds limit (each as defined below) is reached, any organization and offering expenses incurred by our advisor on our behalf or on behalf of our operating partnership will be subject to reimbursement by us to our advisor on no less than a monthly basis pursuant to the terms of our advisory agreement, subject to the limits set forth in our advisory agreement.

Pursuant to our advisory agreement, we will not reimburse our advisor for any organization and offering expenses incurred in connection with public offering to the extent such reimbursement would cause the aggregate of such costs paid by us to exceed 15% of the gross proceeds from the sale of shares in the public offering as of the date of the reimbursement payment.

Expense Support Agreement

Pursuant to the terms of the expense support agreement with our advisor, our advisor has agreed to defer reimbursement of certain expenses related to our operations that are not Deferred O&O, which we refer to as “expense payments.” These expense payments include expenses that are organization and offering expenses and operating expenses under our advisory agreement. Pursuant to the expense support agreement, our advisor may incur expense payments until the earlier of (1) the date we have surpassed $200,000,000 in aggregate gross proceeds from public offerings and private placements, which we refer to as the “gross proceeds limit,” or (2) the date the aggregate expense payments by our advisor exceed $9,200,000, which we refer to as the “expense payment limit.” Through September 30, 2015, our advisor has incurred $8,686,452 in expense payments. Our results of operations for the nine months ended September 30, 2015 benefited from the expense support payments from our advisor of $1,003,232.

Pursuant to the expense support agreement, commencing the first calendar quarter of the calendar year immediately following the calendar year in which either the gross proceeds limit or the expense payment limit is reached, within the first 30 calendar days of such first calendar quarter and within the first 30 days of each subsequent calendar quarter, we will reimburse our advisor in an amount, which we refer to as a “reimbursement payment,” equal to the lesser of (1) $250,000 and (2) the aggregate amount of all expense payments made by our advisor prior to the last day of the previous calendar quarter that have not been previously reimbursed by us to our advisor, until the aggregate of all expense payments have been reimbursed by us; provided, however, that the maximum quarterly reimbursement payment will be increased (1) from $250,000 to $325,000 per quarter commencing with the quarter immediately following the calendar quarter in which we surpass $850 million in gross proceeds from public offerings and private placements and (2) from $325,000 to $400,000 per quarter commencing with the quarter immediately following the calendar quarter in which we surpass $1.9 billion in gross proceeds from public offerings and private placements.

Payments we make under the expense support agreement, for both organization and offering expenses and for operating expenses, will be allocated for purposes of our per share NAV calculation to all outstanding share classes of our common stock, on a pro rata basis. In all cases, the reimbursement payments to our advisor will be subject to reduction as necessary in order to ensure that such reimbursement payments (1) will not cause the aggregate organization and offering expenses paid by us to exceed 15% of the gross proceeds from the sale of shares in our public offerings as of the date of the reimbursement payment, and (2) will not adversely affect our ability to maintain our status as a REIT for federal tax purposes. Pursuant to the expense support agreement, the amount of the reimbursement payment paid in any calendar quarter will not be aggregated with our cumulative operating expenses for any four consecutive calendar quarters that includes the calendar quarter in which such reimbursement payment is paid, and instead the amount of the unreimbursed expense payments comprising such reimbursement payment will have previously been aggregated with our total operating expenses for the four calendar quarter periods ending with the calendar quarter in which such expense payment was originally incurred, which we refer to as “prior 2%/25% periods.” If an unreimbursed expense payment incurred during a prior 2%/25% period exceeded the 2%/25% guidelines (as defined below) for such prior 2%/25% period, the amount of such excess will only be reimbursed pursuant to the expense support agreement to the extent that our independent directors previously approved such excess with respect to the applicable prior 2%/25% period.

In addition, the expense support agreement provides that we will reimburse our advisor in cash for all remaining unreimbursed expense payments, which we refer to as the “lump sum payment,” in the event that, for a period of two consecutive calendar quarters, (1) we had positive cash flow for the quarter after the payment of a 5% annualized distribution, excluding any reinvestment of distributions, and (2) distributions paid for the quarter are 100% or less as a percentage of both our FFO, as defined by the National Association of Real Estate Investment Trusts, and MFFO, as defined by the Investment Program Association, for such quarter. The amount of any lump sum payment will be reduced by an amount necessary to ensure that (1) such lump sum payment will not cause the aggregate organization and offering expenses paid by us to exceed 15% of the gross proceeds from the sale of shares in our public offerings as of the date of the reimbursement payment, and (2) such lump sum payment will not adversely affect our ability to maintain our status as a REIT for federal tax purposes. The amount of such lump sum payment will not be aggregated with our total operating expenses for any four consecutive calendar quarters that includes the calendar quarter in which the lump sum payment is made, and instead, the amounts of the unreimbursed expense payments comprising the lump sum payment will have been previously aggregated with our cumulative operating expenses for the prior 2%/25% periods in which such unreimbursed expense payments were originally incurred. If an unreimbursed expense payment incurred during a prior 2%/25% period exceeded the 2%/25% guidelines for such prior 2%/25% period, the amount of such excess will only be reimbursed as part of the lump sum payment to the extent that our independent directors previously approved such excess with respect to the applicable prior 2%/25% period.

Limit on Total Operating Expenses

As described above, our advisor is entitled to reimbursement of certain expenses. However, except as described below, we will not reimburse our advisor at the end of any fiscal quarter for “total operating expenses” that for the four consecutive fiscal quarters then ended, which we refer to as the “expense year,” exceeded the greater of (1) 2% of our “average invested assets” or (2) 25% of our “net income,” which we collectively refer to as the “2%/25% guidelines.” Our advisor must reimburse us for any amounts by which our total operating expenses exceed the 2%/25% guidelines in the expense year, unless our independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors (as discussed below). For purposes of the 2%/25% guidelines, (1) “total operating expenses” are our aggregate expenses of every character paid or incurred as determined under GAAP, including the advisory fee, but excluding: (a) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (b) interest payments; (c) taxes; (d) non-cash expenditures such as depreciation, amortization and bad debt reserves; (e) reasonable incentive fees based on the gain in the sale of our assets; and (f) acquisition fees, acquisition expenses, brokerage fees on resale of properties and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property); (2) “average invested assets” is the average of the aggregate book value of our assets (other than intangibles) invested, directly or indirectly, in real estate and other real estate related assets, before deducting depreciation, bad debts or other non-cash reserves, computed by taking the average of such values at the end of each month during the period; (3) “net income” is our total revenues less our total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves.

Notwithstanding the foregoing, to the extent that our total operating expenses exceed the 2%/25% guidelines and the independent directors determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future periods for the full amount of the excess expenses or any portion thereof. Within 60 days after the end of any fiscal quarter for which our total operating expenses for the four consecutive fiscal quarters then ended exceed the 2%/25% guidelines, we will send our stockholders a written disclosure of such fact, together with an explanation of the factors our independent directors considered in arriving at the conclusion that such excess expenses were justified. In addition, our independent directors will review the total fees and expense reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs.

Amounts Owed to Advisor

As set forth in the table below, as of September 30, 2015 and December 31, 2014, we owed RREEF America for the following amounts:

	September 30, 2015	December 31, 2014
Deferred O&O	$3,009,747	$2,570,322
Expense Payments	8,686,452	6,596,731
Reimbursable under the advisory agreement	—	36,155
Advisory fees	55,927	—

Total	$11,752,126	$9,203,208

For the four fiscal quarters ended September 30, 2015, our total operating expenses were $2,258,718, which exceeded the 2%/25% Guidelines by $356,996. Pursuant to our charter, our independent directors determined that this excess amount was justified because (1) the amounts reflect legitimate operating expenses necessary for the operation of our business, (2) we are currently in our acquisition and development stage, (3) the expenses incurred as a result of being a public company (including for audit and legal services, director and officer liability insurance and fees for directors) are significant and disproportionate in relation to our average invested assets and net income, and (4) our average invested assets were low due to our ownership of a small number properties during the four fiscal quarters ended September 30, 2015. Accordingly, this excess amount will be eligible for reimbursement in the future pursuant to the terms and conditions of the expense support agreement.

For the year ended December 31, 2014, our advisor provided expense support payments of $3,578,309. Through September 30, 2015, our advisor has incurred $8,686,452 in expense payments.

The following table sets forth the fees paid, and the amount of expenses reimbursed, to our advisor for the year ended December 31, 2014 and the nine months ended September 30, 2015.

	Nine months ended September 30, 2015	Year ended December 31, 2014
Fixed advisory fee(1)	$421,829	$0
Performance advisory fee(2)	$0	$0
Reimbursement of organization and offering expenses(3)	$1,608,571	$918,099
Reimbursement of operating expenses(4)	$58,397	$0
Reimbursement for out-of-pocket acquisition expenses	$0	$0

(1)	The fixed component of the advisory fee payable to our advisor pursuant to our advisory agreement did not begin to accrue until the date on which our NAV for our Class A and Class I shares reached $50,000,000, which occurred on January 22, 2015.
(2)	Our advisor waived any performance fee earned for 2013 and 2014. The performance fee for the nine months ended September 30, 2015 was zero.
(3)	As of December 31, 2014 and September 30, 2015, we owed our advisor for organization and offering costs as follows:

	September 30, 2015	December 31, 2014
Deferred O&O	$3,009,747	$2,570,322
Expense payments—O&O	3,597,935	2,184,676

Total	$6,607,682	$4,754,998

(4)	As of December 31, 2014 and September 30, 2015, we owed our advisor for operating expenses as follows:

	September 30, 2015	December 31, 2014
Expense payments—operating expenses	$5,088,517	$4,412,055
Expenses reimbursable pursuant to the advisory agreement	—	36,155

Total	$5,088,517	$4,448,210

Review by Independent Directors

Our independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our charter. Our independent directors will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of the advisory agreement are being carried out. This evaluation will be based on the factors set forth below, as well as any other factors deemed relevant by the independent directors:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investment entities by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their advisory relationship with us;

•	the quality and extent of the services and advice furnished by our advisor;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the quality of our portfolio in relationship to the investments generated by our advisor for its own account.

In addition to the advisory fee and expense reimbursements discussed above, we have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement, subject to certain limitations. See “—Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents” below.

The Services Agreement

Our advisor has engaged Strategic Capital Advisory Services, LLC, which we refer to as SCAS, to provide certain administrative services to our advisor. SCAS, an affiliate of the dealer manager, employs operations and technology specialists with expertise in the financial services industry, including experience in the design, development, support and servicing of publicly offered, non-listed REITs. SCAS provides administrative services relating to communications with our stockholders, public relations activities, marketing services, technology support and various operational services, including, but not limited to, supervising the performance of our transfer and escrow agents and assisting in the administration of our distribution reinvestment plan and our redemption plan. All fees paid to SCAS for the services described above will be paid by our advisor. We have also agreed to reimburse SCAS for its out-of-pocket expenses in connection with providing services to us and will pay a $25.00 charge per subscription agreement for reviewing and processing subscription agreements. SCAS serves as a fiduciary under a services agreement with our advisor. Other than as described above, SCAS does not have a contractual relationship with us.

The services agreement may be terminated by our advisor at any time with or without cause and may be terminated by SCAS for cause. If SCAS does not adequately perform its duties or fails to dedicate sufficient time to us, our recourse against it would be limited.

Relationship with the Dealer Manager and SCAS

The dealer manager provides distribution-related services to us on a contractual basis pursuant to the dealer manager agreement. Pursuant to a services agreement with our advisor, SCAS provides our advisor with administrative services relating to communications with our stockholders, public relations services, marketing services, technology support and various operational services. The dealer manager and SCAS exercise no control or influence over our investment, asset management or accounting functions or any other aspect of our board of directors, management or operations, and neither the dealer manager nor SCAS owns any equity interests in our advisor. No member of our board of directors serves as a director or executive officer of the dealer manager, SCAS or any of their affiliates.

Realty Capital Securities, LLC, or RCS LLC, a wholly owned subsidiary of RCAP, previously served as the dealer manager’s distribution agent pursuant to a wholesaling agreement by and among the dealer manager, RCS LLC, our operating partnership and us. Under the wholesaling agreement, RCS LLC assisted the dealer manager with recruiting participating broker-dealers for the sale of our common stock; providing training and education to the participating broker-dealers; administering the due diligence process and approval of the offering by participating broker-dealers; and providing marketing, sales and other support as necessary. On November 14, 2015, our operating partnership and we provided notice of termination of the wholesaling agreement, effective November 24, 2015.

In addition, we operate under the direction of our board of directors, a majority of whom are independent of us, our advisor and its affiliates. Furthermore, no member of our board of directors also serves as a director or executive officer of the dealer manager, SCAS or any of their affiliates.

Limited Liability and Indemnification of Directors, Officers, the Advisor and Other Agents

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter generally limits the liability of our directors and officers for monetary damages and requires us to indemnify and advance expenses to our directors, our officers, our advisor and its affiliates for losses that they incur by reason of their service in those capacities. However, we may not indemnify a director, our advisor or any of our advisor’s affiliates for any liability or loss suffered by them or hold a director, our advisor or any of our advisor’s affiliates harmless for any loss or liability suffered by us unless all of the following conditions are met:

•	the party seeking indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interests;

•	the party seeking indemnification was acting on our behalf or performing services for us;

•	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct;

•	in the case of a non-independent director, our advisor or one of its affiliates, the liability or loss was not the result of negligence or misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the stockholders.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement to the maximum extent permitted by law and the NASAA REIT Guidelines. As a result, we and our stockholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the advisory agreement.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, our advisor, its affiliates or any person acting as a broker-dealer for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

•	a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to our advisor and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the person seeking advancement provides us with written affirmation of such person’s good faith belief that such person has met the standard of conduct necessary for indemnification by us;

•	the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves such advancement; and

•	the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our officers and directors. The indemnification agreements require, among other things, that we indemnify our officers and directors and advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, we are required to indemnify and advance all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements. We will also purchase and maintain insurance on behalf of all of our directors and officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

Legal Proceedings

Neither we nor our advisor is currently involved in any material litigation. As a registered investment advisor, our advisor is examined periodically by the SEC.

COMPENSATION

We pay our advisor and the dealer manager the fees and expense reimbursements described below in connection with performing services for us. We do not intend to pay our advisor or its affiliates any separate fees for property acquisitions, dispositions or financings, although our charter authorizes us to do so. The table below includes only the fees and expenses that impact the NAV of the classes of shares offered hereby.

We will cease paying all underwriting compensation, including selling commissions, the dealer manager fee, distribution fees and any other underwriting compensation, when total underwriting compensation paid with respect to this offering exceeds 10% of the gross proceeds from the primary portion of our offering. In addition, with respect to Class T shares held in a particular stockholder account, we will cease to pay underwriting compensation on those shares at the end of the month in which total underwriting compensation, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account would be in excess of 10% of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. The following estimates assume that (i) 40% of our offering proceeds are from the sale of Class A shares, 30% of our offering proceeds are from the sale of Class I shares and 30% of our offering proceeds are from the sale of Class T shares; (ii) the maximum selling commission is paid for each Class A and Class T share sold in our primary offering and (iii) we do not reallocate any shares between our primary offering and our distribution reinvestment plan.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
Organization and Offering Stage

Selling Commissions(1)(2)—The Dealer Manager

Class A and Class T Shares

We will pay the dealer manager selling commissions of up to 3% of the purchase price per Class A share and Class T share on the date of the purchase. All or a portion of the selling commissions may be waived or reallowed at the discretion of the dealer manager and may be reduced for volume purchases.

Class I and Class N Shares

We will not pay selling commissions with respect to purchases of Class I and Class N shares.

Distribution Reinvestment Plan Shares

We will not pay selling commissions with respect to purchases of shares of any class sold pursuant to our distribution reinvestment plan.

Class A and Class T Shares

The actual amount will depend on the number of Class A shares and Class T shares sold, the NAV per Class A and Class T share and any volume discounts given. Aggregate selling commissions will equal approximately $21,148,104 if we sell the midpoint primary offering amount and approximately $42,296,208 if we sell the maximum primary offering amount.

Dealer Manager Fee(2)—The Dealer Manager

Class A and Class I Shares

We will pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of our NAV for our outstanding Class A and Class I shares for such day on a continuous basis from year to year for coordinating our marketing and distribution efforts. The dealer manager

Class A and Class I Shares

Actual amounts depend upon our daily NAV and when shares are purchased. The dealer manager fee will equal approximately $3,975,218 per year if we sell the midpoint primary offering amount and approximately $7,950,437 per year if we sell the maximum primary offering amount.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and may pay services fees to registered investment advisor broker platforms. The dealer manager fee will be payable in arrears on a monthly basis. Because the dealer manager fee is calculated based on our NAV for all outstanding Class A and Class I shares, it reduces our NAV with respect to all outstanding Class A and Class I shares, including shares issued under our distribution reinvestment plan.

Class N Shares

We will not pay a dealer manager fee with respect to purchases of Class N shares.

Class T Shares

With respect to our Class T shares, we will pay the dealer manager an up-front dealer manager fee equal to 3% of the purchase price per Class T share sold in this offering. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers that meet certain thresholds of our shares under management and may pay services fees to registered investment advisor broker platforms. We will not pay a dealer manager fee with respect to Class T shares sold pursuant to our distribution reinvestment plan.

Class T Shares

Actual amounts depend upon on the NAV per Class T share. The dealer manager fee will equal approximately $8,915,094 per year if we sell the midpoint offering amount and approximately $17,830,189 per year if we sell the maximum offering amount.

Distribution Fee(2)—The Dealer Manager

Class A Shares

We will pay the dealer manager a distribution fee that accrues daily in an amount equal to up to 1/365th of 0.50% of our NAV for our outstanding Class A shares for such day on a continuous basis from year to year. The distribution fee will be payable in arrears on a monthly basis. The dealer manager may reallow the distribution fee to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the Class A shares. Because the distribution fee is calculated based on our NAV for all

Class A Shares

Actual amounts depend upon our daily NAV, the number of Class A shares purchased and when shares are purchased. The distribution fee will equal approximately $2,038,835 per year if we sell the midpoint offering amount and approximately $4,077,670 per year if we sell the maximum offering amount.

Class T Shares

Actual amounts depend upon our daily NAV, the number of Class T shares purchased and when shares are

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

outstanding Class A shares, it reduces the NAV with respect to all Class A shares, including shares issued under our distribution reinvestment plan.

Class I and Class N Shares

We will not pay a distribution fee with respect to Class I or Class N shares.

Class T Shares

We will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 1% of our NAV for our outstanding Class T shares for such day on a continuous basis from year to year. This distribution fee will be payable in arrears on a monthly basis. The dealer manager may reallow the distribution fee to participating broker-dealers for services that such broker-dealers perform in connection with the distribution of the Class T shares. Because the distribution fee is calculated based on our NAV for all outstanding Class T shares, it reduces the NAV with respect to all Class T shares, including shares issued under our distribution reinvestment plan.

purchased. The distribution fee will equal approximately $2,971,698 per year if we sell the midpoint offering amount and approximately $5,943,396 per year if we sell the maximum offering amount.

Organization and Offering Expense Reimbursement(3)—Our Advisor

Pursuant to our advisory agreement, our advisor paid all of our organization and offering expenses on our behalf through the commencement of our initial public offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014, which we refer to as deferred organization and offering expenses. In January 2014, we began reimbursing our advisor for these deferred organization and offering expenses (other than selling commissions, the dealer manager fee and distribution fees) ratably over the 60 months following January 3, 2014.

Pursuant to the terms of our expense support agreement with our advisor, our advisor has incurred, and will continue to incur, expenses related to our capital-raising efforts and operations, which we refer to as expense payments. Our

We estimate our organization and offering expenses with respect to this offering to be between approximately $10,500,000 and $21,000,000, depending on the amount raised in this offering. In addition, as of September 30, 2015, $3,009,747 in deferred organization and offering expenses remained reimbursable to our advisor.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount

advisor may incur these expense payments until the earlier of (1) the date we have surpassed $200,000,000 in aggregate gross proceeds from public offerings and private placements or (2) the date the aggregate expense payments by our advisor exceed $9,200,000. See “Management—The Advisory Agreement—Expense Support Agreement” for a detailed description of the expense support agreement.

We may reimburse the dealer manager for certain expenses that are deemed underwriting compensation. We expect that our organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees) in connection with this offering will be approximately 1% of the gross proceeds from this offering, assuming we raise the maximum offering amount.

Acquisition Expense Reimbursement(4)—Our Advisor	We do not intend to pay our advisor any acquisition, financing or other similar fees in connection with making investments, although our charter authorizes us to do so. We will reimburse our advisor for out-of- pocket expenses in connection with the selection and acquisition of properties and real estate-related assets, whether or not such investments are acquired, including reasonable salaries and wages, benefits and overhead of all employees directly involved in the performance of acquisition services to us other than our executive officers.	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.
Operational Stage

Operating Expense Reimbursement(5)—Our Advisor	We will reimburse our advisor for out-of-pocket expenses in connection with providing services to us, including our allocable share of our advisor’s overhead, such as rent, utilities and personnel costs for individuals who are directly involved in the performance of services to us and are not our executive officers. The expense reimbursements	Actual amounts are dependent upon actual expenses incurred and, therefore, cannot be determined at this time.

Type of Compensation and Recipient	Determination of Amount	Estimated Amount
that we will pay to our advisor include expenses incurred by SCAS on our behalf. See Management—The Advisory Agreement—Expense Support Agreement” below above for information on our expense support agreement with our advisor.

Advisory Fee— Our Advisor	We will pay our advisor an advisory fee equal to (1) a fixed component that accrues daily in an amount equal to 1/365th of 1% of our NAV for each class of shares we have issued for such day and (2) a performance component calculated on the basis of the total return of each class of shares in any calendar year, such that for any year in which our total return per share for such class exceeds 6% per annum, our advisor will receive 25% of the excess total return allocable to such class; provided that in no event will the performance component exceed 10% of the aggregate total return allocable to such class for such year. In the event our NAV per share decreases below $12.00 for any class, the performance component will not be earned on any increase in NAV up to $12.00 with respect to that class, provided that we may decrease this threshold if (i) there has been a fundamental and unexpected change in the overall real estate market and (ii) our board of directors, including a majority of our independent directors, has determined that such change is necessary to appropriately incentivize our advisor to perform in a manner that maximizes stockholder value and is in the best interests of our stockholders. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”	Actual amounts of the fixed component depend upon our daily NAV. The fixed component of the advisory fee will equal approximately $10,199,368 per year if we sell the midpoint offering amount and approximately $20,398,736 per year if we sell the maximum offering amount.

(1)	Selling commissions for sales of Class A and Class T shares may be reduced or waived in connection with volume or other discounts, other fee arrangements or for sales to certain categories of purchasers. See “Plan of Distribution—Underwriting Compensation—Selling Commissions and Discounts.”
(2)

We will cease paying selling commissions, dealer manager fees, and distribution fees on all shares at the date at which total underwriting compensation paid by us and our advisor and its affiliates exceeds 10% of the gross proceeds from our primary offering (i.e., excluding proceeds from sales pursuant to our distribution reinvestment plan). This limitation is intended to ensure that we satisfy the FINRA requirement that total underwriting compensation paid in connection with this offering does not exceed 10% of the gross proceeds of our primary offering. Our advisor and its affiliates may pay additional amounts, without reimbursement by us, associated with the sale and distribution of our shares, which may include amounts paid to participating broker-dealers based on among other things, the number of shares that were originally sold with the assistance of the participating broker-dealer or the extent of stockholder record keeping services, account maintenance services and other administrative services provided by the participating broker-dealer. Any such payments will be deemed to be “underwriting compensation” by FINRA and will be subject to the 10% gross offering proceeds limit on underwriting compensation.
(3)	These amounts represent estimated expenses incurred in connection with our organization and this offering, including legal, accounting, printing, mailing and filing fees and expenses, due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, formation services fees, reimbursements for customary travel, lodging, meals and reasonable entertainment expenses, reimbursements to our advisor for the portion of the salaries paid to its employees that are attributable to services rendered to our advisor in connection with preparing sales materials, holding our own educational conferences and attending retail seminars conducted by participating broker-dealers, if any. We will allocate all offering costs to all outstanding shares of all classes of shares on a pro rata basis when we calculate a NAV for each class. We have also agreed to reimburse SCAS for its out-of-pocket expenses in connection with providing services to us and will pay a $25.00 charge per subscription agreement for reviewing and processing subscription agreements. Under no circumstances may our total organization and offering expenses (including selling commissions, dealer manager fees, distribution fees and due diligence expenses) in connection with this offering exceed 15% of the gross proceeds from the primary offering.
(4)	While most of the acquisition expenses are expected to be paid to third parties, a portion of the out-of-pocket acquisition expenses, such as travel or due diligence expenses, may be reimbursed to our advisor or its affiliates. The expenses we pay to our advisor include expenses incurred by SCAS on our behalf that our advisor is required to reimburse to SCAS under the services agreement.
(5)	Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements to the advisor cause our total operating expenses to exceed the greater of (1) 2% of our average invested assets, which generally consists of the average book value of our real properties before reserves for depreciation or bad debts and the average book value of securities, or (2) 25% of our net income, which is defined as our total revenues less total expenses for any given period excluding reserves for depreciation and bad debt, unless the independent directors have determined that such excess expenses were justified based on unusual and non-recurring factors. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor its affiliates and its employees, some of whom serve as our executive officers and directors. These conflicts include (1) conflicts with respect to the allocation of the time of our advisor and its key personnel, (2) conflicts with respect to the allocation of investment opportunities and (3) conflicts related to the compensation arrangements between our advisor, its affiliates and us. Our independent directors have an obligation to function on our behalf in all situations in which a conflict of interest may arise. All of our directors have a fiduciary obligation to act on behalf of our stockholders. We have adopted corporate governance measures to mitigate material conflict risk. Material conflicts and the corporate governance measures we have adopted to mitigate some of the risks associated with these conflicts are discussed below.

Interests of Our Advisor and Its Affiliates in Other Real Estate Programs

We rely on the real estate professionals employed by, and acting on behalf of, our advisor to source potential investments in properties, real estate-related assets and other investments in which we may be interested. Our advisor and certain members of its management team are presently, and in the future intend to be, involved with a number of other real estate programs and activities. Our advisor currently manages private commingled investment funds which are focused on the major real estate property types and markets primarily throughout the United States and, to a limited extent, internationally. Existing funds, such as RREEF America REIT II and future programs may directly compete with us for investment opportunities because the programs also may seek to provide investors with an attractive level of current income by means of stable distributions from investments in real estate as an asset class. In addition, our advisor manages a number of separate accounts on behalf of institutional investors that seek similar investment opportunities and may compete with us in receiving allocated investment opportunities.

Our advisor and other affiliates are not prohibited from engaging, directly or indirectly, in any other business or from possessing interests in any other business venture or ventures, including businesses and ventures involved in the acquisition, ownership, development, management, leasing or sale of real property or the acquisition, ownership, management and disposition of real estate-related assets. None of the entities affiliated with our advisor are prohibited from raising money for another entity that makes the same types of investments that we target, and we may co-invest with any such entity. Any such potential co-investment will be subject to approval by our independent directors.

Our advisor will not make any investment in properties on our behalf or recommend that we make any investment in properties unless the opportunity is approved in advance by our advisor’s Americas Investment Committee. The Americas Investment Committee, which is a committee comprised of certain key personnel of our advisor, is responsible for determining which of its investment programs will have the opportunity to acquire and participate in real property investments as they become available and could face conflicts of interest in making these determinations. As a result, other investment programs and investors advised by our advisor or its affiliates may compete with us with respect to certain investments that we may want to acquire. Pursuant to the Americas Investment Committee charter, the committee administers an allocation policy designed to address this potential conflict of interest. See “—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” below.

Competition for Acquiring, Leasing and Selling Investments

We may compete with other entities that our advisor’s affiliates may advise for opportunities to acquire, lease, finance or sell investments. As a result of this competition, certain investment opportunities may not be available to us. Our advisor has developed procedures to resolve potential conflicts of interest in the allocation of investment opportunities between us and other programs or investors it advises. Our advisor will be required to provide information to our board of directors to enable the board, including the independent directors, to determine whether such procedures are being fairly applied to us. See “—Certain Conflict Resolution Measures—Allocation of Investment Opportunities” for a further description of how potential investment opportunities will be allocated between us and affiliated and other related entities.

Our executive officers, certain of our directors and their affiliates also have, and may continue to, acquire or develop real estate and real estate-related assets for their own accounts. Furthermore, our executive officers, certain of our directors and their affiliates may form additional real estate investment entities in the future, whether public or private, which can be expected to have the same or similar investment objectives and targeted assets as we have, and such persons may be engaged in sponsoring one or more of such entities at approximately the same time as the offering of our shares of common stock. Our advisor, its employees and certain of its affiliates and related parties will experience conflicts of interest as they simultaneously perform investment services for us and other real estate programs that they sponsor or have involvement with.

Certain of our advisor’s affiliates or other related entities currently own or manage properties in geographic areas in which we own or expect to acquire real properties. Conflicts of interest will exist to the extent that we own real properties in the same geographic areas where real properties owned or managed by RREEF America or its affiliates are located. In such a case, a conflict could arise in the leasing of real properties in the event that we and another entity managed by RREEF America were to compete for the same tenants in negotiating leases, or a conflict could arise in connection with the resale of real properties in the event that we and another entity managed by RREEF America were to attempt to sell similar real properties at the same time. Conflicts of interest may also exist at such time as we or our affiliates or other related entities managing real property on our behalf seek to employ developers, contractors or building managers.

Allocation of Time of Our Advisor’s Key Personnel

We rely on the personnel of our advisor and its affiliates to manage our day-to-day activities and to implement our investment strategy. Our officers and non-independent directors are also employees of our advisor and certain of its affiliates and are presently, and plan in the future to continue to be, involved with real estate programs and activities which are unrelated to us. W. Todd Henderson, our Chairman of the Board, serves as President and Director of RREEF America REIT II and President and Director of RREEF America REIT III. RREEF America REIT II is a private REIT formed to generate attractive, predictable investment returns from low-risk equity investments in multi-family, industrial and office properties within the continental United States. RREEF America REIT III is closed and no longer accepting new subscriptions or making new investments. RREEF America REIT III is a private REIT formed to generate attractive investment returns from moderate-risk equity investments in undeveloped land, multi-family, industrial, retail and office properties within the continental United States. RREEF America REIT II, which is sponsored and managed by our advisor, may directly compete with us for investors and investment opportunities. As a result, these individuals may have conflicts of interest in allocating their time between us and other activities in which they are or may become involved. Our advisor and its employees will devote only as much of its time to our business as our advisor, in its judgment, determines is reasonably required, which, with respect to each individual, may be substantially less than full time. Therefore, our advisor and its employees may experience conflicts of interest in allocating management’s time and services among us and other real estate programs or business ventures that our advisor or its affiliates manage. This could result in actions that are more favorable to other entities affiliated with our advisor than to us. However, our advisor has assured us that it and its affiliates have, and will continue to have, sufficient personnel to discharge fully their responsibilities to all of the activities in which they are involved.

Receipt of Fees and Other Compensation by Our Advisor

The advisory agreement with our advisor is not the result of arm’s-length negotiations. As a result, the fees we agree to pay pursuant to this agreement may exceed what we would pay to an independent third party. The advisory agreement requires approval by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as being fair and reasonable to us and on terms and conditions not less favorable than those which could be obtained from unaffiliated entities.

Our advisor will receive substantial fees from us. These compensation arrangements could influence our advisor’s advice to us, as well as the judgment of the personnel of our advisor who serve as our officers or directors. Among other matters, the compensation arrangements could affect the judgment of our advisor’s personnel with respect to:

•	the continuation, renewal or enforcement of the advisory agreement, and the amounts we pay under such agreement;

•	the advisory fee that we pay to our advisor is based upon our NAV, and our advisor will have authority under certain circumstances to adjust the value of certain portions of our portfolio of other real estate-related assets, or the calculation of our NAV;

•	our advisor could be motivated to recommend riskier or more speculative investments in order for us to generate the specified levels of performance that would entitle our advisor to incentive compensation; and

•	the decision to buy or sell an asset based on whether it will increase or decrease our NAV as opposed to whether it is the most suitable investment for our portfolio.

We will pay the fixed component of the advisory fee to our advisor regardless of the quality of the services it provides during the term of the advisory agreement. Our advisor, however, has a fiduciary duty to us. If our advisor fails to act in our best interest, then it will have violated this duty. The advisory agreement may be terminated by us or our advisor on 60 days’ notice.

Joint Venture and Co-ownership Arrangements with Affiliates

Subject to approval by our board of directors and the separate approval of our independent directors, we may invest in properties and assets jointly with affiliates of our advisor as well as third parties. Joint ownership of properties, under certain circumstances, may involve conflicts of interest. Examples of these conflicts include:

•	such partners or co-investors might have economic or other business interests or goals that are inconsistent with our business interests or goals, including goals relating to the financing, management, operation, leasing or sale of properties held in the joint venture or the timing of the termination and liquidation of the venture;

•	such partners or co-investors may be in a position to take action contrary to our policies or objectives, including our policy with respect to maintaining our qualification as a REIT;

•	under joint venture or other co-investment arrangements, neither co-venturer or co-investor may have the power to control the venture or co-investment and, under certain circumstances, an impasse could result and this impasse could have an adverse impact on the joint venture or co-investment, which could adversely impact the operations and profitability of the joint venture or co-investment and/or the amount and timing of distributions we receive from such joint venture or co-investment; and

•	under joint venture or other co-investment arrangements, each joint venturer or co-investor may have a buy/sell right and, as a result of the exercise of such a right, we may be forced to sell our interest, or buy a co-venturer’s interest, at a time when it would not otherwise be in our best interest to do so.

Each transaction we enter into with our advisor or its affiliates is subject to an inherent conflict of interest. Our board of directors may encounter conflicts of interest in enforcing our rights against any affiliate in the event of a default by or disagreement with an affiliate, or in invoking powers, rights or options pursuant to any agreement between us and any affiliate. A majority of our directors, including a majority of the independent directors, who are disinterested in the transaction, must approve each transaction between us and our advisor or any of its affiliates as being fair and reasonable to us and on terms and conditions no less favorable to us than those available from unaffiliated third parties.

Certain Conflict Resolution Measures

Our charter contains many restrictions relating to conflicts of interest, including those described below.

Advisor Compensation

The independent directors will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and whether such compensation is within the limits prescribed by our charter. The independent directors will supervise the performance of our advisor and the compensation we pay to it to determine whether the provisions of our advisory agreement are being carried out. For a list of factors that our board may consider when making this determination, see “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Term of Advisory Agreement

Each contract for the services of our advisor may not exceed one year, although there is no limit on the number of times that we may retain a particular advisor. Our charter provides that a majority of the independent directors may terminate our advisory agreement with our advisor without cause or penalty on 60 days’ written notice. Our advisor may terminate our advisory agreement on 60 days’ written notice.

Certain Transactions with Affiliates

In order to reduce the conflicts inherent in transactions with affiliates, our charter has provisions relating to entering into certain types of transactions with our directors, our advisor, our sponsor or any of their affiliates. We may not purchase or lease properties from our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable and at a price to us no greater than the cost of the property to our sponsor, our advisor, our director or their affiliate unless there is substantial justification for such excess amount and such excess is reasonable. In all cases in which real property is acquired from our sponsor, our advisor, any of our directors or any of their affiliates, the fair market value of the property shall be determined by an independent expert selected by our independent directors not otherwise interested in the transaction.

We may not sell or lease properties to our sponsor, our advisor, any of our directors or any of their affiliates without a determination by a majority of our board of directors, including a majority of our independent directors not otherwise interested in the transaction that the transaction is fair and reasonable to us.

In addition, we may not make any loans to our sponsor, our advisor, any of our directors or any of their affiliates, except for certain mortgages for which an independent appraisal is obtained concerning the underlying property and for loans to our wholly owned subsidiaries. Our charter also prohibits us from investing in indebtedness secured by a mortgage on real property which is subordinate to any mortgage or equity interest of our sponsor, our advisor, our directors or any of their affiliates.

Our charter prohibits us from borrowing funds from our sponsor, our advisor, any of our directors or any of their affiliates unless approved by a majority of our board of directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms not less favorable to us than comparable loans between unaffiliated parties under the same or similar circumstances. This prohibition on loans will only apply to advances of cash that are commonly viewed as loans, as determined by the board of directors. By way of example only, the prohibition on loans would not restrict advances of cash for legal expenses or other costs incurred as a result of any legal action for which indemnification is being sought, nor would the prohibition limit our ability to advance reimbursable expenses incurred by directors or officers, our sponsor, our advisor or any of their affiliates.

A majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, must conclude that all other transactions between us and our advisor, our sponsor, any of our directors or any of their affiliates are fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

Our charter prohibits us from paying a fee to our advisor, our sponsor, our directors or any of their affiliates in connection with our redemption of our common stock.

Our advisor, our sponsor, our directors and their affiliates may not vote their shares regarding (1) the removal of any of them or (2) any transaction between them and us. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, our sponsor, our directors and their affiliates may not vote, any shares owned by them will not be included.

Allocation of Investment Opportunities

Many investment opportunities that are suitable for us may also be suitable for other real estate funds, including RREEF America REIT II or future funds, which we refer to as “programs,” and approximately 16 separate accounts managed or advised by our advisor and its affiliates, which we refer to as “accounts.” Our advisor’s Americas Investment Committee administers an investment allocation policy which assigns each program and account a relative priority on a rotation priority list. When our advisor identifies a real estate investment opportunity, it will present the opportunity to the program or account which it advises or manages that has the highest priority position on the rotation priority list, but only if the investment opportunity is suitable for the program or account. The criteria considered in determining whether an opportunity is suitable include the risk profile and portfolio diversification objectives of the program or account and the intensity of management that the property will require.

The rotation priority list will be continuously maintained so that, subject to any conflicting legal or regulatory requirements, the program or account with the longest elapsed time since being allocated an investment opportunity holds the highest priority position. When a program or account accepts an investment opportunity, it will be moved to the lowest priority position, unless (1) it subsequently determines not to proceed with the transaction, (2) the transaction is terminated or determined to be unsuitable for the program or account as a result of the its due diligence review or (3) the transaction is subject to an auction or bidding process that results in the property being sold to a third party. In the event that a transaction is not consummated as a result of any of the three scenarios described above, the program or account will retain its position on the rotation priority list as if it had not accepted the investment opportunity, except that investment opportunities allocated to other programs or accounts after the first program or account initially accepted the opportunity but before the transaction was terminated will not be affected. Notwithstanding the foregoing allocation policy, if an investment opportunity pertains to a property that is contiguous or located near, and is highly competitive with, an existing property owned by a program or account, the opportunity will first be offered to the program or account that owns the existing property, regardless of its position on the rotation priority list. In addition, in the event that there are multiple investments to be allocated, all investments must be presented prior to initiating the allocation process so that the program or account holding the highest priority position may select the investment that it considers to be most attractive.

PRIOR PERFORMANCE

The information presented in this section presents the historical experience of real estate investment programs sponsored in the last ten years by our sponsor and advisor, RREEF America, and its affiliates. Our structure and investment strategy are different from these prior programs and our performance will depend on factors that may not be applicable to or affect the performance of these other programs. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in the prior programs.

Our Sponsor’s Current Real Estate Under Management

RREEF America, our sponsor and advisor, began actively managing real estate assets for institutional investors in 1975 and currently offers its clients investment management services across a broad range of investment strategies and commercial property types. As of December 31, 2014, RREEF America had approximately $16.5 billion in assets under management for its 440 clients in private investment vehicles, including four commingled funds, 11 separate accounts and one co-investment fund investing in core, value-added and opportunistic real estate assets, broken down by property type as follows:

Property Type	Number of Properties	Assets Under Management
Industrial	113	$3.9 billion
Office	85	5.5 billion
Residential (multi-family)	49	3.1 billion
Retail	52	3.4 billion
Mixed Use	2	<0.1 billion
Hotel	—	—
Other	14	$0.6 billion

Prior Programs

Over the last ten years, RREEF America has sponsored four private real estate investment programs which were structured as multi-investor commingled funds. These four prior programs are described in more detail below.

RREEF America REIT I, Inc., or RREEF America REIT I, was formed in August 1994 and qualified as a REIT for federal income tax purposes. RREEF REIT I sold its final property in the third quarter of 2005. RREEF America REIT I’s investment objective was to generate attractive, predictable investment returns from low-risk equity investments in income-producing real estate. RREEF America REIT I’s investment strategy was to acquire and manage a diversified portfolio of institutional quality multi-family, industrial and office properties in major metropolitan areas within the continental United States. RREEF America REIT I raised gross offering proceeds of approximately $501.8 million from 142 investors since its inception and its portfolio consisted of 34 assets with a net acquisition cost of approximately $783 million prior to commencing its liquidation in 2005.

RREEF America REIT II was formed in January 1998 and is qualified as a REIT for federal income tax purposes. RREEF America REIT II’s investment objective is to generate attractive, predictable investment returns from low-risk equity investments in income-producing real estate. RREEF America REIT II’s investment strategy is to acquire and manage a diversified portfolio of institutional quality multi-family, industrial, retail and office properties in targeted major metropolitan areas within the continental United States. As of December 31, 2014, RREEF America REIT II had raised gross offering proceeds of approximately $9.0 billion from 441 investors and its portfolio consisted of 105 assets with a gross real estate value of $8.9 billion.

RREEF America REIT III was formed in January 2003 and qualified as a REIT for federal income tax purposes. RREEF America REIT III’s investment objective is to generate attractive investment returns from moderate-risk equity investments in income-producing real estate. RREEF America REIT III’s investment strategy is to acquire and manage a diversified portfolio of undeveloped land, multi-family, industrial, retail and office properties (including leased properties, vacant properties and development and re-development properties) in targeted metropolitan areas within the continental United States. As of December 31, 2014, RREEF America REIT III had raised gross offering proceeds of approximately $1.9 billion from 136 investors and its portfolio consisted of 48 assets with a gross real estate aggregate portfolio value of $929 million.

RREEF Global Opportunities Fund II, or GOF II, was formed In November 2005. GOF II’s investment objective is to generate attractive returns from of moderate to high-risk equity investments in income-producing real estate. GOF II’s investment strategy is to acquire and manage a diversified portfolio of opportunistic real estate and real estate-related assets, joint ventures, loan portfolios and operating companies with a geographic concentration in Europe, Asia Pacific and the Americas. As of December 31, 2014, GOF II had raised gross offering proceeds of approximately $1.6 billion from 47 investors and made distributions to investors of $0.8 billion. As of December 31, 2014, its portfolio consisted of 10 assets with a gross asset value of $42 million.

Of the four prior programs outlined above, our investment objectives are similar to two of the programs and differ from the other two programs. Each of these prior programs has (or had) exposure to real estate as an asset class as a component of its investment objectives. Accordingly, our determination as to which prior programs have (or had) similar investment objectives was based primarily on the degree of risk associated with the types of investments made by a particular prior program and whether the prior program was intended to provide predictable, stable current income and distributions to its investors. Based on these criteria, we determined that we share similar investment objectives with RREEF America REIT I and RREEF America REIT II.

The prior programs described above are structured as privately held entities and are not subject to the up-front commissions that you may pay in connection with investing in shares of our common stock. Further, these private funds are not subject to all of the laws and regulations that apply to us as a public company.

We have omitted from this discussion information regarding the prior performance of separate account entities due to their dissimilar structure to commingled funds. Separate accounts are essentially agreements between a single institutional investor and RREEF America, pursuant to which RREEF America is engaged to provide investment advisory services to institutional clients for specified real estate portfolios. RREEF America has sponsored 53 separate accounts and 25 co-investment funds for the purpose of investing in real estate since its inception. Separate accounts generally require different levels of discretion over investment decisions by RREEF America than the prior programs described above.

Liquidity Track Record

Of the four prior programs sponsored by RREEF America discussed above, one of them, GOF II, disclosed a targeted date or time frame for liquidation in their private placement memorandum. With respect to this program, the targeted date or time frame for liquidation has not yet occurred, and this program is still in operation as of the date of this prospectus.

Summary Information

As of December 31, 2014, the four prior programs have raised an aggregate of $12.7 billion from 767 investors, excluding investments made by affiliates of RREEF America.

For the ten years ended December 31, 2014, the four prior programs had acquired 262 properties in the United States and Europe, with an aggregate purchase price of approximately $13.2 billion.

Following is a table showing a breakdown of the aggregate amount of purchase prices, excluding development costs, of the properties purchased by the prior programs for the ten years ended December 31, 2014:

Property Type	Existing	Construction	Number of Properties	Purchase Price
Industrial	21.2%	0.0%	96	$2.8 billion
Office	39.3	0.0	76	5.2 billion
Residential (multi-family)	17.3	2.8	40	2.7 billion
Retail	11.6	0.2	22	1.5 billion
Mixed Use	0.3	0.8	9	0.1 billion
Hotel	0.6	0.0	6	0.1 billion
Other	1.5	4.5	13	0.8 billion

	91.7%	8.3%	262	$13.2 billion

Location	Number of Properties	Percentage of Aggregate Purchase Price
California	52	31.4%
Colorado	5	1.3
Connecticut	3	0.2
Florida	9	6.3
Georgia	6	3.2
Hawaii	1	0.2
Illinois	14	5.9
Kansas	4	0.5
Massachusetts	35	5.8
Maryland	13	5.2
Maine	4	0.6
Minnesota	4	0.9
Missouri	3	0.8
North Carolina	4	1.2
New Hampshire	6	0.6
New Jersey	10	4.0
New York	7	7.5
Ohio	3	0.2
Oklahoma	8	0.8
Oregon	3	0.9
Pennsylvania	1	0.1
Rhode Island	1	0.2
Tennessee	2	0.2
Texas	12	2.5
Virginia	4	2.0
Washington	8	4.2
Washington D.C.	1	0.7
Wisconsin	1	0.4

Total United States	224	87.8
Europe	31	11.1

Asia	7	1.1

Grand Total	262	100.0

From January 1, 2005 through December 31, 2014, these prior programs (excluding GOF II) sold an aggregate of 191 properties at an aggregate disposition price of approximately $7.4 billion, and GOF II disposed of 37 investments for a total realized equity of $1.3 billion.

Adverse Business Developments

The prior programs generally have met and continue to meet their principal investment objectives. However, certain of these programs have experienced adverse business developments as a result of the recent global financial crisis and subsequent economic recession. During 2008 and 2009, the U.S. and international markets experienced high volatility, significant declines in real estate values, the effects of decreased consumer spending, severe disruptions in the credit and capital markets and deteriorated property operating fundamentals. Certain of the prior programs were impacted primarily by depressing property values and occupancy rates and restricting liquidity. The adverse business developments for each prior program that may be material to investors are described below. Two of these prior programs, RREEF America REIT III and GOF II, were each formed primarily to participate in ground-up development and redevelopment activities and acquire investments in under-performing or distressed properties and loans, and therefore have a different investment strategy than ours.

RREEF America REIT I, Inc. There were no material adverse business developments experienced during RREEF REIT I’s duration.

RREEF America REIT II, Inc. Appraised property values from continuing operations declined consistent with the rest of the industry, by 34% from their peak in September 2007 to December 2009. Occupancy rates also declined from their peak of approximately 91.6% in June 2008 to approximately 87% as of December 31, 2010. The program developed a redemption queue in the first quarter of 2008, when management of the program took defensive steps to maintain the program’s liquidity in the face of the rapidly developing financial crisis. The queued redemption requests which were not rescinded by investors peaked as a percentage of the program’s net asset value at approximately 10% at $432 million in January 2010, and the redemption queue subsequently was systematically reduced through a combination of redemption payments once liquidity began to return to the capital markets starting in May 2010. All of the queued redemption requests were fully satisfied by February 2011. Throughout the program’s life and including the period of the financial downturn, the program continued its policy of declaring dividends in excess of its taxable income. The program did not materially reduce this percentage, but as a result of reduced income, dividends paid to stockholders in 2009 and 2010 were $116 million and $142 million less, respectively, than dividends paid in 2008 (excluding a $275 million return of capital dividend made in 2008). Dividends paid as a percentage of the program’s net asset value (based on a weighted average) decreased to 4% in 2009 compared to 4.5% in 2008 (excluding the effect of the $275 million return of capital dividend made in 2008). Dividends paid to stockholders in 2010, 2011, 2012, 2013 and 2014 as a percentage of the program’s net asset value (based on a weighted average) totaled 4.9%, 5.8%, 5.7%, 5.2% and 4.2% respectively.

RREEF America REIT III, Inc. Appraised property values declined significantly from their peak by 39% in March 2008 to March 2010 as a result of the economic downturn and in certain instances declined below the mortgage on the property. From December 31, 2008 to December 31, 2010, the program returned four properties totaling $164.6 million in value to the lender in full satisfaction of the mortgages on these properties. To maximize value recovery for its stockholders, the program proposed and executed a comprehensive recapitalization plan focused on restructuring almost $1.2 billion in near-term secured and unsecured debt. Two key elements to the restructuring were (1) material extensions of substantially all of the short-term secured debt, and (2) the extension of the program’s $150 million line of credit, with the parent company of the program’s advisor joining the lending group to provide an additional $27 million of working capital for the program. Available cash was used to maintain and increase adequate capital reserves, pay down the credit facility and certain property-level debt obligations and, subject to the terms of the credit facility, make distributions to stockholders at the discretion of the program’s board of directors. These adverse business developments and the overall restructuring of the program’s debt portfolio precluded the program from declaring dividends and satisfying redemption requests during the period from March 31, 2008 to December 31, 2012. For the years ended December 31, 2013 and 2014, the program paid $275 million and $390 million, respectively, in distributions to its investors. The queued redemption requests which were not rescinded by stockholders totaled approximately $200 million as of December 31, 2014, representing 35% of the program’s net asset value.

RREEF Global Opportunities Fund II. GOF II’s liquidity position and investment level valuations declined significantly (in some cases below the mortgage on the property related to the investments) from 2008 to 2011 as a result of the economic downturn. From January 1, 2008 to December 31, 2014, GOF II disposed of 37 investments representing $1.45 billion of invested equity and generated $1.32 billion in disposition proceeds, which included nine assets returned to lenders in full satisfaction of the mortgages on these properties. To maximize value recovery for its stockholders, GOF II entered into a comprehensive recovery plan which included (1) restructuring or extending approximately €3 billion of debt financing, (2) a $100 million replacement credit facility subscribed by certain of GOF II’s existing investors (including Deutsche Bank), (3) investment distributions totaling $293.9 million, (4) selective exits from problematic and capital intensive investments, (5) extinguishing contingent liabilities and fund guarantees, (6) monetization of forward contracts totaling approximately $105.0 million, and (7) additional, value-accretive investments in GOF II’s highest performing investments. These liquidity pressures were resolved during 2013 with the sale of one investment generating a net equity distribution to GOF II of $977.3 million after promote fees and transaction costs. After repayment of certain debt instruments, this sale resulted in a distribution to investors of $680 million. Sale of investments during 2014 resulted in distributions to investors of $58 million.

NET ASSET VALUE CALCULATION AND VALUATION GUIDELINES

General

Our board of directors, including a majority of our independent directors, has adopted valuation guidelines that contain a comprehensive set of methodologies to be used by our advisor and our independent valuation advisor in connection with estimating the values of our assets and liabilities for purposes of our NAV calculation. These guidelines are designed to produce a fair and accurate estimate of the price that would be received for our investments in an arm’s-length transaction between a willing buyer and a willing seller in possession of all material information about our investments. Our independent valuation advisor will review our valuation guidelines and methodologies with our advisor and our board of directors at least annually. From time to time, our board, including a majority of our independent directors, may adopt changes to the valuation guidelines if it (1) determines that such changes are likely to result in a more accurate reflection of NAV or a more efficient or less costly procedure for the determination of NAV without having a material adverse effect on the accuracy of such determination or (2) otherwise reasonably believes a change is appropriate for the determination of NAV.

Our Independent Valuation Advisor

With the approval of our board of directors, including a majority of our independent directors, we have engaged Altus Group U.S., Inc., which we refer to as Altus Group or our independent valuation advisor, to serve as our independent valuation advisor with respect to our real properties. Altus Group is a multidisciplinary provider of independent, professional real estate services with a network of over 70 offices around the world, including in Asia Pacific, Canada, Europe and the United States. Altus Group is engaged in the business of valuing commercial real estate properties and is not affiliated with us or our advisor. Our advisor, with the approval of our board of directors, including a majority of our independent directors, may engage additional independent valuation advisors in the future as our portfolio grows and diversifies. Our independent valuation advisor may be replaced at any time, in accordance with agreed upon notice requirements, by a majority vote of our board of directors, including a majority of our independent directors. We will promptly disclose any changes to the identity or role of the independent valuation advisor in reports we publicly file with the SEC.

Our independent valuation advisor will discharge its responsibilities under the oversight of our board of directors and in accordance with our valuation guidelines. Our board will not be involved in the day to day valuation of our assets and liabilities, but will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility. The valuations performed by our independent valuation advisor and other independent third-party appraisal firms will be one of several components to be used by BNY Mellon, under the supervision of our advisor, in the calculation of our NAV per share in the manner described below. While our independent valuation advisor will periodically provide estimated values for each of our properties based upon individual appraisal reports, our independent valuation advisor will not be responsible for or calculate our daily NAV per share.

Pursuant to our valuation services agreement with our independent valuation advisor, each individual appraisal report for our assets will be addressed solely to our company to assist BNY Mellon in calculating our NAV. Our independent valuation advisor’s appraisal reports will not be addressed to the public and may not be relied upon by any other person to establish an estimated value of our common stock and will not constitute a recommendation to any person to purchase or sell any shares of our common stock. In preparing its appraisal reports, our independent valuation advisor will not, and will not be requested to, solicit third-party indications of interest for our common stock in connection with possible purchases thereof or the acquisition of all or any part of our company.

In conducting its investigation and analyses, our independent valuation advisor will take into account customary and accepted financial and commercial procedures and considerations as it deems relevant, which may include, without limitation, the review of documents, materials and information relevant to valuing the property that are provided by us, such as (i) historical operating revenues and expenses of the property; (ii) lease agreements on the property; (iii) the revenues and expenses of the property; (iv) information regarding recent or planned capital expenditures; and (v) any other information relevant to valuing the real estate property. Although our independent valuation advisor may review information supplied or otherwise made available by us for reasonableness, it will assume and rely upon the accuracy and completeness of all such information and of all information supplied or otherwise made available to it by any other party and will not undertake any duty or responsibility to verify independently any of such information. At this time, the independent valuation advisor will not make or obtain an independent valuation or appraisal of any of our other assets or liabilities (contingent or otherwise) other than our real properties. With respect to operating or financial forecasts and other information and data to be provided to or otherwise to be reviewed by or discussed with our independent valuation advisor, our independent valuation advisor will assume that such forecasts and other information and data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of our management, board of directors and advisor, and will rely upon us to advise our independent valuation advisor promptly if any information previously provided becomes inaccurate or was required to be updated during the period of its review.

In performing its analyses, our independent valuation advisor will make numerous other assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond its control and our control, as well as certain factual matters. For example, our independent valuation advisor will assume that we have clear and marketable title to each real estate property valued, that no title defects exist unless specifically informed to the contrary, that improvements were made in accordance with law, that no hazardous materials are present or were present previously, that no deed restrictions exist, and that no changes to zoning ordinances or regulations governing use, density or shape are pending or being considered. Furthermore, our independent valuation advisor’s analysis, opinions and conclusions will necessarily be based upon market, economic, financial and other circumstances and conditions existing prior to the valuation, and any material change in such circumstances and conditions may affect our independent valuation advisor’s analysis and conclusions. Our independent valuation advisor’s appraisal reports may contain other assumptions, qualifications and limitations set forth in the respective appraisal reports that qualify the analysis, opinions and conclusions set forth therein.

The analyses to be performed by our independent valuation advisor will not address the market value of our common stock. Furthermore, the prices at which our real estate properties may actually be sold could differ from our independent valuation advisor’s analyses. Among its other responsibilities, our board of directors has adopted our valuation guidelines for establishing our NAV on each business day. Consequently, the analyses contained in our independent valuation advisor’s individual valuation reports should not be viewed as being determinative of the value of our common stock.

We have agreed to pay fees to our independent valuation advisor upon its delivery to us of its valuation reports. We have also agreed to indemnify our independent valuation advisor against certain liabilities arising out of this engagement. The compensation we pay to our independent valuation advisor will not be based on the estimated values of our properties.

Our independent valuation advisor is a wholly owned subsidiary of Altus Group Limited, a parent holding company of affiliated companies that are engaged in the ordinary course of business in many areas related to commercial real estate consulting and advisory services, software and data solutions. Over the past 15 years, our independent valuation advisor has provided real estate appraisal, appraisal management and real estate valuation advisory services to our advisor and its affiliates and has received fees in connection with such services. Our independent valuation advisor and its affiliates may from time to time in the future perform other commercial real estate and financial advisory services for our advisor and its affiliates, or in transactions related to the properties that are the subjects of the valuations being performed for us, or otherwise, so long as such other services do not adversely affect the independence of the applicable appraiser as certified in the applicable appraisal report.

Valuation of Properties

Consolidated Properties

At the beginning of each calendar year, our independent valuation advisor will prepare a schedule with the objective of having all of our consolidated properties valued each quarter by an appraisal. Appraisals will be performed in accordance with the Code of Professional Ethics and Standards of Professional Appraisal Practice of the Appraisal Institute and the Uniform Standards of Professional Appraisal Practice, or USPAP, the real estate appraisal industry standards created by The Appraisal Foundation, and other appropriate standards as reasonably agreed to by our advisor and our independent valuation advisor. Each appraisal must be reviewed, approved and signed by an individual with the professional designation of MAI (a Designated Member of the Appraisal Institute). Although our independent valuation advisor will perform the majority of the appraisals, our valuation guidelines will require that on a rotating basis, approximately 25% of our properties in any particular quarter must be appraised by one or more independent third-party appraisers who are not affiliated with us, our advisor or our independent valuation advisor. We believe our policy of obtaining appraisals by another independent third-party appraiser will meaningfully enhance the accuracy of our NAV calculation. Our independent valuation advisor will recommend independent third-party appraisal firms to our advisor and upon approval by our advisor, the independent third-party appraisal firms will be engaged by our advisor. Any appraisal provided by a firm other than our independent valuation advisor will be performed in accordance with our valuation guidelines and will not be incorporated into the calculation of our NAV until our independent valuation advisor has confirmed the reasonableness of such appraisal. Newly acquired, consolidated properties will initially be valued at cost and thereafter will join the quarterly appraisal cycle during the first full quarter in which we own the property. For the first quarter in which we acquire a property, we will calculate and accrue net portfolio income with respect to such property based on the performance of the property before the acquisition and the contractual arrangements in place at the time of the acquisition, as identified and reviewed through our due diligence and underwriting process in connection with the acquisition. Thereafter, each property will be appraised on a quarterly basis.

In addition to the quarterly appraisal process, prior to the beginning of each quarter, our independent valuation advisor will develop an estimate of the quarter-end value for each property. This estimated value will be based on anticipated cash flows and, if applicable, anticipated property-specific events applied to the cash flow for the property. The difference, if any, between the estimated value for quarter-end and the latest appraised value will be amortized daily over the quarter, unless our advisor or our independent valuation advisor determines that an intra-quarter adjustment is appropriate.

Between quarterly valuations, our advisor will monitor our properties and real estate-related assets for events that our advisor believes may be expected to have a material impact on the most recent estimated values provided by our independent valuation advisor, and will notify our independent valuation advisor of such events. If, in the opinion of our independent valuation advisor, an event identified by the advisor, or an event that becomes known to our independent valuation advisor through other means, is likely to have any impact on previously provided estimated values of the affected properties, our independent valuation advisor will recommend intra-quarter valuation adjustments that BNY Mellon will then incorporate into our NAV. For example, an intra-quarter adjustment may be appropriate to reflect the occurrence of an unexpected property-specific event such as a termination or renewal of a material lease, a material change in vacancies, an unanticipated structural or environmental event at a property or a significant capital market event that may cause the value of a wholly owned property to change materially. Intra-quarter adjustments may also be appropriate to reflect the occurrence of broader market-driven events identified by our advisor or our independent valuation advisor which may impact more than a specific property. Our independent valuation advisor will determine the appropriate adjustment to be made to the estimated value of the property. Any such adjustments will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time. If our advisor or our independent valuation advisor believes that the value of a property has changed materially since the most recent quarterly valuation or that circumstances have arisen that were not contemplated in our independent valuation advisor’s latest model for determining the estimated value for a property, our advisor or our independent valuation advisor, as applicable, will promptly communicate the relevant information to the other party. If deemed appropriate by our independent valuation advisor, the necessary adjustment will be determined as soon as practicable. Updated appraisals received during the quarter may also trigger an adjustment in the value of a property. Once our independent valuation advisor has determined the amount of the adjustment, it will update the current value, if applicable, develop a new estimated value as of the end of the current quarter and prepare a revised daily amortization schedule for the adjustment, if any, over the remainder of the quarter. BNY Mellon will then incorporate these changes into our daily NAV calculations.

In general, we expect that any adjustments to appraised values will be calculated as soon as possible after a determination that a material change has occurred and the financial effects of such a change are quantifiable by our independent valuation advisor. However, rapidly changing market conditions or material events may not be immediately reflected in our daily NAV. The resulting potential disparity in our NAV may inure to the benefit of stockholders whose shares are redeemed or new purchasers of our common stock, depending on whether our published NAV per share for such class is overstated or understated.

Development assets, if any, will be valued at cost plus capital expenditures, including capitalized interest, and will be included in the quarterly appraisal cycle upon stabilization. Acquisition costs and expenses incurred in connection with the acquisition of consolidated properties that are not directly related to any single property generally will be allocated among the applicable properties pro rata based on relative values. Properties purchased as a portfolio may be valued as a single asset.

Real estate appraisals will be reported on a free and clear basis (for example, without taking into consideration any mortgage on the property), irrespective of any property level financing that may be in place. We expect the primary methodology used to value properties will be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (for example, through a discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, capitalization or discount rate, and projections of future rent and expenses based on appropriate evidence as well as the residual value of the asset. Other methodologies that may also be used to value properties include sales comparisons and replacement cost approaches. Because the appraisals performed by our independent valuation advisor involve subjective judgments, the fair value of our assets, which will be included in our NAV, may not reflect the liquidation value or net realizable value of our properties.

Unconsolidated Properties Held Through Joint Ventures

Unconsolidated properties held through joint ventures will be valued in a manner that is consistent with the guidelines described above for consolidated properties. Once the value of a property held by the joint venture is determined by an independent appraisal, the value of our interest in the joint venture would then be determined using a hypothetical liquidation calculation to value our interest in the joint venture, which would be a percentage of the joint venture’s NAV. Unconsolidated properties held in a joint venture that acquires multiple properties over time may be valued as a single investment.

Valuation of Real Estate-Related Assets

Real estate-related assets that we may acquire include debt and equity interests backed principally by real estate, such as common and preferred stock of REITs and real estate companies, commercial mortgage-backed securities, mortgage loans and participations in mortgage loans and mezzanine loans. In general, real estate-related assets will be valued according to the procedures specified below upon acquisition or issuance and then quarterly, or in the case of liquid securities, daily, thereafter. Interim valuations of real estate-related assets that generally are valued quarterly may be performed if our advisor believes the value of the applicable asset has changed materially since the most recent valuation. Our board of directors may retain independent valuation firms to assist our advisor with the valuation of our real estate-related assets.

Publicly Traded Real Estate-Related Assets

Publicly traded debt and equity real estate-related securities (such as bonds, CMBS and shares of publicly traded REITs) that are not restricted as to salability or transferability will be valued on the basis of publicly available information provided by third parties. Generally, the third parties will, upon our advisor’s request, look up the price of the last trade of such securities that was executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. Our advisor may adjust the value of publicly traded debt and equity real estate-related securities that are restricted as to salability or transferability for a liquidity discount. In determining the amount of such discount, consideration will be given to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate-Related Assets

Investments in privately placed debt instruments and securities of real estate-related operating businesses (other than joint ventures), such as real estate development or management companies, will be valued by our advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be revalued by our advisor each quarter at fair value. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), values periodically assigned to such interests by the respective issuers or broker-dealers may be relied upon.

Mortgage Loans, Participations in Mortgage Loans and Mezzanine Loans

Individual investments in mortgages, mortgage participations and mezzanine loans will be valued initially at our acquisition cost and may be revalued by our advisor at least quarterly. Revaluations of mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Valuation of Liquid Non-Real Estate-Related Assets

Liquid non-real estate-related assets may include credit rated government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate-related assets will be valued daily by our advisor based on information provided by third-party pricing services.

Liabilities

The value of our company-level liabilities will be included as part of our NAV calculation. We expect that these liabilities will include the fees payable to our advisor and the dealer manager, accounts payable, accrued operating expenses, property-level mortgages, any portfolio-level credit facilities and other liabilities. All liabilities will be valued using widely accepted methodologies specific to each type of liability. Liabilities allocable to a specific class of shares will only be included in the NAV calculation for that class.

NAV and NAV Per Share Calculation

Effective February 1, 2015, our NAV and our NAV per share are calculated by The Bank of New York Mellon, or BNY Mellon, in accordance with the valuation guidelines established by our board of directors. Our advisor is responsible for overseeing, and is ultimately responsible for, the calculation of our NAV and our NAV per share as performed by BNY Mellon. The valuation of our assets and liabilities which are utilized by BNY Mellon in the calculation of our NAV and our NAV per share are determined as described above. Prior to February 1, 2015, our NAV and our NAV per share were being calculated by our advisor.

We are offering to the public four classes of shares of our common stock, Class A shares, Class I shares, Class T shares and Class N shares (see “Description of Capital Stock—Common Stock—Class N Shares” and

“Description of Capital Stock—Common Stock—Class T Shares”). Each such class has an undivided interest in our assets and liabilities, other than any class-specific liabilities. In accordance with the valuation guidelines, BNY Mellon calculates our NAV per share for each class after the end of each business day, using a process that reflects several components, including (1) estimated values of each of our properties based upon individual appraisal reports provided periodically by our independent valuation advisor and other third-party independent valuation firms, (2) the value of our liquid assets for which third party market quotes are available, (3) estimated values of our other real estate equity securities and real estate loan investments and (4) estimated accruals of our operating revenues and expenses, including our organization and offering expenses.

While our independent valuation advisor will periodically provide estimated values of each of our real properties based upon individual valuation reports, our independent valuation advisor will not be responsible for or calculate our daily NAV per share. The calculation of our NAV is intended to be a calculation of fair value of our assets less our outstanding liabilities and may differ from our financial statements. As a public company, we are required to issue financial statements based on historical cost in accordance with GAAP. To calculate our NAV for the purpose of establishing a purchase and redemption price for our shares, we have adopted a model, as explained below, which adjusts the value of our assets from historical cost to fair value in accordance with the GAAP principles set forth in FASB Accounting Standards Codification Topic 820, Fair Value Measurements and Disclosures. Our advisor will calculate the fair value of our real estate properties based primarily on values provided by our independent valuation advisor and in accordance with these principles. Because these fair value calculations will involve significant professional judgment in the application of both observable and unobservable attributes, the calculated fair value of our assets may differ from their actual realizable value or future fair value. Furthermore, no rule or regulation requires that we calculate NAV in a certain way. While we believe our NAV calculation methodologies are consistent with standard industry principles, there is no established practice among public REITs, whether listed or not, for calculating NAV in order to establish a purchase or redemption price. As a result, other public REITs may use different methodologies or assumptions to determine NAV.

At the end of each business day, before taking into consideration additional issuances of shares of capital stock, redemptions or class-specific expense accruals for that day, any change in our aggregate NAV (whether an increase or decrease) is allocated among each class of shares based on each class’s relative percentage of the previous aggregate NAV. Changes in our daily NAV will include, without limitation, daily accruals of our net portfolio income, interest expense, the advisory fee, the dealer manager fee, distributions, unrealized/realized gains and losses on assets and any expense reimbursements. Costs incurred by us under the expense support agreement for both organization and offering expenses and operating expenses will be allocated to all classes of shares of our common stock on a pro rata basis in connection with calculating the NAV for each class. In addition, all of our offering costs associated with all of our offerings (including any private placements) will be allocated to all outstanding shares of all classes, on a pro rata basis. The net portfolio income will be calculated and accrued on the basis of data extracted from (1) the quarterly budget for each property and at the company level, including organization and offering expenses and certain operating expenses, (2) material, unbudgeted non-recurring income and expense events such as capital expenditures, prepayment penalties, assumption fees, tenant buyouts, lease termination fees and tenant turnover with respect to our properties when our advisor becomes aware of such events and the relevant information is available and (3) material property acquisitions and dispositions occurring during the month. On an ongoing basis, based on real estate valuations provided periodically by our independent valuation advisor, BNY Mellon will adjust the accruals to reflect actual operating results and the outstanding receivable, payable and other account balances resulting from the accumulation of daily accruals for which financial information is available.

Our advisor paid all of our organization and offering expenses on our behalf through the commencement of our initial public offering on January 3, 2013 and certain of our organization and offering expenses from January 3, 2013 through January 3, 2014. We began reimbursing our advisor for such expenses ratably over the 60 months following January 3, 2014. The organization and offering expenses paid by our advisor prior to January 3, 2014 are deducted daily from our NAV on an accrual basis beginning January 3, 2014. Pursuant to the terms of our expense support agreement with our advisor described elsewhere in this prospectus, our advisor has incurred, and will continue to incur, expenses related to our offerings and operations which we refer to as expense payments. Expense payments made by our advisor in accordance with the expense support agreement will not be recognized as expenses and reflected in our daily NAV until we reimburse our advisor for these costs. Expense payments will be allocated to all classes of shares of our common stock on a pro rata basis in connection with calculating the NAV for each class. We will allocate all of our offering costs to all outstanding shares of all classes on a pro rata basis, each day that we calculate a NAV for a given class of shares. Similarly, any payments made by the dealer manager of reimbursable offering costs in connection with this offering on our behalf will also be recognized as expenses and reflected in our daily NAV for all share classes on a pro rata basis only when we reimburse the dealer manager or distribution agents for those costs.

Following the aggregation of the net asset values of our investments, the addition of any other assets (such as cash on hand), the deduction of any other liabilities and the allocation of income and expenses, BNY Mellon will incorporate any class-specific adjustments to our NAV, including additional issuances and redemptions of our common stock and accruals of class-specific expenses such as the distribution fees. Our share classes may have different expense accruals associated with the advisory fee we will pay our advisor because the performance component of our advisory fee is calculated separately with respect to each class. See “Management—The Advisory Agreement—Advisory Fee and Expense Reimbursements” for a discussion of the calculation of the performance component of the advisory fee. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV for each class will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record of each class as of the record date. NAV per share for each class is calculated by dividing such class’s NAV at the end of each trading day by the number of shares outstanding for that class on such day.

A hypothetical calculation illustrating the various components that are likely to impact our NAV on any given day is below. For purposes of this illustration, we assume that the calculation occurs on a hypothetical day which is not a distribution adjustment date and on which there are no distribution reinvestments. If the hypothetical day were a distribution adjustment date, the adjustment to reflect the accrual of our liability to pay the distribution would reduce our NAV. As described above and in the footnote to the table below, each class of shares may have a different NAV per share because certain fees and expenses will differ with respect to each class. All amounts shown in the hypothetical calculation below are for illustrative purposes only and are not indicative of our current or projected financial condition or performance.

	Class A NAV	Class I NAV	Class D NAV	Class N NAV	Class T NAV	Total NAV
Beginning NAV on Hypothetical Trading Day	$300,000,000	$250,000,000	$100,000,000	$100,000,000	$250,000,000	$1,000,000,000

Daily Activity:
Net Portfolio Income (Loss) (Before Fees)	90,000	75,000	30,000	30,000	75,000	300,000
Advisory Fee and Dealer Manager Fee(1)	(13,500)	(11,500)	(3,000)	(3,000)	(7,500)	(38,500)
Reimbursement of Organization and Offering Expenses for All Offerings	(900)	(750)	(300)	(300)	(750)	(3,000)
Unrealized/Realized Gains (Losses) on Assets and Liabilities	15,000	12,500	5,000	5,000	12,500	50,000
Distribution Fee	(5,000)	—	—	—	(8,000)	(13,000)

NAV Before Share Purchases and Redemptions	300,085,600	250,075,250	100,031,700	100,031,700	250,071,250	1,000,295,500
Share Purchases(2)	200,000	100,000	10,000,000	—	150,000	10,450,000
Share Redemptions(2)	(20,000)	(10,000)	—	—	(50,000)	(80,000)

Ending NAV on Hypothetical Trading Day	$300,265,600	$250,165,250	$110,031,700	$100,031,700	$250,171,250	$1,010,665,500

(1)	Our share classes may have different expense accruals associated with the advisory fee because the performance component of our advisory fee is calculated separately with respect to each class.
(2)

Daily sales and redemptions of shares at NAV per share will not increase or decrease our NAV per share because sales and redemptions of shares on each business day will be made at that day’s NAV per share; provided, however, that shares redeemed within 365 days of initial purchase will be subject to a 2% short term trading discount. Such a discount will inure to the benefit of the remaining shareholders of the class of shares being redeemed and could affect that NAV of such class.

The combination of the NAV for each of our classes of common stock will equal the value of our assets, which will consist almost entirely of the value of our interest in our operating partnership, less our liabilities, which include certain class-specific liabilities. The value of our interest in our operating partnership will be equal to the excess of the value of our operating partnership over the portion thereof that would be distributed to any limited partners if our operating partnership were liquidated. The value of our operating partnership is the excess of the value of our operating partnership’s assets (including the fair value of its properties, real estate-related assets, cash and other investments) over its liabilities (including its debt, any declared and accrued unpaid distributions and the expenses attributable to its operations). BNY Mellon will calculate the value of the assets of our operating partnership as directed by our valuation guidelines based upon values received from various sources, as described in more detail above.

Limits on the Calculation of Our NAV Per Share

The overarching principle of our valuation guidelines is to produce reasonable estimated values for each of our investments, or the price that would be received for that investment in orderly transactions between market participants. However, the majority of our assets will consist of real estate properties and, as with any real estate valuation protocol, the valuations of our properties provided by our independent valuation advisor will be based on a number of judgments, assumptions and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions or opinions would likely result in a different estimate of the value of our real estate properties. Any resulting potential disparity in our NAV per share may be in favor of stockholders whose shares are redeemed, existing stockholders or new purchasers of our common stock, depending on the circumstances at the time. Additionally, while the methodologies contained in the valuation guidelines are designed to operate reliably within a wide variety of circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a significant disruption in relevant markets, a terrorist attack or an act of nature), BNY Mellon’s ability to calculate our NAV may be impaired or delayed, including, without limitation, circumstances where there is a delay in accessing or receiving information from vendors or other reporting agents upon which BNY Mellon may rely upon in determining the daily value of our NAV. In these circumstances, a more accurate valuation of our NAV could be obtained by using different assumptions or methodologies. Accordingly, in special situations when, in our advisor’s reasonable judgment, the administration of the valuation guidelines would otherwise result in a valuation that does not represent a fair and accurate estimate of the value of our investment, our advisor and, to the extent of our independent valuation advisor’s responsibilities with respect to the valuation of our real properties, our independent valuation advisor, may apply alternative methodologies; provided, that our advisor and, if applicable, our independent valuation advisor, must notify our board of directors of any alternative methodologies utilized and their impact on the overall valuation of our investment at the next scheduled board meeting. Notwithstanding the foregoing, our board of directors may suspend the offering if it determines that the calculation of NAV is materially incorrect or unreliable or there is a condition that restricts the valuation of a material portion of our assets.

Our NAV per share does not represent the amount of our assets less our liabilities in accordance with GAAP. We do not represent, warrant or guarantee that:

•	a stockholder would be able to realize the NAV per share for the class of shares a stockholder owns if the stockholder attempts to sell its shares;

•	a stockholder would ultimately realize distributions per share equal to the NAV per share for the class of shares it owns upon liquidation of our assets and settlement of our liabilities or a sale of our company;

•	shares of our common stock would trade at their NAV per share on a national securities exchange;

•	a third party would offer the NAV per share for each class of shares in an arm’s-length transaction to purchase all or substantially all of our shares;

•	the NAV per share would equate to a market price of an open-ended real estate fund; or

•	the methodologies we use to determine NAV per share would be acceptable to the SEC or any other regulatory agency.

SELECTED INFORMATION REGARDING OUR OPERATIONS

Historical NAV per Share

We commenced calculating our net asset value, or NAV, per share for each class of our shares on May 30, 2013, the day we commenced operations. We calculate NAV per share in accordance with the valuation guidelines approved by our board of directors for the purposes of establishing a price for shares sold in our public offering as well as establishing a redemption price. Our NAV per share, which is updated at the end of each business day, is posted daily on our website at www.rreefpropertytrust.com and is made available on our toll-free, automated telephone line at (855) 285-0508. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in our prospectus for important information about how our NAV is determined.

The following table provides a breakdown of the major components of our Total NAV and NAV per share, as of September 30, 2015:

Components of NAV	Total NAV	Per Class A Share	Per Class I Share
Investments in real estate(1)	$116,200,000	$21.22	$21.40
Investments in real estate equity securities(2)	8,073,057	1.47	1.49
Other assets, net	3,786,239	0.69	0.70
Line of credit	(57,500,000)	(10.50)	(10.59)
Other liabilities, net	(1,451,609)	(0.26)	(0.27)

NAV per share	$69,107,687	$12.62	$12.73

(1)	The value of our investments in real estate was approximately 2.7% more than their historical cost.
(2)	The value of our investments in real estate securities was approximately 1.7% more than their historical cost.

The table below sets forth a reconciliation of our stockholders’ equity to our NAV, which we calculate for the purpose of establishing the offer and redemption price for our shares, as of September 30, 2015:

	Total NAV	Per Class A Share	Per Class I Share
Total stockholders’ equity	$49,002,678	$8.95	$9.02

Plus:
Unrealized gain on real estate investments	3,072,051	0.56	0.57
Accumulated depreciation	2,746,072	0.50	0.51
Accumulated amortization related to intangible lease assets and liabilities	3,016,357	0.55	0.56
Deferred offering costs and expenses	12,015,407	2.20	2.21

Less:
Deferred rent receivable	(743,878)	(0.14)	(0.14)

Net asset value	$69,107,687	$12.62	$12.73

As of September 30, 2015, all properties except The Flats at Carrs Hill had been appraised by a third-party appraisal firm in addition to our independent valuation advisor. Set forth below are the weighted averages of the key assumptions used in the appraisals of the office and retail properties as of September 30, 2015. Once we own more than one property each of the industrial and multi-family property types, we will include the key assumptions for these property types.

	Discount Rate	Exit Capitalization Rate
Office properties	8.07%	7.32%
Retail properties	6.75%	6.00%

These assumptions are determined by our independent valuation advisor or by separate third-party appraisers. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, an increase in the weighted-average discount rate used as of September 30, 2015 of 0.25% would yield a decrease in the total office property investment value of 1.7% and a decrease in the retail property investment value of 1.8%.

The deferred offering costs and expenses of $12,015,407 are initially excluded from the NAV calculation. This includes $11,373,642 payable to our advisor, which is less than the total amount payable to our advisor as reflected on our consolidated balance sheet, because (1) certain amounts payable to our advisor as of September 30, 2015 were recorded as assets and as such have no impact on our NAV as of September 30, 2015 and (2) the amount payable to our advisor as reflected on our consolidated balance sheet includes accrued advisory fees and other amounts due under the advisory agreement. The amount deferred will be included in the NAV calculation as such costs are reimbursed to our advisor, in accordance with the advisory agreement and the expense support agreement. Through September 30, 2015, we reimbursed our advisor for $1,608,571 of deferred offering costs and expenses, which have been included as a deduction to our NAV calculation in a pro rata amount on a daily basis since these reimbursements began in January 2014. The deferred offering costs and expenses included in the table above also includes $641,765 payable to the dealer manager, which has agreed to defer payment of these costs until an unspecified future date.

The following table sets forth the net asset value per share for the Class A and Class I shares of our common stock as of the last business day of each month since the commencement of our operations:

Date	NAV per Class A Share	NAV per Class I Share
May 31, 2013	$11.94	$11.94
June 28, 2013	$12.09	$12.09
July 31, 2013	$12.21	$12.21
August 30, 2013	$12.06	$12.08
September 30, 2013	$12.16	$12.17
October 31, 2013	$12.25	$12.27
November 29, 2013	$12.19	$12.21
December 31, 2013	$12.17	$12.23
January 31, 2014	$12.24	$12.29
February 28, 2014	$12.28	$12.34
March 31, 2014	$12.33	$12.39
April 30, 2014	$12.31	$12.37
May 30, 2014	$12.35	$12.42
June 30, 2014	$12.37	$12.44
July 30, 2014	$12.38	$12.44
August 29, 2014	$12.40	$12.47
September 30, 2014	$12.63	$12.70
October 31, 2014	$12.71	$12.79
November 28, 2014	$12.75	$12.82
December 31, 2014	$12.78	$12.86
January 30, 2015	$12.86	$12.94
February 27, 2015	$12.80	$12.88
March 31, 2015	$12.84	$12.92
April 30, 2015	$12.74	$12.83
May 29, 2015	$12.72	$12.80
June 30, 2015	$12.63	$12.71
July 31, 2015	$12.71	$12.79
August 31, 2015	$12.59	$12.69
September 30, 2015	$12.62	$12.73
October 30, 2015	$12.71	$12.81
November 30, 2015	$12.69	$12.80

Limitations and Risks

As with any valuation methodology, our methodology is based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different NAV per share. Accordingly, with respect to our NAV per share we can provide no assurance that:

•	a stockholder would be able to realize this NAV per share upon attempting to resell his or her shares;

•	we would be able to achieve, for our stockholders, the NAV per share upon a listing of our shares of common stock on a national securities exchange, selling our real estate portfolio, or merging with another company; or

•	the NAV per share, or the methodologies relied upon to estimate the NAV per share, will be found by any regulatory authority to comply with any regulatory requirements.

Furthermore, the NAV per share was calculated as of a particular point in time. The NAV per share will fluctuate over time in response to, among other things, changes in real estate market fundamentals, capital markets activities, and attributes specific to the properties and leases within our portfolio.

Selected Financial Data

The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the year ended December 31, 2014 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2015, which are incorporated herein by reference. Our historical results are not necessarily indicative of results for any future period. We have not yet invested all of the proceeds received to date from our offerings and expect to continue to raise additional capital, increase our borrowings and make future acquisitions, which would have a significant impact on our future results of operations. We commenced real estate operations on May 31, 2013 when we acquired our first real estate investment. As a result, we had no material results of operations for the period from our inception through May 31, 2013.

	As of September 30, 2015	As of December 31, 2014	As of December 31, 2013	As of December 31, 2012
Balance Sheet Data:
Total investment in real estate assets, net	$115,345,855	$91,429,128	$26,216,217	$—
Cash and cash equivalents	$2,457,375	$2,119,387	$2,916,144	$200,000
Total assets	$127,597,662	$100,833,178	$32,692,034	$200,000
Line of credit(1)	$56,826,077	$48,237,062	$5,500,000	$—
Due to affiliates	$11,752,126	$9,203,208	$6,005,822	$—
Acquired below-market lease intangibles, net(2)	$7,979,335	$8,340,493	$789,033	$—
Total liabilities	$78,594,984	$67,062,595	$12,516,962	$—
Total stockholders’ equity	$49,002,678	$33,607,645	$20,175,072	$200,000

(1)	Net of unamortized deferred financing costs of $673,923 and $162,938, as of September 30, 2015 and December 31, 2014, respectively.
(2)	Net calculated as acquired below-market lease intangibles less accumulated amortization of $549,203 and $188,045, as of September 30, 2015 and December 31, 2014, respectively.

	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014	Year Ended December 31, 2014	Year Ended December 31, 2013	For the Period February 7, 2012 (inception) through December 31, 2012
Operating Data:
Total revenues	$6,388,196	$3,183,906	$5,318,764	$857,705	$—
Total operating expenses	$6,706,140	$4,287,140	$6,131,581	$2,428,524	$—
Operating loss	$(317,944)	$(1,103,234)	$(812,817)	$(1,570,819)	$—
Net loss	$(1,263,619)	$(1,723,529)	$(1,799,104)	$(1,981,203)	$—

Cash Flow Data:
Net cash provided by operating activities	$2,147,522	$1,517,234	$2,917,313	$511,712	$—
Net cash used in investing activities	$(29,189,191)	$(38,047,185)	$(62,340,371)	$(29,007,818)	$—
Net cash provided by financing activities	$27,379,657	$37,206,102	$58,626,301	$31,212,250	$200,000

FFO Data(1):
NAREIT defined FFO	$1,738,616	$(134,978)	$759,352	$(1,379,393)	$—
IPA defined MFFO	$1,546,194	$(125,201)	$630,357	$(1,307,340)	$—

Per Common Share Data:
Net loss—basic and diluted	$(0.27)	$(0.65)	$(0.63)	$(2.48)
Distributions declared per common share(2)	$0.48	$0.46	$0.62	$0.35
Weighted average shares outstanding—basic and diluted	4,723,267	2,658,068	2,870,160	800,194

(1)	For additional information on how we calculate FFO and MFFO and a reconciliation of FFO and MFFO to net loss, see “Funds From Operations and Modified Funds From Operations” below.
(2)	Per share distributions are before adjustments for class-specific expenses.

Funds from Operations and Modified Funds from Operations

We believe that FFO and MFFO in combination with net loss and cash flows from operating activities, as defined by GAAP, are useful supplemental performance measures that we use to evaluate our operating performance. However, these supplemental, non-GAAP measures should not be considered as an alternative to net loss or to cash flows from operating activities as an indication of our performance and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. No single measure can provide users of financial information with sufficient information, and only our disclosures read as a whole can be relied upon to adequately portray our financial position, liquidity and results of operations. In addition, other REITs may define FFO and similar measures differently and thus choose to treat certain accounting line items in a manner different from us due to differences in investment and operating strategy or for other reasons.

FFO

As defined by the National Association of Real Estate Investment Trusts, or NAREIT, FFO is a non-GAAP supplemental financial performance measure that excludes certain items such as real estate-related depreciation and amortization and the impact of certain non-recurring items such as realized gains and losses on sales of real estate and items classified as extraordinary items under GAAP. We believe FFO is a meaningful supplemental financial performance measure of our operating performance that is useful to investors because depreciation and amortization in accordance with GAAP implicitly assume that the value of real estate assets diminishes predictably over time. Additionally, realized gains and losses on sales of real estate and items classified as extraordinary items under GAAP generally occur infrequently. As a result, excluding these items from FFO aids our analysis of our ongoing operations. We use FFO as an indication of our operating performance and as a guide to making decisions about future investments.

MFFO

As defined by the Investment Program Association, or IPA, MFFO is a non-GAAP supplemental financial performance measure used to assist us in evaluating our operating performance. We believe that MFFO is helpful as a measure of ongoing operating performance because it excludes costs that management considers more reflective of investing activities and other non-operating items included in FFO. Compared to FFO, MFFO additionally excludes items such as acquisition-related costs, straight-line rent and amortization of above- and below-market lease intangibles. In addition, there are certain other MFFO adjustments as defined by the IPA that are not applicable to us at this time and are not included in our presentation of MFFO. We believe that excluding acquisition costs from MFFO provides investors with supplemental performance information that is consistent with our analysis of the operating performance of our portfolio over time, including periods after our acquisition stage. We use FFO and MFFO, among other things: (i) to evaluate and compare the potential performance of the portfolio after the acquisition phase is complete, and (ii) as metrics in evaluating our ongoing distribution policy. We believe investors are best served if the information that is made available to them allows them to align their analyses and evaluation with these same performance metrics used by us in planning and executing our business strategy. We believe that these performance metrics will assist investors in evaluating the potential performance of the portfolio after the completion of the acquisition phase. However, these supplemental, non-GAAP measures are not necessarily indicative of future performance and should not be considered as an alternative to net loss or to cash flows from operating activities and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs, including our ability to make distributions to our stockholders. Neither the SEC, NAREIT, nor any regulatory body has passed judgment on the acceptability of the adjustments used to calculate MFFO. In the future, the SEC, NAREIT, or a regulatory body may decide to standardize the allowable adjustments across the non-traded REIT industry at which point we may adjust our calculation and characterization of MFFO.

The following unaudited table presents a reconciliation of net loss to FFO and MFFO:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net loss	$(636,595)	$(559,808)	$(1,263,619)	$(1,723,529)
Real estate related depreciation	487,367	306,179	1,456,422	639,496
Real estate related amortization	519,930	457,618	1,545,813	949,055

NAREIT defined FFO	$370,702	$203,989	$1,738,616	$(134,978)

Additional adjustments
Acquisition expenses	424,549	75,974	424,549	240,573
Straight line rents	(102,936)	(103,387)	(336,850)	(203,293)
Amortization of above- and below-market lease intangibles	(93,374)	(3,178)	(280,121)	(27,503)

IPA defined MFFO	$598,941	$173,398	$1,546,194	$(125,201)

We believe that our FFO for the three and nine months ended September 30, 2015, as compared to our distributions declared for the same period, is not indicative of future performance as we are in the start-up and acquisition phase of our life cycle.

Our Net Tangible Book Value Per Share

As of September 30, 2015, our net tangible book value per share was $7.54. Net tangible book value per share of our common stock is determined by dividing the net tangible book value based on the September 30, 2015 net book value of tangible assets (consisting of total assets less intangible assets, which are comprised of deferred financing and leasing costs and acquired in-place lease value, net of liabilities to be assumed) by the number of shares of our common stock outstanding as of September 30, 2015. Net tangible book value is used generally as a conservative measure of net worth that we do not believe reflects our estimated value per share. It is not intended to reflect the value of our assets upon an orderly liquidation of the company in accordance with our investment objectives. Additionally, investors who purchase shares in this offering will experience dilution in the percentage of their equity investment in us as we sell additional common shares in the future pursuant to this offering, if we sell securities that are convertible into common shares or if we issue shares upon the exercise of options, warrants or other rights.

Information Regarding Our Indebtedness

On March 6, 2015, we repaid and retired our secured revolving line of credit with Regions Bank and its affiliates. We repaid this debt by borrowing $43,426,851 pursuant to a new secured line of credit from Wells Fargo Bank, National Association, which we refer to as the “Wells Fargo line of credit”. The Wells Fargo line of credit has a three-year term with an initial maximum capacity of $75,000,000 and two one-year extension options exercisable by us upon satisfaction of certain conditions and payment of applicable extension fees. The interest rate under the Wells Fargo line of credit is based on the 1-month LIBOR with a spread of 170 to 190 basis points depending on the debt yield as defined in the agreement. In addition, the Wells Fargo line of credit is expandable by us up to a maximum capacity of $150,000,000 upon satisfaction of specified conditions. Each requested expansion must be for at least $25,000,000 and may result in the Wells Fargo line of credit being syndicated. As of September 30, 2015, the outstanding balance and interest rate were $57,500,000 and 1.90%, respectively.

The Wells Fargo line of credit has as co-borrowers the wholly owned subsidiaries of our operating partnership, with us serving as the guarantor. At any point in time, the borrowing capacity under the Wells Fargo line of credit is based on the lesser of (1) an amount equal to 65% of the aggregate value of the properties in the collateral pool as determined by lender appraisals, (2) an amount that results in a minimum debt yield of 11% based on the in-place net operating income of the collateral pool as defined, or (3) the maximum capacity of the Wells Fargo line of credit. Proceeds from the Wells Fargo line of credit can be used to fund acquisitions, redeem shares pursuant to our redemption plan and for any other corporate purpose. As of September 30, 2015, our maximum borrowing capacity was $65,394,540.

The Wells Fargo line of credit agreement contains customary representations, warranties, borrowing conditions and affirmative, negative and financial covenants, including that there must be at least five properties in the collateral pool at all times and that the collateral pool must also meet specified concentration provisions, unless waived by the lender. In addition, we, as guarantor, must meet tangible net worth hurdles. We were in compliance with all covenants as of September 30, 2015.

Information Regarding Our Distributions

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue Code, or the Code, if we distribute at least 90% of our taxable income each year, determined without regard to the distributions-paid deduction and excluding net capital gains. Distributions are authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion is directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We intend to continue to declare and make distributions on a monthly basis, based on daily record dates. For purposes of calculating our NAV to account for any declared distributions, our advisor accrues as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date.

Distributions are made on all classes of our common stock at the same time. The per share amount of distributions on Class A shares, Class I, Class N shares and Class T shares will likely differ because of different allocations of class-specific expenses. We use the record-share method of determining the per share amount of distributions on our common shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record-share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the total dollar amount to be distributed on our common shares is increased by the sum of all class-specific expenses accrued for such period. Such amount is divided by the number of our common shares outstanding on the record date. Such per share amount is then reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

Our board of directors and our advisor will periodically review the distribution policy to determine the appropriateness of our distribution rate relative to our current and forecasted cash flows. Our board of directors authorized and declared daily per share cash distributions for each fiscal quarter for the years ended December 31, 2013, 2014 and 2015 as presented in the tables below.

Declared daily per share distribution rates, before adjustment for class-specific expenses, were as follows:

	2015	2014	2013
Three months ended March 31	$0.00175668	$0.00167167	$—
Three months ended June 30	$0.00176456	$0.00169307	$0.00164384
Three months ended September 30	$0.00173533	$0.00169924	$0.00164384
Three months ended December 31	$0.00173613	$0.00173473	$0.00166682

Total distributions declared to stockholders for the year ended December 31, 2014 were as follows:

	2014 Distributions			Cash Flow From Operations(1)	Funds From Operations	Annualized Distribution Yield(2)
	Cash	Reinvested	Total
Class A	$464,180	$358,206	$822,386			4.7%
Class I	270,424	689,030	959,454			5.2%

Total	$734,604	$1,047,236	$1,781,840	$2,917,313	$759,352

(1)	Cash flows from operations are supported by expense support payments from our advisor, pursuant to our expense support agreement.
(2)	Annualized distribution yield is calculated based on the distribution rate and the NAV in effect for each class of common stock as of December 31, 2014.

Our board of directors authorized and declared daily cash distributions for each quarter which were payable monthly for the each of the three-month periods ending September 30, 2015 for each share of Class A and Class I common stock outstanding. Shown below are details of the distributions:

	Three Months Ended			Nine Months Ended September 30, 2015
	March 31, 2015	June 30, 2015	September 30, 2015
Distributions:
Declared daily distribution rate, before adjustment for class-specific expenses	$0.00175668	$0.00176456	$0.00173533
Distributions paid or payable in cash	$294,197	$455,114	$524,375	$1,273,686
Distributions reinvested	358,056	310,384	311,644	980,084

Distributions declared	$652,253	$765,498	$836,019	$2,253,770

Source of Distributions:
Cash flow from operations	$244,496	$455,114	$524,375	$1,223,985
Reinvested via the distribution reinvestment plan	358,056	310,384	311,644	980,084
Borrowings	49,701	—	—	49,701

Total Sources of Distributions	$652,253	$765,498	$836,019	$2,253,770

Net Cash Provided by Operating Activities:	$244,496	$1,041,337	$861,689	$2,147,522
Funds From Operations:	$584,134	$783,780	$370,702	$1,738,616

From our inception through September 30, 2015, we declared cumulative distributions of $4,508,613 to common stockholders, as compared to cumulative FFO of $1,118,575. From our inception through September 30, 2015, our distributions were covered by our cash flow from operations. Our cash flow from operations includes amounts paid by our advisor under the expense support agreement (see “Management—The Advisory Agreement—Expense Support Agreement”), and such amounts are included in the table above. For the nine months ended September 30, 2015, cash flow from operations benefited by $1,003,232 from the expense support agreement. Through September 30, 2015, our advisor has incurred $8,686,452 in expense support payments. Our advisor may continue providing us expense support up to a maximum of $9,200,000. Expense support payments by our advisor under the expense support agreement may include offering expenses as well as operating expenses. Without the expense support provided by our advisor, a greater portion of our distributions would have come from proceeds of our offering or from additional borrowings.

Cash distributions to stockholders paid during the year ended December 31, 2014 were $1,737,103. As of December 31, 2014, $87,045 of fourth quarter distributions were payable in cash. For the year ended December 31, 2014, our net loss was $1,799,104. Through December 31, 2014, our advisor has paid on our behalf or reimbursed us for $6,802,994 in organization and offering costs and $4,412,055 in operating expenses related to the expense support agreement. Also through December 31, 2014, our dealer manager has paid on our behalf $418,337 in offering costs. However, the total organization and offering costs paid by our advisor and our dealer manager exceeded the 15% limitation by $1,129,897 as of December 31, 2014. In accordance with this limitation, this excess is not reflected on our balance sheet as of December 31, 2014. We may become obligated to reimburse all or a portion of this excess as we raise additional proceeds from our offering.

We expect that we will continue to pay distributions monthly in arrears. Any distributions not reinvested will be payable in cash, and there can be no assurances regarding the portion of the distributions that will be reinvested. In the past, we have funded distributions from cash generated by operations supplemented by payments pursuant to the expense support agreement. We intend to fund future distributions from cash generated by operations, supplemented by payments pursuant to the expense support agreement as needed. However, we may fund distributions from borrowings under our line of credit or from the proceeds of our offering. The payment of distributions from sources other than cash flow from operations or FFO may be dilutive to our NAV per share because it may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds.

Information Regarding Redemption of Our Shares

In an effort to provide our stockholders with liquidity in respect of their investment in shares of our common stock, we have adopted a share redemption plan whereby on a daily basis stockholders may request the redemption of all or any portion of their shares. The redemption price per share is equal to our NAV per share of the class of shares being redeemed on the date of redemption. Our redemption plan commenced on July 1, 2013. During the period from July 1, 2013 through December 31, 2013, no redemption requests were received. During the year ended December 31, 2014, we processed two redemptions for a total of 10,008 Class A shares at a weighted average price of $12.23 per share, before allowing for the 2% short-term trading discount, and four redemptions for a total of 60,391 Class I shares at a weighted average price of $12.67 per share, before allowing for the 2% short-term trading discount. During the three months ended March 31, 2015, we processed one redemption request for 2,859 Class I shares at a price of $12.91 per share. During the three months ended June 30, 2015, we did not process any redemption requests. During the three months ended September 30, 2015, we processed two redemptions for a total of 9,214 Class A shares at a weighted average price of $12.67 per share, before allowing for the 2% short-term trading discount, and six redemptions for a total of 239,538 Class B shares at a weighted average price of $12.78 per share, before allowing for the 2% short-term trading discount. We funded all redemptions with cash flow from operations.

Selling Commissions and Fees Paid to the Dealer Manager

The following table sets forth the selling commissions, dealer manager fees and distribution fees incurred by us from the commencement of our public offering through September 30, 2015.

Amount
Selling commissions	$539,903
Distribution fees	211,518
Dealer manager fees(1)	353,462

$1,104,883

(1)	The dealer manager, which is not affiliated with us, waived the dealer manager fees on the Class I shares owned by RREEF America.

Through September 30, 2015, the dealer manager has paid on our behalf $879,083 in offering costs. The total organization and offering costs paid by our advisor and the dealer manager did not exceed the 15% limitation as of September 30, 2015. If, in future periods, the total organization and offering costs paid by our advisor and the dealer manager exceed the 15% limitation, the excess would not be reflected on our balance sheet as of the end of such period. In such event, we may become obligated to reimburse all or a portion of this excess as we raise additional proceeds from our offering. From January 3, 2013, the date we commenced our initial public offering, through September 30, 2015, the ratio of the cost of raising capital to capital raised was 14.3%.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of November 29, 2015, the beneficial ownership of our common stock for each director and executive officer, all directors and executive officers as a group, and any person or group that holds more than 5% of any class of our common stock. Except as otherwise indicated, the address for each of the persons listed in the table below is in care of our principal executive offices at 345 Park Avenue, 26th floor, New York, New York 10154.

Name of Beneficial Owner	Class of Stock	Number of Shares Beneficially Owned	Percent of Class	Percent of all Shares
Directors(1) and Executive Officers:
W. Todd Henderson		—	—	—
James N. Carbone	I	24,831.54	0.86%	0.42%
Marc L. Feliciano		—	—	—
Murray J. McCabe		—	—	—
Deborah H. McAneny	I	4,312.07	0.15	0.07
M. Peter Steil, Jr.		—	—	—
Charles H. Wurtzebach, Ph.D.	I	8,097.17	0.28	0.14
Julianna S. Ingersoll	I	1,811.99	0.06	0.03
Eric M. Russell		—	—	—
Vikram Mehra		—	—	—

All current executive officers and directors as a group (10 persons)		39,052.77	1.35%	0.66%

5% Stockholders:
RREEF America L.L.C.	I	938,056.97	32.32%	15.93%
Saginaw Chippewa Tribe of Michigan(2)	A	444,138.45	14.88%	7.54%

(1)	No shares will be issuable to any independent director under our independent director compensation plan until the end of the first full calendar quarter following the date that we have issued 12,500,000 shares in our initial public offering.
(2)	The address of the Saginaw Chippewa Tribe of Michigan is 7070 G. Broadway Road, Mt. Pleasant, Michigan 48858.

DESCRIPTION OF CAPITAL STOCK

The following summary of the material terms of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws. Our charter authorizes us to issue up to 1,050,000,000 shares of capital stock, of which 1,000,000,000 shares are classified as common stock and 50,000,000 are classified as preferred stock, par value $0.01 per share. Of the 1,000,000,000 shares that are classified as common stock, 200,000,000 are classified as Class A shares, 200,000,000 are classified as Class I shares, 50,000,000 are classified as Class D shares, 300,000,000 are classified as Class N shares and 250,000,000 are classified as Class T shares. Our charter authorizes our board of directors to amend our charter from time to time, to increase or decrease the aggregate number of authorized shares or the number of authorized shares of any class or series without stockholder approval. In addition, our board of directors may designate one or more classes of our common stock to provide for the conversion of such class(es) into another class of stock under certain circumstances.

Common Stock

Subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Each holder of a share of common stock will vote together with the holders of all other shares of common stock entitled to vote on all matters (as to which a common stockholder is entitled to vote pursuant to applicable law) at all meetings of stockholders. Our charter does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of preferred stock and the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the holders of shares of our common stock are entitled to such distributions as may be authorized from time to time by our board of directors out of legally available funds and declared by us and, upon liquidation, are entitled to receive all assets available for distribution to stockholders. All shares of our common stock issued in the offering will be fully paid and nonassessable shares of common stock. Holders of shares of our common stock will not have preemptive rights, which means that you will not have an option to purchase any new shares of common stock that we issue, or preference, conversion, exchange, sinking fund or redemption rights. Holders of shares of our common stock will not have appraisal rights, unless our board of directors determines that appraisal rights apply, with respect to all or any classes or series of our common stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise such rights. Stockholders are not liable for our acts or obligations.

We will not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer. DST Systems, Inc. acts as our registrar and as the transfer agent for shares of our common stock. Transfers can be effected by contacting the transfer agent at:

DST Systems, Inc.

333 W. 11th Street

Kansas City, MO 64105

Phone: (816) 435-1000

Class A Shares

Each Class A share issued in the primary offering is subject to a selling commission of up to 3% of the NAV for such Class A share. In addition, we pay the dealer manager a dealer manager fee and a distribution fee that accrues daily in an amount equal to 1/365th of 0.55% and up to 1/365th of 0.50%, respectively, of the amount of our NAV for the Class A shares for such day on a continuous basis from year to year, subject to certain limitations. The dealer manager fee and distribution fee will be payable in arrears on a monthly basis. Because the dealer manager fee and the distribution fee are based on our NAV for the Class A shares, they are payable with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan. We will cease paying all underwriting compensation on all classes of shares offered hereby, including the Class A shares, including selling commissions, the dealer manager fee, distribution fees and any other underwriting compensation, when total underwriting compensation paid with respect to this offering exceeds 10% of the gross proceeds from the primary portion of our offering.

Class D Shares

No Class D shares will be issued in this offering. If we issue Class D shares in a future private placement, each Class D share sold in the primary portion of such private placement would be subject to a selling commission to the applicable distribution agents. We would not pay a dealer manager fee or distribution fee with respect to Class D shares.

Class I Shares

Our Class I shares were previously designated as our Class B shares. On December     , 2015, we filed certain articles of amendment to our charter that re-named our Class B shares as our Class I shares. No other features of that class of shares were changed. No selling commissions are paid for sales of any Class I shares, and we do not pay distribution fees to the dealer manager with respect to the Class I shares. We pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of the amount of our NAV for the Class I shares for such day on a continuous basis from year to year. Because the dealer manager fee is based on our NAV for the Class I shares, it is payable with respect to all Class I shares, including those shares issued pursuant to our distribution reinvestment plan. We will cease paying all underwriting compensation on all classes of shares offered hereby, including the Class I shares, including selling commissions, the dealer manager fee, distribution fees and any other underwriting compensation, when total underwriting compensation paid with respect to this offering exceeds 10% of the gross proceeds from the primary portion of our offering.

Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. All sales of Class I shares must be made through registered broker-dealers.

Class N Shares

Class N shares will be issued in exchange for Class T shares upon the conversion of certain Class T shares as described in “—Class T Shares,” below. After a stockholder’s Class T shares convert to Class N shares, as described below, the stockholder will be issued additional Class N shares if the stockholder participates in our distribution reinvestment plan, pursuant to the terms of that plan in effect at the time such additional Class N shares are issued. On the first day that we issue Class N shares, the value of each share will equal the NAV per share of our Class T common stock as of that day Thereafter, we will calculate the per share NAV for our Class N shares in accordance with our valuation guidelines. The Class N shares are not subject to selling commissions, dealer manager fees or distribution fees.

Class T Shares

Each Class T share issued in the primary offering is subject to a selling commission of up to 3% of the NAV for such Class T share. We will also pay the dealer manager an up-front dealer manager fee equal to 3% of the NAV per Class T share sold, and a distribution fee that accrues daily in an amount equal to 1/365th of 1% of our

NAV for our outstanding Class T shares for such day on a continuous basis from year to year. This distribution fee will be payable in arrears on a monthly basis. In addition, this distribution fee will be paid on all Class T shares, whether purchased in our primary offering or pursuant to our distribution reinvestment plan.

We will cease to pay underwriting compensation with respect to Class T shares sold in this offering in the following circumstances:

(i)	We will cease to pay all underwriting compensation on all classes of shares offered hereby, including the Class T shares when total underwriting compensation with respect to this offering exceeds 10% of the gross proceeds from the primary portion of the offering.

(ii)	With respect to Class T shares held in a particular stockholder account, we will cease to pay underwriting compensation on those shares at the end of the month in which total underwriting compensation, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account would be in excess of 10% of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. We cannot predict when or if this will occur.

Class T shares will automatically convert into Class N shares upon the earlier of (a) the occurrence of items (i) or (ii) above; (b) a listing of the Class N shares or (c) our merger or consolidation with or into another entity or the sale or after disposition of all or substantially all of our assets. The number of Class N shares derived in such conversion shall be determined by a conversion ratio, defined as the NAV per share of the Class T shares on the date of conversion divided by the NAV per share of the Class N shares on the date of conversion. In the case of a Class T share purchased in the primary offering at a daily NAV price equal to $12.69, an investor will pay an up-front selling commission of $0.38 and an up-front dealer manager fee of $0.38 (for a total purchase price of $13.45), and the maximum trailing distribution fee that may be paid over time with respect to that Class T share will equal $0.51. We anticipate that the distribution fee will be payable with respect to the Class T shares for approximately four years after the issuance of such shares, depending on the NAV per share. Following the conversion of their Class T shares into Class N shares, those stockholders continuing to participate in our distribution reinvestment plan, if applicable, will receive Class N shares going forward at the then-current distribution reinvestment price per Class N share, which may be higher than the distribution reinvestment price that they were previously paying per Class T share. For more information about our Class N shares, see “—Class N Shares” above.

With respect to a conversion due to reaching the limit on underwriting compensation on either an offering-wide or account-level basis, as described above, such conversion will occur as of the last calendar day of the month in which the underwriting compensation limit was reached. Our transfer agent will be responsible for tracking the amount of total underwriting compensation paid with respect to each stockholder’s account. In the event of such conversion, stockholders will receive notice that their Class T shares have been converted into Class N shares in accordance with industry practice at the time of conversion, which we expect to be either a transaction confirmation from the transfer agent or notification through the next account statement.

Stockholders may elect to make subsequent purchases of Class T shares in a separate account. Because all Class T shares in an account will be converted to Class N shares simultaneously, multiple purchases of Class T shares over time into the same stockholder account may affect the timing of the conversion of the Class T shares in that account by causing earlier-purchased Class T shares to convert on a later date than they otherwise would have converted had the later purchases of Class T shares not occurred. In addition, to the extent a stockholder continues to purchase additional Class T shares, it may continue to delay the date on which earlier-purchased shares will convert. If a stockholder’s account includes Class T Shares and the stockholder makes a subsequent purchase of Class T Shares in the same stockholder account, then the calculation of the total underwriting compensation limit will be based on the total number of Class T Shares in the account after the subsequent purchase. This means that (i) the conversion of the Class T shares from the initial purchase will occur later than if no subsequent purchase was made and (ii) the conversion of the subsequently purchased shares may occur sooner than if those shares were purchased in a separate account.

We will also cease paying the distribution fee on any Class T share that is redeemed or repurchased. If we redeem a portion, but not all, of the Class T shares in a stockholder’s account, then total underwriting compensation paid on the stockholder’s Class T shares will be prorated between the shares redeemed and the shares that remain in the stockholder’s account. The total underwriting compensation limit will be measured according to those shares that remain in the account, and ongoing underwriting compensation (if any) will be assessed against those shares that remain in the account. If a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation deemed to have been paid with respect to the account will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

Rights Upon Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or any distribution of our assets, the holder of each share of a given class shall be entitled to be paid, out of our assets that are legally available for distribution, a liquidation preference equal to our NAV for all shares of such class divided by the number of such shares of such class outstanding, or the NAV per share of such class. If upon the voluntary or involuntary liquidation, dissolution or winding up of our company, our available assets, or proceeds thereof, distributable among our stockholders are insufficient to pay these liquidation preferences, then such assets, or the proceeds thereof, will be distributed among the holders of each class of shares ratably in the same proportion as the respective amounts that would be payable on all such shares in each class if all amounts payable thereon were paid in full.

Preferred Stock

Our charter authorizes our board of directors, without stockholder approval, to classify and reclassify any unissued shares of our common stock and preferred stock into other classes or series of stock. Prior to issuance of shares of each class or series, the board of directors is required by the Maryland General Corporation Law and by our charter to set, subject to our charter restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest. Our board of directors has no present plans to issue preferred stock, but may do so at any time in the future without stockholder approval. The issuance of preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Meetings, Special Voting Requirements and Access to Records

An annual meeting of the stockholders will be held each year at our principal executive office or such other location convenient to stockholders, on a specific date which will be at least 30 days after delivery of our annual report. Special meetings of stockholders may be called upon the request of a majority of our directors, a majority of our independent directors, our chairman of the board, our chief executive officer or our president and must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least 10% of the votes entitled to be cast on such matter at the meeting. The presence either in person or by proxy of stockholders entitled to cast at least 50% of the votes entitled to be cast at the meeting on any matter will constitute a quorum. Generally, the affirmative vote of a majority of all votes cast is necessary to take stockholder action, except as described in the next paragraph and except that the affirmative vote of a majority of the shares entitled to vote and represented in person or by proxy at a meeting at which a quorum is present is required to elect a director.

Under the Maryland General Corporation Law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by the board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

The advisory agreement is approved annually by our board of directors, including a majority of our independent directors. While the stockholders do not have the ability to vote to replace our advisor or to select its replacements, stockholders do have the ability, by the affirmative vote of a majority of the votes entitled to be cast generally in the election of directors, to remove a director from our board of directors.

Under the Maryland General Corporation Law, any stockholder and any designated representative will be permitted access to the following corporate records: our charter, our bylaws, the minutes of the proceedings of our stockholders, our annual statements of affairs and voting trust agreements deposited with us. We will make any of these requested documents available at our principal office within seven days after receipt of a request; provided, however, that we will have up to 20 days to prepare and have available on file for inspection and copying certain requested statements of stock and securities issued. A requesting stockholder may inspect and copy any of these documents for a reasonable charge, upon reasonable notice and during normal business hours. In addition, we may require the stockholder to execute a confidentiality agreement prior to reviewing certain other corporate records relating to our proposed and existing investments. Inspection of our corporate records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours.

In addition to the corporate records described above, we will maintain and make available for inspection by any stockholder or the stockholder’s designated agent at our office, an alphabetical list of the names, addresses and telephone numbers of our stockholders, along with the number of shares of our stock held by each of them, as part of our books and records. The stockholder list will be updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any stockholder who requests the list within 10 days of the receipt of the request. A stockholder may request a copy of the stockholder list in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication. We have the right to request that a requesting stockholder represent to us that the list will not be used to pursue commercial interests. In addition to the foregoing, stockholders have rights under Rule 14a-7 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which provides that, upon the request of investors and the payment of the expenses of the distribution, we are required to distribute specific materials to stockholders in the context of the solicitation of proxies for voting on matters presented to stockholders or, at our option, provide requesting stockholders with a copy of the list of stockholders so that the requesting stockholders may make the distribution of proxies themselves. If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list.

Restriction On Ownership of Shares of Capital Stock

For us to maintain our REIT status, no more than 50% in value of the outstanding shares of our stock may be owned, directly or indirectly through the application of certain attribution rules under the Code, by any five or fewer individuals, as defined in the Code to include specified entities, during the last half of any taxable year. In addition, the outstanding shares of our stock must be owned by 100 or more persons independent of us and each other during at least 335 days of a 12-month taxable year or during a proportionate part of a shorter taxable year. These ownership tests do not apply in our first taxable year for which we elect to be taxed as a REIT. In addition, we must meet requirements regarding the nature of our gross income to maintain our REIT status. One of these requirements is that at least 75% of our gross income for each calendar year must consist of specified types of income, such as rents from real property and certain income from other real property investments. The rents received by our operating partnership from any tenant will not qualify as rents from real property, which could result in our loss of REIT status, if we own, actually or constructively within the meaning of certain provisions of the Code, 10% or more of the ownership interests in that tenant. To assist us in preserving our status as a REIT, among other purposes, our charter contains limitations on the ownership and transfer of shares of common stock which prohibit (1) any person or entity from owning or acquiring, directly or indirectly, more than 9.8% of the value of our then outstanding capital stock or more than 9.8% of the value or number of shares, whichever is more restrictive, of our then outstanding common stock and (2) any transfer of or other event or transaction with respect to shares of capital stock that would result in the beneficial ownership of our outstanding shares of capital stock by fewer than 100 persons. In addition, our charter prohibits any transfer of, or other event with respect to, shares of our capital stock that (1) would result in us being “closely held” within the meaning of Section 856(h) of the Code, (2) would cause us to own, actually or constructively, 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (3) would otherwise cause us to fail to maintain our REIT status.

Our charter provides that the shares of our capital stock that, if transferred, would (1) result in a violation of the 9.8% ownership limits, (2) result in us being “closely held” within the meaning of Section 856(h) of the Code, (3) cause us to own 9.9% or more of the ownership interests in a tenant of our real property or the real property of our operating partnership or any direct or indirect subsidiary of our operating partnership or (4) otherwise cause us to fail to maintain our REIT status, will be transferred automatically to a trust for the benefit of a charitable beneficiary effective as of the close of business on the business day before the purported transfer of such shares of our capital stock. We will designate a trustee of the share trust that will not be affiliated with us or the purported transferee or record holder. We will also name a charitable organization as beneficiary of the share trust. The trustee will receive all dividends or other distributions on the shares of our capital stock in the share trust and will hold such dividends or other distributions in trust for the benefit of the beneficiary. The trustee also will vote the shares of capital stock in the share trust and, subject to Maryland law, will have the authority (1) to rescind as void any vote cast by the intended transferee prior to our discovery that the shares have been transferred to the share trust and (2) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. The intended transferee will acquire no rights in such shares of capital stock, unless, in the case of a transfer that would cause a violation of the 9.8% ownership limits, the transfer is exempted by the board of directors from the ownership limit (prospectively or retroactively) based upon receipt of information (including certain representations and undertakings from the intended transferee) establishing that such transfer would not violate the provisions of the Code for our qualification as a REIT. In addition, our charter provides that any transfer of shares of our capital stock that would result in shares of our capital stock being beneficially owned by fewer than 100 persons will be null and void and the intended transferee will acquire no rights in such shares of our capital stock.

The trustee will transfer the shares of our capital stock to a person whose ownership of shares of our capital stock will not violate the ownership limits. The transfer will be within 20 days after the trustee receives notice from us that shares of our capital stock have been transferred to the share trust or the date we determine that a purported transfer of shares of stock has occurred. Upon any such transfer, the purported transferee or holder will receive the lesser of (1) the price paid by the purported transferee or holder for the shares or, if the purported transferee or holder did not give value for the shares in connection with the event causing the shares to be transferred to the share trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the share trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trustee may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which has been paid to the purported transferee or holder and is owed by the purported transferee or holder to the trustee. The charitable beneficiary will receive any excess amounts. If, prior to our discovery that shares of our capital stock have been transferred to the share trust, the shares are sold by the purported transferee or holder, then (1) the shares will be deemed to have been sold on behalf of the share trust and (2) to the extent that the purported transferee or holder received an amount for the shares that exceeds the amount such purported transferee or holder was entitled to receive, the excess must be paid to the trustee upon demand.

In addition, shares of our capital stock held in the share trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price per share in the transaction that resulted in the transfer to the share trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (2) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the purported transferee or holder. We may reduce the amount payable to the purported transferee or holder by the amount of dividends and other distributions which has been paid to the purported transferee or holder and is owed by the purported transferee or holder to the trustee. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

Any person who acquires or attempts to acquire shares of our capital stock in violation of the foregoing restrictions or who would have owned shares of our capital stock that were transferred to any such share trust is required to give written notice to us of such event as soon as reasonably practicable, and any person who proposes or attempts to transfer or receive shares of our capital stock subject to such limitations is required to give us 15 days prior written notice. In both cases, such persons must provide to us such other information as we may request to determine the effect, if any, of such event on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interest to continue as a REIT or that compliance is no longer required for REIT qualification.

The ownership limits do not apply to a person or persons that the board of directors exempts (prospectively or retroactively) from the applicable ownership limit upon the receipt of certain representations and undertakings and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% (or such lower percentage applicable under the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations) of the outstanding shares of our capital stock during any taxable year will be asked to deliver a statement or affidavit setting forth the number of shares of our capital stock beneficially owned.

Distributions

We intend to declare and make distributions on a monthly basis, based on daily record dates. In connection with a distribution to our stockholders, our board of directors will approve a monthly distribution for each share of each class of our common stock. For purposes of calculating our NAV to account for any declared distributions, BNY Mellon will accrue as our liability on the day after the record date (the distribution adjustment date) the amount of the declared distributions. Distributions will be payable only to stockholders of record on the business day immediately preceding the distribution adjustment date.

Distributions will be made on all classes of our common stock at the same time. The per share amount of distributions on our various classes of shares may differ to the extent of any different allocation of class specific expenses. We expect to use the record share method of determining the per share amount of distributions on each shares, although our board of directors may choose any other method that will not cause our distributions to be treated as preferential dividends under the Code. The record share method is one of several distribution calculation methods for multiple-class funds recommended, but not required, by the American Institute of Certified Public Accountants. Under this method, the amount to be distributed on our common shares will be increased by the sum of all class-specific expenses accrued for such period. Such amount will be divided by the number of our common shares outstanding on the record date. Such per share amount will be reduced for each class of common stock by the per share amount of any class-specific expenses allocable to such class.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for federal income tax purposes. Generally, income distributed will not be taxable to us under the Internal Revenue

Code if we distribute at least 90% of our taxable income each year, determined without regard to the distributions-paid deduction and excluding net capital gains. Distributions will be authorized at the discretion of our board of directors, in accordance with our earnings, cash flow and general financial condition. Our board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Because we may receive income from interest or rents at various times during our fiscal year, distributions may not reflect our income earned in that particular distribution period and may be made in advance of actual receipt of funds in an attempt to make distributions relatively uniform. We are authorized to borrow money, issue new securities or sell assets to make distributions. There are no restrictions on the ability of our operating partnership to transfer funds to us.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders, provided that the securities distributed to stockholders are readily marketable. The receipt of marketable securities in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities. We do not have any current intention to list the shares of our common stock on a national securities exchange, nor is it expected that a public market for the shares of common stock will develop.

Generally, our policy will be to pay distributions from cash flow from operations. However, we may pay distributions from any other source, including, without limitation, the sale of assets, borrowings, the net proceeds from this offering, our initial public offering, any private placements, the issuance of additional securities, and the deferral of fees and expense reimbursements by our advisor in its sole discretion. If we fund distributions from financings or the net proceeds from this offering, our initial public offering, any private placements, we will have fewer funds available for investment in properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third-party borrowings to fund our distributions. We will make certain payments to our advisor, the dealer manager and our distribution agents for services provided to us in connection with the selection and acquisition of our investments, the management of our assets, certain administrative services and the distribution of our shares, some of which are based on performance. Such payments, including advisory fees, dealer manager fees, distribution fees and expense reimbursements, will reduce the amount of cash available for distributions. Finally, payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining stockholders. However, as described in greater detail under “Share Purchases and Redemptions—Redeeming Shares—Redemption Limitations,” our board of directors may modify or suspend our redemption plan if it deems such modification or suspension to be in the best interests of our stockholders, which may include the preservation of funds to pay distributions.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, whereby stockholders will be able to elect to have their cash distributions attributable to the class of shares owned automatically reinvested in additional shares of the same class. All such distributions will be immediately reinvested in our shares on behalf of the participants on the business day such distribution would have been paid to such stockholder.

The per share purchase price for shares purchased pursuant to the distribution reinvestment plan is equal to our NAV per share applicable to the class of shares purchased, calculated as of the distribution date. Stockholders do not pay selling commissions or up front dealer manager fees (for Class T shares only) when purchasing shares pursuant to the distribution reinvestment plan. Because the dealer manager fee on our Class A and Class I shares is calculated based on our NAV, it reduces the NAV with respect to all shares of each class of our common stock, including shares issued under the distribution reinvestment plan. Similarly, the distribution fees incurred on our

Class A and Class T shares reduce the NAV of such classes because they are calculated based on the NAV of those classes. Additionally, the distribution fees will be applied to Class A and Class T shares purchased pursuant to the distribution reinvestment plan. Shares acquired under the distribution reinvestment plan entitle the participant to the same rights and be treated in the same manner as shares of that class purchased in this offering.

We reserve the right to amend any aspect of our distribution reinvestment plan without the consent of our stockholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may suspend or terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A stockholder’s participation in the plan will be terminated to the extent that a reinvestment of such stockholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our charter to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.

Account Statements

We provide at least on a quarterly basis to each participant in the distribution reinvestment plan a statement of account describing, as to such participant, (1) the distributions reinvested during the period, (2) the number of shares purchased during the period and (3) the per share purchase price for such shares. On an annual basis, tax information with respect to income earned on shares under the plan for the calendar year is provided to each applicable participant.

Tax Consequences of Participation

If a stockholder elects to participate in the distribution reinvestment plan, the stockholder will be treated as receiving, in lieu of the reinvested cash distribution, a distribution of additional shares of the same class of common stock on which the distribution is made. If the stockholder is subject to federal income taxation, the stockholder will be treated for federal income tax purposes as if he or she has received a dividend, to the extent of our current and accumulated earnings and profits, in an amount equal to the fair value on the relevant distribution date of the shares of the class of common stock purchased with the reinvested distributions, and will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain dividend in which event the appropriate portion of the distribution will be treated as long-term capital gain to the extent the distribution does not exceed our current and accumulated earnings and profits. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders” and “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Non-U.S. Stockholders.”

Business Combinations

Under the Maryland General Corporation Law, business combinations between a Maryland corporation and an interested stockholder or the interested stockholder’s affiliate are prohibited for five years after the most recent date on which the stockholder becomes an interested stockholder. For this purpose, the term “business combinations” includes mergers, consolidations, share exchanges or, in circumstances specified in the Maryland General Corporation Law, asset transfers and issuances or reclassifications of equity securities. An “interested stockholder” is defined for this purpose as (1) any person who beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or (2) an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding stock of the corporation. A person is not an interested stockholder under the Maryland General Corporation Law if the board of directors approved in advance the transaction by which he otherwise would have become an interested stockholder. However, in approving the transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation, voting together as a single voting group, and (2) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares of stock held by the interested stockholder or its affiliate with whom the business combination is to be effected or held by an affiliate or associate of the interested stockholder, voting together as a single voting group.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under the Maryland General Corporation Law, for their shares of common stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares of common stock.

None of these provisions of the Maryland General Corporation Law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the business combination statute, our board of directors has exempted any business combination involving us and any person, provided that such business combination is first approved by a majority of our board of directors, including a majority of our independent directors. Consequently, the five-year prohibition and the super majority vote requirements may not apply to business combinations between us and any person. As a result, any person may be able to enter into business combinations with us that may not be in the best interest of our stockholders, without compliance with the super-majority vote requirements and other provisions of the statute.

Should our board of directors opt into the business combination statute or otherwise fail to first approve a business combination, it may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The Maryland General Corporation Law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by the affirmative vote of two-thirds of the votes entitled to be cast on the matter. Shares of common stock owned by the acquirer, by officers or by employees who are directors of the corporation are not entitled to vote on the matter. “Control shares” are voting shares of stock which, if aggregated with all other shares of stock owned by the acquirer or with respect to which the acquirer has the right to vote or to direct the voting of, other than solely by virtue of revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting powers:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares of stock the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a “control share acquisition” means the acquisition of issued and outstanding control shares. Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and has satisfied other required conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares of stock. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting. If voting rights are not approved for the control shares at the meeting or if the acquiring person does not deliver an “acquiring person statement” for the control shares as required by the statute, the corporation may redeem any or all of the control shares for their fair value, except for control shares for which voting rights have previously been approved. Fair value is to be determined for this purpose without regard to the absence of voting rights for the control shares, and is to be determined as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights for control shares are considered and not approved.

If voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares of stock as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

The control share acquisition statute does not apply to shares of stock acquired in a merger or consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. As permitted by the Maryland General Corporation Law, we have provided in our bylaws that the control share provisions of the Maryland General Corporation Law will not apply to any acquisition by any person of shares of our stock, but the board of directors retains the discretion to change this provision at any time in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, without a stockholder vote, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	requiring two-thirds stockholder vote for removing a director;

•	requiring that the number of directors be fixed only by vote of the board of directors;

•	requiring that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Pursuant to Subtitle 8, we have elected to provide that vacancies on our board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we vest in the board the exclusive power to fix the number of directors.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders, including the power of our board to issue additional shares of our common stock, the restrictions on ownership and transfer of our shares, advance notice requirements for director nominations and stockholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the Maryland General Corporation Law were rescinded, these provisions of the Maryland General Corporation Law could have similar anti-takeover effects. See “Risk Factors—Risks Related to This Offering and Our Corporate Structure—The limits on the percentage of shares of our common stock that any person may own may discourage a takeover or business combination that could otherwise benefit our stockholders” and “Risk Factors—Risks Related to This Offering and Our Corporate Structure—Certain provisions of Maryland law could inhibit transactions or changes of control under circumstances that could otherwise provide stockholders with the opportunity to realize a premium.”

Restrictions on Roll-Up Transactions

In accordance with our charter, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus or similar document used to offer the securities of a roll-up entity, the appraisal shall be filed with the SEC and the states as an exhibit to the registration statement for the offering. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to stockholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving securities of the roll-up entity that have been for at least 12 months listed on a national securities exchange; or

•	a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: common stockholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to common stockholders who vote “no” on the proposal the choice of:

•	accepting the securities of a roll-up entity offered in the proposed roll-up transaction;

•	remaining as holders of shares of our common stock and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•	that would result in the common stockholders having voting rights in a roll-up entity that are less than those provided in our charter, including rights with respect to the election and removal of directors, annual and special meetings, amendment of our charter and our dissolution;

•	that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•	in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Description of Capital Stock—Meetings, Special Voting Requirements and Access to Records;” or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is rejected by our common stockholders.

Tender Offers

Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors or (3) by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors or (2) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

OPERATING PARTNERSHIP AGREEMENT

We have summarized the material terms and provisions of the Limited Partnership Agreement of RREEF Property Operating Partnership, LP, which we refer to as the “partnership agreement.” For purposes of this section only, references to “we,” “our,” “us” and “the company” refer to RREEF Property Trust, Inc.

Management of Our Operating Partnership

RREEF Property Operating Partnership, LP, our operating partnership, was formed on February 8, 2012 to acquire and hold assets on our behalf. For purposes of satisfying the asset and gross income tests for qualification as a REIT for federal income tax purposes, our proportionate share of the assets and income of our operating partnership will be deemed to be our assets and income.

We intend to hold substantially all of our assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest.

We are and expect to continue to be the sole general partner of our operating partnership. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. The initial limited partner of our operating partnership is RREEF Property OP Holder, LLC, our wholly owned subsidiary. No limited partner of our operating partnership may transact business for our operating partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of directors will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our operating partnership. Pursuant to the advisory agreement, however, we have delegated to our advisor authority to make decisions related to our and our operating partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

RREEF Property OP Holder, LLC has expressly acknowledged and any future limited partners of our operating partnership will expressly acknowledge that we, as general partner, are acting for our benefit, and the benefit of the limited partners of our operating partnership and our stockholders collectively. Neither we nor our board of directors is under any obligation to give priority to the separate interests of the limited partners of our operating partnership or our stockholders in deciding whether to cause our operating partnership to take or decline to take any actions. If there is a conflict between the interests of our stockholders on the one hand and our operating partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or our operating partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or our operating partnership’s limited partners will be resolved in favor of our stockholders. We are not liable under the partnership agreement to our operating partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred or benefits not derived by such limited partners in connection with such decisions, provided that we have acted in good faith.

The partnership agreement requires that our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for qualification as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT, (2) avoid any federal income or excise tax liability and (3) ensure that our operating partnership will not be classified as a “publicly traded partnership” that is taxable as a corporation. See “Federal Income Tax Considerations.”

Capital Contributions and Distributions

We intend to contribute the net proceeds from this offering, which are not used or retained to pay the fees and expenses attributable to our offering and operations, to our operating partnership as capital contributions. These capital contributions will be reflected in our capital account in our operating partnership.

If our operating partnership requires additional funds at any time in excess of capital contributions made by us, our operating partnership may borrow funds from a financial institution or other lender. In addition, our operating partnership may admit additional limited partners whose investments may be subject to different management fees and redemption limitations if our board of directors concludes in good faith that such admittance is in our best interest.

The partnership agreement generally provides that our operating partnership will, except upon the liquidation of our operating partnership, distribute cash to the partners of our operating partnership in accordance with their relative percentage interests, at the times and amounts determined by us as general partner. In the event that our operating partnership were to liquidate, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance.

Issuance of Additional Limited Partnership Interests

As sole general partner of our operating partnership, we will have the ability to cause our operating partnership to issue additional limited partnership interests, preferred partnership interests or convertible securities.

Our operating partnership allows us to be organized as an UPREIT. A sale of property directly to a REIT is generally a taxable transaction to the selling property owner. In an UPREIT structure, a seller of appreciated property who desires to defer taxable gain on the transfer of such property may transfer the property to our operating partnership in exchange for limited partnership interests on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller disposes of its interest in our operating partnership may give us a competitive advantage in acquiring desired properties relative to buyers who cannot offer this opportunity.

In addition, investing in our operating partnership, rather than in shares of our common stock, may be more attractive to certain institutional or other investors due to their business or tax structure. After January 3, 2016, the third anniversary of the commencement of our initial public offering, if an institutional investor is interested in making a substantial investment in our operating partnership, we may agree to terms for such investment different from the terms of this offering of common stock. For example, we may be willing to agree with an investor in our operating partnership that lower advisory fees, dealer manager fees and distribution fees will be payable by such investor in consideration of the size of its investment or the investor’s commitment not to request redemption of its investment for a negotiated period of time.

Transferability of Interests

We may not voluntarily withdraw as the general partner of our operating partnership, engage in any merger, consolidation or other business combination or transfer our general partnership interest in our operating partnership (except to a wholly owned subsidiary), unless: (1) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or (2) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all obligations of the general partner of our operating partnership.

We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of our operating partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without our written consent, as general partner.

Exculpation

We, as general partner, will not be liable to our operating partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in our operating partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by our operating partnership for liabilities we incur in dealings with third parties on behalf of our operating partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our operating partnership’s tax matters partner and have the authority to make tax elections under the Code on our operating partnership’s behalf.

FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain material U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common stock. For purposes of this section under the heading “Federal Income Tax Considerations,” references to “the company,” “we,” “our” and “us” mean only RREEF Property Trust, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged both to review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who received those rulings), and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans From Tax Hikes Act of 2015 (the “Act”), which includes a number of important provisions affecting taxation of REITs and REIT shareholders. It may be some time before the IRS issues guidance on application of these new rules.

This summary of certain federal income tax consequences applies to you if you acquire and hold our common stock as a “capital asset” (generally, property held for investment). This summary does not consider all of the rules which may affect the U.S. tax treatment of your investment in our common stock in light of your particular circumstances. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a partnership or other pass-through entity;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a REIT;

•	an insurance company;

•	a tax-exempt organization, except to the extent discussed under “—Taxation of Stockholders—Taxation of Tax-Exempt U.S. Stockholders”;

•	subject to the alternative minimum tax provisions of the Code;

•	holding our common stock as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding our common stock through a partnership or other pass-through entity;

•	a non-U.S. corporation, non-U.S. trust, non-U.S. estate or an individual who is not a resident or citizen of the U.S. or is a U.S. expatriate, except to the extent discussed under “—Taxation of Stockholders—Taxation of Non-U.S. Stockholders”; or

•	a U.S. person whose “functional currency” is not the U.S. dollar.

If a partnership, including any entity that is treated as a partnership for federal income tax purposes, holds our common stock, the federal income tax treatment of the partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership that will hold our common stock, you should consult your tax advisor regarding the federal income tax consequences of acquiring, holding and disposing of our common stock by the partnership.

This summary of certain material federal income tax considerations is for general information purposes only and is not tax advice. You are advised to consult your tax advisor regarding the federal, state, local and foreign tax consequences of the purchase, ownership and disposition of our common stock.

Taxation of the Company

We have elected to be taxed as a REIT under the Code beginning with our taxable year ending December 31, 2013. We believe that we are organized and have operated in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31, 2013, and we intend to continue to be organized and to operate in such a manner.

The law firm of Alston & Bird LLP has acted as our counsel in connection with this offering. We have received an opinion of Alston & Bird LLP to the effect that, commencing with our taxable year ending December 31, 2013, we were organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our ownership and method of operations will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Alston & Bird LLP is based on various assumptions and on our representations to them concerning our organization, our proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and is expressly conditioned upon the accuracy of such assumptions and representations, which Alston & Bird LLP did not verify. The opinion of Alston & Bird LLP is based upon the law in effect on the date of the opinion, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion, and Alston & Bird LLP will have no obligation to advise us or the holders of our common stock of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and the IRS could challenge the conclusions set forth in such opinions and a court could sustain such a challenge.

Our on-going qualification and taxation as a REIT will depend upon our ability to meet, on an ongoing basis, the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Alston & Bird LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we are organized and intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Alston & Bird LLP or us that we will so qualify for any particular year.

As a REIT, we generally will be entitled to a deduction for dividends that we pay and therefore will not be subject to federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that generally results from investment in a corporation. Rather, income generated by a REIT and distributed to its stockholders generally is taxed only at the stockholder level.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “—Taxation of Stockholders” below.

Even if we continue to qualify as a REIT, we will nonetheless be subject to federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any REIT taxable income, including undistributed net capital gains, that we do not distribute to stockholders during, or within a specified period after, the calendar year in which we recognized such income.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on the shareholder’s proportionate share of such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

•	We may be subject to the alternative minimum tax.

•	If we have net income from prohibited transactions, such income will be subject to a 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions” and “—Foreclosure Property” below.

•	If we have net income from the sale or disposition of “foreclosure property,” as described below, that is held primarily for sale in the ordinary course of business or other non-qualifying net income from foreclosure property, we will be subject to corporate tax on such net income at the highest applicable rate.

•	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements in the Code are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (a) the amount by which we fail the 75% gross income test or (b) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect our profitability.

•	If we fail to satisfy any of the REIT asset tests, as described below, other than certain de minimis failures, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions in the Code, we will be required to pay a tax equal to the greater of $50,000 or tax at the highest corporate income tax rate on the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•	If we fail to satisfy any other REIT qualification requirements (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior years), plus (b) retained amounts on which federal income tax is paid at the corporate level.

•	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification—General.”

•	A 100% tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•	If we acquire appreciated assets from a C corporation (i.e., a corporation generally subject to corporate income tax) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation. The results described in this paragraph assume that the C corporation will not elect to be subject to an immediate tax when the asset is acquired by us.

•	We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than federal income tax, including payroll taxes and state, local, and non-U.S. income, franchise, property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions;

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked; and

(9)	that uses the calendar year as its fiscal year.

The Code provides that conditions (1) through (4) must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

Our taxable year is the calendar year, satisfying condition (9).

Effect of Subsidiary Entities

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any entity, other than a taxable REIT subsidiary (as described below), that is classified as a corporation for federal income tax purposes and is wholly owned by a REIT, directly or through one or more other disregarded subsidiaries. Single-member limited liability companies are also generally disregarded for federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (e.g., if any equity interest in the subsidiary is acquired by a person other than us or another of our disregarded subsidiaries) the subsidiary’s separate existence would no longer be disregarded for federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs. See “—Gross Income Tests” and “—Asset Tests” below.

Taxable Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation (that is not a REIT), whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. If one of our taxable REIT subsidiaries owns, directly or indirectly, more than 35%, by voting power or value, of the outstanding securities, other than certain straight-debt securities, of another corporation, such other corporation will also be treated as our taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation is not ignored for federal income tax purposes. Accordingly, such an entity would generally be subject to corporate federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow available to us and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. Because we would not include the assets and income of a taxable REIT subsidiary in determining our compliance with the REIT income and asset tests, we may use taxable REIT subsidiaries to undertake indirectly activities that the REIT rules might otherwise preclude us from engaging in directly or through pass-through subsidiaries (e.g., activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of federal income taxation. For example, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest expense accrued in such year to an affiliated REIT to the extent that its net interest expense exceeds 50% of the taxable REIT subsidiary’s “adjusted taxable income” for that year. Disallowed interest may be carried forward and deducted to the extent of 50% of the taxable REIT subsidiary’s adjusted taxable income exceeds its net interest expense in a subsequent year. In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to a tax equal to 100% of such excess. For taxable years beginning after 2015, the 100% tax will also apply to “redetermined services income,” i.e., non-arm’s-length income of a REIT’s TRS attributable to services provided to, or on behalf of, the REIT (other than services provided to REIT tenants, which are potentially taxed as redetermined rents).

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the 100% tax if such amounts qualify for the safe harbor provisions contained in the

Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income for purposes of the asset and gross income tests applicable to REITs. In addition, the assets and gross income of the partnership are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest are treated as our assets and items of income for purposes of applying the REIT requirements. Our proportionate share is generally determined, for these purposes, based upon our percentage interest in the partnership’s equity capital; however, for purposes of the 10% value-based asset test described below, the percentage interest also takes into account certain debt securities issued by the partnership and held by us. Consequently, to the extent that we directly or indirectly hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even if we have no control, or only limited influence, over the partnership. Interests in our operating partnership will initially be held only by us and one of our disregarded subsidiaries. As long as that is the case, our operating partnership will be disregarded for federal tax purposes, rather than treated as a partnership, and all assets, liabilities and items of income, deduction and credit of our operating partnership will be treated as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs as summarized below.

Gross Income Tests

In order to maintain our status as a REIT, we must satisfy two gross income tests each year. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as “qualified temporary investment income,” described below. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% gross income test and other dividends, interest, gain from the sale or disposition of stock or securities.

Rents will qualify as “rents from real property” in satisfying the gross income tests only if several conditions are met, including the following:

•	The rent must not be based in whole or in part on the income or profits of any person. An amount will not be disqualified, however, solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us.

•	If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property if it exceeds 15% of the total rent received under the lease.

•

For rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor,” as defined in the Code, who is adequately compensated and from which we derive or receive no income or through a taxable REIT subsidiary. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to lessees of our properties without disqualifying all of the rents from the property if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property, and the provision of the services does not disqualify all of the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property.

•	Rental income will not qualify as rents from real property if we directly or indirectly (through application of certain constructive ownership rules) own (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock, of such lessee or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space or (2) the property is a “qualified lodging facility” or a “qualified health care facility” and certain additional requirements are satisfied.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•	charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•	rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

•	derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•	directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

Distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such dividends will generally constitute qualifying income for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 75% and 95% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair value of the real property on the date that we committed to acquire or originate the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. For taxable years beginning after 2015, debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there would be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, or a shared appreciation provision, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests provided that the property is not inventory or dealer property in the hands of the borrower or the REIT.

To the extent that a REIT derives interest income from a mortgage loan or income from the rental of real property where all or a portion of the amount of interest or rental income payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales, and not the net income or profits, of the borrower or lessee. This limitation does not apply, however, where the borrower or lessee leases substantially all of its interest in the property to tenants or subtenants, to the extent that the rental income derived by the borrower or lessee, as the case may be, would qualify as rents from real property had it been earned directly by a REIT.

We may hold mezzanine loans which are secured by equity interests in an entity that directly or indirectly owns real property, rather than by a direct mortgage of the real property. IRS Revenue Procedure 2003-65 provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests described below, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Our mezzanine loans might not meet all of the requirements for reliance on this safe harbor. We intend that any investment in mezzanine loans will be structured in a manner that will enable us to continue to satisfy the REIT gross income tests.

We may hold certain participation interests, or B-Notes, in mortgage loans and mezzanine loans originated by other lenders. A B-Note is an interest created in an underlying loan by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of a participant’s investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. We may invest in participations in real estate loans that we believe the interest derived therefrom will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, and no assurance can be given that the IRS will not challenge our treatment of participation interests.

We may acquire CMBS, and expect that the CMBS will be treated either as interests in a grantor trust or as regular interests in real estate mortgage investment conduits, or REMICs, for U.S. federal income tax purposes and that all interest income, original issue discount and market discount from our CMBS will be qualifying income for the 95% gross income test. In the case of mortgage-backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest, original issue discount and market discount on such mortgage loans would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is secured by real property. In the case of CMBS treated as interests in a REMIC, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. If less than 95% of the assets of the REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. In addition, some REMIC securitizations include embedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

We believe that substantially all of our income from our mortgage related securities generally will be qualifying income for purposes of the REIT gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property), or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

Any income or gain we derive from instruments that hedge certain risks, such as the risk of changes in interest rates with respect to debt incurred to acquire or carry real estate assets or certain foreign currency risks, will be disregarded for purposes of calculating the 75% or 95% gross income test, provided that specified requirements are met. Such requirements include the instrument is properly identified as a hedge, along with the risk that it hedges, within prescribed time periods. For taxable years beginning after 2015, income from hedging transactions entered into to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of will also be disregarded in applying the gross income tests.

Qualified temporary investment income is income that is attributable to temporary investments in stock and debt securities of new capital proceeds from stock issuances (other than pursuant to our distribution reinvestment plan) and public debt offerings and that is received in the one-year period beginning on the date we receive new capital. We will attempt to track investments of new capital so as to be able to confirm the amount of our qualified temporary investment income.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable, we will not qualify as a REIT. As discussed above under “—Taxation of the Company,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy a series of tests relating to the nature of our assets:

•	At least 75% of the value of our total assets must be represented by “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, and mortgage loans, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

•	Not more than 25% of the value of our assets may be represented by securities that do not satisfy the 75% test.

•	The value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets.

•	We may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value.

•	The aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 25% (20% after 2017) of the value of our gross assets.

•	For taxable years beginning after 2015, not more than 25% of the value of a REIT’s assets may consist of debt instruments of publicly offered REITs.

For taxable years beginning after 2015, to the extent rent attributable to personal property is treated as rents from real property, the personal property will be treated as a real estate asset for purposes of the 75% asset test. Similarly, for taxable years beginning after 2015, debt obligation secured by a mortgage on both real and personal property will be treated as a real estate asset for purposes of the 75% asset test, and interest thereon will be treated as interest on an obligation secured by real property, if the fair market value of the personal property does not exceed 15% of the fair market value of all property securing the debt. Thus, there would be no apportionment for purposes of the asset tests or the gross income tests if the fair market value of personal property securing the loan does not exceed 15% of the fair market value of all property securing the loan.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and certain other excluded securities, including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property, and any security issued by a REIT. In addition, a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership.

Certain securities will not cause a violation of the 10% value test described above. Such securities include instruments that constitute “straight debt.” A security does not qualify as “straight debt” where a REIT (or a controlled TRS of the REIT) owns other securities of the issuer of that security which do not qualify as straight debt, unless the value of those other securities constitute, in the aggregate, 1% or less of the total value of that issuer’s outstanding securities. In addition to straight debt, the following securities will not violate the 10% value test: (1) any loan made to an individual or an estate, (2) certain rental agreements in which one or more payments are to be made in subsequent years (other than agreements between a REIT and certain persons related to the REIT), (3) any obligation to pay rents from real property, (4) securities issued by governmental entities that are not dependent in whole or in part on the profits of (or payments made by) a non-governmental entity, (5) any security issued by another REIT, and (6) any debt instrument issued by a partnership if the partnership’s income is such that the partnership would satisfy the 75% gross income test described above under “—Gross Income Tests.” In applying the 10% value test, a debt security issued by a partnership is not taken into account to the extent, if any, of the REIT’s proportionate interest in that partnership.

Any interests we hold in a REMIC are generally treated as qualifying real estate assets. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC qualifies for purposes of the REIT asset tests. We may acquire “regular” REMIC interests but do not intend to acquire “residual interests.”

We may hold certain mezzanine loans that do not qualify for the safe harbor in Revenue Procedure 2003-65 discussed above. In addition such mezzanine loans may not qualify as “straight debt” securities or for one of the other exclusions from the definition of “securities” for purposes of the 10% value test. We intend to make any such investments in such a manner as not to fail the asset tests described above, but there can be no assurance that we will be successful in this regard.

We may hold certain participation interests, including B-Notes, in mortgage loans and mezzanine loans as described above. We generally expect to treat our participation interests in mortgage loans and mezzanine loans that qualify for safe harbor under Revenue Procedure 2003-65 as qualifying real estate assets for purposes of the REIT asset tests. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets for purposes of the REIT asset tests, we could be subject to a penalty tax or could fail to qualify as a REIT.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30-days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

For each taxable year, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of (1) 90% of our “REIT taxable income,” determined without regard to the dividends-paid deduction and excluding net capital gains, and (2) 90% of the net income, if any (after tax), from foreclosure property (as described below); minus, the sum of specified items of non-cash income that exceeds a percentage of our income.

In addition to distributions made in the taxable year to which they relate, certain distributions made in the following year are taken into account for these purposes. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared. In addition, at our election, a dividend for a taxable year may be declared before we timely file our tax return for the year provided we pay such dividend with or before our first regular dividend payment after such declaration and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In certain circumstances, we may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our REIT qualification or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest based on the amount of any deduction taken for deficiency dividends.

In order for distributions to be counted towards our distribution requirement and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents. A distribution of a preferential dividend may cause other distributions to be treated as preferential dividends, possibly preventing us from satisfying the distribution requirement for REIT qualification. Under IRS rulings, we could be deemed to pay preferential dividends if we permit stockholders to purchase shares under our distribution reinvestment plan at a price per share of less than 95% of the then fair market value per share of the class of common stock purchased. Because the purchase price for shares purchased pursuant to the distribution reinvestment plan will be equal to our NAV per share of the applicable class of common stock on the applicable distribution date, with no discount, we do not believe our distribution reinvestment plan could give rise to preferential dividends. However, if the IRS successfully challenged our valuations, so that we were deemed to have offered a discount in excess of five percent, all or a portion of our dividends in the relevant years could be deemed preferential. We have received a private letter ruling from the IRS concluding that differences in the dividends distributed to holders of Class A shares and holders of Class I shares, as described in the ruling, will not cause such dividends to be preferential dividends. For distributions in taxable years beginning after 2014, the preferential dividend rules do not apply to “publicly offered REITs,” i.e., REITs that are required to file annual and periodic reports with the SEC under the Securities Exchange Act of 1934. We are a publicly offered REIT.

To the extent that we distribute at least 90%, but less than 100%, of our REIT taxable income, we will be subject to tax at regular corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gain and pay tax on such gain. In this case, we would elect to have our stockholders include their proportionate share of such undistributed long-term capital gain in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (a) the amounts actually distributed (taking into account excess distributions from prior periods) and (b) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax. If dividends are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month, and are actually paid before the end of January of the following year, such dividends are treated as both paid by us and received by our stockholders on December 31 of the year in which they are declared.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) Amounts distributed in redemptions will not count towards satisfying the 90% distribution requirement or avoiding the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings or pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

Failure to Maintain REIT Status

In the event we violate a provision of the Code that would result in our failure to maintain our status as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements.

If we fail to maintain our status for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable to non-corporate U.S. stockholders at a maximum rate of 20%, and dividends received by our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary, although the taxable REIT subsidiary will be subject to tax on such gains at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will be disregarded for purposes of the 75% and 95% gross income tests. There are also rules for disregarding income for purposes of the 75% and 95% gross income tests with respect to hedges of certain foreign currency risks. For taxable years beginning after 2015, income from hedging transactions entered into to hedge existing hedging positions after a portion of the hedged indebtedness or property is disposed of will also be disregarded in applying the gross income tests. To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Non-U.S. Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in other countries, taxes paid by us in non-U.S. jurisdictions may not be passed through to, or used by, our stockholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a non-U.S. taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income for REIT qualification purposes.

Taxation of Stockholders

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our common stock that for federal income tax purposes is:

•	a citizen or resident of the U.S.;

•	a corporation (including an entity treated as a corporation for federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•	an estate, the income of which is subject to federal income taxation regardless of its source; or

•	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for federal income tax purposes holds our shares, the federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its tax advisor regarding the federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Medicare Tax. High-income U.S. individuals, estates, and trusts are subject to an additional 3.8% Medicare tax on net investment income. For these purposes, net investment income includes dividends and gains from sales of stock. In the case of an individual, the tax will be 3.8% of the lesser of the individual’s net investment income or the excess of the individual’s modified adjusted gross income over an amount equal to (1) $250,000 in the case of a married individual filing a joint return or a surviving spouse, (2) $125,000 in the case of a married individual filing a separate return, or (3) $200,000 in the case of a single individual.

Distributions. As a REIT, distributions made to our taxable U.S. stockholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to non-corporate U.S. stockholders.

Non-corporate U.S. stockholders are generally taxed on corporate dividends at a maximum rate of 20% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income. The maximum ordinary income tax rate currently is 39.6%.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. stockholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 20% in the case of non-corporate U.S. stockholders and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate to the extent of previously claimed depreciation deductions for non-corporate U.S. stockholders.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. Any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid before the end of January of the following calendar year.

We may elect to designate a portion of our distributions as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders as net capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121 day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(1)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

(2)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the federal income tax paid by us with respect to such undistributed REIT taxable income; and

(3)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the federal income tax paid by us with respect to such built-in gain.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company—Annual Distribution Requirements” above. Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock. In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. A U.S. stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on it and reduced by distributions that are treated as returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of our common stock will be subject to a maximum federal income tax rate of 20% if shares of our common stock are held for more than 12 months and will be taxed at ordinary income rates (of up to 39.6%) if shares of our common stock are held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a higher capital gain tax rate of 25% to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss to the extent of capital gain dividends received from us.

If a U.S. stockholder recognizes a loss upon a subsequent disposition of our common stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisor concerning any possible disclosure obligation with respect to the receipt or disposition of our common stock or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisor) might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions of Our Common Stock. A redemption of our common stock will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable share sales discussed above, provided that the redemption satisfies one of the tests to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to the stockholder, (2) results in a “complete termination” of the stockholder’s interest in our shares or (3) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend that taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that a stockholder who does not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though the stockholder did not actually receive cash or other property as a result of the redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “—Taxation of the Company—Annual Distribution Requirements” above), we intend to implement procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations. Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. stockholder of shares of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to shares of our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income, or UBTI. Provided that (1) a tax-exempt U.S. stockholder has not held shares of our common stock as “debt-financed property” within the meaning of the Code (i.e., where the acquisition or ownership of shares is financed through a borrowing by the tax-exempt stockholder) and (2) our common stock is not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of shares of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax-exempt under Section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (a) one pension trust owns more than 25% of the value of our shares or (b) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will not be treated as individuals for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares and prevent us from becoming a pension-held REIT unless we were to waive such restrictions for one or more Section 401(a) pension trusts.

Taxation of Non-U.S. Stockholders

The following is a summary of certain federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders. For purposes of this summary, a non-U.S. stockholder is a beneficial owner of our common stock that is not a U.S. stockholder or an entity that is classified as a partnership for federal tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder generally will be treated as ordinary income and will be subject to withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty.

In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. The balance of this discussion assumes that dividends that we distribute to non-U.S. stockholders and gains non-U.S. stockholders recognize with respect to our shares are not effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business unless deemed to be effectively connected under FIRPTA rules described below under “—Dispositions and Redemptions of Our Common Stock.”

Non-Dividend Distributions. Distributions by us to non-U.S. stockholders which are not attributable to gains from sales or exchanges of U.S. real property interests and which exceed our earnings and profits will be a non-taxable return of the non-U.S. stockholder’s basis in its shares and, to the extent in excess of the non-U.S. stockholder’s basis, gain from the disposition of such shares, the tax treatment of which is described below. We are required to withhold tax at a 10% rate from distributions to non-U.S. stockholders that are not out of our earnings and profits unless we are a domestically controlled REIT, as described below. If we cannot determine at the time a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, we will withhold at the rate applicable to dividends. A non-U.S. stockholder, however, may seek a refund from the IRS of any amounts withheld that exceed the non-U.S. stockholder’s substantive federal income tax liability.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of U.S. real property interests held by us directly or through pass-through subsidiaries, must be reported in U.S. federal income tax returns filed by, and are treated as effectively connected with a U.S. trade or business of, the non-U.S. stockholder. Such gains are subject to federal income tax at the rates applicable to U.S. stockholders and, in the case of a non-U.S. corporate stockholder, may be subject to an additional 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty). We are required to withhold tax at a 35% rate from distributions that are attributable to gains from the sale or exchange of U.S. real property interests. Treasury Regulations generally treat capital gain dividends as distributions that are attributable to gains from the sale or exchange of U.S. real property interests. The Treasury Regulations recognize that REITs generally make their capital gain dividend designations after the distributions have been made and, accordingly, apply the withholding obligation on a “catch-up” basis.

If any class of our shares were to become regularly traded on an established securities market located in the U.S., capital gain dividends distributed to a non-U.S. stockholder who did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution would be recharacterized as ordinary dividends subject to the rules discussed above under “—Ordinary Dividends.” Non-U.S. stockholders should be aware that we do not expect our common stock to be regularly traded on an established securities market at any time.

Capital gain dividends that are not attributable to sales or exchanges of U.S. real property interests (e.g., that are attributable to sales of mortgages, other than shared appreciation mortgage loans), generally are not subject to federal income or withholding tax. Such capital gain dividends would be subject to a 30% tax in the case of nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S.

Dispositions and Redemptions of Our Common Stock. Unless shares of our common stock constitute a U.S. real property interest or the distribution is attributable to gain from our sale of a U.S. real property interest (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. stockholder generally will not be subject to federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “—Taxation of U.S. Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

Our common stock will not constitute a U.S. real property interest if we are a domestically controlled REIT. A domestically controlled REIT is a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. Because our shares may be purchased or redeemed daily, however, no assurance can be given that we will be, or that we will remain, a domestically controlled REIT.

In the event that we do not constitute a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a U.S. real property interest, provided that (1) shares of our common stock are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding common stock at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled REIT, upon disposition of our shares, a non-U.S. stockholder may be treated as having gain from the sale or exchange of a U.S. real property interest if the non-U.S. stockholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S.

stockholder. As previously noted, however, we do not expect shares of our common stock to be regularly traded on an established securities market at any time and, therefore, we do not expect the exception for non-U.S. stockholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in the redemption of the shares is attributable to gains from our dispositions of U.S. real property interests. To the extent the distribution is not attributable to gains from our dispositions of U.S. real property interests, the excess of the amount of money received in the redemption over the non-U.S. stockholder’s basis in the redeemed shares will be taxable if we are not a domestically controlled REIT. The IRS has recently confirmed that redemption payments may be attributable to gains from dispositions of U.S. real property interests (except when the 5% publicly traded exception would apply), but has not provided any guidance to determine when and what portion of a redemption payment is a distribution that is attributable to gains from our dispositions of U.S. real property interests. Due to the uncertainty, we may withhold at the 35% rate from all or a portion of redemption payments to non-U.S. stockholders. To the extent the amount of tax we withhold exceeds the amount of a non-U.S. stockholder’s U.S. federal income tax liability, the non-U.S. stockholder may file a U.S. federal income tax return and claim a refund.

If gain on the sale of shares of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of shares of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Recent FIRPTA Amendments

Exceptions from FIRPTA for Certain REIT Stock Gains and Distributions. There are a number new exceptions to taxation under FIRPTA:

•	Sales of Publicly Traded REIT Stock - While stock of equity REITs that are not domestically controlled REITs generally are USRPIs subject to tax under FIRPTA, under current law, stock of a publicly traded corporation (including a REIT) is not treated as a USRPI in the hands of a person who has not held more that 5% of the stock of corporation at any time during the applicable testing period. For dispositions on or after December 18, 2015, the more than 5% threshold is increased to more than 10%. Our stock is not publicly traded.

•	REIT Capital Gain Dividends - Similarly, for distributions on or after December 18, 2015, the current stock ownership threshold for the rule in Section 897(h)(1) recharacterizing publicly traded REIT dividends attributable to gains from dispositions of USRPIs as ordinary dividends is increased from more than 5% to more than 10%. Our stock is not publicly traded.

•

Qualified Shareholders - Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be a USRPI, and capital gain dividends from such a REIT will not be treated as gain from sale of a USRPI, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT. If the qualified shareholder has such an “applicable investor,” the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as a USRPI, and the portion of capital gain dividends allocable to the applicable shareholder through the qualified investor will be treated as gains from sales of USRPIs. For these purposes, a

“qualified shareholder” is foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a US real property holding corporation if it were a US corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of Section 894 or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. These changes apply to dispositions and distributions on or after December 18, 2015.

Determination of Domestically Controlled REIT Status. Gain from sale of the stock of a domestically controlled qualified investment entity is not taxable under FIRPTA. A REIT is a domestically controlled qualified investment entity if throughout the applicable testing period less than 50% of its stock was held directly or indirectly by non-US persons. There has been uncertainty regarding how domestically controlled status is determined, particularly what indirect ownership is taken into account. Effective December 18, 2015, the following new rules will simplify such determination:

•	In the case of a publicly traded REIT, a person holding less than 5% of a publicly traded class of stock at all times during the testing period is treated as a US person unless the REIT has actual knowledge that such person is not a US person. Our stock is not publicly traded.

•	In the case of REIT stock held by a publicly traded REIT or certain publicly traded or open-ended RICs, the REIT or RIC will be treated as a US person if the REIT or RIC is domestically controlled and will be treated as a non-US person otherwise.

•	In the case of REIT stock held by a REIT or RIC not described in the previous rule, the REIT or RIC is treated as a US person or a non-US person on a look-through basis.

FIRPTA Exception for USRPIs Held by Foreign Retirement or Pension Funds. “Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. This provision applies to dispositions and distributions after December 18, 2015.

Increase in Rate of FIRPTA Withholding. For sales of USRPIs occurring 60 days after December 18, 2015, the FIRPTA withholding rate for sales of USRPIs and certain distributions increases from on 10% to 15%, except with respect to a sale of a personal residence (that is otherwise subject to FIRPTA) where the amount realized is $1 million or less.

No “Cleansed” REITs. The so-called FIRPTA “cleansing rule” (which applies to corporations that no longer have any USRPIs and have recognized all gain on their USRPIs and are no longer treated as US real property holding corporations) will not apply to a REIT or a RIC or a corporation if the corporation or any predecessor was a REIT or a RIC during the applicable testing period. This provision applies to dispositions on or after December 18, 2015.

FATCA

After June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2018, withholding at a rate of 30% will be required on gross proceeds from the sale of, shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury (unless alternative procedures apply pursuant to an applicable intergovernmental agreement between the United States and the relevant foreign government) to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons. Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required. Similarly, after June 30, 2014, dividends in respect of, and after December 31, 2018, gross proceeds from the sale of, our shares held by an investor that is a passive non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury. Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our common stock.

Estate Tax

If our shares are owned or treated as owned by an individual who is not a U.S. citizen or resident (as specially defined for federal estate tax purposes) at the time of the individual’s death, the shares will be includible in the individual’s gross estate for federal estate tax purposes and may be subject to federal estate tax, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the stockholder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s federal income tax liability provided the required information is furnished to the IRS.

Brokers are subject to information reporting requirements relating to certain transactions involving shares of our capital stock acquired by a stockholder other than an exempt recipient (“covered stock”). Specifically, upon the transfer or redemption of shares of covered stock, the broker must report certain information to the stockholder and the IRS, including the adjusted tax basis of the shares and whether any gain or loss recognized on the transfer or redemption is long-term or short-term. Shares of covered stock will be transferred or redeemed on a “first in/first out” basis unless the stockholder identifies specific lots to be transferred or redeemed in a timely matter.

If we take an organizational action such as a stock split, merger or acquisition that affects the tax basis of shares of covered stock or even make distributions that exceed our current or accumulated earning and profits, we will report to each stockholder and the IRS (or post on our website) a description of the action and the quantitative effect of that action on the tax basis of the applicable shares. Although corporations generally qualify as exempt recipients, an S corporation will not qualify as an exempt recipient. Thus, the transfer or redemption of shares of our capital stock acquired by an S corporation will be subject to the reporting requirements discussed above.

Brokers may be subject to transfer statement reporting on certain transactions not otherwise subject to the reporting requirements discussed above. Transfer statements, however, are issued only between “brokers” and are not issued to stockholders or the IRS.

Stockholders are encouraged to consult their tax advisors regarding the application of the information reporting rules discussed above to their investment in shares of our common stock.

State, Local and Foreign Taxes

We and our subsidiaries and stockholders may be subject to state, local and non-U.S. taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or non-U.S. tax treatment of the company and our stockholders may not conform to the federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their federal income tax liability. Prospective stockholders should consult their tax advisor regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in shares of our common stock.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with federal income taxation are constantly under review. No assurance can be given as to whether, when, or in what form, the federal income tax laws applicable to us and our stockholders may be changed. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in shares of our common stock.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations promulgated thereunder by the Department of Labor, or DOL, contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA plans, and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in Class A shares, Class I shares, Class N shares or Class T shares of our common stock satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interest of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in shares of our common stock is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of directors, has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in shares of our common stock by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving (1) the assets of an ERISA Plan, (2) plans (as defined in Section 4975(e)(1) of the Code) that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts and (3) any other entities, including without limitation, an insurance company general account, whose underlying assets include assets of the plans described in (1) or (2) above by reason of such plan’s investment in the entities, each of which we refer to as a “Plan,” and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in shares of our common stock may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). In this circumstance, Plans that propose to invest in our shares of our common stock should consult with their counsel to determine if an investment in shares of our common stock would result in a transaction that is prohibited by ERISA or the Code.

In some circumstances where a Plan holds an interest in an entity, the assets of the entity are deemed to be “Plan Assets” (defined below). This is known as the “look-through rule.” If our assets were considered to be assets of a Plan, our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA or the prohibited transaction rules of the Code.

Plan Assets are defined in Section 3(42) of ERISA. The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101, or the Plan Assets Regulation, that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of such Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

•	in securities issued by an investment company registered under the Investment Company Act;

•	in which equity participation by “benefit plan investors” is not significant;

•	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC; or

•	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies.”

The shares we are offering will not be issued by a registered investment company. In addition, the Plan Assets Regulation provides that equity participation in an entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by “benefit plan investors.” The term “benefit plan investors” is defined for this purpose under ERISA Section 3(42), and in calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. We anticipate that we will not qualify for this exception since we expect to have equity participation by “benefit plan investors” with respect to our shares of our common stock in excess of 25%, which would be deemed to be significant, as defined above. As a result, and because we are not a registered investment company, we do not anticipate that we will qualify for the exemption for investments in which equity participation by benefit plan investors is not significant nor for the exemption for investments in securities issued by a registered investment company.

In addition, as noted above, the Plan Assets Regulation provides an exception with respect to securities issued by an “operating company,” which includes a “venture capital operating company,” or a VCOC, and a “real estate operating company,” or a REOC. Under the Plan Assets Regulation, an entity will qualify as a VCOC if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in “venture capital investments,” with respect to which the entity has or obtains direct contractual rights to substantially participate in the management of such operating company and (2) the entity in the ordinary course of its business actually exercises such management rights. A venture capital investment is an investment in an operating company, other than a venture capital operating company. Under the Plan Assets Regulation, an entity will constitute a REOC if (1) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (2) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. A REOC can be a venture capital investment.

As discussed above, if a Plan’s investment in an entity constitutes “publicly offered securities,” the assets of the issuer or the securities will not be deemed to be Plan Assets under the Plan Assets Regulation. The definition of publicly offered securities requires that such securities be “widely held,” “freely transferable” and satisfy registration requirements under federal securities laws.

Under the Plan Assets Regulation, a class of securities will meet the registration requirements under federal securities laws if they are (1) part of a class of securities registered under section 12(b) or 12(g) of the Exchange Act or (2) part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. We anticipate that we will meet the registration requirements under the Plan Assets Regulation. Also under the Plan Assets Regulation, a class of securities will be “widely held” if it is held by 100 or more persons independent of the issuer. We anticipate that this requirement will be easily met with respect to our shares of our common stock. Although all classes of our shares are intended to satisfy the registration requirements under this definition, and we expect that our securities will be “widely-held,” the “freely transferable” requirement must also be satisfied in order for us to qualify for the “publicly offered securities” exception.

The Plan Assets Regulation states that whether a security is “freely transferable” is a determination to be made based on all relevant facts and circumstances. In the case of a security that is part of an offering in which the minimum investment is $10,000 or less, the Plan Assets Regulation states that the certain requirements, alone or in combination, ordinarily will not affect a finding that the security is freely transferable, including: (1) any requirement that not less than a minimum number of shares or units of such security be transferred or assigned by any investor, provided that such requirement does not prevent the transfer of all of the then remaining shares or units held by an investor; (2) a requirement that no transfer or assignment of the security or rights in respect thereof be made to an ineligible or unsuitable investor; (3) any restriction on, or prohibition against, any transfer or assignment which would either result in a termination or reclassification of the entity for federal or state tax purposes or violate any state or federal statute, regulation, court order, judicial decree or rule of law; and (4) a requirement that no transfer or assignment be made without advance written notice being given to the entity that issued the security.

We intend to either qualify as an operating company or satisfy the criteria for “publicly offered securities.” Consequently, it is intended by our management that our assets will not constitute “Plan Assets” under ERISA or be subject to any fiduciary or investment restrictions under Section 4975 of the Code or ERISA.

Shares sold by us may be purchased or owned by investors who are investing assets of their IRAs. Our acceptance of an investment by an IRA should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an IRA. In consultation with its advisors, each prospective IRA investor should carefully consider whether an investment in our shares is appropriate for, and permissible under, the terms of its IRA governing documents.

Although IRAs are not subject to ERISA, as discussed above, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Governmental plans, most church plans and foreign plans (“Other Plans”), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Code Section 4975, may nevertheless be subject to local, state, other federal or foreign laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our shares.

Prospective investors that are subject to the provisions of Title I of ERISA or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA or Code Section 4975 relevant to an investment in shares of our common stock.

Acceptance of subscriptions of any Plan or Other Plan is in no respect a representation by us or any other party that such investment meets the relevant legal requirements with respect to that Plan or Other Plan or that the investment is appropriate for such Plan or Other Plan.

By investing, each investor represents that either: (A) no portion of the assets used by the investor to invest constitute assets of any benefit plan investor, or (B) if the investor is a benefit plan investor, (i) the investment will not constitute a fiduciary breach or a nonexempt prohibited transaction under § 406 of ERISA or § 4975 of the Code and (ii) the investor has made its own discretionary decision to invest.

DILUTION

Purchasers of our common stock in this offering will experience immediate dilution of the net tangible book value of our common stock to the extent of the difference between the public offering price per share of common stock and the net tangible book value per share of our common stock at the time of purchasing shares in this offering. Our historical net tangible book value as of September 30, 2015 was $41.1 million, which represents $7.54 per share of common stock. Net tangible book value per share is determined by dividing our total tangible assets less our total liabilities by the number of shares of common stock outstanding. Assuming that (1) we raise the maximum offering amount of $2.5 billion, (2) all shares sold after September 30, 2015 are Class A shares and (3) all such Class A shares are sold for $12.62 per share (excluding selling commissions), which represents the NAV per Class A share as of September 30, 2015, after deducting offering expenses, our pro forma net tangible book value as of September 30, 2015 would have been approximately $2.44 billion, or $12.48 per Class A share. Assuming that (1) we raise the maximum offering amount of $2.5 billion, (2) all shares sold after September 30, 2015 are Class I shares and (3) all such Class I shares are sold for $12.73 per share, which represents the NAV per Class I share as of September 30, 2015, after deducting offering expenses, our pro forma net tangible book value as of September 30, 2015 would have been approximately $2.43 billion, or $12.60 per Class I share. As a result, assuming all shares sold after September 30, 2015 are Class A shares, there would be an immediate increase in net tangible book value to our existing stockholders of $4.94 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class A shares of $0.14 per share. Assuming all shares sold after September 30, 2015 are Class I shares, there would be an immediate increase in net tangible book value to our existing stockholders of $5.05 per share, and an immediate dilution in pro forma net tangible book value to new purchasers of Class I shares of $0.13 per share. The following table illustrates this per share dilution related to the primary offering:

	Class A	Class I
Historical net tangible book value per share(1) as of September 30, 2015	$7.54	$7.54
Increase in net tangible book value per share attributable to this offering	4.94	5.06

Pro forma net tangible book value per share after giving effect to this offering	12.48	12.60
Assumed public offering price per share	12.62	12.73

Dilution in net tangible book value per share to investors in this offering	$0.14	$0.13

(1)	Net tangible book value per share is calculated by taking our historical cost balance sheet and removing all intangible assets and liabilities (examples include deferred expenses, acquired intangible assets, deferred rent and acquired intangible liabilities) divided by the number of outstanding shares of common stock.

We have authorized and reserved an aggregate maximum number of 300,000 Class I shares for issuance under our incentive plan. To the extent that any stock based-awards are granted or we issue additional shares of any class of common stock in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION

We are offering up to $2,300,000,000 in shares of our common stock pursuant to this prospectus, to be sold on a “best efforts” basis through SC Distributors, LLC, the dealer manager, a registered broker-dealer. Because this is a “best efforts” offering, the dealer manager must only use its best efforts to sell the shares, which means that no underwriter, broker-dealer or other person will be obligated to purchase any shares.

We are offering to the public three classes of shares of our common stock, Class A shares, Class I shares and Class T shares (certain of which may convert to Class N shares as described herein); our Class N shares are offered only pursuant to our distribution reinvestment plan. We are offering to sell any combination of those classes of shares with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different selling commissions and ongoing fees and expenses. When deciding which class of shares to buy, you should consider, among other things, whether you are eligible to purchase any class of shares, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts described below.

Class A and Class T shares are available to the general public. Class I shares are available for purchase in this offering only (1) through fee-based programs, also known as wrap accounts, of investment dealers, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through certain registered investment advisers, (4) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers, (5) by endowments, foundations, pension funds and other institutional investors or (6) by our executive officers and directors and their immediate family members, as well as officers and employees of our advisor, our sponsor or other affiliates and their immediate family members, and, if approved by our board of directors, joint venture partners, consultants and other service providers. All sales of Class I shares must be made through registered broker-dealers.

We are offering a maximum of $2,100,000,000 in shares of our common stock in our primary offering. We are also offering up to $200,000,000 in shares of our common stock pursuant to our distribution reinvestment plan. In addition, our sponsor, our directors, our executive officers and other affiliated persons or entities, including their respective directors, officers and employees, may purchase shares of our common stock at the same price as such shares are then being sold to the public in this offering, and the dealer manager may waive all of the dealer manager fees on Class I shares purchased by those persons. Prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan remain unsold after meeting anticipated obligations under the distribution reinvestment plan, we may decide to sell some or all of such shares in the primary offering. Similarly, prior to the conclusion of this offering, if any of the shares of our common stock initially allocated to the distribution reinvestment plan have been purchased and we anticipate additional demand for shares under our distribution reinvestment plan, we may choose to reallocate some or all of the shares allocated to be offered in the primary offering to the distribution reinvestment plan.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may be able to extend this offering one additional year if all of the shares we have registered are not sold within two years. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our shares, we intend effectively to conduct a continuous offering of an unlimited number of shares of our common stock over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 of the Securities Act. In certain states, the registration of our offering may continue for only one year following the initial clearance by applicable state authorities, after which we will renew the offering period for additional one year periods (or longer, if permitted by the laws of each particular state).

We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.

Purchase Price

Our shares of common stock are sold at the NAV per share of the class of share being purchased, plus, applicable selling commissions for Class A and Class T shares, and an up-front dealer manager fee for Class T shares. On the first day that we issue Class T shares, the purchase price will equal the NAV per share of our Class A common stock as of that day, plus applicable selling commissions and the dealer manager fee. Each class of shares may have a different NAV per share because certain fees and expenses are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share.

If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. Shares are offered pursuant to our distribution reinvestment plan at NAV per share applicable to that class, calculated as of the distribution.

Underwriting Compensation

We have entered into a dealer manager agreement with the dealer manager, pursuant to which to the dealer manager has agreed to (1) advise us regarding this offering, (2) manage our relationships with third-party broker-dealers engaged by the dealer manager to participate in the distribution of shares of our common stock, which we refer to as “participating broker-dealers,” and financial advisors and (3) provide assistance in connection with compliance matters relating to the offering, including compliance regarding any sales literature that we may prepare. The dealer manager also coordinates our marketing and distribution efforts with participating broker-dealers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscriptions procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares.

Summary

The following table shows the selling commissions payable at the time you subscribe for Class A, Class I or Class T shares, which selling commissions are subject to the provisions regarding discounts as described below. Our Class N shares are sold only pursuant to our distribution reinvestment plan and no selling commissions are paid on those shares.

Maximum Up-front Sales Charge as a % of Offering Price (Excluding Commission)
Class A shares	3%
Class I shares	None
Class T shares	3%

The following table shows the fees we pay the dealer manager with respect to the Class A, Class I and Class T shares. Our Class N shares are sold only pursuant to our distribution reinvestment plan and no dealer manager fees or distribution fees are paid on those shares.

	Class A	Class I	Class T
Dealer Manager Fee(1)	0.55%	0.55%	3%
Distribution Fee(2)	0.50%	None	1%

(1)	For our Class A and Class I shares, the dealer manager fee accrues daily in an amount equal to 1/365th of 0.55% of our NAV for each class of shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules. For our Class T shares, we will pay the dealer manager an up-front dealer manager fee equal to 3% of the NAV per Class T share sold in this offering, subject to certain limitations under applicable FINRA rules.
(2)	For our Class A shares, the distribution fee accrues daily in an amount equal to up to 1/365th of 0.50% of the portion of our NAV for such shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules. For our Class T shares, the distribution fee accrues daily in an amount equal to up to 1/365th of 1% of our NAV for such shares for such day on a continuous basis from year to year, subject to certain limitations under applicable FINRA rules. These fees are payable on all Class A and Class T shares, whether purchased in our primary offering or pursuant to our distribution reinvestment plan.

Selling Commissions and Discounts

Class A Shares. Subject to the volume and other discounts or waivers described below, we will pay the dealer manager selling commissions of up to 3% of the NAV per Class A share sold in the primary offering. All of the selling commission will be reallowed to participating broker-dealers, certain of which may be affiliates of Deutsche Bank. As described below, selling commissions may be reduced or waived in connection with volume or other discounts, for other fee arrangements, for sales to certain categories of purchasers or at the request of certain participating broker-dealers. The net offering proceeds per share that we receive will not be affected by any reduction or waiver of selling commissions. You should consult with your financial advisor to determine whether reduced selling commissions are available. We will not pay selling commissions on any Class A shares issued pursuant to our distribution reinvestment plan or sold under our long-term incentive plan or to our directors, our advisor or its employees or affiliates.

Class I Shares. We will not pay selling commissions on Class I shares.

Class N Shares. We will not pay selling commissions on Class N shares.

Class T Shares. Subject to the volume and other discounts or waivers described below, we will pay the dealer manager selling commissions of up to 3% of the NAV per Class T share sold in the primary offering. All of the selling commissions will be reallowed to participating broker-dealers, certain of which may be affiliates of Deutsche Bank. As described below, selling commissions may be reduced or waived in connection with volume or other discounts, for other fee arrangements, for sales to certain categories of purchasers or at the request of certain participating broker-dealers. The net offering proceeds per share that we receive will not be affected by any reduction or waiver of selling commissions. You should consult with your financial advisor to determine whether reduced selling commissions are available. We will not pay selling commissions on any Class T shares issued pursuant to our distribution reinvestment plan or sold under our long-term incentive plan or to our directors, our advisor or its employees or affiliates.

Volume Discounts On Class A And Class T Shares

We are offering volume discounts to qualifying purchasers (as defined below) who purchase more than $500,000 in Class A or Class T shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. The dealer manager and any participating broker-dealers and their registered representatives will be responsible for implementing the volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares.

The following table illustrates the various volume discount levels that may be offered to qualifying purchasers for Class A or Class T shares purchased in the primary offering:

Your Investment	Commission as a % of NAV per Class A Share (Before Commission)
Up to $500,000	3.0%
$500,001 to $1,000,000	2.5%
$1,000,001 and up	2.0%

For an example of how the volume discount is calculated, assuming a Class A or Class T NAV per share of $12.00 and no volume discount per share, if an investor purchases $800,000 of Class A or Class T shares, the investor would pay $12.36 per share and purchase 64,724 shares. With the volume discount, the investor would pay $12.30 per share and purchase 65,040 Class A or Class T shares.

The foregoing volume discounts are applied to the Class A and Class T shares separately, i.e., at least $500,001 must be invested in Class A shares to potentially qualify for a volume discount on Class A shares and at least $500,001 must be invested in Class T shares to potentially qualify for a volume discount on Class T shares. If you qualify for a volume discount as the result of multiple purchases of our Class A or Class T shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A or Class T shares issued and sold in this offering, you will receive the benefit of such Class A or Class T share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

As set forth below, purchase orders of Class A or Class T shares of several persons may be combined as one “qualifying purchaser” for the purpose of qualifying for a volume discount and for determining commissions payable to the dealer manager and participating broker-dealers. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	related retail and individual retirement accounts for a client, his/her spouse and dependent children;

•	any account under the discretion of a professional advisor may be considered a qualifying purchaser with the professional advisor (professional advisors include certified public accountants, lawyers and money managers);

•	corporations and their subsidiaries may be qualifying purchasers with chief executive officers, executive management and other key contacts within the firm (any of these individual’s personal accounts may be included in this relationship); and

•	non-professional individuals with power of attorney over multiple accounts (this excludes lawyers, certified public accounts, etc.) may be considered qualifying purchasers.

Any request to combine purchases of our Class A or Class T shares as described in the preceding paragraph will be subject to our verification that such purchases were made by a “qualifying purchaser.”

Requests to combine purchase orders of Class A or Class T shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds per share that we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class A or Class T shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class A or Class T shares.

The dealer manager may, from time to time, enter into participating broker-dealer agreements that provide for selling commissions that are less than the selling commissions that would otherwise apply as described in this prospectus. For purposes of calculations in the “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 3% of the NAV per Class A or Class T share sold in the primary offering.

Distribution Reinvestment Plan Shares. We will not pay selling commissions on shares of any class sold pursuant to our distribution reinvestment plan.

Dealer Manager Fee

Class A and Class I Shares. We will pay the dealer manager a dealer manager fee that accrues daily in an amount equal to 1/365th of 0.55% of our NAV for each such share class for coordinating our marketing and distribution efforts. The dealer manager fee is payable in arrears on a monthly basis. Because the dealer manager fee is based on our NAV, it is payable with respect to all Class A and Class I shares of our common stock, including shares of each such class issued under our distribution reinvestment plan. The dealer manager may reallow a portion of the dealer manager fee to participating broker-dealers, certain of which may be affiliates of Deutsche Bank, that meet certain thresholds of our shares under management and may pay services fees to registered investment advisor broker platforms. The dealer manager may waive up to all of the dealer manager fees on Class I shares purchased by our advisor and sponsor, our directors, our executive officers and other affiliated persons or entities, including their respective directors, officers and employees. The dealer manager has agreed to waive the dealer manager fees on the $10.2 million of Class I shares owned by our sponsor.

Class N Shares. We will not pay a dealer manager fee on Class N shares.

Class T Shares. We will pay the dealer manager an up-front dealer manager fee equal to 3% of the NAV per Class T share sold in this offering. The dealer manager may reallow portions of the dealer manager fees paid with respect to Class T shares to participating broker-dealers, certain of which may be affiliates of Deutsche Bank.

Distribution Fee

Class A Shares. We will pay the dealer manager a distribution fee with respect to our Class A shares that accrues daily in an amount equal to up to 1/365th of 0.50% of the amount of our NAV for our Class A shares for such day as additional compensation for selling shares in the offering and for ongoing stockholder services. The dealer manager may reallow all or a portion of the distribution fee to such participating broker-dealers, certain of which may be affiliates of Deutsche Bank, based on such factors as the level of services that each such broker-dealer performs in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. The distribution fee is payable in arrears on a monthly basis. Because the distribution fee is based on our NAV for Class A shares, it is payable with respect to all Class A shares, including Class A shares issued under our distribution reinvestment plan.

Class I Shares. We will not pay a distribution fee on Class I shares.

Class N Shares. We will not pay a distribution fees on Class N shares.

Class T Shares. We will pay the dealer manager a distribution fee that accrues daily in an amount equal to 1/365th of 1% of our NAV for our outstanding Class T shares for such day on a continuous basis from year to year. This fee will be payable in arrears on a monthly basis. The dealer manager may reallow all or a portion of the distribution fee paid with respect to Class T shares to such participating broker-dealers, certain of which may be affiliates of Deutsche Bank, based on such factors as the level of services that each such broker-dealer performs in connection with the distribution of shares, including ministerial, record-keeping, sub-accounting, stockholder services and other administrative services. Because the distribution fee is based on our NAV for Class T shares, it is payable with respect to all Class T shares, including Class T shares issued under our distribution reinvestment plan.

Other Compensation

We may also pay directly, or reimburse the dealer manager if the dealer manager pays on our behalf, any organization and offering expenses (other than selling commissions, dealer manager fees and distribution fees).

Limitations on Underwriting Compensation

Class A and Class I Shares. We will monitor the aggregate amount of underwriting compensation that we pay in connection with this offering in order to ensure we comply with the underwriting compensation limits of applicable FINRA rules. We will cease to pay all underwriting compensation on all shares offered hereby, including the Class A and Class I, including selling commissions, dealer manager fees, distribution fees and any other underwriting compensation on the date at which total underwriting compensation paid in connection with this offering exceeds 10% of the gross offering proceeds of the primary portion of the offering.

Class T Shares. We will cease to pay underwriting compensation with respect to Class T shares sold in this offering in the following circumstances:

(i)	As with our Class A and Class I shares, we will cease to pay all underwriting compensation when total underwriting compensation with respect to this offering exceeds 10% of the gross proceeds from the primary portion of the offering.

(ii)	With respect to Class T shares held in a particular stockholder account, we will cease to pay underwriting compensation on those shares at the end of the month in which total underwriting compensation, including dealer manager fees, selling commissions, distribution fees and any other underwriting compensation paid to participating broker-dealers with respect such Class T shares in the stockholder account would be in excess of 10% of the total gross investment amount in Class T shares determined at the time of the most recent purchase of the Class T shares held in such account. We cannot predict when or if this will occur.

When the earlier of these foregoing events occurs, all of the Class T shares held in a stockholder’s account will automatically convert into Class N shares of our common stock as of the last calendar day of the month in which the limit is reached. See “Description of Capital Stock—Common Stock—Class T Shares.”

We will also cease paying the distribution fee on any Class T share that is redeemed or repurchased. If we redeem a portion, but not all, of the Class T shares in a stockholder’s account, then total underwriting compensation paid on the stockholder’s Class T shares will be prorated between the shares redeemed and the shares that remain in the stockholder’s account. The total underwriting compensation limit will be measured according to those shares that remain in the account, and ongoing underwriting compensation (if any) will be assessed against those shares that remain in the account. If a portion of the Class T shares in a stockholder’s account is sold or otherwise transferred in a secondary transaction, the total underwriting compensation deemed to have been paid with respect to the account will be prorated between the Class T shares that were transferred and the Class T shares that were retained in the account.

Limitations on Organization and Offering Expenses

In addition to the foregoing limits on underwriting compensation, FINRA rules also limit our total organization and offering expenses (including selling commissions, bona fide due diligence expenses and underwriting compensation) to 15% of our gross proceeds from this offering. After the termination of the primary offering and again after termination of the offering under our distribution reinvestment plan, our advisor has agreed to reimburse us to the extent that organization and offering expenses that we incur exceed 15% of our gross proceeds from the applicable offering.

Estimate of Maximum Underwriting Fees and Expenses

In order to show the maximum amount of compensation that may be paid in connection with this offering, the following table assumes that (1) we sell all of the shares offered by this prospectus, (2) all shares sold in the offering are Class T shares, (3) no shares are reallocated between the primary offering and the distribution reinvestment plan, (4) all Class T shares are sold with the highest possible selling commissions and (5) NAV per share is $12.69. The following table also assumes a total of 10% of the gross offering proceeds as underwriting compensation.

Maximum Estimated Underwriting Fees and Expenses

At Maximum Primary Offering of $2,100,000,000

Selling commissions	$63,000,000	3%
Dealer manager fee(1)	63,000,000	3
Distribution fee(2)	63,000,000	3
Other reimbursements for wholesaling activities(3)	21,000,000	1

Total	$210,000,000	10%

(1)	The dealer manager fee accrues daily in an amount equal to 1/365th of 0.55% of our NAV per share class for our Class A and Class I shares for such day. The dealer manager fee for our Class T shares is an up-front fee equal to 3% of the NAV per Class T share sold in this offering.
(2)	The distribution fee accrues daily in an amount equal to up to 1/365th of 0.50% of the amount of our NAV for our Class A shares for each day, and 1/365th of 1% of the amount of our NAV for our Class T shares for each day. The numbers presented reflect that distribution fees are paid over a number of years, and as a result, can cumulatively increase above 0.50% and 1% for our Class A and Class T shares, respectively, over time. For purposes of this table only, we have assumed payment of a distribution fee on the Class T shares for three years. A distribution fee is not payable on Class I shares.
(3)	Wholesale reimbursements consist primarily of (a) actual costs incurred for fees to attend retail seminars sponsored by participating broker-dealers, (b) amounts used to reimburse participating broker-dealers for the actual costs incurred by registered representatives for travel, meals and lodging in connection with attending bona fide training and education meetings and retail seminars sponsored by participating broker-dealers, (c) the portion of the dealer manager fee reallowed to participating broker-dealers, (d) commissions and non-transaction based compensation paid to registered persons in connection with the wholesaling of our offering, and (e) expense reimbursements for actual costs incurred by employees of the dealer manager in the performance of wholesaling activities. We will reimburse the dealer manager for these expenses to the extent permissible under applicable FINRA rules.

Term of the Dealer Manager Agreement

The dealer manager agreement with SC Distributors, LLC shall continue until the termination of this offering, provided that our obligations under the dealer manager agreement to pay the dealer manager fees and distribution fees with respect to the shares distributed in this offering as described therein shall survive until the earlier of the following to occur: (i) the date on which total underwriting compensation paid in connection with this offering equals 10% of the gross proceeds of the primary portion of this offering or, with respect to Class T shares held in a stockholder’s account, when such shares reach the 10% account level limit described herein, (ii) the listing of the such class of shares on a national securities exchange, or (iii) such shares are no longer outstanding. We may terminate the dealer manager agreement with or without cause immediately upon written notice from us to the dealer manager. Upon certain terminations of the dealer manager agreement or other events described in the dealer manager agreement, we have agreed to pay the dealer manager a termination fee.

Indemnification

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers, if any, and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act, and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities.

Service Agreement with Affiliated Broker-Dealers

We, together with our operating partnership and the dealer manager, have entered into a service agreement with broker-dealer affiliated with our advisor, DeAWM Distributors, Inc., or DeAWM Distributors, pursuant to which DeAWM Distributors will assist the dealer manager in recruiting additional participating broker-dealers to participate in this offering. Specifically, DeAWM Distributors will (1) introduce the dealer manager to broker-dealers who may entertain proposals from the dealer manager to participate in this offering; and (2) provide minimal educational support to the participating broker-dealers introduced by DeAWM Distributors. Nothing in the service agreement contravenes the dealer manager’s appointment as our exclusive agent and dealer manager for this offering pursuant to the dealer manager agreement.

The dealer manager will pay DeAWM Distributors a sourcing fee that accrues daily equal to (i) 1/365th of 0.03% of our NAV allocable to Class A, Class I and Class T shares purchased in the primary offering as of such day, multiplied by (ii) the percentage equal to the number of primary shares sold by participating broker-dealers which resulted primarily from the efforts of DeAWM Distributors outstanding on such day divided by the total number of shares purchased in the primary offering outstanding on such day; provided, however, that the fee shall be payable solely from that portion of the dealer manager fee that is (i) actually received by the dealer manager from us pursuant to Section 5.2(c) of the dealer manager agreement, and (ii) not reallowed to any participating broker-dealer pursuant to the dealer manager agreement. The dealer manager also will reimburse DeAWM Distributors for certain costs and expenses incurred in connection with providing services under the service agreement. The dealer manager will cease paying the sourcing fee to DeAWM Distributors or reimbursing costs and expenses related to this offering incurred by DeAWM Distributors subsequent to the termination of this offering to the extent, but only to the extent, that such payments or reimbursements would cause the total underwriting compensation paid with respect to the offering to exceed 10% of the gross proceeds from the sale of the shares in the offering calculated as of the termination of the offering.

The service agreement will automatically terminate upon the termination of this offering or if DeAWM Distributors or the dealer manager ceases to be a member in good standing of FINRA. Any party to the service agreement may terminate the agreement on 10 days written notice to each of the other parties.

SHARE PURCHASES AND REDEMPTIONS

You may buy or request that we redeem shares of our common stock through your financial advisor, a participating broker-dealer or other financial intermediary that has a selling agreement with the dealer manager. Because an investment in our common stock involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in real estate, our shares of common stock are only suitable as a long-term investment. Because there is no public market for our shares, stockholders may have difficulty selling their shares if stockholder demand for redemptions exceeds the volume limitations under our redemption plan, or if our board of directors modifies or suspends the redemption plan following a determination that such action is in the best interests of our stockholders.

Buying Shares

Purchase Price

Our shares of common stock are sold at the NAV per share of the class of share being purchased, plus, applicable selling commissions for Class A and Class T shares and the dealer manager fee for Class T shares. However, on the first day that any Class T share is sold, such Class T share will be sold for an initial purchase price equal to the daily NAV per share of our Class A shares on such day, plus applicable selling commissions and the dealer manager fee. Different classes of our common stock may have a different NAV per share because certain fees and expenses are charged differently with respect to each class. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation” for more information about the calculation of NAV per share. If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. If you purchase Class T shares and those Class T shares convert to Class N shares as described herein, then if you participate in our distribution reinvestment plan, cash distributions will be invested in Class N shares following conversion of your Class T shares. Shares are offered pursuant to our distribution reinvestment plan at the NAV per share applicable to that class, calculated as of the distribution date.

We will generally adhere to the following procedures relating to purchases of shares of our common stock in this offering:

•	As soon as practicable after the close of the NYSE (generally, 4:00 p.m. Eastern time), which we refer to as the “close of business,” on each business day, BNY Mellon will determine our NAV per share for that day for each share class. After the close of business on each business day, and in any event no later than the opening of business on the immediately following business day, we will (1) post our NAV per share for such day for each share class on our website, www.rreefpropertytrust.com and (2) make that business day’s NAV per share information for each share class available on our toll-free, automated telephone line, (855) 285-0508. In addition, following the last business day of each month, we will file with the SEC a prospectus supplement to our prospectus for this offering disclosing our NAV per share for each share class for each business day in the preceding month. As discussed herein, we will disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the principal valuation components of our NAV.

•

On each business day, our transfer agent collects and processes purchase orders. In order to help ensure that you have had an opportunity to review the terms as well as the risks of investing in this offering, you may not submit an initial purchase order until at least five business days after you receive a final prospectus. Notwithstanding, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Each accepted purchase order is executed at a price equal to our NAV per share for the class of shares being purchased determined after the purchase order is received in proper form and processed, plus, for Class A and Class T shares only, any applicable selling commissions, and the up-front dealer manager fee for Class T shares. For example, if a purchase order is received in proper form and processed after the close of business on a business day, or on a day that is not a business day, the purchase will be executed at our NAV per share for the class of shares being purchased determined after the close of business on the next business day, plus, for Class A and Class T shares only, any applicable selling commissions, and the up-front dealer manager fee for Class T shares. As a result of this process, the price per share at which your order is executed may be different than the price per share on the date you submitted your purchase order.

•	You will receive a confirmation statement of each new transaction in your account promptly after your purchase order is processed. The confirmation statement will disclose the price at which the order was executed and will include information on how to obtain information we have filed with the SEC and made publicly available on our website, www.rreefpropertytrust.com, including supplements to the prospectus for this offering.

You will not know at the time you place an order to purchase shares of our common stock precisely the price at which your order will be executed. Although we do not anticipate that our NAV will generally vary significantly from one day to the next, there can be no assurance that this will be the case. Through our website and toll-free information line information, you will have available information about the NAV per share upon which the price for our common stock was based on the immediately preceding business day. Through our prospectus, you will have available the methodology pursuant to which our NAV, and thus the price at which shares of our common stock will be sold on the current business day, is determined. Following the last business day of each month, we will file with the SEC a prospectus supplement to this prospectus disclosing our NAV per share for each share class for each business day in the preceding month. In addition, we will disclose an updated price in a prospectus supplement as promptly as reasonably practicable if the NAV per share for any class of shares changes by 5% or more from the latest price disclosed in our prospectus, including any supplements thereto. We will also disclose, on a quarterly basis in a prospectus supplement filed with the SEC, the primary valuation components of our NAV. We may decline to accept purchase orders from investors or reconfirm orders that were placed if we become aware of facts and circumstances that are likely to materially affect our NAV per share on any particular day, and we will disclose such information as soon as reasonably practicable through a press release that is posted on our website and in our filings with the SEC.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once daily using our valuation methodology, and the price at which we sell new shares and redeem outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption. We will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share of the applicable class of shares, without premium or discount, plus, for Class A and Class T shares only, applicable selling commissions, and an up-front dealer manager fee for Class T shares) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect our NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

How to Buy Shares

In order to purchase shares, you must (1) complete a subscription agreement to be mailed to us by your financial advisor and direct your financial advisor to purchase shares in this offering and (2) pay for the shares at the time your purchase order is settled. See “How to Subscribe.” Shares of our common stock purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

We may reject for any reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a specified date, which we refer to as the record date or date of record. Because we anticipate that each class of shares will have different amounts of net income allocated thereto as a result of the differences in the fees and expenses paid by each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the date that is one business day after each record date for any declared distribution, which we refer to as the “distribution adjustment date,” our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. See “Net Asset Value Calculation and Valuation Guidelines—NAV and NAV Per Share Calculation.” You are considered a stockholder of record for distribution purposes if your purchase order is received and processed, and payment for the shares is made, up to and including the record date. As a result, investors purchasing shares of our common stock will be affected in the following manner:

•	If your purchase order for our shares is received and processed up to and including the business day immediately preceding the distribution adjustment date, your purchase price will not reflect this reduction in NAV because you will be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will be entitled to receive the distribution.

•	If your purchase order for our shares is received and processed on or after the distribution adjustment date, your purchase price will reflect this reduction in NAV because you will not be a stockholder for the purposes of receiving the distribution on the applicable record date and therefore will not be entitled to receive the distribution.

Redeeming Shares

General

While you should view your investment as long term with limited liquidity, we have adopted a redemption plan, whereby on a daily basis, stockholders may request that we redeem all or any portion of their shares. Due to the illiquid nature of investments in real estate, we may not have sufficient liquid resources to fund redemption requests. In addition, we have established limitations on the amount of funds we may use for redemptions during any calendar quarter. See “—Redemption Limitations” below. Further, our board of directors has the right to modify or suspend the redemption plan if it deems such action to be in the best interest of our stockholders.

Two prior programs of our sponsor, RREEF America REIT II and RREEF America REIT III, temporarily suspended their share redemption plans in the past. We cannot guarantee that we will not suspend our share redemption plan in the future. See “Risk Factors—Risks Related to an Investment in our Shares—Two prior programs of our sponsor, RREEF America REIT II, Inc., or RREEF America REIT II, and RREEF America REIT III, Inc., or RREEF America REIT III, temporarily suspended their share redemption plans in the past. We cannot guarantee that we will not suspend our share redemption plan in the future.”

You may request that we redeem shares of our common stock through your financial advisor or directly with our transfer agent. We will generally adhere to the following procedures relating to the redemption of shares of our common stock:

•	Under our redemption plan, on each business day, stockholders may request that we redeem all or any portion of their shares. Redemption requests received and processed by our transfer agent on a business day and before the close of business (4:00 p.m. Eastern time) on that day will be effected at a redemption price equal to our NAV per share for the class of shares being redeemed calculated after the close of business on that day.

•

Redemption requests received and processed by our transfer agent on a business day, but after the close of business on that day or on a day that is not a business day, will be effected at our NAV per share for the class of shares being redeemed calculated after the close of business on the next business day. The redemption price per share on any business day will be our NAV per share for the class of shares being redeemed, after giving effect to any share purchases or redemptions to be effected on such day, less any applicable short-term trading discounts. Although a stockholder will not know at the time he or she requests the redemption of shares the exact price at which such redemption request will be processed, the stockholder may cancel the redemption request before it has been processed by notifying us by mail or by contacting your financial intermediary. The line will be open on each business day between the hours of 9:00 a.m. and 6:00 p.m. (Eastern time). Redemption requests submitted before 4:00 p.m. on a business day must be cancelled before 4:00 p.m. on the same day. Redemption requests received after 4:00 p.m. on a business day, or at any time on a day that is not a business day, must be cancelled before 4:00 p.m. on the next business day. If the redemption request is not cancelled before the applicable time described above, the stockholder will be contractually bound to redeem the shares and will not be permitted to cancel the request prior to the payment of redemption proceeds.

•	Redemption requests may be made by mail or by contacting your financial intermediary, both subject to certain conditions described in this prospectus. Written requests signed by the registered account owner should be sent to our transfer agent specifying (1) the stockholder’s account number, (2) the name or names registered on the account and (3) the dollar value or number of shares that the stockholder wishes to be redeemed. Written requests should be sent to the transfer agent at the following address:

DST Systems, Inc.

333 W. 11th Street

Kansas City, MO 64105

Phone: (816) 435-1000

•	Corporate investors and other non-individual entities must have an appropriate certification on file authorizing redemptions. A signature guarantee may be required.

•	For processed redemptions, stockholders may request that redemption proceeds are paid by mailed check provided that the amount is less than $100,000 and the check is mailed to an address on file with the transfer agent for at least 30 days.

•	Processed redemptions of more than $100,000 will be paid only via wire transfer. For this reason, stockholders who own more than $100,000 of our common stock must provide wiring instructions for their brokerage account or designated U.S. bank account. Stockholders who own less than $100,000 of our common stock may also receive redemption proceeds via wire transfer, provided the payment amount is at least $2,500. For all redemptions paid via wire transfer, the funds will be wired to the account on file with the transfer agent or, upon instruction, to another financial institution provided that the stockholder has made the necessary funds transfer arrangements. The customer service representative can provide detailed instructions on establishing funding arrangements and designating your bank or brokerage account on file. Funds will be wired only to U.S. financial institutions (ACH network members).

•

A medallion signature guarantee will be required in certain circumstances. The medallion signature process protects stockholders by verifying the authenticity of a signature and limiting unauthorized fraudulent transactions. A medallion signature guarantee may be obtained from a domestic bank or trust company, broker-dealer, clearing agency, savings association or other financial institution which participates in a medallion program recognized by the Securities Transfer Association. The three recognized medallion programs are the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchanges Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (NYSE MSP). Signature guarantees from financial institutions which are not participating in any of these medallion programs will not be accepted. A notary public cannot provide signature guarantees. We reserve the right to amend, waive or discontinue this policy at any time and establish other criteria for verifying the authenticity of any redemption or transaction request. We may require a medallion signature guarantee if, among other reasons: (1) the amount of the redemption request is over $500,000; (2) you wish to have redemption proceeds transferred by wire to an account other than the designated bank or brokerage account on file for at least 30 days or sent to an address other than your address of record for the past 30 days; or (3) our transfer agent cannot confirm your identity or suspects fraudulent activity.

Our board of directors will approve any distributions on each class of shares of our common stock for stockholders of record as of a record date. Because we anticipate that each class of shares may have a different amount of net income allocated thereto as a result of the differences in the fees and expenses paid each class of shares, the distributions paid with respect to each class of shares is not expected to be of equal dollar amounts. At the close of business on the distribution adjustment date, our NAV will be reduced to reflect the accrual of our liability to pay the distribution to our stockholders of record as of the record date. As a result, investors whose shares are redeemed will be affected in the following manner:

•	If your request for redemption is received and processed up to and including the business day immediately preceding the distribution adjustment date, your redemption price will not reflect a reduction in NAV resulting from the distribution because you will no longer be a stockholder of record on the applicable record date and therefore will not be entitled to receive the distribution.

•	If your request for redemption is received and processed on or after the distribution adjustment date, your redemption price will reflect this reduction in NAV because you will still be a stockholder of record for distribution purposes and therefore will be entitled to receive the distribution.

Minimum Account Redemptions

In the event that any stockholder fails to maintain the minimum balance of $500 of shares of our common stock, we may redeem all of the shares held by that stockholder at the redemption price in effect on the date we determine that the stockholder has failed to meet the minimum balance, less any applicable short-term trading discounts discussed below. Minimum account redemptions will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account redemptions are subject to short-term trading discounts to the extent the redeemed shares were purchased within 365 days of redemption.

Sources of Funds for Redemptions

We may, in our advisor’s discretion, after taking the interests of our company as a whole and the interests of our remaining stockholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, subject to the limitation on the amount of funds we may use described below under “—Redemption Limitations.” Potential sources of funding redemptions include, but are not limited to, available cash, proceeds from sales of shares of our common stock, excess cash flow from operations, sales of our liquid investments, incurrence of indebtedness and, if necessary, proceeds from the disposition of properties or real estate-related assets.

In an effort to have adequate cash available to support our redemption plan, we may reserve borrowing capacity under a line of credit, such as the one we entered into on March 6, 2015. We could then elect to borrow against this line of credit in part to redeem shares presented for redemption during periods when we do not have sufficient proceeds from the sale of shares in our offering to fund all redemption requests. If we have a line of credit, we would expect that it would afford us borrowing availability to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

Payment of Redemption Proceeds

Under normal market conditions, we will pay redemption proceeds, less any applicable short-term trading discounts and any applicable tax or other withholding required by law, by the third business day following receipt by our transfer agent of a redemption request in good order. However, when you request for us to redeem shares for which the purchase money for the shares being redeemed has not yet been collected, the request will be executed at the next determined NAV, but the transfer agent will not release the proceeds until your purchase payment clears. This may take up to 15 days or more. Because our NAV per share for each class of common stock will be calculated at the close of each business day, the redemption price may fluctuate between the date we receive the redemption request and the date on which redemption proceeds are paid. As a result, the redemption price that a stockholder will receive may be different from the redemption price on the day the redemption proceeds are paid.

Redemption Limitations

The total amount of redemptions in any calendar quarter will be limited to the shares of our common stock whose aggregate value (based on the redemption price per share on the date of the redemption) is equal to 5% of our combined NAV for such classes of shares as of the last day of the previous calendar quarter. In addition, if redemptions do not reach the 5% limit in a calendar quarter, the unused portion generally will be carried over to the next quarter and not any subsequent quarter, such that the maximum amount of redemptions during any quarter may never exceed 10% of the combined NAV for such classes of shares as of the last day of the previous calendar quarter. If the quarterly volume limitation is reached on or before the third business day of a calendar quarter, redemption requests during the next quarter will be satisfied on a stockholder by stockholder basis, which we refer to as a per stockholder allocation, instead of a first-come, first-served basis. Pursuant to the per stockholder allocation, each of our stockholders would be allowed to request redemption at any time during such quarter of a total number of shares not to exceed 5% of the shares of common stock the stockholder held as of the end of the prior quarter. The per stockholder allocation requirement will remain in effect for each succeeding quarter for which the total redemptions for the immediately preceding quarter exceeded 4% of our NAV on the last business day of such preceding quarter. If total redemptions during a quarter for which the per stockholder allocation applies are equal to or less than 4% of our NAV on the last business day of such preceding quarter, then redemptions will again be satisfied on a first-come, first-served basis for the next succeeding quarter and each quarter thereafter. During any quarter in which the per stockholder allocation is in place, (1) if redemptions do not reach the 5% limit, the unused portion will be carried over to the next quarter and not any subsequent quarter and (2) if there has been a carryover from the preceding quarter, the per stockholder allocation for each stockholder will be based on a percentage equal to 5% plus such carried over percentage amount.

On the first business day during any quarter in which we have reached that quarter’s redemption volume limitation, we will publicly disclose such fact through a filing with the SEC and a posting to our website in order to notify stockholders that we will not accept additional redemption requests during such quarter. In such event, unless our board of directors determines to suspend our redemption plan for any of the reasons described below or the per stockholder allocation is triggered, our redemption plan will automatically and without stockholder notification resume on a first-come, first-served basis on the first day of the calendar quarter following the quarter in which redemptions were suspended due to reaching such quarter’s volume limitation. Even when redemption requests do not exceed our plan’s quarterly volume limitation, we may not have a sufficient amount of liquid assets to satisfy redemption requests because our assets will consist primarily of properties and types of real estate-related assets that cannot be readily liquidated. Under normal circumstances, we intend to maintain an allocation to publicly traded equity securities, cash, cash equivalents and other short-term investments of at least 10% of our overall NAV.

Should redemption requests, in the business judgment of our board of directors, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on non-redeeming stockholders, our board of directors may modify or suspend our redemption plan if it deems such action to be in the best interest of our stockholders. In addition, our board of directors may determine to suspend the redemption plan due to regulatory changes, changes in law or if our board of directors becomes aware of undisclosed material information that it believes should be publicly disclosed before shares are redeemed. Moreover, if our board of directors materially amends (including any reduction of the quarterly limit) or suspends the redemption plan during any quarter, other than any temporary suspension to address certain external events (i.e. any temporary suspension that is put into effect for reasons other than issues relating to or materially affecting our business, as determined by our board of directors), any unused portion of that quarter’s 5% limit will not be carried forward to the next quarter or any subsequent quarter. Accordingly, stockholders cannot be assured that all of the shares in their redemption requests will be redeemed. Any suspension of, or material modification to, the redemption plan will be disclosed to stockholders. Once the redemption plan is suspended by our board of directors other than as a result of reaching the quarterly volume limitation, our board of directors must affirmatively authorize the recommencement of the plan before stockholder requests will be considered again. The start of a new calendar quarter will not automatically trigger the recommencement of the redemption plan. Because our board of directors is not required to authorize the recommencement of the plan within any specified period of time, our board may effectively terminate the plan by suspending it indefinitely. We will provide notice to stockholders of any recommencement of the redemption plan following such a suspension due to action of our board of directors.

If the full amount of all shares of our common stock requested to be redeemed as of any given date are not redeemed, due to our volume limitations or lack of readily available funds, available funds will be allocated pro rata based on the total number of shares of common stock subject to pending redemption requests without regard to class and subject to the volume limitation. All unsatisfied redemption requests due to any of the limitations described above must be resubmitted after the start of the next quarter or upon the recommencement of the redemption plan, as applicable.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Federal Income Tax Considerations—Taxation of the Company—Annual Distribution Requirements”), we have implemented procedures designed to track our stockholders’ percentage interests in our common stock in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. See “Federal Income Tax Considerations—Taxation of Stockholders—Taxation of Taxable U.S. Stockholders—Redemptions of Our Common Stock.”

Short-Term Trading Discounts

There is no minimum holding period for shares of our common stock and stockholders can request that we redeem their shares at any time. However, subject to limited exceptions, shares redeemed within 365 days of the date of purchase will be redeemed at NAV per share for the class of shares being redeemed less a short-term trading discount equal to 2% of the gross proceeds otherwise payable with respect to the redemption. This short-term trading discount will also generally apply to minimum account redemptions that occur during the 365-day period following the purchase of the shares. The short-term trading discount will inure indirectly to the benefit of our remaining stockholders and is intended to offset the trading costs, market impact and other costs associated with short-term trading in our common stock. We may, from time to time, waive the short-term trading discount in the following circumstances:

•	redemptions resulting from death or qualifying disability; or

•	in the event that a stockholder’s shares are redeemed because the stockholder has failed to maintain the $500 minimum account balance.

Shares of our common stock may be sold to certain 401(k) plans, 403(b) plans, bank or trust company accounts and accounts of certain financial institutions or intermediaries that do not apply the redemption discount to underlying stockholders, often because of administrative or systems limitations. These shares will be redeemed, and any short-term trading discount will be applied, on a first in-first out basis unless otherwise specified by the stockholder or the stockholder’s representative. For this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last.

Items of Note

When you make a request to have shares redeemed, you should note the following:

•	if you are requesting that some but not all of your shares be redeemed, keep your balance above $500 to avoid minimum account redemption, if applicable;

•	you will not receive interest on amounts represented by uncashed redemption checks; and

•	under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted or canceled and the proceeds may be withheld.

Internal Revenue Service, or IRS, regulations require us to determine and disclose on Form 1099-B the adjusted cost basis for shares of our stock sold or redeemed. Although there are several available methods for determining the adjusted cost basis, unless you elect otherwise, which you may do by checking the appropriate box on the subscription agreement or calling our customer service number at (855) 285-0508, we will utilize the first-in-first-out method.

Frequent Trading Policies

We may reject for any reason, or cancel as permitted or required by law, any purchase orders for shares of our common stock. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations. Frequent purchases and sales of our shares can harm stockholders in various ways, including reducing the returns to long-term stockholders by increasing our costs, disrupting portfolio management strategies and diluting the value of the shares of long-term stockholders. Accordingly, our board of directors has adopted policies and procedures designed to discourage excessive or short-term trading of our shares. We may alter these policies at any time without prior notice to stockholders.

In general, stockholders may request that we redeem their shares of our common stock once every 30 days. However, we prohibit frequent trading. We define frequent trading as follows:

•	any stockholder who requests that we redeem its shares of our common stock within 30 calendar days of the purchase of such shares;

•	transactions deemed harmful or excessive by us (including but not limited to patterns of purchases and redemptions), in our sole discretion; and

•	transactions initiated by financial advisors, among multiple stockholder accounts, that in the aggregate are deemed harmful or excessive.

The following are excluded when determining whether transactions are excessive:

•	purchases and requests for redemption of our shares in the amount of $2,500 or less;

•	purchases or redemptions initiated by us; and

•	transactions subject to the trading policy of an intermediary that we deem materially similar to our policy.

Upon the first violation of the policy in a calendar year, purchase and redemption privileges shall be suspended for 90 days. Upon a second violation in a calendar year, purchase and redemption privileges shall be suspended for 180 days. On the next business day following the end of the 90 or 180 day suspension, any transaction restrictions placed on a stockholder shall be removed.

Mail and Telephone Instructions

We and our transfer agent will not be responsible for the authenticity of mail or phone instructions or losses, if any, resulting from unauthorized stockholder transactions if they reasonably believe that such instructions were genuine. We and our transfer agent have established reasonable procedures to confirm that instructions are genuine including requiring the stockholder to provide certain specific identifying information on file and sending written confirmation to stockholders of record no later than five days following execution of the instruction. Stockholders, or their designated custodian or fiduciary, should carefully review such correspondence to ensure that the instructions were properly acted upon. If any discrepancies are noted, the stockholder, or its agent, should contact his, her or its financial advisor as well as our transfer agent in a timely manner, but in no event more than 60 days from receipt of such correspondence. Failure to notify such entities in a timely manner will relieve us, our transfer agent and the financial advisor of any liability with respect to the discrepancy.

SUPPLEMENTAL SALES MATERIAL

In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our advisor and its affiliates, property brochures and articles and publications concerning real estate. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.

We are offering Class A, Class I, Class N and Class T shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the shares of our common stock.

REPORTS TO STOCKHOLDERS

We will cause to be prepared and mailed or delivered to each stockholder, as of a record date after the end of the fiscal year, and to each holder of our other publicly held securities, within 120 days after the end of the fiscal year to which it relates, an annual report for each fiscal year. The annual reports will contain the following:

•	financial statements that are prepared in accordance with GAAP and are audited by our independent registered public accounting firm;

•	the ratio of the costs of raising capital during the year to the capital raised;

•	the aggregate amount of advisory fees and the aggregate amount of any other fees paid to our advisor and any affiliate of our advisor by us or third parties doing business with us during the year;

•	our total operating expenses for the year, stated as a percentage of our average invested assets and as a percentage of our net income;

•	a report from the independent directors that our policies are in the best interest of our stockholders and the basis for such determination; and

•	a separate report containing full disclosure of all material terms, factors and circumstances surrounding any and all transactions involving us and our advisor, a director or any affiliate thereof during the year, which report the independent directors are specifically charged with a duty to examine and to comment on regarding the fairness of the transactions.

We will make available to you on our website, www.rreefpropertytrust.com, or, at our discretion, via email, our quarterly and annual reports and other reports and documents concerning your investment. To the extent required by law or regulation, or, in our discretion, we may also make certain of this information available to you via U.S. mail or other courier. You may always receive a paper copy upon request.

Our tax accountants will prepare our federal tax return (and any applicable state income tax returns). Generally we will provide appropriate tax information to our stockholders within 31 days following the end of each fiscal year. Our fiscal year is the calendar year.

EXPERTS

The consolidated balance sheets of RREEF Property Trust, Inc. and subsidiaries as of December 31, 2014 and 2013, the related consolidated statements of operations and comprehensive loss, for the years then ended and stockholder’s equity and cash flows for the years then ended and the period February 7, 2012 (inception) through December 31, 2012, and the related financial statement schedule III, real estate and accumulated depreciation, appearing in RREEF Property Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2014 have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their report included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing.

The (1) Historical Summary of Gross Income and Direct Operating Expenses of Wallingford Plaza for the year ended December 31, 2012, and the related notes, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on March 4, 2014; (2) Historical Summary of Gross Income and Direct Operating Expenses of the 9022 Heritage Parkway Property for the year ended December 31, 2012, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on August 16, 2013; (3) Historical Summary of Gross Income and Direct Operating Expenses of Commerce Corner for the Year Ended December 31, 2013, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on June 11, 2014; (4) Historical Summary of Gross Income and Direct Operating Expenses of Anaheim Hills Office Plaza for the year ended December 31, 2013, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on August 29, 2014; (5) Historical Summary of Gross Income and Direct Operating Expenses of the Shops at Terra Nova Plaza for the year ended December 31, 2013, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on December 5, 2014; and (6) Historical Summary of Gross Income and Direct Operating Expenses of The Flats at Carrs Hill for the year ended December 31, 2014, incorporated by reference in this prospectus from our Current Report on Form 8-K/A filed with the SEC on November 6, 2015, have been audited by KPMG LLP, independent registered public accounting firm, as set forth in their reports included therein, and incorporated herein by reference. Such summaries of gross income and direct operating expenses are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The statements included in this prospectus under the captions “Net Asset Value Calculation and Valuation Guidelines—Our Independent Valuation Advisor” and “Net Asset Value Calculation and Valuation Guidelines—Valuation of Properties,” relating to the role of our independent valuation advisor, have been reviewed by Altus Group U.S. Inc., an independent valuation firm, and are included in this prospectus given the authority of such firm as experts in property valuations and appraisals. The estimated market values of our real properties as of September 30, 2015 presented herein under the section “Our Real Estate and Real Estate Equity Securities Portfolio—Real Estate Investment Portfolio—Valuation of Properties” have been reviewed by Altus Group U.S. Inc., an independent valuation firm, and are included herein given the authority of such firm as experts in property valuations and appraisals. Altus Group U.S. Inc. will not calculate or be responsible for our daily NAV per share for any class of shares.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. You can access documents that are incorporated by reference into this prospectus at the website we maintain at www.rreefpropertytrust.com. There is additional information about us and our affiliates at our website, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that website are not incorporated by reference in or otherwise a part of this prospectus.

The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-             ), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

•	Current Report on Form 8-K filed with the SEC on December 22, 2015;

•	Current Report on Form 8-K filed with the SEC on November 16, 2015;

•	Quarterly Report on Form 10-Q filed with the SEC on November 10, 2015;

•	Current Report on Form 8-K/A filed with the SEC on November 6, 2015;

•	Current Report on Form 8-K filed with the SEC on September 30, 2015;

•	Quarterly Report on Form 10-Q filed with the SEC on August 11, 2015;

•	Quarterly Report on Form 10-Q filed with the SEC on May 13, 2015;

•	Current Report on Form 8-K filed with the SEC on May 11, 2015

•	Annual Report on Form 10-K filed with the SEC on March 13, 2015;

•	Current Report on Form 8-K filed with the SEC on March 11, 2015;

•	Current Report on Form 8-K filed with the SEC on February 5, 2015; and

•	Current Report on Form 8-K filed with the SEC on January 7, 2015.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus, free of charge. To receive a copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at:

RREEF Property Trust, Inc.

345 Park Avenue, 26th Floor

New York, NY 10154

(212) 454-6260

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by Venable LLP. Alston & Bird LLP has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Federal Income Tax Considerations” and has passed upon the accuracy of those statements as well as our qualification as a REIT for federal income tax purposes. Certain legal matters relating to this offering have been reviewed for the dealer manager by Morris, Manning & Martin, LLP.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-11 with the SEC with respect to the shares of our common stock to be issued in this offering. This prospectus is a part of that registration statement and, as permitted by SEC rules, does not include all of the information you can find in the registration statement or the exhibits to the registration statement. For additional information relating to us, we refer you to the registration statement and the exhibits to the registration statement. Statements contained in this prospectus as to the contents of any contract or document are necessarily summaries of such contract or document and in each instance, if we have filed the contract or document as an exhibit to the registration statement, we refer you to the copy of the contract or document filed as an exhibit to the registration statement.

We will file annual, quarterly and special reports, proxy statements and other information with the SEC. The registration statement is, and any of these future filings with the SEC will be, available to the public over the internet at the SEC’s website at www.sec.gov. You may read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information about the public reference room.

We also maintain a web site at www.rreefpropertytrust.com where there is additional information about our business, but the contents of the website are not incorporated by reference in or otherwise a part of this prospectus.

APPENDIX A: AMENDED AND RESTATED DISTRIBUTION REINVESTMENT PLAN

This Amended and Restated Distribution Reinvestment Plan (the “Plan”) was adopted by RREEF Property Trust, Inc. (the “Company”) pursuant to the Articles of Amendment and Restatement of the Company, as supplemented, amended or restated from time to time (the “Charter”). The Plan supersedes and replaces the distribution reinvestment plan previously adopted by the Company which was effective as of May 30, 2013, the date on which the minimum offering requirements were met in connection with the Public Offering (defined below) and the escrowed subscription proceeds were released to the Company. Unless otherwise defined herein, capitalized terms shall have the same meaning as set forth in the Charter.

1. Distribution Reinvestment. As agent for the stockholders (the “Stockholders”) of the Company who (i) purchase Class A, Class D, Class I, Class N or Class T shares of the Company’s common stock (collectively the “Shares”) pursuant to a continuous public offering of any of the Company’s Class A, Class I, Class N or Class T shares (the “Public Offering”) or any unregistered private offering of the Company’s Class D shares (the “Private Offering”), or (ii) purchase Shares pursuant to any future offering of the Company (a “Future Offering”), and who elect to participate in the Plan (the “Participants”), the Company will apply all dividends and other distributions declared and paid in respect of the Shares held by each Participant and attributable to the class of Shares either (1) purchased by such Participant or (2) for the Class N Shares, held in the account of such Participant following a conversion event as described in the Charter (the “Distributions”), including Distributions paid with respect to any full or fractional Shares acquired under the Plan, to the purchase of additional Shares of the same class for such Participant.

2. Effective Date. The effective date of this Plan shall be             .

3. Procedure for Participation. Any Stockholder who has received (i) a Prospectus, as contained in the Company’s registration statement filed with the Securities and Exchange Commission (the “SEC”) in connection with the Public Offering or in any registration statement filed by the Company with the SEC to register any Future Offering, or (ii) a private placement memorandum in connection with the Private Offering (a “Private Placement Memorandum”), may elect to become a Participant by completing and executing an enrollment form or any other appropriate authorization form as may be available from the Company, the Company’s transfer agent, the dealer manager for the Public Offering or any soliciting dealer or distribution agent participating in the distribution of Shares for the Public Offering or the Private Offering. Participation in the Plan will begin with the next Distribution payable after acceptance of a Participant’s subscription, enrollment or authorization. Shares will be purchased under the Plan on the date that Distributions are paid by the Company.

4. Suitability. Each Participant is requested to promptly notify the Company in writing if the Participant experiences a material change in such Participant’s financial condition, including without limitation, (i) with respect to holders of Class A, Class I, Class N or Class T shares, the failure to meet the income, net worth and investment concentration standards imposed by such Participant’s state of residence and set forth in the Company’s most recent Prospectus and, (ii) with respect to holders of Class D shares, the failure to meet any accredited investor or other investor suitability requirements set forth in the Private Placement Memorandum. For the avoidance of doubt, this request in no way shifts to the Participant any responsibility of the Company’s sponsor, or any other person selling shares in a Public Offering or a Private Offering on behalf of the Company, to make every reasonable effort to determine that the purchase of Shares offered in the Public Offering or a Private Offering is a suitable and appropriate investment based on information provided by such Participant.

5. Purchase of Shares.

(a) Participants will acquire Shares from the Company under the Plan (the “Plan Shares”) at a price equal to the NAV per Share applicable to the class of Shares held by the Participant, calculated as of the distribution date. No selling commissions on the Class A or T shares or up front dealer manager fees on the Class T shares will be payable with respect to shares purchased pursuant to the Plan. Participants in the Plan may purchase fractional

Shares so that 100% of the Distributions will be used to acquire Shares. However, a Participant will not be able to acquire Plan Shares to the extent that any such purchase would cause such Participant to exceed the Aggregate Share Ownership Limit or the Common Share Ownership Limit as set forth in the Charter or otherwise would cause a violation of the Share ownership restrictions set forth in the Charter.

(b) Shares to be distributed by the Company in connection with the Plan may (but are not required to) be supplied from: (i) the Plan Shares which will be registered with the SEC in connection with a Public Offering, (ii) Shares to be registered with the SEC in a Future Offering for use in the Plan (a “Future Registration”), (iii) Shares purchased by the Company for the Plan in a secondary market (if available) or on a stock exchange (if listed) (collectively, the “Secondary Market”) or (iv) Shares which have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and which will be issued in reliance upon exemptions from the registration requirements of the Securities Act and state securities laws.

(c) Shares purchased in any Secondary Market will be purchased at the then-prevailing market price for Shares of the class purchased, which price will be utilized for purposes of issuing Shares in the Plan. Shares acquired by the Company in any Secondary Market or registered in a Future Registration for use in the Plan may be at prices lower or higher than the Share price which will be paid for Shares of that class pursuant to the Public Offering or Private Offering.

(d) If the Company acquires Shares in any Secondary Market for use in the Plan, the Company shall use its reasonable efforts to acquire Shares at the lowest price then reasonably available for Shares of the class acquired. However, the Company does not in any respect guarantee or warrant that the Shares so acquired and purchased by the Participant in the Plan will be at the lowest possible price. Further, irrespective of the Company’s ability to acquire Shares in any Secondary Market or to make a Future Offering for Shares to be used in the Plan, the Company is in no way obligated to do either, but may do so in its sole discretion.

6. Taxes. THE REINVESTMENT OF DISTRIBUTIONS DOES NOT RELIEVE A PARTICIPANT OF ANY INCOME TAX LIABILITY WHICH MAY BE PAYABLE ON THE DISTRIBUTIONS. INFORMATION REGARDING POTENTIAL INCOME TAX LIABILITY OF PARTICIPANTS MAY BE FOUND IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SEC OR THE PRIVATE PLACEMENT MEMORANDUM PROVIDED TO HOLDERS OF CLASS D SHARES IN CONNECTION WITH THE PRIVATE OFFERING, AS APPLICABLE.

7. Share Certificates. The ownership of the Shares purchased through the Plan will be in book-entry form unless and until the Company issues certificates for its outstanding common stock.

8. Reports. Within 90 days after the end of the Company’s fiscal year, the Company shall provide each Participant reports describing, as to such Participant: (i) the Distributions reinvested during the prior year; (ii) the number and class of Shares purchased pursuant to the Plan during the prior year; and (iii) the per-share purchase price for such Shares.

9. Termination by Participant. A Participant may terminate participation in the Plan at any time, without penalty, by delivering written notice to the Company. This notice must be received by the Company prior to the last day of a month in order for a Participant’s termination to be effective for such month (i.e. a termination notice will be effective as of the last day of a month in which it is received and will not affect participation in the Plan for any prior month). Any transfer of Shares by a Participant to a non-Participant will terminate participation in the Plan with respect to the transferred Shares. If the Company redeems a portion of a Participant’s Shares, the Participant’s participation in the Plan with respect to the Participant’s Shares which were not redeemed will not be terminated unless the Participant requests such termination in accordance with the requirements of this Section 9. If a Participant terminates Plan participation, the Company may, at its option, ensure that the terminating Participant’s account will reflect the whole number of shares in such Participant’s account and provide a check for the cash value of any fractional share in such account. Upon termination of Plan participation for any reason, Distributions will be distributed to the Stockholder in cash.

10. Amendment, Suspension or Termination by the Company. The Board of Directors may by majority vote (including a majority of the Independent Directors) amend the Plan; provided that the Plan cannot be amended to eliminate a Participant’s right to terminate participation in the Plan and that notice of any material amendment must be provided to Participants at least ten days prior to the effective date of that amendment. The Board of Directors may by majority vote (including a majority of the Independent Directors) suspend or terminate the Plan for any reason upon ten days’ written notice to the Participants.

11. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant’s account upon such Participant’s death prior to receipt of notice in writing of such death or (ii) with respect to the time and the prices at which Shares are purchased or sold for a Participant’s account. To the extent that indemnification may apply to liabilities arising under the Securities Act, or the securities laws of a particular state, the Company has been advised that, in the opinion of the SEC and certain state securities commissioners, such indemnification is contrary to public policy and, therefore, unenforceable.

APPENDIX B: FORM OF SUBSCRIPTION AGREEMENT

Subscription Agreement

1.	Investment

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,500

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Investment Type

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares	☐ Class I Shares	☐ Class T Shares

3.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application) ☐ Joint Tenant* (If TOD, attach application) ☐ Tenants in Common* ☐ Community Property* ☐ Trust** ☐ Non-Profit Organization** ☐ Estate	☐ UGMA: State of ☐ UTMA: State of ☐ Corporation** ☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked) ☐ Partnership** ☐ Other (Specify)	☐ Traditional (Individual) IRA ☐ Simple IRA ☐ Beneficial IRA	☐ SEP IRA ☐ ROTH IRA

Decedent’s name:
		☐ Profit Sharing Plan**	☐ Pension Plan**
☐ KEOGH Plan**

*All parties must sign.	** Please attach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/
plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

4.	Individual or Joint Account

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner	Social Security Number	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

CURRENT FORM AS OF 11/20/15 VERSION Q

4.	Individual or Joint Account, continued

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐   Not-employed    ☐   Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Name of Second Joint Owner (if any)	Social Security Number	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐  Employed     ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

4a.	Entity Account

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:    ☐  Yes    ☐  No

If yes, please explain:

Name of Legal Entity	Social Security Number	OR	Tax ID Number

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

Date of Trust Agreement (for trusts only) – MM/DD/YYYY

CURRENT FORM AS OF 11/20/15 VERSION Q

4a.	Entity Account, continued

Name of Trustee/Authorized Signer	Social Security Number of Trustee/Authorized Signer	Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of co-trustee/authorized signer	Social Security Number of Co-Trustee/Authorized Signer	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

FOR A TRUST ACCOUNT

☐  Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor (if different from Trustee)	Social Security Number of Grantor/Settelor	Date of Birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security Number	Date of Birth – MM/DD/YYYY
Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

CURRENT FORM AS OF 11/20/15 VERSION Q

4a.	Entity Account, continued

Name	Social Security Number	Date of Birth – MM/DD/YYYY
Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

4b.	UGMA/UTMA Account

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of Minor	Social Security Number	Date of Birth of Minor – MM/DD/YYYY
Street Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of Custodian	Social Security Number of Custodian	Date of Birth of Custodian – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed     ☐  Retired

Occupation	Name of Employer
Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

4c.	Retirement/Savings Plan

CUSTODIAN/TRUSTEE

Name of Custodian/Trustee	Tax ID Number
US Business Address	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

CURRENT FORM AS OF 11/20/15 VERSION Q

4c.	Retirement/Savings Plan, continued

PARTICIPANT/EMPLOYEE

Name of Participant/Employee	Social Security Number	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

5.	Third Party Custodian/ Trustee Information

Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name
Custodian/Trustee Address 1
Custodian/Trustee Address 2
Custodian/Trustee City State	ZIP
Custodian/Trustee Telephone Number	Custodian/Trustee Tax Identification Number
Investor’s Account Number with Custodian/Trustee

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of RREEF Property Trust, Inc. that are beneficially owned by the investor as reflected on the records of RREEF Property Trust, Inc. as of the applicable record date at any meeting of the shareholders of RREEF Property Trust, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. RREEF Property Trust, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4-4c. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF

CURRENT FORM AS OF 11/20/15 VERSION Q

6.	Distribution Information (Choose one or more of the following options), continued

Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐	Send distributions via check to the investor’s home address (or for all accounts with a custodian to the address listed in Section 5)

☐	Send distributions via check to the alternate payee listed here (not available for custodial held accounts without the custodian’s approval)

Name
Address
City State	ZIP
Account Number

☐ Direct Deposit (Attach Voided Check) I authorize RREEF Property Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RREEF Property Trust, Inc. in writing to cancel it. In the event that RREEF Property Trust, Inc. deposits funds erroneously into my account, RREEF Property Trust, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. (not available for custodial held accounts without the custodian’s approval)

☐ Checking
Financial Institution Name	% of Distribution	☐ Savings
ABA/ Routing Number	Account Number

7.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name
Financial Advisor Name		Rep Number
Financial Advisor’s Firm Name		Branch ID
Financial Advisor’s Address
Financial Advisor’s City	State	ZIP
Financial Advisor’s Phone	Financial Advisor’s Fax Number	Financial Advisor’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares are being purchased net of up-front commissions (Class A shares and Class T shares only)

* RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for RREEF Property Trust) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-373-2522.

CURRENT FORM AS OF 11/20/15 VERSION Q

7.	Broker-Dealer and Financial Advisor Information, continued

☐ Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. (Class A shares or Class T shares only)

Account to be combined with:

Investor Name

Account Number

SSN/TIN

** Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Signature of Financial Advisor	Date
Branch Manager Signature (If required by Broker-Dealer)	Date

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any shareholder communications unless (i) I notify RREEF Property Trust, Inc. that I am revoking this election with respect to all shareholder communications or (ii) I specifically request that RREEF Property Trust, Inc. send a paper copy of a particular shareholder communications to me. RREEF Property Trust, Inc. has advised me that I have the right to revoke this election at any time and receive all shareholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any shareholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing shareholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to shareholder communications.

Signature of Investor	Date
Signature of Joint Investor	Date
E-mail: (If blank - email from Section 4-4c will be used)

9.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

CURRENT FORM AS OF 11/20/15 VERSION Q

9.	Subscriber Signatures, continued

Owner	Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	I am purchasing the shares for the account referenced above.

Owner	Co-Owner	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor	Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian	Date

The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
Investment Processing Department	Investment Processing Department	may be faxed to: (855) 223-2474	RREEF Property Trust UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Toll Free: (855) 285-0508	Toll Free: (855) 285-0508		Account #: 9872012755
FAO: (Include Account Title)

CURRENT FORM AS OF 11/20/15 VERSION Q

Investor Instructions

(not required to be returned with Subscription Agreement)

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2.	Investment Type

Please check the appropriate box to indicate the class of shares you intend to purchase.

3.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Individual or Joint Account

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4a.	Entity Account

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RREEF Property Trust, Inc. reserves the right to require additional documents on future transactions. Please note this is not an all inclusive list of documents.

Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s)

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

CURRENT FORM AS OF 11/20/15 VERSION Q

4a.	Entity Account, continued

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly traded company: (Please provide company’s CUSIP number)

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

4b.	UGMA/UTMA Account

Complete this section for UGMA/UTMA accounts.

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

4c.	Retirement/Savings Plan

Complete this section for Retirement/Savings Plan accounts.

5.	Third Party Custodian/ Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. RREEF Property Trust, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the RREEF Property Trust Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

6.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify RREEF Property Trust, Inc. in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by

CURRENT FORM AS OF 11/20/15 VERSION Q

6.	Distribution Information (Choose one or more of the following options), continued

your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4-4c. IRA accounts may not direct distributions without the custodian’s approval.)

7.	Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Sections 4-4c, and

•	has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the Financial Advisor of the Broker-Dealer represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4-4c; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

CURRENT FORM AS OF 11/20/15 VERSION Q

8.	Electronic Delivery (Optional), continued

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any shareholder communications unless (i) you notify RREEF Property Trust, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that RREEF Property Trust, Inc. send a paper copy of a particular shareholder communications to you. RREEF Property Trust, Inc. has advised you that you have the right to revoke this election at any time and receive all shareholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any shareholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing shareholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to shareholder communications.

9.	Subscriber Signatures

Please separately initial each of the representations in paragraphs (1) through (5). Except in the case of fiduciary accounts,you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11/15	RF0020-Q

APPENDIX C: FORM OF ADDITIONAL SUBSCRIPTION AGREEMENT

Additional Subscription Agreement

This form may be used by any current investor in RREEF Property Trust, Inc. (RPT) who desires to purchase additional shares of RREEF Property Trust, Inc. Investors who acquired shares through a transfer of ownership or transfer of death and wish to make additional investments must complete the RREEF Property Trust, Inc. Subscription Agreement.

1.	Investment Information

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,500 for RPT.

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Account Number

Account Number

3.	Investor Information - SSN or TIN Required

Please print names in which shares of common stock are registered.

Title Line 1

Title Line 2

Primary SSN/TIN	Secondary SSN/TIN

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Accountholder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Please indicate if mailing address has changed since initial investment in RREEF Property  Trust                ☐  Yes    ☐   No

If “yes”, please print new address below:
Street Address
City	State	Zip

CURRENT FORM AS OF 11/20/15 VERSION I

4.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor Name	Rep Number

Financial Advisor’s Firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax Number

Financial Advisor’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares are being purchased net of up-front commissions (Class A shares and Class T shares only)

* RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for RREEF Property Trust) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-373-2522.

☐	Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. (Class A shares or Class T shares only)

Account to be combined with:

Investor Name

Account Number

SSN/TIN

** Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the shares by the subscriber is a suitable and appropriate investment for this subscriber.

Signature of Financial Advisor	Date

Branch Manager Signature	Date
(If required by Broker-Dealer)

CURRENT FORM AS OF 11/20/15 VERSION I

5.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	I am purchasing the shares for the account referenced above.

Owner	Co-Owner	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor	Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian	Date

The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
Investment Processing	Investment Processing	may be faxed to:	UMB Bank, N.A.
Department	Department	(855) 223-2474	1010 Grand Boulevard, 4th Floor
c/o DST Systems, Inc.	c/o DST Systems, Inc.		Kansas City, MO 64106
P.O. Box 219731	430 W. 7th Street		ABA #: 101000695
Kansas City, MO 64121-9731	Kansas City, MO 64105		Account #: 9872012755
Toll Free: (855)285-0508	Toll Free: (855)285-0508		FAO: (Include Account Title)

11/15	RF0041-I

APPENDIX D: FORM OF SUBSCRIPTION AGREEMENT (DEUTSCHE BANK)

Subscription Agreement

1.	Investment

Amount of Subscription	State of Sale

Minimum Initial Investment is $2,500

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired

2.	Investment Type

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares	☐ Class I Shares	☐ Class T Shares

3.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application) ☐ Joint Tenant*	☐ UGMA: State of ☐ UTMA: State of ☐ Corporation**	☐ Traditional (Individual) IRA ☐ Simple IRA ☐ Beneficial IRA	☐ SEP IRA ☐ ROTH IRA

(If TOD, attach application)	☐ S-Corp ☐ C-Corp	Decedent’s name:
☐ Tenants in Common* ☐ Community Property* ☐ Trust** ☐ Non-Profit Organization** ☐ Estate	(Will default to S-Corp if nothing is marked) ☐ Partnership** ☐ Other (Specify)	☐ Profit Sharing Plan** ☐ KEOGH Plan**	☐ Pension Plan**

*All parties must sign.	** Please attach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/plan, trustees, signatures and date. The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

For Non-Qualified Custodial Accounts and All Qualified Accounts, please complete Section 5

4.	Individual or Joint Account

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner	Social Security Number	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

CURRENT FORM AS OF 11/20/15 VERSION N

4.	Individual or Joint Account, continued

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐   Employed    ☐   Not-employed    ☐   Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Name of Second Joint Owner (if any)	Social Security Number	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐  Employed     ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

4a.	Entity Account

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:    ☐  Yes    ☐  No

If yes, please explain:

Name of Legal Entity	Social Security Number	OR	Tax ID Number

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

Date of Trust Agreement (for trusts only) – MM/DD/YYYY

CURRENT FORM AS OF 11/20/15 VERSION N

4a.	Entity Account, continued

Name of Trustee/Authorized Signer	Social Security Number of Trustee/Authorized Signer	Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Name of co-trustee/authorized signer	Social Security Number of Co-Trustee/Authorized Signer	Date of Birth – MM/DD/YYYY

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

FOR A TRUST ACCOUNT

☐  Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor (if different from trustee)	Social Security Number of Grantor/Settelor	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security Number	Date of Birth – MM/DD/YYYY
Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	Social Security Number	Date of Birth – MM/DD/YYYY
Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

CURRENT FORM AS OF 11/20/15 VERSION N

4a.	Entity Account, continued

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

4b.	UGMA/UTMA Account

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of Minor	Social Security Number	Date of Birth of Minor – MM/DD/YYYY
Street Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of Custodian	Social Security Number of Custodian	Date of Birth of Custodian – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed     ☐  Retired

Occupation	Name of Employer
Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

4c.	Retirement/Savings Plan

CUSTODIAN/TRUSTEE

Name of Custodian/Trustee	Tax ID Number
US Business Address	City	State	ZIP
Mailing Address (if different)	City	State	ZIP
Daytime Phone Number Extension	E-mail Address

CURRENT FORM AS OF 11/20/15 VERSION N

4c.	Retirement/Savings Plan, continued

PARTICIPANT/EMPLOYEE

Name of Participant/Employee	Social Security Number	Date of Birth – MM/DD/YYYY
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

5.	Third Party Custodian/ Trustee Information

Applies to ALL retirement accounts. Also applies to non-retirement accounts that have elected to use a third party custodian.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name
Custodian/Trustee Address 1
Custodian/Trustee Address 2
Custodian/Trustee City State	ZIP
Custodian/Trustee Telephone Number	Custodian/Trustee Tax Identification Number
Investor’s Account Number with Custodian/Trustee

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of RREEF Property Trust, Inc. that are beneficially owned by the investor as reflected on the records of RREEF Property Trust, Inc. as of the applicable record date at any meeting of the shareholders of RREEF Property Trust, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. RREEF Property Trust, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

6.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4-4c. IRA accounts may not direct distributions without the custodian’s approval.

CURRENT FORM AS OF 11/20/15 VERSION N

6.	Distribution Information (Choose one or more of the following options), continued

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐	Send distributions to my Deutsche Bank Account, as indicated on the Pershing Investor Network Instruction Form attached. (or for Qualified Plans to the address listed in Section 5)

Name
Address
City State	ZIP
Account Number

☐ Direct Deposit (Attach Voided Check) I authorize RREEF Property Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RREEF Property Trust, Inc. in writing to cancel it. In the event that RREEF Property Trust, Inc. deposits funds erroneously into my account, RREEF Property Trust, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. (not available for custodial held accounts without the custodian’s approval)

☐ Checking
Financial Institution Name	% of Distribution	☐ Savings
ABA/ Routing Number	Account Number

7.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name
Financial Advisor Name		Rep Number
Financial Advisor’s Firm Name		Branch ID
Financial Advisor’s Address
Financial Advisor’s City	State	ZIP
Financial Advisor’s Phone	Financial Advisor’s Fax Number	Financial Advisor’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer	☐ Shares are being purchased net of up-front commissions (Class A shares and Class T shares only) % Selling commission (Class A shares and Class T shares only)

* RIAs must first execute a firm level RIA Placement Agreement with SC Distributors (the Dealer Manager for RREEF Property Trust) before conducting business. To obtain an RIA Placement Agreement or for additional questions please contact SC Distributors at: 877-373-2522.

CURRENT FORM AS OF 11/20/15 VERSION N

7.	Broker-Dealer and Financial Advisor Information, continued

☐ Volume Discount**: The subscriber is a qualifying purchaser and may combine this purchase for the purpose of qualifying for a volume discount. (Class A shares or Class T shares only)

Account to be combined with:

Investor Name

Account Number

SSN/TIN

** Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Advisor	Date
Branch Manager Signature (If required by Broker-Dealer)	Date

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any shareholder communications unless (i) I notify RREEF Property Trust, Inc. that I am revoking this election with respect to all shareholder communications or (ii) I specifically request that RREEF Property Trust, Inc. send a paper copy of a particular shareholder communications to me. RREEF Property Trust, Inc. has advised me that I have the right to revoke this election at any time and receive all shareholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any shareholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing shareholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to shareholder communications.

Signature of Investor	Date
Signature of Joint Investor	Date
E-mail (If blank - email from Section 4-4c will be used)

CURRENT FORM AS OF 11/20/15 VERSION N

9.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner	I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner	I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	I am purchasing the shares for the account referenced above.

Owner	Co-Owner	I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A SHAREHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) unless the box below is checked, I am not subject to backup withholding because a) I am exempt from backup withholding; or b) the Internal Revenue Service (IRS) has not notified me that I am subject to backup withholding as a result of failure to report all interest or dividends; or c) the IRS has notified me that I am no longer subject to backup withholding; and (iii) I am a U.S. citizen or other U.S. person.

☐	Please check this box only if you are subject to backup withholding. Please include a copy of the notification letter you received from the IRS.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor	Date
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian	Date

The Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail	Overnight Mail	Subscription Agreements	Payment may be wired to:
Investment Processing Department	Investment Processing Department	may be faxed to: (855) 223-2474	RREEF Property Trust UMB Bank, N.A.
c/o DST Systems, Inc.	c/o DST Systems, Inc.		1010 Grand Boulevard, 4th Floor
P.O. Box 219731	430 W. 7th Street		Kansas City, MO 64106
Kansas City, MO 64121-9731	Kansas City, MO 64105		ABA #: 101000695
Toll Free: (855) 285-0508	Toll Free: (855) 285-0508		Account #: 9872012755
FAO: (Include Account Title)

CURRENT FORM AS OF 11/20/15 VERSION N

Investor Instructions

(not required to be returned with Subscription Agreement)

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2.	Investment Type

Please check the appropriate box to indicate the class of shares you intend to purchase.

3.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Individual or Joint Account

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 9, you are certifying that this number is correct.

4a.	Entity Account

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RREEF Property Trust, Inc. reserves the right to require additional documents on future transactions. Please note this is not an all inclusive list of documents.

Please Note: You must indicate if the Account is engaged in internet gambling or supports companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens.

CURRENT FORM AS OF 11/20/15 VERSION N

4a.	Entity Account, continued

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s)

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/ affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly traded company: (Please provide company’s CUSIP number)

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

4b.	UGMA/UTMA Account

Complete this section for UGMA/UTMA accounts.

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

4c.	Retirement/Savings Plan

Complete this section for Retirement/Savings Plan accounts.

5.	Third Party Custodian/Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

CURRENT FORM AS OF 11/20/15 VERSION N

5.	Third Party Custodian/Trustee Information, continued

If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. RREEF Property Trust, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the RREEF Property Trust Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

6.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify RREEF Property Trust, Inc. in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4-4c. IRA accounts may not direct distributions without the custodian’s approval.)

7.	Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 7, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•	has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Sections 4-4c, and

•	has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

CURRENT FORM AS OF 11/20/15 VERSION N

7.	Broker-Dealer and Financial Advisor Information, continued

In addition, the Financial Advisor of the Broker-Dealer represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4-4c; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

8.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in Section 8, you acknowledge and agree that you will not receive paper copies of any shareholder communications unless (i) you notify RREEF Property Trust, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that RREEF Property Trust, Inc. send a paper copy of a particular shareholder communications to you. RREEF Property Trust, Inc. has advised you that you have the right to revoke this election at any time and receive all shareholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any shareholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing shareholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to shareholder communications.

9.	Subscriber Signatures

Please separately initial each of the representations in paragraphs (1) through (5). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 9 of the agreement and confirm the information is true and correct. If we are unable to verify your- identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

11/15	RF0051-N

APPENDIX E: FORM OF MULTI PRODUCT SUBSCRIPTION AGREEMENT

Multi-Offering Subscription Agreement

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

AN INVESTMENT IN THE OFFERING(S) OR “INVESTMENT PROGRAM(S)” DESCRIBED HEREIN CANNOT BE COMPLETED UNTIL AT LEAST FIVE (5) BUSINESS DAYS AFTER THE DATE THE INVESTOR RECEIVED THE FINAL PROSPECTUS FOR EACH OFFERING. SUBSCRIPTIONS WILL BE EFFECTIVE ONLY UPON OUR ACCEPTANCE, AND WE RESERVE THE RIGHT TO REJECT ANY SUBSCRIPTION IN WHOLE OR IN PART. IF REJECTED, ALL FUNDS SHALL BE RETURNED TO SUBSCRIBERS WITHOUT INTEREST AND WITHOUT DEDUCTION FOR ANY EXPENSES WITHIN TEN (10) BUSINESS DAYS FROM THE DATE THE SUBSCRIPTION IS REJECTED. INVESTORS WILL RECEIVE A CONFIRMATION OF THEIR PURCHASE. IF YOU HAVE ANY QUESTIONS, PLEASE CALL YOUR REGISTERED REPRESENTATIVE, SC DISTRIBUTORS, LLC (MEMBER FINRA/SIPC) AT 1-877-907-1148.

1.	Investment

All investments are subject to suitability standards, see corresponding prospectus and Sections 8-8e herein.

Amount of Subscription	State of Sale

Minimum Initial Investment is $ 2,000 for CVMC REIT II, SIC, TGIF & GREC.	State of Sale means investor’s principal place of residence or principal place of
Minimum Initial Investment is $2,500 for RPT.
Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:	☐ Enclosed Check	☐ Funds Wired	☐ Funds to Follow - Name of Institution

(See Section 10 for Check Instructions)	Investment Amount

Carter Validus Mission Critical REIT II (CVMC REIT II)

Greenbacker Renewable Energy Company (GREC)

RREEF Property Trust, Inc. (RPT)

Sierra Income Corporation (SIC)

TriLinc Global Impact Fund (TGIF)

☐	Volume Discount*: Check this box ONLY after discussion with your Broker-Dealer. Please provide a separate request in writing that sets forth the basis for receiving a volume discount as set forth in the appropriate prospectus. (Class A shares or Class T shares only for RPT)

*Any combination request will be subject to our verification that the subscriptions to be combined are made by a single qualifying purchaser. Please see “Volume Discounts” section of the prospectus for further information on volume discount qualifications.

1a.	Share Class – The Selection of a Share Class is Required (CVMC REIT II Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR CVMC REIT II INVESTORS – SHARE CLASS REQUIRED	☐ Class A

CURRENT FORM AS OF 12/2/15 VERSION J

1b.	Share Class – The Selection of a Share Class is Required (GREC Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR GREC INVESTORS – SHARE CLASS REQUIRED	☐ Class A	☐ Class I

1c.	Share Class – The Selection of a Share Class is Required (RPT Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding these share classes, including the different fees which are payable with respect to each share class.

FOR RPT INVESTORS – SHARE CLASS REQUIRED	☐ Class A	☐ Class I	☐ Class T

1d.	Unit Class – The Selection of a Unit Class is Required (TGIF Only)

Please consult with your Financial Advisor and check one of the following options pertaining to the class of units you intend to purchase. The Prospectus contains additional information regarding these unit classes, including the different fees which are payable with respect to each unit class.

FOR TGIF INVESTORS – UNIT CLASS REQUIRED	☐ Class A	☐ Class C	☐ Class I

2.	Account Type – Check One Box Only

Account Type		Additional Required Documentation
☐ Individual ☐ TOD*		If TOD, Transfer on Death form *Please see Section 2 of Investor Instructions for details
☐ Joint Tenants ☐ TOD*	☐ Tenants in Common*	If JTWROS TOD, Transfer on Death form *All parties must sign / Please see Section 2 of Investor Instructions for details Trustee Certification form or trust documents
☐ Community Property*
☐ Trust
☐ Estate		Documents evidencing individuals authorized to act on behalf of estate
☐ Custodial ☐ UGMA: State of:	☐ UTMA: State of:	None
☐ Corporation ☐ C Corp	☐ S Corp	Articles of Incorporation or Corporate Resolution
☐ LLC ☐ Enter the tax classification (C= C Corporation, S= S Corporation, P= Partnership)		LLC Operating Agreement or LLC Resolution
☐ Partnership		Partnership Certification of Powers or Certificate of Limited Partnership
☐ Non-Profit Organization		Formation document or other document evidencing authorized signers
☐ Profit Sharing Plan* ☐ Defined Benefit Plan* ☐ KEOGH Plan*		Pages of plan document that list plan name, date, trustee name(s) and signatures *Please see Section 2 of Investor Instructions for details
☐ Traditional IRA ☐ SEP IRA	☐ ROTH IRA	For Inherited IRA indicate Decedent’s name:
☐ Simple IRA ☐ Inherited/Beneficial IRA
☐ Other (Specify)

For Non-Qualified Custodial Accounts and all Qualified Accounts, please complete Section 6

CURRENT FORM AS OF 12/2/15 VERSION J

3.	Investment Title – SSN or TIN Required (CVMC REIT II, SIC, TGIF, GREC Only)

Please print names in which shares and/or units of common stock are to be registered. For trusts, include trust name and name of trustee. If IRA or qualified plan, include both custodian and investor names and applicable Tax ID Numbers. If “same as above”, write “same.” (This is the name that will appear on your statement.)

Title Line 1

Title Line 2

SSN/TIN

4.	Investor Information (CVMC REIT II, SIC, TGIF, GREC Only)

Primary Investor is: Individual, Trust/Qualified Plan, Entity, Minor (UGMA/UTMA)

Secondary Investor is: Additional Account holder, Trustee, Officer/Authorized Signer, Custodian (UGMA/UTMA)

Primary Investor Name	SSN/TIN	DOB

Secondary Investor Name	SSN/TIN	DOB

Street Address

City	State	Zip

Phone (day)	Phone (evening)	Email

Mailing Address (optional)

City	State	Zip

☐ Check here for electronic delivery and complete Section 6c

Citizenship: Please indicate Citizenship Status (Required)

☐ US Citizen ☐ US Citizen residing outside the US ☐ Resident Alien
☐ Non-Resident Alien* Country: ☐ Check here if you are subject to backup withholding

Please attach a separate sheet with the above information for each additional investor.

NOTE: Any and all U.S. taxpayers are required to complete Section 9. (If a foreign national is, in fact, a U.S. taxpayer, complete Section 9.)

* If non-resident alien, investor must submit the appropriate IRS Form W-8 (e.g., Form W-8BEN, W-8ECI, W-8EXP or W-8IMY) in order to make an investment. The applicable IRS Form can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

For RPT investors only: Please refer to Section 5 and applicable required disclosures for account information.

5.	Individual or Joint Account (RPT Only)

For joint accounts, the Social Security number of the primary account owner will be used for IRS reporting.

Name of Primary Account Owner	SSN	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

CURRENT FORM AS OF 12/2/15 VERSION J

5.	Individual or Joint Account (RPT Only), continued

Select one:    ☐   Employed    ☐   Not-employed    ☐   Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Name of Second Joint Owner (if any)	SSN	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

Select one:    ☐  Employed     ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

Please attach a separate sheet with the above information for each additional owner.

5a.	Entity Account (RPT Only)

Legal documentation proving the existence of the entity must be presented when establishing one of these account types. (Articles of Incorporation Trust or Plan document.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

* Select one:    ☐  Yes  ☐  No

If yes, please explain:

Name of Legal Entity	SSN	OR TIN

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number Extension	E-mail Address

Date of Trust Agreement (for trusts only) – MM/DD/YYYY

Name of Trustee/ Authorized Signer SSN of Trustee/Authorized Signer		DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

CURRENT FORM AS OF 12/2/15 VERSION J

5a.	Entity Account (RPT Only), continued

Name of Co-Trustee/ Authorized Signer	SSN of Trustee/Authorized Signer	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number	Extension	E-mail Address

☐ US Citizen	☐ Resident alien If resident alien, please provide country of citizenship:

FOR A TRUST ACCOUNT

☐  Check here if the grantor/settlor is the same as the trustee

For Trust Accounts, Name of Grantor/Settlor SSN of Grantor/Settelor		DOB
(if different from trustee)
US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

FOR A BUSINESS ACCOUNT (EX: CORPORATION, PARTNERSHIP, ETC.)

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name		SSN	DOB

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name		SSN	DOB
Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

CURRENT FORM AS OF 12/2/15 VERSION J

5b.	UGMA/UTMA Account (RPT Only)

If the minor’s Social Security number has been applied for, but not yet received, please include a copy of the Social Security card application (Form-SS5). Unless you indicate otherwise, the account will follow the UGMA/UTMA rules for the minor’s state.

Name of Minor		SSN	DOB

Street Address of Legal Entity (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of Custodian SSN of Custodian		DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number Extension	E-mail Address

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed     ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

5c.	Retirement/Savings Plan (RPT Only)

CUSTODIAN/TRUSTEE

Name of Custodian/Trustee	TIN

US Business Address	City	State	ZIP

Mailing Address (if different)	City	State	ZIP

Daytime Phone Number Extension	E-mail Address

PARTICIPANT/EMPLOYEE

Name of Participant/Employee	SSN	DOB

US Residential Address (P.O. Box not acceptable)	City	State	ZIP

☐ US Citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Select one:    ☐  Employed    ☐  Not-employed    ☐  Retired

Occupation	Name of Employer

Address of Employer	City	State	ZIP

If you checked not-employed or retired, please provide source of income:

CURRENT FORM AS OF 12/2/15 VERSION J

6.	Third Party Custodian/Trustee Information

Applies to ALL retirement accounts and to non-retirement accounts that have elected to use a third party custodian/trustee.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian/trustee is responsible for sending payments pursuant to the instructions as set forth below.

Custodian/Trustee Name

Custodian/Trustee Address

City	State	ZIP

Custodian/Trustee Phone	Custodian/Trustee TIN

Investor Account Number with Custodian/Trustee

6a.	Distribution Information

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%. If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4 and/or Section 5 above. IRA accounts may not direct distributions without the custodian’s approval.

Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates.

If you elect to participate in the Distribution Reinvestment Plan, you agree that, if at any time you fail to meet the applicable suitability standards set forth in the then current Prospectus, you will promptly provide written notification to: RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC, c/o DST Systems, Inc, 430 W. 7th Street, Kansas City, MO 64105.

% of Distribution

☐	I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus

☐	Send distributions via check to investor’s home address (or for Qualified Plans, to the address listed in Section 6)

☐	Send distributions via check to the alternate payee listed here (not available for Qualified Plans without custodial approval)

Name

Address

City State	ZIP

Account Number

☐	Direct Deposit: (Attach Voided Check) I/we authorize RPT, CVMC REIT II, SIC, TGIF, GREC, or its agent, DST Systems, Inc. by or through a third party provider, (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Multi-Offering Subscription Agreement, all parties must sign below. (not available for custodial held accounts without the custodian’s approval)

Financial Institution Name % of Distribution	☐ Checking

ABA/ Routing Number Account Number	☐ Savings

CURRENT FORM AS OF 12/2/15 VERSION J

6b.	Broker-Dealer and Financial Advisor Information

Broker-Dealer Name

Financial Advisor’s Name	Rep Number

Financial Advisor’s firm Name	Branch ID

Financial Advisor’s Address

Financial Advisor’s City	State	ZIP

Financial Advisor’s Phone	Financial Advisor’s Fax

Financial Advisor’s E-mail Address

This Subscription was made as follows: ☐ Through a participating Broker-Dealer ☐ Through a participating RIA unaffiliated with a participating Broker-Dealer	☐ Shares and/or units are being purchased net of
commissions (Class A shares only for CVMC REIT II,
Class A shares and Class T shares only for RPT, Class A
shares only for GREC, Class A units and Class C units
only for TGIF)

Based on the information I obtained from the investor regarding the investor’s financial situation and investment objectives, I hereby certify to RPT and/or CVMC REIT II and/ or SIC and/or TGIF and/or GREC, that I have reasonable grounds to believe that the purchase of the units and/or shares by the investor is suitable for this investor and such investor has sufficient net worth and is in a position to realize the benefits of an investment in the shares and/or units, and further that I have (a) informed the investor of all aspects of liquidity and marketability of this investment, including the restrictions on trasfers of the shares and/or units, (b) delivered the Prospectus to the investor the requisite number of days prior to the date that the investor will deliver this Multi-Offering Subscription Agreement to the issuer as specified under the laws of the investor’s principal state of residence or principal state of business, as applicable, (c) verified the identity of the investor through appropriate methods and will retain proof of such verifcation process as required by applicable law, and (d) verified that the investor and the registered owner do not appear on the Office of Foreign Assets Control list of foreign nations, organizations and individuals subject to economic and trade sanctions.

If a Registered Associate of a FINRA member firm or a Registered Investment Advisor, I hereby certify that I am properly licensed and I am registered in the state of sale. State of sale is defined as the investor’s principal place of residence or principal place of business, as applicable.

Signature of Financial Advisor	Date

Branch Manager Signature (If required by Broker-Dealer)	Date

6c.	Electronic Delivery (Optional)

☐ CVMC REIT II	☐ GREC	☐ RPT	☐ SIC	☐ TGIF

Electronic Delivery of stockholder and/or unitholder communication is available and if you would prefer to receive such communications and statements electronically for the selected funds above, please affirmatively elect to do so by signing below where indicated.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder and/or unitholder communications and statement notifications. By consenting below to electronically receive shareholder and/or unitholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail shareholder and/or unitholder communications to you directly or (ii) make them available on each offering’s respective Website and notify you by e-mail when such documents are available and how to access the documents.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

Sign below if you consent to the electronic delivery of documents as applicable to the respective offering(s), including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. Your consent will be effective until you revoke it. In addition, by

CURRENT FORM AS OF 12/2/15 VERSION J

6c.	Electronic Delivery (Optional), continued

consenting to electronic access, you will be responsible for your customary Internet Service Provider charges in connection with access to these materials. E-mail address in the section below is required. Please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following:

(a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. The notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in Adobe’s Portable Document Format (PDF). The Adobe Reader® software is required to view documents in PDF format. The Reader software is available free of charge from Adobe’s web site at www.adobe.com . The Reader software must be correctly installed on my system before I will be able to view documents in PDF format. Electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to shareholder and/or unitholder communications. (c) I acknowledge that I may receive at no cost from RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC a paper copy of any documents delivered electronically by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday. (d) I acknowledge that if the e-mail notification is returned to RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC is unable to obtain a valid e-mail address for me, RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC will resume sending a paper copy of its filings by U.S. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling SC Distributors at 877-907-1148 from 9:00 am to 5:00 pm EST Monday-Friday.

Signature of Investor	Date
Signature of Joint Investor	Date
E-mail (If blank - email from Section 4 and/or 5 will be used)

Joint Accounts: If your Social Security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting shareholder and/or unitholder must have access to the e-mail account provided.

Your e-mail address will be held in confidence and used only for matters relating to your investment(s).

7.	Limited Liability Company Agreement (TGIF & GREC Only)

By executing the Multi-Offering Subscription Agreement, the undersigned hereby agrees to be bound by the terms of the limited liability operating agreement and any amendments or supplements thereto or cancellations thereof and authorizes TGIF and/or GREC to make all filings of any and all certificates, instruments, agreements or other documents, whether related to the limited liability agreement or otherwise, as may be required or advisable under the laws of the State of Delaware.

CURRENT FORM AS OF 12/2/15 VERSION J

8.	Subscriber Acknowledgements & Signatures for RPT

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf) further acknowledges and/or represents the following:

(you must initial ALL appropriate representations below)

Owner	Co-Owner	I/we have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I/we meet the higher net worth and gross income requirements imposed by my/our state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RPT, with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	I/we have received the final Prospectus of RPT at least five (5) business days before signing the Subscription Agreement. I/we acknowledge that after the end of each business day following the escrow period, I/we can access the NAV per share for each class of shares through RPT’s website and toll-free automated telephone line.

Owner	Co-Owner	I/we acknowledge that there is no public market for the shares and, thus, my/our investment in shares is not liquid.

Owner	Co-Owner	I/we am/are purchasing the shares for the account referenced above.

Owner	Co-Owner	I/we acknowledge that I/we will not be admitted as a stockholder until my/our investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

8a.	Subscriber Acknowledgements & Signatures for CVMC REIT II

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

Owner	Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	I/we have received the final Prospectus of CVMC REIT II at least five (5) business days before signing the Subscription Agreement.

Owner	Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	I/we am/are purchasing the shares for the account referenced above.

Owner	Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

CURRENT FORM AS OF 12/2/15 VERSION J

8b.	Subscriber Acknowledgements & Signatures for SIC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

Owner	Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	I/we have received the final Prospectus of SIC at least five (5) business days before signing the Subscription Agreement.

Owner	Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	I/we am/are purchasing the shares for the account referenced above.

Owner	Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

8c.	Subscriber Acknowledgements & Signatures for TGIF

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

Owner	Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional units unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	I/we have received the final Prospectus of TGIF at least five (5) business days before signing the Subscription Agreement. In addition, I (we) acknowledge that from time to time following the escrow period, the purchase price per unit may change and I (we) can access this information through TGIF’s website.

Owner	Co-Owner	I (we) acknowledge that there is no public market for the units and, thus, my investment in units is not liquid.

Owner	Co-Owner	I/we am/are purchasing the units for the account referenced above.

Owner	Co-Owner	I (we) acknowledge that I (we) will not be admitted as a unitholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the units.

CURRENT FORM AS OF 12/2/15 VERSION J

8d.	Subscriber Acknowledgements & Signatures for GREC

The undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below)

Owner	Co-Owner	I (we) have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my (our) state of primary residence as set forth in the Prospectus under “Suitability Standards.” I (we) will not purchase additional shares unless I (we) meet the applicable suitability requirements set forth in the Prospectus at the time of purchase.

Owner	Co-Owner	I/we have received the final Prospectus of GREC at least five (5) business days before signing the Subscription Agreement.

Owner	Co-Owner	I (we) acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.
Owner	Co-Owner	I/we am/are purchasing the shares for the account referenced above.

Owner	Co-Owner	I (we) acknowledge that I (we) will not be admitted as a stockholder until my (our) investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

8e.	Subscriber Acknowledgements & Signatures

Please check all funds applicable.

☐ CVMC REIT II	☐ GREC	☐ RPT	☐ SIC	☐ TGIF

WE INTEND TO ASSERT THE FOREGOING REPRESENTATION AS A DEFENSE IN ANY SUBSEQUENT LITIGATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINGULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES AND/ OR UNITS ARE BEING ACQUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS THEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY EXECUTING THIS SUBSCRIPTION AGREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER.

THE SUBSCRIBER DOES NOT WAIVE ANY RIGHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES EXCHANGE ACT OF 1934 OR ANY STATE SECURITIES LAW BY EXECUTING THIS SUBSCRIPTION AGREEMENT. A SALE OF SHARES AND/OR UNITS MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR FOR EACH OFFERING (AT LEAST FIVE (5) BUSINESS DAYS).

THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AGREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, SO LONG AS SUCH PARTIAL ACCEPTANCE OR REJECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REJECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT SUBSCRIPTIONS IN GOOD ORDER NO LESS FREQUENTLY THAN MONTHLY, SUBJECT TO THE TERMS OF THE CURRENT PROSPECTUS. IF AN ISSUER REJECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN TEN(10) BUSINESS DAYS AFTER THE REJECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER AND/OR UNITHOLDER.

CURRENT FORM AS OF 12/2/15 VERSION J

8e.	Subscriber Acknowledgements & Signatures, continued

FOR SIC INVESTORS ONLY

BY SIGNING BELOW, YOU ALSO ACKNOWLEDGE THAT:

•  YOU DO NOT EXPECT TO BE ABLE TO SELL YOUR SHARES REGARDLESS OF HOW WE PERFORM.

•  IF YOU ARE ABLE TO SELL YOUR SHARES, YOU WILL LIKELY RECEIVE LESS THAN YOUR PURCHASE PRICE.

•  WE DO NOT INTEND TO LIST OUR SHARES ON ANY SECURITIES EXCHANGE DURING OR FOR WHAT MAY BE A SIGNIFICANT TIME AFTER THE OFFERING PERIOD, AND WE DO NOT EXPECT A SECONDARY MARKET IN THE SHARES TO DEVELOP.

•  BEGINNING THE SECOND QUARTER OF 2013, WE INTEND TO IMPLEMENT A SHARE REPURCHASE PROGRAM, BUT ONLY A LIMITED NUMBER OF SHARES ARE ELIGIBLE FOR REPURCHASE BY US. IN ADDITION, ANY SUCH REPURCHASES WILL BE AT A PRICE EQUAL TO OUR MOST RECENTLY DISCLOSED NET ASSET VALUE PER SHARE IMMEDIATELY PRIOR TO THE DATE OF REPURCHASE.

•  YOU MAY NOT HAVE ACCESS TO THE MONEY YOU INVEST FOR AN INDEFINITE PERIOD OF TIME.

•  AN INVESTMENT IN OUR SHARES IS NOT SUITABLE FOR YOU IF YOU NEED ACCESS TO THE MONEY YOU INVEST.

•  BECAUSE YOU WILL BE UNABLE TO SELL YOUR SHARES, YOU WILL BE UNABLE TO REDUCE YOUR EXPOSURE IN ANY MARKET DOWN TURN.

•  DISTRIBUTIONS MAY BE FUNDED FROM OFFERING PROCEEDS OR BORROWINGS, WHICH MAY CONSTITUTE A RETURN OF CAPITAL AND REDUCE THE AMOUNT OF CAPITAL AVAILABLE TO US FOR INVESTMENT. ANY CAPITAL RETURNED TO STOCKHOLDERS THROUGH DISTRIBUTIONS WILL BE DISTRIBUTED AFTER PAYMENT OF FEES AND EXPENSES.

•  PREVIOUS DISTRIBUTIONS TO STOCKHOLDERS WERE FUNDED FROM TEMPORARY FEE REDUCTIONS THAT ARE SUBJECT TO REPAYMENT TO OUR ADVISER. THESE DISTRIBUTIONS WERE NOT BASED ON OUR INVESTMENT PERFORMANCE AND MAY NOT CONTINUE IN THE FUTURE. IF OUR ADVISER HAD NOT AGREED TO MAKE EXPENSE SUPPORT PAYMENTS, THESE DISTRIBUTIONS WOULD HAVE COME FROM YOUR PAID IN CAPITAL. THE REIMBURSEMENT OF THESE PAYMENTS OWED TO OUR ADVISER WILL REDUCE THE FUTURE DISTRIBUTIONS TO WHICH YOU WOULD OTHERWISE BE ENTITLED.

IMPORTANT: The investor must go to Section 9 and complete it in its entirety and sign the certifications in Section 9 in order for the Multi-Offering Subscription Agreement to be considered valid for review.

IN ORDER TO HAVE THIS AGREEMENT EXECUTED, THE INVESTOR(S) MUST SIGN THIS SECTION

For the selected funds above, if the investor signing below is acquiring the shares and/or units through an IRA or will otherwise beneficially hold the shares and/or units through a Custodian or Trustee, the investor also authorizes the Investment Program(s) indicated in Section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the Custodian or Trustee. This authorization coupled with the Custodian or Trustee authorization below is intended to permit the investor to vote his or her shares and/or units even though the investor is not the record holder of the shares and/or units. Signing Section 8e will not constitute an execution of this Multi-Offering Subscription Agreement.

Owner Signature	Date
Co-Owner Signature (If applicable)	Date

AUTHORIZATION: FOR AUTHORIZED REPRESENTATIVE OF CUSTODIAN USE ONLY

Signature of Custodian(s) or Trustee(s): By signing this Multi-Offering Subscription Agreement, the Custodian authorizes the investor to vote the number of shares and/or units of the Investment Program(s) indicated in Section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders and/or unitholders of each said offering. This authorization shall remain in place until revoked in writing by the Custodian. The Investment Program(s) indicated in Section 1 is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

Authorized Signature (Custodian or Trustee)	Date

CURRENT FORM AS OF 12/2/15 VERSION J

9.	U.S. Taxpayer Certifications

See Guidelines for U.S. Taxpayer Certifications (the “guidelines”) in Section 9 of the attached Investor Instructions to this Multi-Offering Subscription Agreement for the guidelines on how to complete Section 9.

Certification

Exempt payee code (If any)	Exemption from FATCA reporting code (If any)
(Applies to accounts maintained outside the U.S.)

Enter your TIN in the appropriate box below. (For most individuals, this is your social security number. If you do not have a TIN, write “Applied For” in the appropriate space below and see Obtaining a Number in the Guidelines). Certify by signing and dating below.

OR
Social Security Number		Employer Identification Number

Under penalties of perjury, I certify that:

1.	The number shown above and in this Multi-Offering Subscription Agreement is my correct taxpayer identification number, and

2. ☐	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, or

☐	I am subject to backup withholding because I have been notified by the IRS that I am subject to backup withholding as a result of a failure to report all interest or dividends, and

3.	I am a U.S. citizen or other U.S. person (as defined in the Guidelines), and

4.	The FATCA code(s) entered on this form (if any) indicating I am exempt from FATCA reporting is correct.

Certification instructions. You must check the box in item 2 above next to the statement that applies to you.

Signature of Investor	Print Name	Date

10.	Check Instructions

For Non-Custodial Accounts: Please mail a completed original Subscription Agreement along with a check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement, to the appropriate address as outlined in Section 10a.

For Custodial Accounts: Please mail a completed original Subscription Agreement directly to the custodian, along with your check and the appropriate documents outlined in Sections 1 and 2 of this Subscription Agreement.

PLEASE NOTE: Only original, completed copies of the Multi-Offering Subscription Agreement can be accepted. We cannot accept photocopied or otherwise duplicated Multi-Offering Subscription Agreements.

RREEF Property Trust, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered to the address in Section 10a.

Carter Validus Mission Critical REIT II, Inc. Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Carter Validus Mission Critical REIT II, Inc.” for the full purchase price, should be delivered to the address in Section 10a.

Sierra Income Corporation Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Sierra Income Corporation” for the full purchase price, should be delivered to the address in Section 10a.

TriLinc Global Impact Fund Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “TriLinc Global Impact Fund” for the full purchase price, should be delivered to the address in Section 10a.

Greenbacker Renewable Energy Company Investors: The Multi-Offering Subscription Agreement, together with a check made payable to “Greenbacker Renewable Energy Company” for the full purchase price, should be delivered to the address in Section 10a.

Greenbacker Renewable Energy Company Investors in PA: Until we have raised the minimum offering amount required in the state of Pennsylvania for investors, the Multi-Offering Subscription Agreement, together with a check made payable to “UMB Bank, N.A., as Escrow Agent for Greenbacker Renewable Energy Company” for the full purchase price, should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to the UMB Bank address in Section 10a. Please refer to the “Notice to Residents of Pennsylvania Only” section of the Prospectus for additional information regarding the Pennsylvania escrow requirements.

CURRENT FORM AS OF 12/2/15 VERSION J

10a.	Mailing Addresses

For RPT and/or CVMC REIT II and/or SIC and/or TGIF and/or GREC (except in PA)

Regular Mail Investment Processing Department c/o DST Systems, Inc. PO BOX 219731 Kansas City, MO 64121-9731	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105-1407

For GREC in PA (before escrow requirements are met)

Greenbacker Renewable Energy Company c/o UMB Bank, N.A., as Escrow Agent ATTN: Lara L. Stevens Corporate Trust & Escrow Services 1010 Grand Blvd, 4th Floor Kansas City, MO 64106 Phone: (816) 860-3017

Should you have any questions or concerns and require customer service to handle your request or inquiry, please contact our transfer agent at:

For CVMC REIT II, SIC, TGIF or GREC:	For RPT:

Investment Processing Department	Investment Processing Department
c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105	c/o DST Systems, 430 W. 7th St., Kansas City, MO 64105
Phone: (888) 292-3178	Phone: (855) 285-0508

CURRENT FORM AS OF 12/2/15 VERSION J

Multi-Offering Investor Instructions

(not required to be returned with Subscription Agreement)

Investors in AL, AR, KY, MA, MD, NC, NE, NJ, OR and TN may not use this Multi-Offering Subscription Agreement to subscribe for shares and/or units of any offering described herein but instead should refer to the subscription agreement for each offering.

1.	Investment

PLEASE NOTE: Money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash will not be accepted. Minimum Initial Investment is $2,000 for CVMC REIT II, SIC, TGIF & GREC. Minimum Initial Investment is $2,500 for RPT. In no event shall any investment be less than $100.

1a-1d.	Select a Share and/or Unit Class

2.	Account Type - Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

* Transfer on Death (TOD): Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate transfer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor’s death. TOD registration is available only for owner(s)/investor(s) who are (i) a natural person or (ii) two natural persons holding the account as Tenants by the Entirety or (iii) two or more natural persons holding the account as Joint Tenants with Right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security Registration Act.

Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offer or disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with ERISA, Internal Revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts.

3.	Enter Investment Title (CVMC REIT II, SIC, TGIF, GREC Only)

4.	Enter Investor Information (CVMC REIT II, SIC, TGIF, GREC Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

5.	Enter Individual or Joint Account Information (RPT Only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

CURRENT FORM AS OF 12/2/15 VERSION J

5a.	Enter Entity Account Information (RPT Only)

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RPT reserves the right to require additional documents on future transactions.

Please note this is not an all-inclusive list of documents.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly-traded company: Please provide company’s CUSIP number

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

5b.	Enter UGMA/UTMA Account Information (RPT Only)

5c.	Enter Retirement/Savings Plan Information (RPT Only)

6.	Enter Third Party Custodian Information

If you would like to purchase shares and/or units through an IRA account, First Trust Retirement has agreed to act as IRA custodian for such purpose for each of CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT. In addition, Community National Bank has agreed to act as IRA custodian for purchases of SIC and/or TGIF and/or GREC and/or RPT only or for joint purchases with CVMC REIT II; however, we do not require that you use our IRA custodian.

If you would like to establish a new IRA account with First Trust Retirement, CVMC REIT II and/or SIC and/or TGIF and/or GREC and/or RPT will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. If you would like to establish a new IRA account with Community National Bank, CVMC REIT II will pay the first-year annual IRA maintenance fees of such accounts with Community National Bank. Thereafter, investors will be responsible for the annual IRA maintenance fees which are currently $25 per account per year. Further information about custodial services is available through your Financial Advisor or our dealer manager.

6a.	Enter Distribution Information

6b.	Enter Broker-Dealer and Financial Advisor Information

PLEASE NOTE: The Broker-Dealer or Financial Advisor must complete and sign this section of the Multi-Offering Subscription Agreement. All fields are mandatory.

CURRENT FORM AS OF 12/2/15 VERSION J

6b.	Enter Broker-Dealer and Financial Advisor Information, continued

Required Representations: By signing Section 6b, the Financial Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has discussed the investor’s prospective purchase of shares and/or units with such investor;

•	has advised such investor of all fundamental risks related to the investment in the shares and/or units, and the risk that the investor could lose his or her entire investment in the shares and/or units;

•	has reasonable grounds to believe the investor is purchasing these shares and/or units for the account referenced in Section 6, and

The Broker-Dealer is duly licensed and may lawfully offer and sell the shares and/or units in the state of sale designated as the investor’s principal place of residence or principal place of business, as applicable; and agrees to maintain records of the information used to determine that an investment in shares and/or units is suitable and appropriate for the investor for a period of six years.

Net of Commission Purchase (“NOCP”): NOCPs are available to registered associates and other employees of soliciting Broker-Dealer, the funds referenced in Section 1 and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the Broker-Dealer, RIA, bank trust account, etc. Representatives will not receive selling commission. Refer to prospectus for details.

RIA Submission: Check this box to indicate whether submission is made through a Registered Investment Advisor (RIA) in its capacity as the RIA and not in its capacity as a Financial Advisor, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the RIA firm is a FINRA licensed Financial Advisor affiliated with a Broker-Dealer, the transaction should be completed through that Broker-Dealer, not through the RIA.

6c.	Select Electronic Delivery (Optional)

7.	Limited Liability Company Agreement (TGIF & GREC Only)

8-8d	Subscriber Acknowledgements & Signatures

You must initial ALL appropriate representations for ALL funds applicable.

IMPORTANT: Please carefully read and separately initial each of the representations. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

8e.	Subscriber Acknowledgements & Signatures

Please check all funds applicable. By signing the Multi-Offering Subscription Agreement, you agree to provide the information in Section 8-8d of such Agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

9.	Guidelines for U.S. Taxpayer Certifications

Definition of a U.S. Person - For U.S. federal tax purposes, you are considered a U.S. person if you are:

•	An individual who is a U.S. citizen or U.S. resident alien,

•	A partnership, corporation, company or association created or organized in the United States or under the laws of the United States,

•	An estate (other than a foreign estate), or

•	A domestic trust (as defined in Treasury Regulations section 301.7701-7).

What Number to Give the Requester - Social Security numbers (‘SSN’) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EIN’) have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All ‘Section’ references are to the Internal Revenue Code of 1986, as amended.

CURRENT FORM AS OF 12/2/15 VERSION J

9.	Guidelines for U.S. Taxpayer Certifications, continued

For this type of account:	Give the SSN of:
1. An individual’s account	The individual
2. Two or more individuals (Joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4. (a) The usual revocable savings trust account (grantor also is trustee)	The grantor-trustee (1)
(b) So-called trust account that is not a legal or valid trust under State law	The actual owner (1)
5. Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6. Grantor trust filing under Optional Form 1099 Filing Method 1 (see, Regulations section 1.671-4(b)(2)(i)(A))	The grantor (4)

For this type of account:	Give the SSN of:
7. Disregarded entity not owned by an individual	The owner (3)
8. A valid trust, estate, or pension trust	The legal entity (5)
9. Corporate or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11. Partnership or multi-member LLC	The partnership or LLC
12. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district or prison) that receives agricultural program payments	The public entity
13. A broker or registered nominee	The broker or nominee
14. Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see, Regulations section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)	You must show your individual name and you also may enter your business or ‘DBA’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.
(4)	Note: Grantor also must provide a Form W-9 to trustee of trust.
(5)	List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.socialsecurity.gov/forms/ss-5.pdf. You also may get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer ID Numbers under Related Topics. You can get Forms W-7 and SS-4 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

Payees Exempt from Backup Withholding and/or FATCA Reporting

If you are exempt from backup withholding and/or FATCA reporting, enter in Section 9, any code(s) that may apply to you.

Exempt Payee Code

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

CURRENT FORM AS OF 12/2/15 VERSION J

9.	Guidelines for U.S. Taxpayer Certifications, continued

The following codes identify payees that are exempt from backup withholding:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401 (f )(2)
2.	The United States or any of its agencies or instrumentalities
3.	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies or instrumentalities
4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities
5.	A corporation
6.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or possession
7.	A futures commission merchant registered with the Commodity Futures Trading Commission
8.	A real estate investment trust
9.	An entity registered at all times during the tax year under the Investment Company Act of 1940
10.	A common trust fund operated by a bank under section 584(a)
11.	A financial institution
12.	A middleman known in the investment community as a nominee or custodian
13.	A trust exempt from tax under section 664 or described in section 4947

For interest and dividends, all listed payees are exempt except payees listed in category 7. For broker transactions, payees listed in categories 1 through 4 and 6 through 11 and all C corporations are exempt. For broker transactions, S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.

Exempt payees described above should complete Section 9 to avoid possible erroneous backup withholding. ENTER YOUR TAXPAYER IDENTIFICATION NUMBER AND ANY APPLICABLE EXEMPT PAYEE CODE, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Exemption from FATCA Reporting Code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A	–	An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)
B	–	The United States or any of its agencies or instrumentalities
C	–	A state, the District of Columbia, a U.S. commonwealth or possession, or any of their political subdivisions, agencies, or instrumentalities
D	–	A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)
E	–	A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)
F	–	A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state
G	–	A real estate investment trust
H	–	A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940
I	–	A common trust fund as defined in section 584(a)
J	–	A bank as defined in section 581
K	–	A broker
L	–	A trust exempt from tax under section 664 or described in section 4947
M	–	A tax exempt trust under a section 403(b) plan or section 457(g) plan

Privacy Act Notice

Section 6109 requires you to provide your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS also may provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, the District of Columbia and U.S. possessions to carry out their tax laws. The IRS also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a

CURRENT FORM AS OF 12/2/15 VERSION J

9.	Guidelines for U.S. Taxpayer Certifications, continued

tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties also may apply.

Penalties

•	Failure to Furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

•	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

•	Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

•	Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of Federal law, the payer may be subject to civil and criminal penalties.

12/15	MULTI-J

You should rely only on the information contained in this prospectus. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth above. You should not assume that the delivery of this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Common Stock

Maximum Offering of $2,300,000,000

PROSPECTUS

December     , 2015

4/13	RF0024-B

PART II

Information Not Required in the Prospectus

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by the registrant in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee	$0
FINRA filing fee	500
Legal
Printing
Accounting fees and expenses
Blue sky expenses
Advertising and sales
Due diligence
Non-cash/Training and education
Transfer agent, escrow agent and custodian fees
Formation services fees

Total

Item 32.	Sales to Special Parties.

None.

Item 33.	Recent Sales of Unregistered Securities.

None.

Item 34.	Indemnification of Directors, Officers and Others.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

Maryland law requires a Maryland corporation (unless its charter provides otherwise, which the registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity.

Maryland law permits a Maryland corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his act or omission was unlawful.

However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses.

In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon receipt of (1) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and (2) a written undertaking by him or on his behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

The registrant’s charter generally limits the liability of its directors and officers for monetary damages and requires it to indemnify and advance expenses to its directors, officers, advisor and affiliates for losses that they may incur by reason of their service in those capacities. However, the registrant may not indemnify its directors, advisor or affiliates for any liability or loss suffered by them or hold its directors, advisor or affiliates harmless for any loss or liability suffered by the registrant unless all of the following conditions are met:

•	the directors, advisor or affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the registrant’s best interests;

•	the directors, advisor or affiliates were acting on the registrant’s behalf or performing services for the registrant;

•	in the case of affiliated directors, the registrant’s advisor or its affiliates, the liability or loss was not the result of negligence or misconduct;

•	in the case of independent directors, the liability or loss was not the result of gross negligence or willful misconduct; and

•	the indemnification or agreement to hold harmless is recoverable only out of the registrant’s net assets and not from the stockholders.

Indemnification does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to the registrant or its stockholders, although the equitable remedies may not be an effective remedy in some circumstances.

In addition, the registrant may not indemnify its directors, advisor and affiliates or any person acting as a broker dealer for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•	a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the registrant’s securities were offered or sold as to indemnification for violation of securities laws.

The registrant’s charter further provides that it may pay or reimburse reasonable legal expenses and other costs incurred by its directors, advisor and affiliates in advance of final disposition of a proceeding only if all of the following are satisfied: the proceeding relates to acts or omissions with respect to the performance of duties or services on the registrant’s behalf; the person seeking advancement provides the registrant with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification; the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his capacity as such, a court of competent jurisdiction approves such advancement; and the person seeking the advancement provides the registrant with a written agreement to repay the amount paid or reimbursed by the registrant, together with the applicable legal rate of interest thereon, if it is ultimately determined that he is not entitled to indemnification.

The registrant has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements require, among other things, that the registrant indemnify its executive officers and directors and advance to its executive officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. In accordance with these agreements, the registrant is required to indemnify and advance all expenses incurred by executive officers and directors seeking to enforce their rights under the indemnification agreements. The registrant will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the registrant, whether or not the registrant is required or has the power to indemnify them against the same liability. The registrant will also purchase and maintain insurance on behalf of all of the registrant’s directors and executive officers against liability asserted against or incurred by them in their official capacities with the registrant, whether or not the registrant is required or has the power to indemnify them against the same liability.

The registrant has agreed to indemnify and hold harmless its advisor and its affiliates performing services for it from specific claims and liabilities arising out of the performance of their obligations under the advisory agreement. As a result, the registrant and its stockholders may be entitled to a more limited right of action than it would otherwise have if these indemnification rights were not included in the advisory agreement.

The general effect to investors of any arrangement under which any of the registrants controlling persons, directors or officers are insured or indemnified against liability is a potential reduction in distributions resulting from the registrant’s payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, the registrant’s payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to the registrant and its stockholders against the officers and directors.

Item 35.	Treatment of Proceeds from Shares Being Registered.

Not applicable.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

The following financial statements are incorporated into this registration statement by reference:

•	The consolidated, unaudited financial statements of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the three months ended September 30, 2015 filed with the SEC on November 10, 2015.

•	The consolidated, unaudited financial statements of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the three months ended June 30, 2015 filed with the SEC on August 11, 2015.

•	The consolidated, unaudited financial statements of the Registrant included in the Registrant’s Quarterly Report on Form 10-Q for the three months ended March 31, 2015 filed with the SEC on May 13, 2015.

•	The consolidated financial statements and financial statement schedules of the Registrant included in the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on March 13, 2015.

•	The historical summary of gross income and direct operating expenses of 9022 Heritage Parkway and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 16, 2013.

•	The historical summary of gross income and direct operating expenses of Wallingford Plaza and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 4, 2014.

•	The historical summary of gross income and direct operating expenses of Commerce Corner and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on June 11, 2014.

•	The historical summary of gross income and direct operating expenses of Anaheim Hills and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on August 29, 2014.

•	The historical summary of gross income and direct operating expenses of the Shops at Terra Nova Plaza and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on December 5, 2014.

•	The historical summary of gross income and direct operating expenses of The Flats at Carrs Hill and related pro forma financial statements of the Registrant contained in the Registrant’s Current Report on Form 8-K/A filed with the SEC on November 6, 2015.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act.

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	That all post-effective amendments will comply with the applicable forms, rules and regulations of the SEC in effect at the time such post-effective amendments are filed.

(d)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(e)	That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(g)	To send to each stockholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the stockholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Securities Act during the distribution period describing each significant property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing stockholders. Each sticker supplement should disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment shall include or incorporate by reference audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X that have been filed or should have been filed on Form 8-K for all significant properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, for each significant property acquired and to provide the information contained in such report to the stockholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 23rd day of December, 2015.

RREEF Property Trust, Inc.

By:	/s/ James N. Carbone
James N. Carbone Chief Executive Officer

Power of Attorney

We, the undersigned officers and directors of RREEF Property Trust, Inc., and each of us, do hereby constitute and appoint James N. Carbone our true and lawful attorney with full power to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to the registration statement filed herewith as well as any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462(b) of the Securities Act of 1933, and generally do all such things in our names and in our capacities as officers and directors to enable RREEF Property Trust, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney to said registration statements and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ James N. Carbone James N. Carbone	Chief Executive Officer, President and Director (Principal Executive Officer)	December 23, 2015

/s/ Eric M. Russell Eric M. Russell	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 23, 2015

/s/ W. Todd Henderson W. Todd Henderson	Chairman of the Board	December 23, 2015

/s/ Marc L. Feliciano Marc L. Feliciano	Director	December 23, 2015

/s/ Deborah H. McAneny Deborah H. McAneny	Independent Director	December 23, 2015

/s/ Murray J. McCabe Murray J. McCabe	Independent Director	December 23, 2015

/s/ M. Peter Steil, Jr. M. Peter Steil, Jr.	Independent Director	December 23, 2015

/s/ Charles H. Wurtzebach Charles H. Wurtzebach	Independent Director	December 23, 2015

Exhibit Index

1.1	Form of Amended and Restated Dealer Manager Agreement (to be filed by subsequent amendment to this registration statement).

3.1	Articles of Amendment and Restatement of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.1 to Pre-Effective Amendment No. 3 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed November 29, 2012 (“Pre-Effective Amendment No. 3”).

3.2*	Form of Articles Supplementary.

3.3*	Form of Articles Supplementary.

3.4*	Form of Articles of Amendment.

3.5	Bylaws of RREEF Property Trust, Inc., incorporated by reference to Exhibit 3.2 to Pre-Effective Amendment No. 3.

5.1*	Form of Opinion of Venable LLP as to Legality of Securities.

8.1*	Form of Opinion of Alston & Bird LLP as to Tax Matters.

8.2	Private Letter Ruling, incorporated by reference to Exhibit 8.2 to Post-Effective Amendment No. 2 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed April 12, 2013 (“Post-Effective Amendment No. 2”).

10.1	Advisory Agreement, dated as of December 21, 2012, by and among the RREEF Property Trust, Inc., RREEF Property Operating Partnership, LP and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to Pre-Effective Amendment No. 4 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed December 21, 2012 (“Pre-Effective Amendment No. 4”).

10.2*	Form of Amended and Restated Advisory Agreement.

10.3	Valuation Services Agreement, dated as of December 21, 2012, by and between the Company and Altus Group U.S. Inc., incorporated by reference to Exhibit 10.2 to Pre-Effective Amendment No. 4.

10.4	Form of Indemnification Agreement, incorporated by reference to Exhibit 10.4 to Pre-Effective Amendment No. 2 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed September 21, 2012 (“Pre-Effective Amendment No. 2”).

10.5	RREEF Property Trust, Inc. Amended and Restated Incentive Plan, incorporated by reference to Exhibit 10.5 to Post-Effective Amendment No. 2.

10.6	RREEF Property Trust, Inc. Independent Director Compensation Plan, incorporated by reference to Exhibit 10.6 to Pre-Effective Amendment No. 3.

10.7	Form of Independent Directors Restricted Stock Award Certificate, incorporated by reference to Exhibit 10.7 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed March 26, 2012.

10.8	Second Amended and Restated Expense Support Agreement, dated May 8, 2014, by and between RREEF Property Trust, Inc. and RREEF America L.L.C., incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q filed May 13, 2014.

10.9	Third Amended and Restated Expense Support Agreement, dated December 16, 2014, by and between RREEF Property Trust, Inc. and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2014.

10.10*	Form of Fourth Amended and Restated Expense Support Agreement.

10.11	Agreement of Purchase and Sale, dated March 28, 2013, by and between 9022 Heritage Parkway, LLC and RREEF America L.L.C., incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on May 31, 2013.

10.12	First Amendment to Agreement of Purchase and Sale, dated April 30, 2013, by and between 9022 Heritage Parkway, LLC and RREEF America L.L.C., incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on May 31, 2013.

10.13	Second Amendment to Agreement of Purchase and Sale, dated May 7, 2013, by and between 9022 Heritage Parkway, LLC and RREEF America L.L.C., incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed on May 31, 2013.

10.14	Assignment of Agreement of Purchase and Sale, dated May 31, 2013, by and between RREEF America L.L.C. and RPT Heritage Parkway, LLC, incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed on May 31, 2013.

10.15	Purchase and Sale Agreement and Joint Escrow Instructions, dated as of November 20, 2013, by and between WP Partners LLC and RREEF America L.L.C., incorporated by reference to Exhibit 10.14 to Post-Effective Amendment No. 6 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed March 11, 2014 (“Post-Effective Amendment No. 6”).

10.16	Assignment of Agreement of Purchase and Sale, dated as of December 9, 2013, by and between RREEF America L.L.C. and RPT Wallingford Plaza, LLC, incorporated by reference to Exhibit 10.15 to Post-Effective Amendment No. 6.

10.17	Wholesaling Agreement, dated and effective as of March 18, 2014, by and between RREEF Property Trust, Inc., RREEF Operating Partnership, LP, SC Distributors, LLC and Realty Capital Securities, LLC, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 24, 2014.

10.18	Purchase and Sale Agreement, dated as of March 12, 2014, by and between DP 1109 Commerce LLC and RREEF America L.L.C., incorporated by reference to Exhibit 10.17 to Post-Effective Amendment No. 8 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed April 4, 2014 (“Post-Effective Amendment No. 8”).

10.19	Assignment of Agreement of Purchase and Sale, dated as of March 24, 2014, by and between RREEF America L.L.C. and RPT 1109 Commerce Boulevard LLC., incorporated by reference to Exhibit 10.18 to Post-Effective Amendment No. 8.

10.20	Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions, dated as of June 16, 2014, by and between Anaheim Hills Office Plaza, LLC and RREEF America L.L.C., incorporated by reference to Exhibit 10.19 to Post-Effective Amendment No. 10 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed July 3, 2014 (“Post-Effective Amendment No. 10”).

10.21	First Amendment to Agreement for Purchase and Sale of Real Property and Joint Escrow Instructions, dated as of June 26, 2014, by and between Anaheim Hills Office Plaza, LLC and RREEF America L.L.C., incorporated by reference to Exhibit 10.20 to Post-Effective Amendment No. 10.

10.22	Assignment of Agreement for Purchase and Sale of Real Property, dated as of June 30, 2014, by and between RREEF America L.L.C. and RPT Anaheim Hills Office Plaza, LLC, incorporated by reference to Exhibit 10.21 to Post-Effective Amendment No. 10.

10.23	Agreement for Purchase and Sale and Escrow Instructions, dated as of September 15, 2014, by and between VLD SWEETWATER, L.P. and RREEF America L.L.C., incorporated by reference to Exhibit 10.22 to Post-Effective Amendment No. 12 to the Company’s initial Registration Statement on Form S-11, Commission File No. 333-180356, filed on October 3, 2014 (“Post-Effective Amendment No. 12”).

10.24	First Amendment to Agreement for Purchase and Sale and Escrow Instructions, dated as of September 24, 2014, by and between VLD SWEETWATER, L.P. and RREEF America L.L.C., incorporated by reference to Exhibit 10.24 to Post-Effective Amendment No. 12.

10.25	Assignment and Assumption of Agreement for Purchase and Sale of Real Property, dated as of September 24, 2014, by RREEF America L.L.C. and RPT Terra Nova Plaza, LLC, incorporated by reference to Exhibit 21.1 to Post-Effective Amendment No. 12.

10.26	Revolving Loan Agreement, dated as of March 6, 2015, by and among RPT 1109 Commerce Boulevard, LLC, RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC, RPT Wallingford Plaza, LLC and Wells Fargo Bank, National Association, as Lender and administrative agent, incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 11, 2015.

10.27	Guaranty Agreement, dated as of March 6, 2015, by RREEF Property Trust, Inc. in favor of Wells Fargo Bank, National Association, incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on March 11, 2015.

10.28	Hazardous Materials Indemnity Agreement, dated March 6, 2015, by RREEF Property Trust, Inc., RPT 1109 Commerce Boulevard, LLC, RPT Anaheim Hills Office Plaza, LLC, RPT Heritage Parkway, LLC, RPT Terra Nova Plaza, LLC and RPT Wallingford Plaza, LLC, and in favor of Wells Fargo Bank, National Association, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on March 11, 2015.

10.29	Agreement of Sale, made September 24, 2015, by and between Flats at Carrs Hill, LP and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on September 30, 2015.

10.30	Assignment of Purchase and Sale Agreement, dated as of September 30, 2015, by and between RREEF America L.L.C. and RPT Flats at Carrs Hill, LLC, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on September 30, 2015.

10.31	Agreement of Sale, made December 4, 2015, by and between Sun Life Assurance Company of Canada and RREEF America L.L.C., incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on December 22, 2015.

10.32	First Amendment to Agreement for Purchase and Sale of Property, made as of December 18, 2015, by and between Sun Life Assurance Company of Canada and RREEF America L.L.C., incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed on December 22, 2015.

10.33	Assignment of Purchase and Sale Agreement, made as of December 18, 2015, by and between RREEF America L.L.C. and RPT Loudoun Gateway I, LLC, incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed on December 22, 2015.

21.1*	Subsidiaries of the Registrant.

23.1*	Consent of KPMG, LLP.

23.2*	Consent of Venable LLP (included in Exhibit 5.1).

23.3*	Consent of Alston & Bird LLP (included in Exhibit 8.1).

23.4*	Consent of Altus Group U.S. Inc.

24.1*	Power of Attorney (included on signature page).

*	Filed herewith.